SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
(RULE 14A-101)
PROXY STATEMENT PURSUANT TO SECTION 14(A)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑	Preliminary Proxy Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

THE CHALONE WINE GROUP, LTD.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies: The Chalone Wine Group, Ltd. Common Stock, no par value (“Common Stock”)

(2)	Aggregate number of securities to which transaction applies: 6,890,305 shares of Common Stock options to purchase 1,190,552 shares of Common Stock

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The proposed maximum aggregate value of the transaction for purposes of calculating the filing fee is $94,950,069.75. The filing fee was calculated by multiplying (i) the 8,080,857 shares of Common Stock (assuming the exercise of in-the-money options to purchase 1,190,552 shares of Common Stock) that are proposed to be exchanged for cash in the merger, by (ii) the merger consideration of $11.75 to be paid with respect to each share of Common Stock outstanding immediately prior to the merger (the “Total Consideration”). The filing fee equals the product of 0.0001267 multiplied by the Total Consideration.

(4)	Proposed maximum aggregate value of transaction: $94,950,069.75

(5)	Total fee paid: $12,031

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No:

(3)	Filing party:

(4)	Date Filed:

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                    , 200

Merger Proposal — Your Vote Is Very Important

To the Shareholders of The Chalone Wine Group, Ltd.:

      You are cordially invited to attend our special meeting of shareholders to be held on                     ,                     , 200 at                      a.m. local time at Chalone’s executive offices, located at 621 Airpark Road, Napa, California.

      On October 30, 2004, we entered into a merger agreement with Domaines Barons de Rothschild (Lafite) SCA, or DBR, pursuant to which The Chalone Wine Group, Ltd., or Chalone, will become a wholly-owned subsidiary of DBR. If the merger is completed, you will receive $11.75 in cash for each share of Chalone common stock you own. At our special meeting of shareholders, we will ask you to consider and vote on the approval and adoption of the merger agreement and approval of the merger.

      After careful consideration, the board of directors approved and adopted the merger agreement and approved the merger and determined that the merger agreement and the merger are in the best interests of our shareholders (other than DBR and its affiliates) and are just and reasonable to Chalone. Our board of directors recommends that you vote “FOR” the proposal to approve and adopt the merger agreement and approve the merger.

      The merger cannot be completed unless the shareholder vote meets two thresholds. First, shareholders holding a majority of the outstanding shares of our common stock must approve and adopt the merger agreement and approve the merger and second, such approval must include the affirmative vote of a majority of the votes cast with respect to the merger agreement and the merger by shareholders other than DBR and its affiliates. The completion of the merger is also subject to the satisfaction or waiver of other closing conditions, including obtaining clearance from regulatory agencies. More information about the merger is contained in the accompanying proxy statement. We encourage you to read the accompanying proxy statement in its entirety for a full understanding of the proposed merger, the documents related to the merger and other related matters.

      Your vote is important. Whether or not you plan to attend the special meeting, please vote your shares promptly to ensure your representation. Please mark, sign and date your proxy and return it promptly in the enclosed, pre-addressed, prepaid envelope. If your shares are held in an account at a brokerage firm, bank or other nominee, you should instruct your broker, bank or nominee how to vote in accordance with the voting instruction form furnished by your broker, bank or nominee. If you do not vote or do not instruct your broker, bank or nominee how to vote, it will have the same effect as voting against the approval and adoption of the merger agreement and approval of the merger for purposes of the first threshold, but it will not have this effect for purposes of the second threshold, which is based on the total number of votes cast. If you sign, date and send us your proxy but do not indicate how you want to vote, your proxy will be voted “FOR” the approval and adoption of the merger agreement and approval of the merger.

Sincerely,

/s/ CHRISTOPHE SALIN

CHRISTOPHE SALIN
Chairman of the Board

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of this transaction, passed upon the fairness or merits of this transaction or passed upon the accuracy or adequacy of the disclosure in this document. Any representation to the contrary is a criminal offense.

      This proxy statement is dated                     , 200 and is first being mailed to our shareholders on or about                     , 200 .

[LOGO]

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held                         , 200

To the Shareholders of The Chalone Wine Group, Ltd.:

      We will hold our special meeting of shareholders of The Chalone Wine Group, Ltd. on                     ,                     , 200 at                      a.m., local time, at Chalone’s executive offices, located at 621 Airpark Road, Napa, California, to consider and vote on the following proposals:

1. To approve and adopt the Agreement and Plan of Merger, dated as of October 30, 2004, by and among The Chalone Wine Group, Ltd., a California corporation, Domaines Barons de Rothschild (Lafite), a société en commandite par actions organized under the laws of France, and Triple Wines, Inc., a California corporation and a wholly-owned subsidiary of Domaines Barons de Rothschild (Lafite), and to approve the merger; and

2. To transact any other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

      Only shareholders of record at the close of business on                     , 200 , the record date for the special meeting, may vote at the special meeting and any adjournments or postponements of the special meeting. Your vote is very important. Please submit your proxy or voting instructions as soon as possible to make sure that your shares are represented and voted at the special meeting, whether or not you plan to attend the special meeting.

      Whether or not you attend the special meeting, you may revoke a proxy at any time before it is voted by filing with our corporate secretary a duly executed revocation of proxy, by submitting a duly executed proxy to our corporate secretary with a later date or by appearing at the special meeting and voting in person. You may revoke a proxy by any of these methods, regardless of the method used to deliver your previous proxy. Attendance at the special meeting without voting will not itself revoke a proxy. If your shares are held in an account at a brokerage firm, bank or other nominee, you must contact your broker, bank or nominee to revoke your proxy.

      Chalone shareholders who do not wish to accept the merger consideration for their shares and who do not vote in favor of the approval and adoption of the merger agreement and approval of the merger may be entitled to dissent from the merger and may have dissenters’ rights with respect to such shares, subject to the requirements of Chapter 13 of the California General Corporation Law, a copy of which is attached to the accompanying proxy statement as Annex E.

      For more information about the merger described above and the other transactions contemplated by the merger agreement, please review the accompanying proxy statement and the merger agreement attached to it as Annex A.

By Order of the Board of Directors,

/s/ CHRISTOPHE SALIN

CHRISTOPHE SALIN
Chairman of the Board

Napa, California

                    , 200

i

ii

ANNEXES

Annex A	Agreement and Plan of Merger
Annex B	Opinion of Thomas Weisel Partners LLC
Annex C	Guaranty Agreement
Annex D	Shareholder Letter Agreement
Annex E	Chapter 13 of the California General Corporation Law
Annex F	The Chalone Wine Group, Ltd. Annual Report on Form 10-K for the Year Ended December 31, 2003
Annex G	Information Relating to the Directors, Executive Officers and Other Control Persons of The Chalone Wine Group, Ltd., Domaines Barons de Rothschild (Lafite) SCA, Triple Wines, Inc., Constellation Brands, Inc. and Huneeus Vintners LLC
Annex H	Form of Promissory Note

iii

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:	What matters will be voted on at the special meeting?

A:	You will vote on a proposal to approve and adopt the merger agreement and to approve the merger.

We entered into an Agreement and Plan of Merger on October 30, 2004 with Domaines Barons de Rothschild (Lafite), or DBR, a société en commandite par actions organized under the laws of France, and its wholly-owned subsidiary Triple Wines, Inc., or Triple Wines, a California corporation. Under the merger agreement, Triple Wines will merge with and into Chalone and as a result Chalone will become a wholly-owned subsidiary of DBR. Holders of Chalone common stock other than DBR will be entitled to receive $11.75 per share in cash upon consummation of the merger.

In order to complete the merger, our shareholders holding at least a majority of the shares of common stock outstanding at the close of business on the record date must vote to approve and adopt the merger agreement and to approve the merger, which vote must include the affirmative vote of a majority of the votes cast by shareholders other than DBR and its affiliates with respect to the merger agreement and the merger. A special meeting of our shareholders will be held on , 200 to seek this approval. This proxy statement contains important information about the merger and the special meeting, and you should read it carefully. The enclosed voting materials allow you to vote your shares without attending the special meeting.

Q:	As a shareholder, what will I receive in the merger?

A:	You will be entitled to receive $11.75 in cash for each share of Chalone common stock that you own immediately prior to the effective time of the merger unless you exercise and perfect your dissenters’ rights under California law.

Q:	As a shareholder, what will happen to the wine club?

A:	Holders of Chalone common stock immediately prior to the effective time of the merger will be entitled for three months to enroll at no cost as members of a new exclusive wine club and receive, upon enrollment, a one-time nontransferable wine credit equal to the product of (a) the number of shares of Chalone common stock held by such shareholder immediately prior to the consummation of the merger and (b) $1.00. The wine club will entitle members to benefits such as an annual wine club celebration, VIP tours at wineries, wine club discounts and special allocations of wine. Following the consummation of the merger, Chalone’s wine club as it currently exists will be discontinued.

Q:	Who can vote and attend the special meeting?

A:	All shareholders of record as of the close of business on , 200 , the record date for the special meeting, are entitled to receive notice of, and to attend and vote at, the special meeting or any postponement or adjournment thereof. If you want to attend and vote your shares at the special meeting and your shares are held in an account at a brokerage firm, bank or other nominee, you must bring to the special meeting a proxy from the record holder (your broker, bank or nominee) of the shares authorizing you to vote at the special meeting.

Q:	What constitutes a quorum at the special meeting?

A:	In order to constitute a quorum and to transact business at the special meeting, a majority of the outstanding shares of common stock on the record date must be represented at the special meeting, either in person or by proxy. Shares represented by proxies that reflect abstentions will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Q:	What vote of our shareholders is required to approve and adopt the merger agreement and to approve the merger?

A:	For us to complete the merger, the shareholder vote must meet two thresholds: first, shareholders holding at least a majority of the shares of common stock outstanding at the close of business on the record date must vote “FOR” the proposal to approve and adopt the merger agreement and to approve the merger and second, such vote must include the affirmative vote of a majority of the votes cast by shareholders other than DBR and its affiliates with respect to the merger agreement and the merger. Because the vote, for purposes of the first threshold described above, is based on the number of shares outstanding rather than the number of votes cast, failure to vote your shares and abstentions for purposes of this threshold will have the same effect as voting against the approval and adoption of the merger agreement and approval of the merger. However, failure to vote and abstentions will not have this effect for purposes of the second threshold, which is based on the total number of votes cast by shareholders other than DBR and its affiliates.

Certain of our shareholders, DBR, SFI Intermediate Ltd., or SFI, and GHA 1 Holdings, Inc., together with SFI, the SFI Shareholders, who collectively held approximately 67.9% of the shares of our common stock outstanding as of November 12, 2004, have indicated their intent to vote to approve and adopt the merger agreement and to approve the merger which vote, if cast, is sufficient to satisfy the first threshold of approval by an affirmative vote of a majority of the outstanding shares of our common stock.

Q:	How does our board of directors recommend that I vote?

A:	Our board of directors recommends that our shareholders vote “FOR” the proposal to approve and adopt the merger agreement and to approve the merger.

Q:	Why is our board of directors recommending that I vote in favor of the proposal to approve and adopt the merger agreement and to approve the merger?

A:	After careful consideration, our board of directors approved and adopted the merger agreement and approved the merger and determined that the merger is in the best interests of our shareholders (other than DBR and its affiliates) and is just and reasonable to Chalone. In reaching its decision to approve and adopt the merger agreement and approve the merger and to recommend the approval and adoption of the merger agreement and the approval of the merger by our shareholders, the board of directors reviewed the recommendation of the special committee of the board of directors established to review and evaluate the proposed transaction with DBR, consulted with our management, as well as our legal and financial advisors, and considered the terms of the proposed merger agreement and the transactions contemplated by the merger agreement. Our board of directors also considered each of the items set forth on pages 29 through 31 under “Special Factors — Recommendations of Our Special Committee and Board of Directors and Their Reasons for the Recommendations.”

Q:	How do I cast my vote?

A:	If you were a holder of record on , 200 , you may vote in person at the special meeting or by submitting a proxy for the special meeting. You can submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage paid envelope.

If you sign, date and send your proxy and do not indicate how you want to vote, your proxy will be voted “FOR” the approval and adoption of the merger agreement and the approval of the merger.

Q:	How do I cast my vote if my Chalone shares are held in “street name” by my bank, my broker or another nominee?

A:	If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you must provide the record holder of your shares with instructions on how to vote your shares in accordance with the voting directions provided by your broker, bank or nominee. If you do not provide your broker, banker or nominee with instructions on how to vote your shares, it will not be permitted to vote your shares. This will have the same effect as voting against the approval and adoption of the merger agreement and the approval of the merger for purposes of determining whether or not a majority of the outstanding shares has voted for the approval and adoption of the merger agreement and the approval of the merger. However, for purposes of determining whether the affirmative vote of a majority of the votes cast with respect to the merger agreement and the merger by shareholders other than DBR and its affiliates has been obtained, your failure to provide your broker, banker or nominee with instructions on how to vote your shares will have no effect. Please refer to the voting instruction card used by your broker, bank or nominee to see if you may submit voting instructions using the Internet or telephone.

Q:	What will happen if I abstain from voting or fail to vote?

A:	If you abstain from voting, fail to cast your vote in person or by proxy or fail to give voting instructions to your broker, bank or nominee, it will have the same effect as a vote against the approval and adoption of the merger agreement and the approval of the merger for purposes of determining whether or not a majority of the outstanding shares has voted for the approval and adoption of the merger agreement and the approval of the merger. However, for purposes of determining whether the affirmative vote of a majority of the votes cast with respect to the merger agreement and the merger by shareholders other than DBR and its affiliates has been obtained, your absention from voting, failure to vote or failure to provide your broker, bank or nominee with instructions on how to vote your shares will have no effect.

Q:	Can I change my vote after I have delivered my proxy?

A:	Yes. If you are a record holder, you can change your vote at any time before your proxy is voted at the special meeting by delivering a later-dated, signed proxy card to the corporate secretary of Chalone or attending the special meeting in person and voting. You also may revoke your proxy by delivering a notice of revocation to the corporate secretary of Chalone prior to the vote at the special meeting. If your shares are held in street name, you must contact your broker, bank or nominee to revoke your proxy.

Q:	What should I do if I receive more than one set of voting materials?

A.	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Q:	When and where is the special meeting of our shareholders?

A:	The special meeting of shareholders will take place on , 200 , at Chalone’s executive offices, located at 621 Airpark Road, Napa, California.

Q:	Should I send in my share certificates now?

A:	No. Promptly after the merger is completed, each shareholder of record at the effective time of the merger will be sent written instructions for exchanging the shareholder’s share certificates for the corresponding cash consideration. These instructions will tell you how and where to send in your certificates for your cash consideration. You will receive your cash payment after the exchange agent receives your stock certificates and any other documents requested in the instructions.

Q:	When do you expect the merger to be completed?

A:	We are working to complete the merger as quickly as possible. We currently expect to complete the merger by , 200 . However, we cannot predict the exact timing of the merger because the merger is subject to certain closing conditions.

Q:	Who can help answer my questions?

A:	If you have any questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact:

The Chalone Wine Group, Ltd.

621 Airpark Road
Napa, California 94558
Attention: Shareholder Services Department
Phone: (707) 254-4250
Facsimile: (707) 254-4202
Email: shservices@chalonewinegroup.com

or

MacKenzie Partners, Inc.

105 Madison Avenue
New York, New York 10016
Phone: (800) 322-2885
Facsimile: (212) 929-0308

SUMMARY TERM SHEET

      This summary highlights selected information from this proxy statement and may not contain all the information about the merger that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this proxy statement in its entirety, including the annexes, and the other documents to which we have referred you.

The Companies

The Chalone Wine Group, Ltd.

      The Chalone Wine Group, Ltd., or Chalone, produces, markets and sells super premium, ultra premium and luxury-priced white and red varietal table wines, primarily Pinot Noir, Cabernet Sauvignon, Merlot, Syrah, Chardonnay and Sauvignon Blanc. Chalone owns and operates wineries in various counties of California and Washington State. Chalone’s wines are made primarily from grapes grown at Moon Mountain Vineyard, Edna Valley Vineyard, Chalone Vineyard, Acacia Vineyard and Hewitt Vineyard in California and the Canoe Ridge Vineyard in Washington State, as well as from purchased grapes.

      Chalone was incorporated under the laws of the State of California on June 27, 1969. Chalone’s common stock has been traded in the over-the-counter market since its initial public offering on May 18, 1984, and is listed in the Nasdaq National Market System, under the symbol “CHLN.” Our principal executive offices are located at 621 Airpark Road, Napa, California 94558, and our telephone number there is (707) 254-4200.

      For additional information about Chalone and its business, see “Where You Can Find More Information” beginning on page 82.

Domaines Barons de Rothschild (Lafite)

      Domaines Barons de Rothschild (Lafite) SCA, or DBR, owns and operates wine properties in France, Chile, Portugal and Argentina, which produce and sell a selection of ultra premium and luxury wines. The wines are primarily sold under the labels “Château Lafite Rothschild,” “Château Duhart-Milon,” “Château L’Evangile,” “Château Rieussec,” “Vina Los Vascos,” “Quinta do Carmo,” “Bodegas Caro” and “Château de Cosse.”

      DBR is a société en commandite par actions, organized and existing under the laws of France. DBR’s principal executive offices are located at 33, rue de la Baume, 57008 Paris, France, and its telephone number there is +33 (1) 53-89-78-00.

Triple Wines, Inc.

      Triple Wines, Inc., or Triple Wines, a California corporation and a wholly-owned subsidiary of DBR, was formed on August 17, 2004 solely for the purpose of facilitating DBR’s acquisition of Chalone. Triple Wines has not carried on any activities to date other than those incident to its formation and the negotiation and execution of the merger agreement. Its principal executive offices are located at the same address as DBR’s principal executive offices.

The Merger

      DBR has agreed to acquire Chalone under the terms of the merger agreement that is described in this proxy statement and attached as Annex A. We encourage you to read the merger agreement carefully and in its entirety. It is the principal document governing the merger.

      Under the terms of the merger agreement, Triple Wines will merge with and into Chalone, with Chalone surviving as a wholly-owned subsidiary of DBR. In the merger, each share of Chalone common stock, no par value, will be converted into the right to receive $11.75 in cash (other than shares owned by Chalone, DBR and DBR’s wholly-owned subsidiaries, which will be cancelled, and shares with respect to which the holder has properly demanded dissenters’ rights, which we collectively refer to as the “unconverted shares”).

      Upon consummation of the merger, each share of Chalone common stock outstanding immediately prior to the effective time of the merger, other than the unconverted shares, will cease to be outstanding and will be cancelled and retired and will cease to exist, and each holder of a certificate or certificates which immediately prior to the effective time of the merger represented shares of Chalone common stock, other than dissenting shares, will cease to have any rights with respect to such shares of Chalone common stock. Each certificate representing Chalone shares will thereafter represent the right to receive $11.75 in cash for each such share. Except as expressly limited by Chapter 13 of the California General Corporation Law, attached as Annex E, holders of dissenting shares continue to have all the rights and privileges incident to their shares until the fair market value of their shares is agreed upon or determined. For additional information about dissenters’ rights, see “Special Factors — Dissenters’ Rights,” beginning on page 48.

      Upon consummation of the merger, all outstanding options to purchase shares of Chalone common stock under Chalone’s stock options plans (whether vested or unvested) will be cancelled in exchange for the right to receive $11.75 in cash, less the exercise price for each share underlying the options. Options with an exercise price per share greater than or equal to $11.75 will be cancelled upon the closing without payment of any consideration.

Going Private Transaction

      The merger is a “going private” transaction under the rules of the Securities and Exchange Commission. After the merger, Chalone will be controlled by DBR, which currently owns approximately 48.9% of our common stock. Other shareholders will no longer have any interest in Chalone, including its future earnings or growth, if any. Chalone’s common stock will no longer trade publicly or be listed on the Nasdaq National Market. DBR intends to contribute substantially all of the assets of Chalone to a new joint venture it is forming with Constellation Brands, Inc., or Constellation, and Huneeus Vintners LLC, or Huneeus Vintners, and to hold its interest in the joint venture through Chalone, which will remain in existence as a holding company for this interest.

      After the merger, the officers and directors of Triple Wines will be the officers and directors of Chalone. The sole director of Triple Wines is Mr. Christophe Salin. The officers of Triple Wines are Mr. Salin, president, and Emmanuel Roth, secretary and chief financial officer.

      Substantially all of the assets and liabilities of Chalone will be contributed to a joint venture to be formed by DBR, Constellation and Huneeus Vintners. DBR, Constellation and Huneeus Vintners plan to make Mr. Agustin Francisco Huneeus of Huneeus Vintners the new chief executive officer of such venture and Mr. Salin its chairman of the board. There are no current plans with respect to any other existing executive officers of Chalone.

The Triple Wines Joint Venture

      Concurrently with the execution of the merger agreement, DBR, Constellation and Huneeus Vintners entered into an Agreement to Establish Joint Venture pursuant to which they agreed to form a new joint venture, the Triple Wines Joint Venture. Contributions to the Triple Wines Joint Venture will include, from Constellation Brands, Inc., or Constellation, cash and the Oakville Estates of its Franciscan subsidiary, from Huneeus Vintners LLC, or Huneeus Vintners, its Quintessa vineyard and winery, subject to certain liabilities, and from DBR, cash and substantially all of the assets and liabilities of Chalone (other than Chalone’s 23.5% ownership interest in Château Duhart-Milon). The membership percentage interests in the Triple Wines Joint Venture will be 37.61% for Constellation, 33.24% for Huneeus Vintners and 29.15% for DBR. For additional information about the Triple Wines Joint Venture, see “Special Factors — Merger Financing,” beginning on Page 47.

Recommendation of Our Board of Directors (page 29)

      On October 30, 2004, after careful consideration of the factors described under the heading “Special Factors — Recommendations of Our Special Committee and Board of Directors and Their Reasons for the Recommendations,” our board of directors:

•	determined that the transactions contemplated by the merger agreement were in the best interests of Chalone’s shareholders (other than DBR and its affiliates) and were just and reasonable to Chalone;

•	approved and adopted the merger agreement and approved the merger; and

•	determined to recommend to Chalone shareholders that they vote for the approval and adoption of the merger agreement and approval of the merger.

      To review the background and reasons for the merger in greater detail, see pages 19 through 31.

The Chalone Special Meeting (page 14)

      The special meeting of our shareholders will be held at Chalone’s executive offices, which are located at 621 Airpark Road, Napa, California, at            a.m., local time, on                     , 200     . At the special meeting, you will be asked to vote to approve and adopt the merger agreement and to approve the merger.

Shareholders Entitled to Vote; Vote Required (page 14)

      You may vote at the special meeting if you owned Chalone common stock at the close of business on                     , 200 , the record date for the special meeting. On that date, there were            shares of Chalone common stock outstanding and entitled to vote. You may cast one vote for each share of Chalone common stock that you owned on that date. Approval and adoption of the merger agreement and approval of the merger require the affirmative vote of the holders of a majority of the outstanding shares of Chalone common stock entitled to vote at the special meeting, which vote must include the affirmative vote of a majority of the votes cast with respect to the merger agreement and the merger by shareholders other than DBR and its affiliates.

      Certain of our shareholders, DBR, SFI Intermediate Ltd., or SFI, and GHA 1 Holdings, Inc., together with SFI, the SFI Shareholders, who collectively beneficially owned approximately [67.9]% of the shares of our common stock outstanding at the close of business on                     , 200 , the record date for the special meeting, have indicated their intent to vote to approve and adopt the merger agreement and to approve the merger, which vote, if cast, is sufficient to satisfy the first threshold of approval by an affirmative vote of a majority of the outstanding shares of our common stock.

Intent of Our Directors and Affiliates to Vote

      At the close of business on the record date for the special meeting, DBR held [6,589,466] shares of Chalone common stock representing approximately [48.9%] of the shares outstanding. According to the terms of the merger agreement, DBR has agreed to vote all of its shares in favor of the approval and adoption of the merger agreement and the approval of the merger.

      At the close of business on the record date for the special meeting, the SFI Shareholders held [2,562,608] shares of Chalone common stock, representing approximately [19.0] of the shares outstanding. The SFI Shareholders filed an amendment to its Report on Schedule 13D on November 2, 2004 stating that they intend to vote the shares of Chalone common stock beneficially owned by them in favor of the approval and adoption of the merger agreement and the approval of the merger, unless (i) the board of directors of Chalone withdraws its recommendation of the merger agreement or the transactions contemplated thereby, (ii) the merger agreement is terminated for any reason, including, as a result of the receipt by Chalone of a superior proposal in accordance with procedures specified in the merger agreement, or (iii) the merger agreement is amended to reduce the price per share of common stock payable to Chalone’s shareholders or to make any other change in a material financial term of the merger agreement which is adverse to the SFI Shareholders.

      At the close of business on the record date for the special meeting, Mr. Salin, a director of Chalone and an affiliate of DBR, owned [3,657] shares of Chalone common stock. Mr. Salin has expressed his intention to vote for the approval and adoption of the merger agreement and the approval of the merger.

      At the close of business on the record date for the special meeting, all of our other executive officers and directors as a group owned [70,017] shares of Chalone common stock. Each of our executive officers and directors has expressed an intention to vote for the approval and adoption of the merger agreement and the approval of the merger as of the date of this proxy statement.

Fairness Opinion of the Special Committee’s Financial Advisor (page 32)

      On October 30, 2004, Thomas Weisel Partners LLC, or Thomas Weisel Partners, financial advisor to Chalone, delivered its written opinion to the special committee of our board of directors, which opinion permitted reliance by our board of directors as to the fairness, from a financial point of view, of the consideration to be paid under the merger agreement to the holders of Chalone common stock, other than DBR and its affiliates.

      The full text of the written opinion of Thomas Weisel Partners is attached as Annex B to this proxy statement. We encourage you to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken. The opinion was directed to a special committee of our board of directors and does not constitute a recommendation by Thomas Weisel Partners to any shareholder as to how such shareholder should vote or act on any matter relating to the merger.

Wine Club Benefits (page 62)

      Since 1991, Chalone has offered its shareholders free membership in an exclusive wine club. Shareholders who elect to join the wine club are offered discounts on Chalone wines and receive an annual wine credit (subject to a 100 share minimum), equal to the product of (a) the number of shares of Chalone common stock held by the shareholder and (b) an amount, which in 2004 was $0.25, which credit may used for up to 50% of an order for Chalone’s wine made by a member during the year in which the credit was granted. This wine credit is not transferable, and it is neither in cash nor redeemable for cash. In addition, members receive an invitation to Chalone’s annual celebration, VIP tours at all Chalone wineries and special allocations of new releases, pre-releases, special selections, and limited production bottlings.

      Holders of Chalone common stock immediately prior to the effective time of the merger will be entitled for three months following the consummation of the merger to enroll at no cost as members of a new exclusive wine club and receive upon enrollment a one-time nontransferable wine credit, equal to the product of (a) the number of shares of Chalone common stock held by the shareholder immediately prior to the effective time of the merger and (b) $1.00, which credit may used for up to 50% of an order for Chalone’s wine made by a member for 12 months following the effective time of the merger. The wine club will entitle members to benefits such as an annual wine club celebration, VIP tours at wineries, wine club discounts and special allocations of wine. Following the consummation of the merger, the wine club program as it currently exists will be discontinued. Thomas Weisel Partners believes that the value of the new wine club benefits is comparable to the value of Chalone’s current wine club benefits. For more information regarding the valuation of wine club benefits, see “Special Factors — Fairness Opinion of the Special Committee’s Financial Advisor,” beginning on page 32.

The Guaranty Agreement (page 65)

      As a condition to Chalone’s entry into the merger agreement, Constellation and Huneeus Vintners, have agreed to guaranty the obligation of DBR and Triple Wines to pay up to approximately $65 million of the consideration payable to Chalone shareholders thereunder, including for options. If DBR and Triple Wines default in the payment of the consideration payable to Chalone’s shareholders in the merger, including for options, Constellation and Huneeus Vintners will pay the consideration payable to Chalone’s shareholders in the merger, including for options, up to approximately $65 million, on behalf of DBR and Triple Wines

(which amount represents the aggregate of the consideration payable to Chalone’s shareholders in the merger, including for options, less $18 million).

The Shareholder Letter Agreement (page 65)

      As a condition of, and an inducement to, DBR’s and Triple Wines’ entry into the merger agreement and in consideration thereof, the SFI Shareholders entered into a letter agreement with DBR, the Shareholder Letter Agreement, dated as of October 30, 2004, whereby the SFI Shareholders agreed not to transfer any of the shares of Chalone common stock beneficially owned by the SFI Shareholders or an interest in SFI that is sufficient to control or direct the management of the business of SFI, including its investment in Chalone, except to a permitted transferee who agrees in writing to comply with the same obligations to which the SFI Shareholders are subject thereunder.

Interests of Our Directors, Executive Officers and Affiliates in the Merger (page 43)

      Members of our board of directors and our executive officers may have interests in the merger that differ from, or are in addition to, those of other shareholders. For example:

•	pursuant to the merger agreement, each option to purchase Chalone common stock, whether vested or unvested, including options held by our directors and executive officers, will be accelerated and become fully vested three days prior to the consummation of the merger;

•	at the effective time of the merger each of these options which is in-the-money will then cease to represent the right to acquire Chalone common stock and will be converted into the right to receive an amount in cash equal to $11.75, less the exercise price for each share of Chalone stock underlying the option, immediately following the consummation of the merger;

•	our executive officers may be entitled to severance benefits, including continuation of health benefits, if their employment is terminated without cause or if the executive officer quits for good reason within 12 months following the consummation of the merger;

•	members of our board of directors’ special committee, Messrs. Gani, Kramlich and Plant, will be entitled to cash bonuses, prior to the consummation of the merger;

•	our executive officers, in addition to certain of Chalone’s other employees, will be entitled to receive certain ordinary course year-end cash bonuses and certain benefits pursuant to Chalone’s 401(k) Plan;

•	our current and former directors and officers will continue to be indemnified for six years after the completion of the merger and will have the benefit of directors’ and officers’ liability insurance for six years after completion of the merger; and

•	certain of our directors, Messrs. Rothschild and Salin, are affiliated with DBR.

Delisting and Deregistration of Chalone Common Stock

      If the merger is completed, DBR will seek to cause Chalone common stock to be removed from quotation on the Nasdaq National Market and to be deregistered under the Securities Exchange Act of 1934, as amended.

Actions to Prevent Nasdaq Delisting

      On November 16, 2004 we received a letter from The Nasdaq Stock Market, Inc. (Nasdaq) stating that we did not meet independent director requirements for continued listing on The Nasdaq National Market, which require that a majority of our directors meet the definition of “independent” under the Nasdaq marketplace rules. As of the date of the letter, only five of our eleven directors were deemed independent by Nasdaq. The letter indicated that our common stock would be delisted from The Nasdaq National Market. On November 22, 2004, two of our directors, Messrs. Istel and Myers resigned from our board of directors in an effort to address Nasdaq’s concerns and to maintain the listing of our common shares on The Nasdaq

National Market. As a result of the resignations, the number of members of our board of directors has been reduced to nine, of which the majority (five) meet the definition of independent under Nasdaq rules. As an additional measure to comply with Nasdaq independence requirements, Mr. Salin was replaced on the compensation committee of our board of directors by John Diefenbach and our board of directors formed a nominating committee consisting of Messrs. Gani, Kramlich and Plant. Although we believe that these resignations and related changes will result in our being in compliance with the independent director requirements, we have requested a hearing with a Nasdaq Listing Qualifications Panel to review Nasdaq’s position. There can be no assurance that the panel will grant our request for continued listing.

Litigation Related to the Merger (page 55)

      On May 18, 2004, a purported shareholder class action lawsuit was filed in the Superior Court of the State of California, County of Napa, alleging that DBR and each of our directors breached, and that Chalone, DBR and Constellation aided the other defendants’ breaches of, their fiduciary duties of care, loyalty, candor and independence owed to the public shareholders of Chalone in connection with the proposed merger and challenging the adequacy of the proposed merger consideration. From May 18 to May 21, 2004, four other purported class action lawsuits were filed in the Superior Court of the State of California, County of Napa, alleging substantially identical allegations as those in the initial lawsuit. On May 25, 2004, the court ordered these four lawsuits consolidated with the first lawsuit. On June 2, 2004, the court ordered that the defendants did not have to respond to the initial complaints, that a consolidated complaint should be filed and that defendants should respond to the consolidated complaint. The lead plaintiff has not yet filed a consolidated complaint. The plaintiffs’ initial complaint sought to enjoin Chalone from proceeding with the proposed merger with DBR. We believe that this consolidated action is meritless, and we intend to vigorously defend against any allegations that may be asserted in any consolidated complaint.

The Merger Agreement

Conditions to the Consummation of the Merger (page 63)

      The obligations of Chalone, DBR and Triple Wines to consummate the merger are subject to the satisfaction of the following conditions:

•	Chalone will have obtained approval of the merger agreement and the merger by the affirmative vote of a majority of the outstanding shares of Chalone common stock, which must include the affirmative vote of a majority of the votes cast thereon by shareholders other than DBR and its affiliates;

•	any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the HSR Act, will have expired or been terminated;

•	no temporary restraining order, preliminary or permanent injunction or other order issued by a court or governmental authority will be in effect making the merger illegal or otherwise prohibiting consummation of the merger; and

•	all required consents and approvals by government entities will have been obtained, which, if not obtained, could reasonably be expected to have a material adverse effect on Chalone.

      The obligations of DBR and Triple Wines to consummate the merger are subject to the satisfaction of the following conditions:

•	the representations and warranties of Chalone will be true and correct when made and on and as of the closing date (other than representations made as of a certain date which will be true and correct as of such date), except where the failures of such representations and warranties to be true and correct could not, in the aggregate, reasonably be expected to have a material adverse effect on Chalone; and

•	Chalone will have performed in all material respects all of its obligations under the merger agreement required to be performed by it at or prior to the closing.

      The obligations of Chalone to consummate the merger are subject to the satisfaction of the following conditions:

•	the representations and warranties of DBR and Triple Wines will be true and correct when made and on and as of the closing date (other than representations made as of a certain date which will be true and correct as of such date), except where the failures of such representations and warranties to be true and correct could not, in the aggregate, reasonably be expected to have a material adverse effect on Chalone; and

•	each of DBR and Triple Wines will have performed in all material respects all of its obligations under the merger agreement required to be performed by it at or prior to the closing.

Full Solicitation Covenant (page 61)

      The merger agreement provides that, at any time prior to obtaining shareholder approval, our board of directors or a special committee of our board of directors may, to the extent necessary to inform itself with respect to a potential acquisition proposal that it determines may lead to a superior proposal, directly or indirectly through advisors, agents or other intermediaries, (i) engage in negotiations or discussions with any third party that has made an acquisition proposal and (ii) furnish to any third party in connection with an acquisition proposal nonpublic information pursuant to a confidentiality agreement with terms no less favorable than those contained in confidentiality agreements with DBR, Constellation and Huneeus Vintners. We may disclose the substance of Chalone’s rights with regard to such proposals and solicit and encourage acquisition proposals.

      If, at any time prior to obtaining shareholder approval, we receive a written superior proposal, our board of directors or a special committee may (i) approve of, or cause Chalone to enter into, an acquisition agreement with respect to such superior proposal, (ii) recommend the superior proposal to the shareholders, (iii) withdraw, modify or refrain from supporting the transaction contemplated by the merger agreement with DBR and (iv) terminate the merger agreement with DBR; provided that (x) we give DBR written notice of our receipt of the superior proposal (specifying financial and material terms and conditions thereof) and of our intention to enter into an acquisition agreement with respect to the superior proposal at least five business days prior to taking such action, and DBR has not proposed adjustments in the terms of their merger agreement that would cause the alternative acquisition proposal no longer to be a superior proposal, and (y) we pay to DBR a termination fee of $2,475,000 prior to, or within two business days following, any such termination.

      We are also required, within 24 hours, to notify DBR in writing of receipt of any acquisition proposal or request for nonpublic information or access relating to Chalone and to make available to DBR any nonpublic information that is given to a third party in connection with an acquisition proposal. We must provide to DBR as promptly as practicable any written agreement that describes any of the terms or conditions of any acquisition proposal.

Termination of the Merger Agreement (page 63)

      The merger agreement may be terminated by mutual consent of DBR and Chalone. The merger agreement may also be terminated by either DBR or Chalone if:

•	the merger has not been consummated on or before March 31, 2005; provided that neither Chalone nor DBR may terminate the merger agreement for this reason if the failure to consummate the merger by such date is due to a breach by such party of a provision of the merger agreement;

•	any order, decree or ruling of any court or governmental body having competent jurisdiction enjoining or prohibiting Chalone or DBR from consummating the merger is entered and such order, decree or ruling has become final and nonappealable; or

•	our shareholders fail to approve and adopt the merger agreement and the merger at the shareholder meeting; provided that DBR may not terminate for this reason if DBR has failed to vote in favor of the consummation of the merger or has revoked or withdrawn in any respects its vote.

      The merger agreement may be unilaterally terminated by DBR if:

•	at any time prior to our shareholders’ approval of the merger agreement, our board of directors: (i) withdraws or materially and adversely modifies its approval or recommendation of the merger agreement or the merger or fails to reconfirm such recommendation if requested by DBR within 10 days following such request; (ii) recommends any acquisition proposal other than the merger agreement; or (iii) recommends that Chalone’s shareholders tender their shares in a tender offer that would result in any person (other than DBR) becoming a beneficial owner of 50% or more of the outstanding shares of Chalone common stock or fails to recommend against or takes a neutral position to such a tender offer; or

•	Chalone breaches any representation or warranty, the result of which is a material adverse effect on Chalone or fails to perform any covenant or agreement in any material respect which cannot be cured prior to March 31, 2005.

      We may unilaterally terminate the merger agreement if:

•	permitted by, and in compliance with, the full solicitation covenant of the merger agreement; or

•	DBR breaches any representation or warranty the result of which is a material adverse effect on Chalone or fails to perform any covenant or agreement in any material respect which cannot be cured by March 31, 2005.

Termination Fee (page 64)

      If the merger agreement is terminated under certain circumstances, Chalone may be required to pay a termination fee of $2,475,000 to DBR.

Effect on Outstanding Stock Options (page 45)

      Upon consummation of the merger, all outstanding options to purchase shares of Chalone common stock (whether vested or unvested) will be cancelled and converted into the right to receive $11.75 in cash, less the exercise price for each share underlying the options. Options with an exercise price per share greater than or equal to $11.75 will be cancelled upon the closing without payment of any consideration.

Material United States Federal Income Tax Consequences (page 53)

      The merger will be a taxable transaction for United States federal income tax purposes. You should read “Special Factors — Material United States Federal Income Tax Consequences” beginning on page 53 for a more complete discussion of the federal income tax consequences of the merger. Tax matters can be complicated, and the tax consequences of the merger to you will depend on your particular tax situation. We urge you to consult your tax advisor on the tax consequences of the merger to you.

Regulatory Matters (page 48)

      The merger was subject to review by the Department of Justice, or the DOJ, and the Federal Trade Commission, or the FTC, under the HSR Act. Chalone and DBR filed notification and report forms under the HSR Act with the FTC and the DOJ on November 10, 2004. Early termination of the waiting period under the HSR Act was granted on November 22, 2004.

      While we expect to obtain all required regulatory approvals, we cannot assure you that these regulatory approvals will be obtained or that the granting of these regulatory approvals will not involve the imposition of conditions on the completion of the merger or require changes to the terms of the merger. These conditions or changes could result in the conditions to the merger not being satisfied.

Exchange Agent

      Equiserve L.P. or another comparable institution will act as the exchange agent in connection with the merger.

Dissenters’ Rights (page 48)

      Annex E to this proxy statement contains the full text of Chapter 13 of the California General Corporation Law, which relates to your dissenters’ rights. We encourage you to read these provisions carefully and in their entirety.

      See the Section entitled “Special Factors — Dissenters’ Rights” on page 48 for a description of the procedures that you must follow in order to exercise dissenters’ rights.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

      From time to time, information provided by us, statements made by our employees or information included in our filings with the Securities and Exchange Commission (including this proxy statement) may contain statements which are not historical facts, so called “forward-looking statements,” that involve risks and uncertainties. When used in this proxy statement, the terms “anticipates,” “expects,” “estimates,” “intends,” “believes” and other similar terms as they relate to Chalone or our management are intended to identify such forward looking statements. These statements are based on the current expectations and beliefs of our management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed in the forward-looking statement.

      In any forward-looking statement in which we express an expectation or belief as to future results, that expectation or belief is expressed in good faith and believed to have a reasonable basis, but we cannot assure that the statement or expectation or belief will result or be achieved or accomplished. Risks and uncertainties pertaining to the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements:

•	Our ability to obtain the shareholder and regulatory approvals required for the merger;

•	the timing of the closing of the merger and receipt by shareholders of the merger consideration;

•	whether or not the conditions to the completion of the transaction are satisfied, the possibility that the transaction will not close;

•	reduced consumer spending or a change in consumer preferences, which could reduce demand for our wines;

•	competition from numerous domestic and foreign wine producers, which could affect our ability to sustain volume and revenue growth;

•	interest rates and other business and economic conditions, which could increase significantly the cost and risks of borrowings associated with present and projected capital projects;

•	the price and availability in the marketplace of grapes meeting our quality standards and other requirements;

•	the effect of weather, agricultural pests and disease and other natural forces on growing conditions and, in turn, the quality and quantity of grapes produced by us; and

•	regulatory changes which might restrict or hinder the sale or distribution of alcoholic beverages.

      Each of these factors, and other risks pertaining to us, the premium wine industry and general business and economic conditions, are more fully discussed herein and from time to time in other filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2003 attached hereto as Annex F.

      You should consider the cautionary statements contained or referred to in this section in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. We do not undertake any obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances that occur after the date of this proxy statement or to reflect the occurrence of unanticipated events.

THE CHALONE SPECIAL MEETING

      We are furnishing this proxy statement to our shareholders as part of the solicitation of proxies by our board of directors for use at the special meeting.

Date, Time and Place

      We will hold the special meeting on                     ,                     , 200 , at                      a.m., local time, at Chalone’s executive offices, located at 621 Airpark Road, Napa, California.

Purpose of the Special Meeting

      At the special meeting, we are asking holders of record of Chalone common stock to consider and vote on the following proposals:

•	The approval and adoption of the merger agreement by and among Chalone, DBR and Triple Wines and approval of the merger (see “Special Factors” beginning on page 19 and “The Merger Agreement” beginning on page 56); and

•	The transaction of any other business that properly comes before the special meeting or any adjournments or postponements of the special meeting.

Recommendation of Our Board of Directors

      Our board of directors has determined that the merger agreement and the transactions contemplated by the merger agreement are in the best interests of our shareholders (other than DBR and its affiliates) and are just and reasonable as to Chalone and has approved and adopted the merger agreement and approved the merger.

      Our board of directors recommends that our shareholders vote “FOR” the approval and adoption of the merger agreement and the approval of the merger.

Record Date; Shareholders Entitled to Vote; Quorum

      Only holders of record of Chalone common stock at the close of business on                     , 200 , the record date, are entitled to notice of and to vote at the special meeting. On the record date,                      shares of Chalone common stock were issued and outstanding and held by             holders of record. Holders of record of Chalone common stock on the record date are entitled to one vote per share at the special meeting on each proposal.

      A quorum is necessary to hold a valid special meeting. A quorum will be present at the special meeting if the holders of a majority of the shares of Chalone common stock outstanding and entitled to vote on the record date are present, in person or by proxy. If a quorum is not present at the special meeting, we expect that the special meeting will be adjourned to solicit additional proxies. Shares voting against the merger will not be voted in favor of adjournment. Abstentions count as present for establishing a quorum for the transaction of all business.

Vote Required

      The approval and adoption of the merger agreement and approval of the merger by our shareholders requires the affirmative vote of the holders of a majority of the shares of Chalone common stock outstanding and entitled to vote at the special meeting as of the record date, either in person or by proxy, which vote must include the affirmative vote of a majority of the votes cast by shareholders other than DBR and its affiliates. For purposes of determining whether or not a majority of the outstanding shares has voted for the approval and adoption of the merger agreement and approval of the merger, which vote is based on the number of shares outstanding rather than the number of votes cast, failure to vote your shares and abstentions will have the same effect as voting against the approval and adoption of the merger agreement and approval of the merger. However, for purposes of determining whether the affirmative vote of a majority of the votes cast with respect to the merger agreement and the merger by shareholders other than DBR and its affiliates has been obtained, your failure to vote and abstentions will have no effect.

      Certain of our shareholders, DBR and the SFI Shareholders, who collectively held approximately [67.9]% of the shares of our common stock outstanding at the close of business on the record date for the special meeting, have indicated their intent to vote to approve and adopt the merger agreement and to approve the merger, which vote, if cast, is sufficient to satisfy the first threshold of approval by an affirmative vote of a majority of the outstanding shares of our common stock.

Voting by Chalone Directors and Executive Officers

      At the close of business on the record date, our directors and executive officers owned and were entitled to vote approximately [68.4%] of the Chalone common stock outstanding on that date, which includes those shares held by DBR and the approval and adoption of the SFI Shareholders. Each of our executive officers and directors has expressed an intention to vote for the approval and adoption of the merger agreement and the approval of the merger as of the date of this proxy statement.

Voting; Proxies

      You may vote by proxy or in person at the special meeting.

Voting in Person

      If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please note, however, that if your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, and you wish to vote at the special meeting, you must bring to the special meeting a proxy from the record holder (your broker, bank or nominee) of the shares authorizing you to vote at the special meeting.

Voting by Proxy

      All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the shareholders giving those proxies. Properly executed proxies that do not contain voting instructions will be voted for the approval and adoption of the merger agreement and approval of the merger.

      Only shares affirmatively voted for the approval and adoption of the merger agreement and approval of the merger, and properly executed proxies that do not contain voting instructions, will be counted as favorable votes for the proposal. Shares of Chalone common stock held by persons attending the special meeting but not voting, and shares of Chalone common stock for which we receive proxies but with respect to which holders of those shares have abstained from voting, will have the same effect as votes against the approval and adoption of the merger agreement and approval of the merger for purposes of determining whether or not a majority of the outstanding shares has voted for the approval and adoption of the merger agreement and approval of the merger. However, for purposes of determining whether the affirmative vote of a majority of the votes cast with respect to the merger agreement and the merger by shareholders other than DBR and its affiliates has been obtained, your failure to vote and abstentions will have no effect.

Adjournments; Other Business

      Adjournments may be made for the purpose of, among other things, soliciting additional proxies. An adjournment may be made from time to time by approval of the holders of shares representing a majority of the votes present in person or by proxy at the special meeting, whether or not a quorum exists, without further notice other than by an announcement made at the special meeting of the date, time and place at which the meeting will be reconvened. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each shareholder of record entitled to vote at the meeting. No proxy voted against the proposal to approve and adopt the merger will be voted in favor of any adjournment. A proxy that is signed, dated and returned to us but which does not indicate how the shareholder wishes to vote will be voted in favor of an adjournment. We do not currently intend to seek an adjournment of the special meeting.

      We do not expect that any matter other than the proposal to approve and adopt the merger agreement and to approve the merger will be brought before the special meeting. If, however, other matters are properly presented at the special meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.

      In order to vote via proxy, you must mark, sign and date your proxy and return it promptly in the enclosed pre-addressed and pre-paid envelope.

Revocation of Proxies

      Submitting a proxy on the enclosed form does not preclude a shareholder from voting in person at the special meeting. A shareholder of record may revoke a proxy at any time before it is voted by filing with our corporate secretary a duly executed revocation of proxy, by submitting a duly executed proxy to our corporate secretary with a later date or by appearing at the special meeting and voting in person. A shareholder of record may revoke a proxy by any of these methods, regardless of the method used to deliver the shareholder’s previous proxy. Attendance at the special meeting without voting will not itself revoke a proxy. If your shares are held in street name, you must contact your broker, bank or nominee to revoke your proxy.

Solicitation of Proxies

      We are soliciting proxies for the special meeting from our shareholders. We will bear the entire cost of soliciting proxies from our shareholders. In addition to the solicitation of proxies by mail, we will request that banks, brokers and other record holders send proxies and proxy materials to the beneficial owners of our common stock held by them and secure their voting instructions if necessary. We will reimburse those record holders for their reasonable expenses in so doing.

      We have also retained MacKenzie Partners, Inc., a proxy solicitation firm, to assist us in soliciting proxies, which it may solicit personally or by telephone, Internet, telegram, facsimile or special delivery letter. We anticipate paying MacKenzie Partners a fee of approximately $15,000, plus expenses.

Dissenters’ Rights

      Under California law, our shareholders may demand dissenters’ rights in connection with the merger, but only if we receive demands with respect to five percent or more of the shares of outstanding common stock or if the shares for which appraisal rights are sought are restricted securities. In that event, any shares of our common stock as to which dissenters’ rights are properly exercised may be converted into the right to cause us to purchase such shares in cash for their fair market value, as may be determined pursuant to the laws of the State of California. In order for such shares to have dissenters’ rights, a shareholder must follow the procedures specified by California law, including, but not limited to, (1) making a written demand before the special meeting that we purchase his or her shares, (2) voting his or her shares against the proposed merger and (3) submitting his or her shares for endorsement within thirty days of receiving notice of the approval of the merger. Failure to execute a proxy with respect to approval of the merger is not sufficient to constitute the demand described above. Please see “Special Factors — Dissenters’ Rights,” beginning on page 48, and Chapter 13 of the California General Corporation Law attached as Annex E.

Assistance

      If you need assistance in completing your proxy card or have questions regarding the Chalone special meeting, please contact:

The Chalone Wine Group, Ltd.
621 Airpark Road
Napa, California 94558
Attention: Shareholder Services Department
Phone: (707) 254-4250
Facsimile: (707) 254-4202
Email: shservices@chalonewinegroup.com

or

MacKenzie Partners, Inc.
105 Madison Avenue
New York, New York 10016
Phone: (800) 322-2885
Facsimile: (212) 929-0308

THE PARTICIPANTS

The Chalone Wine Group, Ltd.

      Chalone produces, markets and sells classic premium ($10 to $15 per bottle), ultra premium ($15.01 to $25 per bottle) and luxury-priced (over $25 per bottle) white and red varietal table wines, primarily Pinot Noir, Cabernet Sauvignon, Merlot, Syrah, Chardonnay and Sauvignon Blanc. Chalone owns and operates wineries in various counties of California and Washington State. Chalone’s wines are made primarily from grapes grown at Moon Mountain Vineyard, Edna Valley Vineyard, Chalone Vineyard, Acacia Vineyard and Hewitt Vineyard in California and the Canoe Ridge Vineyard in Washington State, as well as from purchased grapes.

      The wines are primarily sold under the labels “Provenance Vineyards®,” “Chalone Vineyard®,” “Edna Valley Vineyard®,” “Dynamite® Vineyards,” “Acacia®,” “Canoe Ridge® Vineyard,” “Jade Mountain®,” “Sagelands Vineyard®,” “Hewitt®,” “Orogeny®” and “Echelon Vineyards.”

      In France, Chalone owns a minority interest in fourth-growth Bordeaux estate Château Duhart-Milon in partnership with DBR. The vineyards of Duhart-Milon are located adjacent to the Château Lafite-Rothschild in the town of Pauillac.

      Chalone was incorporated under the laws of the State of California on June 27, 1969. Chalone’s common stock has been traded in the over-the-counter market since its initial public offering on May 18, 1984, and is listed in the Nasdaq National Market System, under the symbol “CHLN.” Our principal executive offices are located at 621 Airpark Road, Napa, California 94558, and our telephone number there is (707) 254-4200.

      For additional information about Chalone and its business, see “Where You Can Find More Information” beginning on page 82.

Domaines Barons de Rothschild (Lafite) SCA, Constellation Brands, Inc. and Huneeus Vintners LLC

      DBR owns and operates wine properties in France, Chile, Portugal and Argentina, which produce and sell a selection of ultra premium and luxury wines. The wines are primarily sold under the labels “Château Lafite Rothschild,” “Château Duhart-Milon,” “Château L’Evangile,” “Château Rieussec,” “Vina Los Vascos,” “Quinta do Carmo,” “Bodegas Caro” and “Château de Cosse.”

      DBR is a société en commandite par actions, organized and existing under the laws of France. DBR’s principal executive offices are located at 33, rue de la Baume, 75008 Paris, France, and its telephone number there is +33 (1) 53-89-78-00. DBR may be considered to be a member of a group under Rule 13d-5(b)(1), consisting of itself, Constellation and Huneeus Vintners.

      Constellation, a Delaware corporation, is an international producer and marketer of beverage alcohol brands across the wine, spirits and imported beer categories. Constellation is a fine wine company in the United States. Constellation’s principal executive offices are located at 370 Woodcliff Drive, Suite 300, Fairport, New York 14450 and its telephone number there is (585) 218-3600. Constellation may be considered to be a member of a group under Rule 13d-5(b)(1) consisting of itself, DBR and Huneeus Vintners.

      Huneeus Vintners, a Delaware limited liability company, is a privately-held wine company, which owns the Quintessa brand vineyard and winery. Its principal executive offices are located at 1601 Silverado Trail, Napa, California 94574, and its phone number is (707) 967-1601. Huneeus Vintners is owned by Agustin Huneeus, Valeria Huneeus, Agustin Francisco Huneeus and Alexandra Huneeus, and managed by Agustin Huneeus. Its principal executive offices are located at 1601 Silverado Trail, Napa, California 94574. Huneeus Vintners may be considered to be a member of a group under Rule 13d-5(b)(1) consisting of itself, DBR and Constellation.

Triple Wines, Inc.

      Triple Wines, a California corporation and a wholly-owned subsidiary of DBR, which was formed on August 17, 2004 solely for the purpose of facilitating DBR’s acquisition of Chalone. Triple Wines has not carried on any activities to date other than those incident to its formation and the negotiation and execution of the merger agreement. Its principal executive offices are located at the same address as DBR’s principal executive offices.

SPECIAL FACTORS

General Description of the Merger

      DBR has agreed to acquire Chalone under the terms of the merger agreement that is described in this proxy statement and attached as Annex A. We encourage you to read the merger agreement carefully and in its entirety. It is the principal document governing the merger.

      Under the terms of the merger agreement, Triple Wines will merge with and into Chalone, with Chalone surviving as a wholly-owned subsidiary of DBR. Under the merger, each share of Chalone common stock, no par value, will be converted into the right to receive $11.75 in cash (other than unconverted shares).

      Upon consummation of the merger, each share of our common stock outstanding immediately prior to the merger, other than the unconverted shares, will cease to be outstanding and will be cancelled and cease to exist, and each holder of a certificate or certificates which immediately prior to the merger represented shares of our common stock (other than dissenters’ shares) will cease to have any rights with respect to such shares of our common stock. Each certificate representing Chalone shares will thereafter represent the right to receive $11.75 in cash for each such share. Except as expressly limited by Chapter 13 of the California General Corporation Law, attached as Annex E, holders of dissenting shares continue to have all the rights and privileges incident to their shares until the fair market value of their shares is agreed upon or determined. For additional information about dissenters’ rights, see “Special Factors — Dissenters’ Rights” beginning on page 48 and Chapter 13 of the California General Corporation Law attached as Annex E.

      Upon consummation of the merger, all outstanding options to purchase shares of our common stock (whether vested or unvested) will be cancelled in exchange for the right to receive $11.75 in cash, less the exercise price for each share underlying the options. Options with an exercise price per share greater than or equal to $11.75 will be cancelled upon the closing without payment of any consideration.

Background to the Merger

      As of November 24, 2002, DBR owned approximately 45.7% of Chalone, holding 5,511,103 shares of Chalone common stock and a convertible note in the principal amount of $8,250,000 issued to DBR by Chalone on August 21, 2002. On March 14, 2003, DBR purchased an additional 45,000 shares of Chalone common stock. DBR converted all of the principal and accrued interest on the convertible note on August 21, 2004, and as a result, as of such date held an aggregate of 6,589,466 shares of Chalone common stock representing approximately 48.9% of the shares outstanding. DBR was party to a voting agreement dated August 31, 2001 with the SFI Shareholders. At that date the SFI Shareholders held 2,203,154 shares of Chalone common stock or approximately 18.3% of the shares outstanding of Chalone and a convertible note from Chalone which it converted on August 23, 2004 into 344,454 shares of common stock. As a result of this conversion, and the acquisition by the SFI Shareholders of an additional 15,000 shares on March 14, 2003, as of such date the SFI Shareholders held an aggregate of 2,562,608 shares of Chalone common stock representing approximately 19.0% of shares outstanding. DBR and the SFI Shareholders were also party to a publicly disclosed informal understanding with respect to the coordination of open market purchases of shares of Chalone common stock by DBR and the SFI Shareholders.

      Since November 24, 2002, DBR has had three representatives on the Chalone board of directors: Baron Eric de Rothschild, a managing partner of DBR, Mr. Christophe Salin, a managing partner of DBR, and Mr. Yves-Andre Istel (who resigned from the Chalone board of directors on November 22, 2004), a senior advisor to Rothschild, Inc. Throughout the period from November 24, 2002 to the announcement of its offer with Constellation Brands, Inc., or Constellation, and Huneeus Vintners LLC, or Huneeus Vintners, on May 17, 2004, DBR periodically evaluated its investment in Chalone and the business and operations of Chalone, as well as its strategic direction and the prospects for Chalone and its various businesses and brands. DBR also from time to time considered certain issues relating to the costs incurred by Chalone as a public company.

      In connection with this evaluation, in September 2003, representatives of DBR initiated contacts with representatives of SFI to discuss a variety of matters including the possible benefits of Chalone operating as a private company, which benefits included anticipated cost savings and allowing management to focus solely on the making and marketing of wine. No specific proposals were discussed, but representatives of DBR and SFI shared concerns about the continuation of Chalone as a public company. Following these conversations, however, there were no significant discussions between DBR and SFI concerning this subject until April 2004.

      In November 2003, representatives of Huneeus Vintners contacted DBR to discuss DBR’s investment in Chalone. No specific proposals were made or discussed at that time.

      Representatives of Huneeus Vintners traveled to Paris in January 2004 to continue these discussions. In February 2004, representatives of DBR again met with representatives of Huneeus Vintners in Napa, California. Representatives of Constellation were invited to this meeting, as Constellation and Huneeus Vintners had previously expressed an interest in combining parts of their respective businesses. At this meeting, the parties discussed the idea of combining certain wine assets of Huneeus Vintners and Constellation with the business of Chalone in a joint venture in which each of DBR, Constellation and Huneeus Vintners would hold an interest. The three parties reconvened in Paris in March 2004 and discussed the possibility of taking Chalone private and combining the Chalone assets with assets of Constellation’s wholly-owned subsidiary, Franciscan Estates, and the Quintessa winery of Huneeus Vintners to form a new venture. At this meeting there were preliminary discussions about possible valuation parameters for the assets that might be contributed to a joint venture by the three parties, including the possibility of DBR contributing its shares of Chalone to a new venture at a discount to their then-current market value. The parties also discussed the equity valuation of such a joint venture depending on various scenarios, including the price that could be paid to non-DBR shareholders if a going private transaction was pursued. The three parties agreed that further investigations and discussions would be needed to determine the feasibility of any transaction.

      On April 16, 2004, there was a conference call held between representatives of DBR, Constellation and Huneeus Vintners and their advisors to explore certain potential structuring, legal and tax issues raised by a potential joint venture involving the three parties and a going private transaction involving Chalone. Over the course of the next several weeks, lawyers for the three parties had several telephone conversations concerning these issues. During this period, the parties also discussed various structuring alternatives and valuation issues and commenced discussion of certain joint venture governance issues.

      On April 26, 2004, representatives of DBR contacted representatives of SFI to report on DBR’s discussions with Constellation and Huneeus Vintners and to ask whether, if DBR, Constellation and Huneeus Vintners decided to proceed, SFI would be interested in participating in a possible joint venture transaction in which shares of DBR and SFI would be contributed to a new venture at a discount to their then-current market value and Chalone would be taken private. The DBR representatives explained that while DBR was still exploring the feasibility of a transaction and that it was not certain that either DBR or the other parties would proceed, if the parties decided to proceed, they would want to be in a position to communicate any such proposal to the board of directors of Chalone by May 14, 2004, the next regularly scheduled board meeting. On April 28, 2004, representatives of DBR had a phone conversation with representatives of SFI to continue these discussions.

      From April 30, 2004 until May 4, 2004, representatives of DBR, Constellation and Huneeus Vintners and their legal counsel continued to discuss a variety of business, legal and tax issues and to explore the feasibility of a joint venture involving Chalone becoming a private company and contributing its assets to the joint venture. The parties also commenced limited due diligence investigations on certain of the assets of Huneeus Vintners and Constellation that could potentially be contributed to the joint venture.

      On May 3 and 4, 2004, representatives of SFI met with DBR representatives in Paris. At these meetings, DBR outlined the current status of discussions with Constellation and Huneeus Vintners, but no term sheets or other written materials were provided to SFI. On May 6, 2004, the SFI representatives informed DBR that SFI did not wish to participate in the possible joint venture transaction that DBR was exploring with Constellation and Huneeus Vintners.

      On May 9, 2004, representatives of DBR, Constellation and Huneeus Vintners and each party’s lawyers met in San Francisco to continue discussions on various valuation issues, issues of the management of any joint venture between the parties, the terms of any proposal that would be made to the Chalone board as well as a number of other issues with a view to establishing whether there was a basis to come to an agreement between the parties in time to make a proposal to the Chalone board by May 14, 2004. These discussions continued until May 16, 2004. The parties discussed the contents of a possible commitment letter that each would sign and term sheets that would outline the terms of a possible joint venture in the event the parties decided to proceed.

      On or about May 10, 2004, DBR lawyers contacted lawyers for SFI to explore the possibility of terminating the voting agreement in effect between DBR and SFI.

      On May 14, 2004, DBR representatives on the Chalone board spoke with Chalone board members after the regular board meeting and after the stock markets had closed for the day, alerted them that DBR had been exploring the possibility of a transaction that would involve a proposal to take Chalone private and told them that, while it was not certain, DBR could make such a proposal to the board of directors of Chalone, which proposal could be made as early as Monday, May 17, 2004.

      On May 16, 2004, DBR and SFI executed a termination of their voting agreement and ceased to be a “group” for purposes of Rule 13d-5(b)(i).

      On May 16, 2004, DBR, Constellation and Huneeus Vintners executed a commitment letter pursuant to which the parties agreed that they would form a joint venture and contribute their respective assets according to the term sheets attached to the commitment letter, subject to the execution and delivery of definitive documentation of the joint venture arrangement and the merger of Chalone into a subsidiary of DBR, successful consummation of the Chalone merger, due diligence to be performed on the assets of Chalone, Constellation and Huneeus Vintners and regulatory approvals. The commitment letter provided that DBR would make a proposal to acquire the outstanding shares of Chalone common stock it did not own for $9.25 per share. Pursuant to this commitment letter, each party agreed that it would act exclusively with the others with respect to the merger and the transactions contemplated thereby, would use reasonable efforts to cause the merger and the transactions contemplated thereby to be consummated and would not take any action or enter into any agreement inconsistent with the parties’ proposal for a period of four months. The commitment letter also contained provisions related to indemnification and the sharing of certain fees and expenses of each of DBR, Constellation and Huneeus Vintners. The commitment letter obligated DBR in certain circumstances to share with Constellation and Huneeus Vintners the consideration it may receive if Chalone entered into an alternative extraordinary transaction.

      On the same day, DBR representatives spoke to Mr. Thomas Selfridge, President and Chief Executive Officer of Chalone, and certain of the Chalone directors to tell them that a proposal to acquire all of Chalone’s outstanding publicly held shares of common stock was going to be made to the board of directors of Chalone on Monday, May 17, 2004.

      On May 17, 2004, DBR delivered to Chalone a letter which set forth a non-binding proposal to enter into a merger agreement pursuant to which DBR would acquire all of Chalone’s outstanding publicly held shares of common stock at $9.25 per share in cash, or the DBR proposal. The letter stated DBR’s intention to transfer substantially all of the assets and liabilities of Chalone to a new joint venture, the Triple Wines Joint Venture, to be formed by DBR, Constellation and Huneeus Vintners, the DBR Partners. The proposal also indicated that the DBR Partners intended to offer a non-transferable wine benefits program to the Chalone shareholders in the event that the merger was consummated. The proposal was subject to the completion of a due diligence investigation (which was anticipated to be completed prior to the entry into a definitive merger agreement), the execution and delivery of definitive agreements with respect to the Triple Wines Joint Venture and the execution of a definitive merger agreement satisfactory to a special committee of independent members of the Chalone board of directors. The letter indicated that the proposal would expire by its terms on June 30, 2004.

      On May 26, 2004, Chalone’s board of directors formed a special committee, consisting solely of independent directors Messrs. C. Richard Kramlich, Phillip Plant and Marcel Gani, to review and evaluate the DBR proposal. Mr. Kramlich was elected by the special committee as its chair. Following interviews by Chalone’s board of directors of a number of law firms, the special committee retained Latham & Watkins LLP as its legal counsel and interviewed a number of investment banks to act as advisors to the special committee.

      On June 2, 2004, the special committee retained Thomas Weisel Partners LLC, or Thomas Weisel Partners as its financial advisor. Mr. Kramlich disclosed to the special committee that he had a minor equity interest in Thomas Weisel Partners and abstained from voting to retain Thomas Weisel Partners. The special committee instructed Thomas Weisel Partners to solicit potential alternative transactions to the DBR proposal and instructed Latham & Watkins to negotiate appropriate confidentiality and standstill agreements with each of the DBR Partners.

      During the period from its formation until execution of the merger agreement, the special committee held 34 meetings in person or by telephone.

      In early June 2004, Latham & Watkins had conversations with Davis Polk & Wardwell, or Davis Polk, counsel to DBR, about due diligence and other procedural matters. Davis Polk indicated that the DBR Partners were interested in beginning due diligence as soon as possible and working quickly toward a merger agreement for the proposed transaction once due diligence was complete. Latham & Watkins indicated that Chalone would require a confidentiality and standstill agreement to be executed by each of the DBR Partners if they desired to obtain non-public information from Chalone.

      In June and July 2004, at the direction of the special committee and with input from Chalone’s management, Thomas Weisel Partners contacted 20 parties that might be interested in making an alternative acquisition proposal.

      On June 8, 2004, the special committee and representatives of Latham & Watkins and Thomas Weisel Partners met with Mr. Mark Hojel, a member of Chalone’s board of directors and a holder of an indirect economic interest in SFI to discuss the DBR proposal.

      On June 9, 2004, Latham & Watkins sent a draft confidentiality and standstill agreement to Davis Polk. From June 10, 2004 through July 8, 2004, Latham & Watkins had extensive negotiations and discussions with each of Davis Polk, Nixon Peabody LLP, or Nixon Peabody, counsel to Constellation, and Farella Braun + Martel LLP, counsel to Huneeus Vintners, regarding the terms of the draft confidentiality and standstill agreements and procedures for conducting due diligence.

      During this period, the special committee met frequently with Latham & Watkins and Thomas Weisel Partners regarding parties that might be interested in making alternative proposals to acquire Chalone, the confidentiality and standstill agreements and the procedures for gathering due diligence materials and allowing diligence to be conducted on Chalone.

      On June 15, 2004, representatives of SFI, an executive of Company A and representatives of Thomas Weisel Partners met and discussed the possibility that Company A would make an alternative proposal to the DBR proposal.

      On June 15, 2004, Thomas Weisel Partners sent a draft confidentiality and standstill agreement to Company A and Company B. Company A and Company B indicated that they were considering making a joint proposal.

      On June 21, 2004, Davis Polk, on behalf of the DBR Partners, asked Latham & Watkins whether, if the DBR Partners were unable to reach satisfactory agreement with the special committee on a standstill time period or terms, the special committee would consider proceeding with negotiation of a merger agreement first, without due diligence having occurred. Davis Polk communicated a proposal from the DBR Partners that, at the end of the merger agreement negotiations but prior to executing a merger agreement, they would execute confidentiality and standstill agreements and have access to Chalone’s due diligence information. Latham & Watkins agreed to present this alternative to the special committee at its next meeting.

      From June 23 through July 16, 2004, representatives of Latham & Watkins and Thomas Weisel Partners negotiated the terms of the proposed confidentiality and standstill agreements with representatives of Company A and Company B.

      On June 23, 2004, Thomas Weisel Partners, on behalf of the special committee, had a conversation with Citigroup, financial advisors to Constellation, regarding a process for the DBR Partners to communicate their reasoning for the $9.25 proposal.

      On June 25, 2004, Thomas Weisel Partners received a due diligence request list from Company A.

      On June 29, Latham & Watkins and Davis Polk continued their discussions about process and the possibility of the DBR Partners conducting due diligence on Chalone.

      On June 30, 2004, DBR extended the terms of its proposal until July 31, 2004.

      On June 30, 2004, SFI filed an amendment to its Schedule 13D in which SFI disclosed that it was considering possible alternatives to the DBR proposal, and may engage in discussions with one or more third parties regarding such alternatives and the feasibility thereof. SFI noted any alternative transactions that it considered may or may not involve participation by SFI.

      On July 1, 2004 and July 6, 2004, representatives of Latham & Watkins had telephone discussions with representatives of Davis Polk and Nixon Peabody about their respective clients’ concerns that a Schedule 13D amendment filed by SFI on June 30 suggested that SFI was considering making an alternative acquisition proposal, and resulting concerns about the proposed standstill provisions in the proposed confidentiality and standstill agreements of the DBR Partners.

      During July 2004, a representative of Latham & Watkins had conversations with representatives of SFI about their Schedule 13D amendment. The representatives of SFI stated that they had not reached any conclusions with respect to the DBR proposal and that although they had no present plans with respect to an alternative proposal, they did not want to limit their options at that time.

      On July 8, 2004, each of the DBR Partners executed a confidentiality and standstill agreement with Chalone. According to the terms of the confidentiality and standstill agreements, DBR agreed that until July 8, 2005, and Constellation and Huneeus Vintners agreed that until July 8, 2007, other than on the invitation of Chalone’s board of directors, they would not take any action with respect to any acquisition of any securities or assets of Chalone or other enumerated types of extraordinary transactions with respect to Chalone. Pursuant to the confidentiality and standstill agreement with DBR, Chalone agreed that DBR would be entitled to continue to have three representatives on the Chalone board, that these directors could continue to take actions solely in their capacity as directors in order to fulfill their fiduciary duties as directors and that DBR could sell its shares of Chalone common stock and vote them at its discretion.

      On July 9, 2004, representatives of Latham & Watkins had further conversations with representatives of DBR and Constellation regarding the scope of the due diligence requests that DBR and Constellation had made and proposed due diligence procedures, including where such diligence would take place and when diligence could commence.

      On July 10, 2004, a representative of Constellation began its review of due diligence materials at the offices of Latham & Watkins in San Francisco. This representative was joined by representatives of DBR and Huneeus Vintners on July 12, 2004.

      From July 12 through August 25, 2004, the DBR Partners continued to conduct due diligence on Chalone. This diligence included meetings and conversations with Chalone management, continuing document review, the sampling of wine inventories and meetings between the DBR Partners and Chalone’s lenders to discuss the existing loan arrangements as well as possibilities for continuing financing of Chalone in the case of a merger.

      On July 13, 2004, Mr. Selfridge and Ms. Shawn Blom, Chalone’s Vice President and Chief Financial Officer, met with, and made a due diligence presentation to, representatives of the DBR Partners, including

Mr. Agustin Francisco Huneeus, a member of Huneeus Vintners, and Mr. Emmanuel Roth, Chief Financial Officer of DBR.

      On July 16, 2004, each of Company A and Company B executed confidentiality and standstill agreements with Chalone.

      On July 19, 2004, Thomas Weisel Partners sent a form confidentiality and standstill agreement to Company C.

      From July 19 through July 22, 2004, representatives of Latham & Watkins and Thomas Weisel Partners negotiated the terms of the confidentiality and standstill agreement with Company C.

      On July 20, 2004, Thomas Weisel Partners sent a form confidentiality and standstill agreement to Company D, and Company D executed a confidentiality and standstill agreement with Chalone.

      On July 20, 2004, Thomas Weisel Partners sent a form confidentiality and standstill agreement to Company E.

      From July 20 through July 23, 2004, Company A and Company B conducted due diligence on Chalone in data rooms in New York and San Francisco and continued their due diligence into September 2004.

      On July 20, 2004, Mr. Selfridge and Ms. Blom met with representatives of each of the DBR Partners, including Mr. Huneeus and Mr. Roth, to discuss additional due diligence matters.

      On July 21, 2004, representatives of Thomas Weisel Partners had a telephone conference with representatives of Company A and Company B regarding due diligence matters.

      On July 21 and July 22, 2004, a representative of Latham & Watkins negotiated the terms of a confidentiality and standstill agreement with a representative of Company E.

      On July 22, 2004, Company C executed a confidentiality and standstill agreement with Chalone.

      On July 22, 2004, Mr. Selfridge and Ms. Blom met with representatives of Company C to discuss due diligence matters.

      On July 22, 2004 and July 23, 2004, representatives of Company C conducted due diligence on Chalone in a data room in San Francisco.

      On July 22, 2004, Company E executed a confidentiality and standstill agreement with Chalone.

      On July 26, 2004, employees of Constellation had a telephone conference with Mr. Alan Drage, Chalone’s Vice President of Human Resources, and Ms. Blom regarding employee benefits due diligence matters.

      On July 27, 2004, representatives of Company A and Company B met with Mr. Selfridge and Ms. Blom regarding due diligence matters.

      On July 27, 2004, there was a conference call between Latham & Watkins, Thomas Weisel Partners, DBR, Constellation, Huneeus Vintners, lawyers for each of the DBR Partners and representatives of Citigroup. The DBR Partners communicated to Latham & Watkins and Thomas Weisel Partners that their due diligence was substantially complete and that they would reaffirm their offer of $9.25 per share based on that diligence. Citigroup discussed comparable transactions and premiums over market price that had been paid for target shares in such transactions. Thomas Weisel Partners expressed its disagreement with the DBR Partners’ conclusions about the valuation of Chalone.

      On July 27, 2004, representatives of Company E conducted due diligence on Chalone in a data room in New York.

      On July 30, 2004, representatives of Company D met with Mr. Selfridge and Ms. Blom regarding due diligence matters.

      On August 1, 2004, DBR extended its proposal on behalf of the DBR Partners until August 20, 2004.

      From August 2 through August 6, 2004, representatives of Latham & Watkins negotiated terms of amendments to the confidentiality and standstill agreements with Company A, Company B and Company D, allowing Company A and Company B to discuss an acquisition proposal for Chalone with Company D. These amendments were executed on August 6, 2004. Following discussions with Company A and Company B, Company D concluded that it was not interested in making a proposal to acquire Chalone, as it was only interested in the Chalone assets in the State of Washington.

      On August 4, 2004, in light of the concerns of the DBR Partners, at the request of the special committee, SFI provided a letter to the special committee stating that it did not have any present plan or intention to submit to Chalone an alternative acquisition proposal.

      On August 4, 2004, representatives of Company E met with Mr. Selfridge and Ms. Blom regarding due diligence matters.

      On August 4, 2004, representatives of Company C informed Thomas Weisel Partners that Company C was not interested in acquiring Chalone at a price in excess of $9.25 per share.

      On August 6, 2004, Mr. Kramlich, representing the special committee, Mr. Selfridge, Ms. Blom, representatives of Huneeus Vintners, Latham & Watkins, Davis Polk, representatives of Citigroup and representatives of Thomas Weisel Partners had a meeting in Menlo Park, California; representatives of DBR, as well as representatives of Constellation, joined this meeting by telephone. The DBR Partners and Citigroup explained to the special committee and its representatives the DBR Partners’ basis for the $9.25 price per share offer, including their discounted cash flow and comparable company analyses and the reasons the DBR Partners did not believe that the projections presented by Chalone management in the course of due diligence were reasonable.

      On August 9, 2004, representatives of Company A and Company B met with Mr. Selfridge and Ms. Blom and representatives of Thomas Weisel Partners regarding due diligence matters.

      On August 10, 2004, representatives of Company E informed Thomas Weisel Partners that Company E was not in a position to consider making a proposal to acquire Chalone, primarily due to other commitments of Company E management.

      On August 11, 2004, Latham & Watkins received a draft merger agreement from Davis Polk. This draft did not contain a requirement that a majority of the non-DBR shareholders vote to approve the merger.

      On August 12, 2004, the special committee received a letter from Company A setting forth a preliminary, non-binding indication of interest with respect to Chalone, which was subject to, among other things, the completion of due diligence, which the letter estimated would take from four to six weeks to complete. The indication of interest set forth an estimated enterprise valuation for Chalone between $200 million and $225 million. The letter also requested that Chalone agree to pay for Company A’s out-of-pocket expenses related to a proposed transaction between Chalone and Company A.

      On August 12, 2004, a representative of Latham & Watkins contacted a representative of Davis Polk to request additional information with respect to the wine club benefits that DBR proposed to make available to Chalone shareholders. Davis Polk sent a description of the proposal, prepared by the DBR Partners, to Latham & Watkins.

      On August 13, 2004, the special committee met and authorized its advisors to communicate with DBR’s advisors that it would not recommend the DBR proposal unless the price per share was at least $11.50, which communication was made.

      On August 13, 2004, at the instruction of the special committee, Latham & Watkins sent a form of draft merger agreement to Davis Polk for use in the event that the parties agreed on a merger transaction. This draft of the merger agreement contained representations and warranties, covenants and conditions that were less extensive than those in the Davis Polk draft and included a requirement that the majority of the non-DBR shareholders vote to approve the merger.

      On August 15, 2004, a representative of Davis Polk called representatives of Latham & Watkins and stated that DBR may be willing to offer $10.30-10.35 per share. The representatives of Latham & Watkins indicated that the special committee would consider this value per share to be inadequate.

      On August 16, 2004, representatives of Thomas Weisel Partners contacted representatives of Company A to request that Company A make a formal proposal but to deny its request that Chalone pay its out-of-pocket expenses in connection with its consideration of an alternative proposal to the DBR proposal.

      On August 17, 2004, the special committee received a letter from Company A indicating its interest in exploring an alternative proposal but repeating its request that Chalone pay Company A’s out-of-pocket expenses.

      From August 17 through August 19, 2004, in separate conversations between Latham & Watkins and representatives of each of the DBR Partners, and between Christophe Salin, on behalf of the DBR Partners, and Mr. Kramlich, on behalf of the special committee, the parties continued to discuss the appropriate valuation of Chalone.

      On August 18, 2004, Thomas Weisel Partners sent a draft confidentiality and standstill agreement to Company F, which executed the agreement. Company F was interested in potentially providing sale-leaseback financing but not in making a proposal to acquire Chalone.

      From August 18 through August 25, 2004, Mr. Selfridge and representatives of Latham & Watkins separately discussed due diligence matters with representatives of the DBR Partners. Representatives of Constellation conducted extensive sampling of wine inventories at Chalone sites in Napa, Sonoma and San Luis Obispo Counties, California and the State of Washington.

      On August 20, 2004, DBR extended its proposal on behalf of the DBR Partners until August 27, 2004.

      On August 23, 2004, Latham & Watkins sent the DBR Partners further information concerning the employment agreements, retention agreements, change of control severance agreements and benefit plans of the Chalone executives and employees.

      On August 24, 2004, Mr. Kramlich and Mr. Plant met with the President of Company A to discuss whether Company A would make a proposal, and Mr. Selfridge, Ms. Blom and representatives of Thomas Weisel Partners met with representatives of Company A to discuss diligence and other matters related to a potential alternative proposal.

      On August 25, 2004, there was a meeting of the board of directors of Chalone at which Mr. Salin and Mr. Roth were present. The board of directors discussed the status of the DBR proposal. After the board meeting adjourned, Mr. Salin and Mr. Roth had conversations with the members of the special committee and the special committee’s advisors concerning DBR’s belief that the DBR proposal should be accepted.

      On August 27, 2004, DBR extended its proposal on behalf of the DBR Partners until September 3, 2004, and a representative of Davis Polk informed a representative of Latham & Watkins that DBR would be prepared to increase its proposal to $11.00 per share if SFI were willing to execute a voting agreement with a commitment to vote in favor of such a transaction. In response, Latham & Watkins informed Davis Polk that a member of the special committee would speak to SFI on behalf of the special committee to express its support of the DBR proposal at $11.00, assuming other deal issues could be resolved.

      At the direction of the special committee, representatives of Latham & Watkins subsequently negotiated the terms of a confidentiality and standstill agreement with representatives of Baker Botts L.L.P., counsel for SFI. Representatives of the special committee advised SFI that they believed it would be advisable for the special committee to provide SFI with confidential information relating to the status of the DBR transaction in order for SFI to assess whether it could support such transaction. Such representatives stated, however, that, as a condition to providing such information to SFI, it would be necessary for SFI to execute a confidentiality and standstill agreement, even if SFI had no plan or intention to submit an alternative acquisition proposal.

      On August 27, 2004, the special committee authorized the reimbursement of up to $100,000 to Company A for its out-of-pocket expenses incurred in connection with its consideration of an alternative transaction.

      On August 29, 2004, a representative of Latham & Watkins had a telephone call with counsel for Company A to discuss the process for Company A making an alternative proposal.

      On August 29, 2004, a representative of Latham & Watkins had a telephone call with Mr. Hojel to discuss SFI’s position with respect to the revised DBR proposal, given that the DBR proposal was premised on SFI executing a voting agreement.

      On August 30, 2004, SFI executed a confidentiality and standstill agreement with Chalone.

      On August 31, 2004, the special committee authorized SFI to have discussions with Company A and Company B (and vice versa) regarding a potential proposal by Company A and Company B.

      On September 1, 2004, DBR agreed to allow the special committee to disclose non-public information with respect to the DBR proposal to SFI.

      On September 2, 2004, Chalone executed a letter agreement in which it agreed to reimburse up to $100,000 to Company A for Company A’s out-of-pocket expenses incurred in connection with its consideration of making a proposal.

      On September 2 and September 3, 2004, representatives of SFI had meetings with the members of the special committee, Mr. Selfridge, Ms. Blom and representatives of Latham & Watkins and Thomas Weisel Partners to discuss the DBR proposal in light of that proposal’s requirement that SFI execute a voting agreement. Latham & Watkins communicated to SFI that the special committee would support the DBR proposal at $11.00 per share, assuming other deal issues could be resolved.

      On September 3, 2004, DBR extended its proposal until September 10, 2004.

      On September 8, 2004, members of the special committee and representatives of Latham & Watkins and Thomas Weisel Partners had a telephone conference with representatives of Company A and Company B to discuss a potential proposal.

      On September 8, 2004, members of the special committee and representatives of Latham & Watkins and Thomas Weisel Partners had a telephone conference with representatives of SFI to discuss the DBR proposal, during which SFI advised that it would be unwilling to support the DBR proposal at a price of $11.00 per share. This message was communicated to representatives of the DBR Partners on September 9, 2004.

      On September 9, 2004, representatives of Latham & Watkins and Thomas Weisel Partners had a telephone conference with representatives of Company A and Company B to discuss a potential alternative proposal.

      On September 10, 2004, the special committee agreed to allow SFI to discuss DBR’s proposal directly with DBR.

      On September 10, 2004, DBR extended its proposal on behalf of the DBR Partners until September 17, 2004.

      From September 10 through October 5, 2004, representatives of Latham & Watkins and Thomas Weisel Partners had discussions with advisors to Company A and Company B regarding the potential proposal by Company A.

      On September 13, 2004, representatives of SFI, DBR, Constellation and Huneeus Vintners met in Mexico City to discuss the DBR proposal. They discussed the DBR proposal in detail and the prospects and concerns regarding the future of Chalone if it were to remain a public company in its current form. SFI reiterated its position that it would not be willing to support DBR’s proposal at an $11.00 price per share, and stated that at that price it would prefer that Chalone remain as a public company with each of DBR and SFI continuing as shareholders. DBR expressed its disagreement with that approach.

      On September 15, 2004, members of the special committee and representatives of Latham & Watkins and Thomas Weisel Partners had a telephone conference with representatives of SFI to discuss the DBR proposal, during which SFI again advised that it would be unwilling to support the DBR proposal at a price of $11.00 per share.

      On September 15, 2004, DBR, Constellation and Huneeus Vintners extended their commitments to one another until December 31, 2004.

      On September 17, 2004, representatives of Davis Polk and Nixon Peabody had telephone conversations with a representative of Latham & Watkins during which it was indicated that DBR would not be extending its proposal, but that it would continue discussions with the special committee regarding its proposal.

      From September 15 through October 5, 2005, advisors of the special committee had further conversations with advisors to DBR regarding the DBR proposal. During these conversations, Davis Polk indicated that the DBR Partners were considering a proposal at $11.00 per share in which there would be no shareholder support agreement from SFI. As part of the proposal, Davis Polk communicated that the vote required for shareholder approval of the merger would be 50% of the outstanding common stock, with DBR voting its 48.9% in favor of approval, in contrast to the Chalone advisors’ request for a condition to consummation of the merger that there be a vote of a majority of the shares voting held by shareholders other than DBR, and that such an option might be the only way to avoid allowing SFI to prevent a transaction at $11.00. In consideration of there being no such “majority of the minority” provision, Davis Polk proposed on behalf of the DBR Partners that Chalone would be free to continue to solicit alternative sales of Chalone and that if DBR were unwilling to match any higher offer received by Chalone for a sale of the entire company, DBR would vote its shares in favor of approval of the transaction resulting from the higher offer. Latham & Watkins informed Davis Polk that it would have difficulty recommending to the special committee a merger agreement which did not contain a requirement for the approval of a majority of the non-DBR shareholders.

      On October 5, 2004, the special committee received a proposal from Company A in which it proposed to (1) acquire 4.5 million shares of Chalone common stock from Chalone at $11.00 per share and (2) have Chalone make a tender offer for up to 3.6 million shares of Chalone common stock at a price of $11.00 per share. Company A indicated that this proposal was conditional on entering into a shareholders agreement with SFI and its affiliates, which would include provisions covering such matters as director appointment, voting of shares, tag along rights and a restriction on selling shares.

      On October 5, 2004, at the request of Latham & Watkins, Davis Polk forwarded a summary of the revised DBR proposal for consideration by the special committee and board of directors of Chalone.

      On October 6, 2004, following presentations by representatives of Latham & Watkins and Thomas Weisel Partners of both the Company A proposal and the revised DBR proposal, the special committee determined to present both the DBR proposal and the Company A proposal to the entire Chalone board of directors.

      On October 8, 2004, the special committee made a preliminary presentation regarding both proposals to the Chalone board of directors and apprised the board of the status of the negotiations with each of DBR and Company A, as well as the efforts that had been made by Thomas Weisel Partners to solicit other alternative proposals to the DBR proposal. Thomas Weisel Partners made a presentation with respect to the financial aspects of each proposal to the Chalone board of directors (other than those directors affiliated with DBR).

      On October 11, 2004, the DBR Partners informed the special committee that they would be willing to increase their offer to $11.75 per share, and SFI indicated to the special committee that as a result of such price increase it intended to support the DBR proposal and would not enter into a shareholders agreement with Company A as required by the Company A proposal. The DBR Partners indicated that, under the revised DBR proposal, the merger agreement would include a majority of the minority approval condition to consummate the merger.

      On October 11, 2004, the Chalone board of directors listened to the proposal by Mr. Salin on behalf of the DBR Partners and then a presentation by Company A and its advisors. The board of directors then met without the directors affiliated with DBR and decided that Chalone should pursue the DBR proposal in the interests of Chalone shareholders.

      On October 12, 2004, Davis Polk sent a revised draft merger agreement to Latham & Watkins. Davis Polk sent a draft voting agreement for SFI to Baker Botts, which included provisions allowing SFI to be released from its voting obligations if the Chalone special committee exercised its rights to terminate the merger agreement due to its acceptance of a superior proposal.

      On October 15, 2004, representatives of the DBR Partners sent to Latham & Watkins revised forms of guarantees of the payment by Constellation and Huneeus Vintners of the portion of the merger consideration which was not proposed to be provided by Triple Wines by DBR.

      From October 12 through October 25, 2004, representatives of the special committee and representatives of the DBR Partners negotiated the terms of the merger agreement and guarantees. Mr. Huneeus held conversations with Mr. Plant, on behalf of the special committee, during which they negotiated the details of the wine dividend and related benefits that would be offered to the existing Chalone shareholders in connection with the merger. Representatives of DBR continued to discuss with representatives of SFI the conditions under which SFI would intend to vote in favor of the merger.

      From October 12 through October 18, 2004, Davis Polk held conversations with Baker Botts regarding the intention of SFI to vote for the DBR proposal and how best to reflect that intention in writing. Baker Botts indicated that SFI did not want to sign a voting agreement as proposed by the DBR Partners. Mr. Salin had phone calls with representatives of SFI on October 16 and 17, 2004 regarding SFI’s unwillingness to sign the voting agreement; however, these SFI representatives indicated that SFI did intend to vote in favor of the merger unless the Chalone board of directors terminated the merger agreement.

      On October 22, 2004, Baker Botts sent to Davis Polk drafts of (i) an amendment to SFI’s Report on Schedule 13D proposed to be filed by SFI upon the execution of the merger agreement, which would express the SFI intention to vote for the DBR proposal, and (ii) a letter agreement, the Shareholder Letter Agreement, proposed to be entered into between the SFI Shareholders and DBR in which the SFI Shareholders would undertake not to sell their shares of Chalone common stock between signing and closing of the merger transaction. These drafts were further negotiated by Baker Botts, Davis Polk and Latham & Watkins between October 22, 2004 and October 26, 2004.

      On October 26, 2004, the special committee met and, following presentations by representatives of Latham & Watkins and Thomas Weisel Partners, agreed to recommend that the Chalone board of directors approve and adopt the merger agreement and approve the merger.

      On October 30, 2004, the Chalone board of directors met. Mr. Niven was the only member of the board not present. Mr. Rothschild, Mr. Salin and Mr. Istel withdrew from the meeting when the board addressed the DBR proposal. A representative of Morrison & Foerster LLP, special counsel to Chalone, apprised the board of directors of its duties in connection with any business combination with DBR and the relationship of those duties to the form of merger agreement. Representatives of Thomas Weisel Partners provided a written opinion that the merger consideration was fair, from a financial point of view, to Chalone shareholders (other than DBR and its affiliates). The board of directors approved and adopted the merger agreement and approved the merger and authorized Chalone’s officers to execute the merger agreement.

      On October 30, 2004, the merger agreement, the guaranty and the Shareholder Letter Agreement discussed above were executed by the parties.

Recommendations of Our Special Committee and Board of Directors and Their Reasons for the Recommendations

Recommendation of the Chalone Special Committee

      Because the offer by DBR to purchase the shares it did not already own in Chalone represented a going-private transaction for Chalone, Chalone set up a special committee consisting of independent members of the Chalone board of directors to review and evaluate the DBR proposal. At a meeting duly called and held, the special committee unanimously determined that the merger agreement, and the transactions contemplated thereby, including the merger, were in the best interests of the Chalone shareholders, other than DBR and its affiliates, and were just and reasonable to Chalone. The special committee also unanimously resolved to recommend, and did recommend, that the Chalone board of directors approve and adopt the merger agreement and the transactions contemplated thereby.

Recommendation of the Chalone Board of Directors

      At a meeting duly called and held, the Chalone board of directors concluded that the merger agreement, and the transactions contemplated thereby, including the merger, were in the best interests of the Chalone shareholders, other that DBR and its affiliates, and were just and reasonable to Chalone, and, accordingly, following the unanimous recommendation of the special committee, approved and adopted the merger agreement and the merger and resolved to recommend, subject to the terms of the merger agreement, that the Chalone shareholders approve and adopt the merger agreement and approve the merger (with those directors affiliated with DBR withdrawing from the meeting prior to the board’s vote and Mr. Selfridge abstaining due to his interest or perceived interest in the merger).

The Chalone board of directors recommends that the Chalone shareholders vote “FOR” the approval and adoption of the merger agreement and the merger.

Reasons for the Recommendations of the Chalone Special Committee and Board of Directors

      The Chalone special committee and board of directors each independently based their determinations set forth above upon consideration of a number of factors, including:

      (1) advice received from and a presentation made by Thomas Weisel Partners to the Chalone board of directors, information provided to the Chalone board of directors by members of Chalone management, discussions among Thomas Weisel Partners and the Chalone board of directors and the opinion of Thomas Weisel Partners to the effect that, based upon and subject to the matters set forth therein, as of the date of such opinion, the merger consideration is fair, from a financial point of view, to the Chalone shareholders other than DBR and its affiliates, as more fully described under the heading “Special Factors — Fairness Opinion of the Special Committee’s Financial Advisor” beginning on page 32;

      (2) the premium of $11.75 over the $8.58 closing price of Chalone’s common stock prior to the announcement of the DBR proposal on May 14, 2004;

      (3) the fact that the DBR proposal had been publicly announced since May 17, 2004 and that Chalone had not received any other acquisition proposals at a higher price during the subsequent five-month period;

      (4) the fact that California law entitles Chalone shareholders that vote against the merger, file a written objection with Chalone and otherwise follow the procedures required by California law to obtain the “fair value” of their shares, as determined by a court, if the merger is completed, as more fully described under the heading “Special Factors — Dissenters’ Rights” beginning on page 48;

      (5) the financial condition, results of operations and cash flow of Chalone, both on an historical and a prospective basis;

      (6) historical market prices and trading information, including trading volume and liquidity, of Chalone common stock;

      (7) the increasing costs and demands on management of being a publicly-traded company, particularly the time, effort and expense involved in complying with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002;

      (8) the fact that DBR has agreed to provide to shareholders of Chalone (other than DBR and its affiliates) wine club benefits that are comparable in value to the existing wine club benefits, as more fully described under the heading “The Merger Agreement — Wine Club Benefits” beginning on page 62;

      (9) the present environment in the wine industry;

      (10) the terms and conditions of the merger agreement, including the fact that the merger is subject to Chalone shareholder approval (which approval must include the affirmative vote of a majority of the votes cast by shareholders other than DBR and its affiliates); and

      (11) the fact that the terms and conditions of the merger agreement include provisions that permit Chalone to continue to solicit acquisition proposals for Chalone from third parties at a higher price than $11.75 per share and that in the event an offer is received at a higher price for a purchase of all of the outstanding shares of Chalone common stock, DBR has agreed either to match the higher priced offer or to vote its shares in favor of the higher priced transaction.

      The Chalone board of directors also considered the process used by the special committee in reaching its recommendation as more fully described under the heading “Special Factors — Background to the Merger,” beginning on page 19.

      The Chalone special committee and board of directors also each considered a variety of risks and other potentially negative factors concerning the merger. The material risks and potentially negative factors considered independently by the Chalone special committee and board of directors were as follows:

(1) following the merger, Chalone shareholders, other than DBR and its affiliates, will cease to participate in any future earnings growth of Chalone or benefit from any increase in the value of Chalone;

(2) the cash consideration received by a shareholder generally will be taxable to the shareholder in an amount equal to the excess of $11.75 over the shareholder’s tax basis in the shareholder’s shares of Chalone common stock;

(3) DBR and its affiliates have potential conflicts of interest, including equity interests; and

(4) if the merger is not completed under circumstances further discussed in “The Merger Agreement — Termination of the Merger Agreement,” beginning on page 63, Chalone may be required to reimburse DBR specified expenses.

      After considering these factors, each of the Chalone special committee and board of directors independently concluded that the positive factors relating to the merger outweighed the negative factors. Neither the Chalone special committee nor board of directors assigned relative weights to the foregoing factors or determine that any one factor was of particular importance. However, individual members of the Chalone special committee and board of directors may have assigned different weights to various factors. The Chalone special committee and board of directors each viewed its determinations as being based on the totality of the information presented to and considered by it.

      Other than the recommendations of the board of directors that the shareholders vote in favor of the adoption and approval of the merger agreement, no other person filing the Schedule 13E-3 has made any recommendation with respect to the merger.

Determination of Fairness of the Merger by DBR

      The rules of the SEC require DBR to express its belief as to the fairness of the merger to Chalone’s shareholders (other than DBR and its affiliates). DBR did not participate in the deliberations of the special committee regarding the merger or receive advice from Thomas Weisel Partners as to the fairness to Chalone’s shareholders (other than DBR and its affiliates) of the merger.

      However, based only on the facts and information available to DBR, in order to judge the fairness of the merger, DBR has separately considered the factors noted above which were taken into account by the board of directors and the special committee. Specifically, DBR believes that the merger is fair to Chalone and its shareholders (other than DBR and its affiliates) based on their consideration of the following factors:

•	the current and historical market prices for shares of Chalone common stock;

•	the fact that the $11.75 per share to be paid to Chalone’s shareholders (other than DBR and its affiliates) in the merger represents a premium of approximately 37% over the $8.58 closing sale price for the shares of Chalone common stock on the Nasdaq on May 14, 2004, the last trading day before DBR announced its initial offer to take Chalone private by purchasing all of the outstanding shares of Chalone common stock not already owned by DBR at a price of $9.25 per share;

•	the determination of the special committee that the merger is in the best interests of Chalone’s shareholders (other than DBR and its affiliates) and is just and reasonable to Chalone, and the board of directors’ recommendation that the shareholders vote to adopt and approve the merger agreement and the merger;

•	the receipt and acceptance by the special committee of the Thomas Weisel Partners fairness opinion;

•	DBR’s knowledge of the business, financial condition, results of operations and prospects of Chalone, and knowledge of the wine industry generally;

•	the arm’s length nature of the extensive negotiations between the special committee and DBR;

•	the measures taken by the board of directors to ensure the procedural fairness of the transaction, including the formation of the special committee;

•	the fact that the terms and conditions of the merger agreement include provisions that permit Chalone to continue to solicit acquisition proposals for Chalone from third parties at a price higher than $11.75 per share and that in the event an offer is received at a higher price for a purchase of all of the outstanding shares of Chalone common stock, DBR has agreed either to match the higher-priced offer or to vote its shares in favor of the higher- priced transaction; and

•	the fact that consummation of the merger requires the affirmative vote of at least a majority of the votes cast with respect to the merger agreement and the merger by shareholders other than DBR and its affiliates.

      DBR did not assign relative weights to these factors. Rather, it viewed its position as being based on the totality of the information presented to and considered by it, except that particular emphasis was placed on the receipt and acceptance by the special committee of the Thomas Weisel Partners fairness opinion.

      DBR believes that the merger is procedurally fair because of the measures taken by the special committee and the board of directors to ensure the procedural fairness of the transaction, including the formation of the special committee, the retention of legal and financial advisors by the special committee, the arms-length nature of the negotiations between the special committee and DBR and the approval of the transaction by a majority of the Chalone directors who are not employees of Chalone or affiliates of DBR. In addition, although the transaction does not require the approval of at least a majority of the outstanding shares held by shareholders not affiliated with DBR, DBR noted that it is structured so as to require the approval of the shareholders holding a majority of the outstanding shares, which approval must include the affirmative vote of a majority of the votes cast with respect to the transaction by shareholders other than DBR and its affiliates.

      The foregoing constitute all the material factors considered by DBR in making its fairness determination. DBR did not consider whether the merger consideration constitutes fair value in relation to liquidation value or book value because it believed that those measures of value were not relevant to the market value of Chalone’s business. In reaching its determination, DBR also did not consider the purchases made by DBR and its affiliates during the past two years. Chalone did not receive any firm offers for acquisition during the past two years. Consequently, DBR did not consider any firm offers.

Fairness Opinion of the Special Committee’s Financial Advisor

      Thomas Weisel Partners acted as financial advisor to the special committee of our board of directors in connection with the merger. On October 30, 2004, Thomas Weisel Partners delivered to the special committee its written opinion that, as of that date, and based upon the assumptions made, matters considered and limits on review set forth in Thomas Weisel Partners’ written opinion, the consideration to be received by Chalone’s shareholders (other than DBR and its affiliates) pursuant to the merger agreement was fair to such shareholders from a financial point of view.

      The special committee determined the consideration to be paid to Chalone’s shareholders through negotiations with DBR. Chalone did not impose any limitations on Thomas Weisel Partners with respect to the investigations made or procedures followed in rendering its opinion.

      The full text of the written opinion of Thomas Weisel Partners, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of review undertaken by Thomas Weisel Partners in delivering its opinion, is attached as Annex B to this proxy statement. Shareholders should read this opinion carefully and in its entirety. The following description of the opinion of Thomas Weisel Partners is only a summary of the written opinion and as such the following description is qualified in its entirety by reference to the full text of the written opinion and is not a substitute for the written opinion.

      The opinion of Thomas Weisel Partners was directed to the special committee of our board of directors in their consideration of the merger, and our board of directors was permitted to rely on the opinion. The opinion does not constitute a recommendation to our shareholders as to how they should vote with respect to the merger. The opinion addresses only the fairness, from a financial point of view, of the consideration to Chalone’s shareholders (other than DBR and its affiliates). It does not address the relative merits of the merger and any alternatives to the merger, our underlying decision to proceed with or effect the merger or any other aspect of the merger.

      In connection with its opinion, Thomas Weisel Partners, among other things:

•	reviewed certain publicly available financial and other data with respect to Chalone, including the consolidated financial statements for recent years and certain other relevant financial and operating data relating to Chalone made available to Thomas Weisel Partners from published sources and from our internal records;

•	reviewed the financial terms and conditions of a draft merger agreement dated October 30, 2004;

•	reviewed certain publicly available information concerning the trading of, and the trading market for, Chalone common stock;

•	compared Chalone from a financial point of view with certain other companies in the wine, liquor and spirits industry that Thomas Weisel Partners deemed to be relevant;

•	considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the wine industry that Thomas Weisel Partners deemed to be comparable, in whole or in part, to the merger;

•	reviewed and discussed with representatives of our management certain information of a business and financial nature regarding Chalone, furnished to Thomas Weisel Partners by them, including financial forecasts and related assumptions of Chalone;

•	made inquiries regarding and discussed the merger and the merger agreement and other matters related thereto with the special committee’s counsel;

•	compared the value of the proposed wine benefits to the value of existing wine benefits; and

•	performed such other analyses and examinations as Thomas Weisel Partners deemed appropriate.

      In preparing its opinion, Thomas Weisel Partners did not assume any obligation to independently verify any of the information referred to above and relied on such information being accurate and complete in all material respects. Thomas Weisel Partners also made the following assumptions:

•	with respect to the financial forecasts for Chalone provided to Thomas Weisel Partners by our management, upon the advice of management and with our consent, Thomas Weisel Partners assumed for purposes of its opinion that the forecasts:

•	had been reasonably prepared on bases reflecting the best available estimates and judgments of our management at the time of preparation as to the future financial performance of Chalone; and

•	provided a reasonable basis upon which Thomas Weisel Partners could form its opinion;

•	that there had been no material changes in the assets, financial condition, results of operations, business or prospects of Chalone since the respective dates of the last financial statements made available to Thomas Weisel Partners;

•	that Chalone appropriately relied on advice of counsel and independent accountants as to all legal and financial reporting matters with respect to Chalone, the merger and the merger agreement;

•	that the merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations;

•	that in all respects material to Thomas Weisel Partners’ analysis, the representations and warranties of each party contained in the merger agreement are true and correct, that each party would perform all of the covenants in the merger agreement required to be performed by it, and that the merger would be consummated in accordance with the terms described in the merger agreement, without any further amendment thereto, and without waiver by us of any of the conditions to our obligations thereunder; and

•	that the definitive merger agreement would not be different in any material respect from the draft provided to Thomas Weisel Partners dated October 30, 2004.

      In addition, for purposes of its opinion:

•	Thomas Weisel Partners did not assume responsibility for making an independent evaluation, appraisal or physical inspection of the assets or liabilities (contingent or otherwise) of Chalone, nor was Thomas Weisel Partners furnished with any such appraisals; and

•	The opinion of Thomas Weisel Partners was based on economic, monetary, market and other conditions as in effect on, and the information made available to Thomas Weisel Partners as of, the date of the opinion. Accordingly, although subsequent developments may affect its opinion, Thomas Weisel Partners has not assumed any obligation to update, revise or reaffirm its opinion.

      The following represents a brief summary of the material financial analyses performed by Thomas Weisel Partners in connection with providing its opinion to the special committee. Some of the summaries of financial analyses performed by Thomas Weisel Partners include information presented in tabular format. In order to fully understand the financial analyses performed by Thomas Weisel Partners, shareholders should read the tables together with the text of each summary. The tables alone do not constitute a complete summary of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Thomas Weisel Partners.

Three Part Valuation

      Thomas Weisel Partners valued Chalone based on three distinct parts. First, Thomas Weisel Partners valued Chalone using traditional valuation methodologies, as described under the caption “Valuation of Operating Business.” Second, Thomas Weisel Partners separately determined the value of certain “other assets,” as described under the caption “Valuation of Other Assets,” which Thomas Weisel Partners determined were not contributing significantly to the operating business of Chalone and therefore were not appropriately valued using the traditional valuation methodologies. Third, Thomas Weisel Partners considered the respective values of the current wine benefits received by Chalone shareholders and the proposed wine benefits to be offered to Chalone shareholders by DBR in connection with the merger, as described under the caption “Valuation of Wine Benefits.”

      In each of the analyses discussed below under the caption “Valuation of Operating Business,” Thomas Weisel Partners obtained ranges of implied enterprise values for Chalone, which Thomas Weisel Partners defined as market capitalization on a diluted basis plus total debt less cash and cash equivalents. However, as noted above, Thomas Weisel Partners determined that the implied enterprise values obtained using these traditional valuation methods did not properly reflect the valuations of certain “other assets” and therefore performed separate analyses to estimate the value of these assets. In order to obtain the reference per share values against which the $11.75 merger consideration can be compared, Thomas Weisel Partners adjusted the range of implied enterprise values resulting from the valuation of the operating business by combining the range of enterprise values with the ranges of implied values of these other assets. From the adjusted implied enterprise values, Thomas Weisel Partners calculated (1) corresponding implied equity values, by adjusting the enterprise values for net debt, and (2) corresponding implied per share equity values, by dividing the implied equity values by the number of diluted shares of Chalone common stock outstanding. The adjustments made and the comparisons of the adjusted implied per share prices to the $11.75 merger consideration are discussed under the caption “Adjusted Valuation.”

      In addition, Thomas Weisel Partners considered the respective values to the shareholders of Chalone (other than DBR and its affiliates) of the wine benefits proposed by DBR and of the current wine benefits, as described under the caption “Valuation of Wine Benefits.” As noted below, Thomas Weisel Partners determined that the current and proposed wine benefits were comparable. Accordingly, Thomas Weisel Partners adjusted neither the $11.75 merger consideration price for the value of the proposed benefits nor the implied per share reference prices for the value of the current benefits, except in the case of the premiums paid methodology, as described under the caption “Premiums Paid Analysis.”

      In its analysis, to the extent indicated in a particular analysis, Thomas Weisel Partners relied on two sets of management projections:

1. The “November ’03 Plan”: Projections for the period 2004 to 2008 prepared by management in November 2003, primarily for the purpose of negotiating appropriate covenants in certain of our loan facilities; and

2. The “June ’04 Plan”: Projections for the period 2004 to 2010 prepared by management in June 2004 based on different, more detailed and more up-to-date assumptions. The June ’04 Plan projections were prepared primarily for the special committee, DBR and other interested parties for use in assessing the value of Chalone. The November ’03 Plan and June ’04 Plan projections are set forth on pages 52 and 53.

Valuation of Operating Business

      Selected Public Companies Analysis. Based on public and other available information, Thomas Weisel Partners calculated the implied enterprise value of Chalone based on the multiples of enterprise value to (1) the earnings before interests, taxes, depreciation and amortization (EBITDA) for the last twelve months, (2) projected EBITDA for calendar year 2004 and (3) projected EBITDA for calendar year 2005, for each of the companies listed below in the alcoholic beverages industry.

      Thomas Weisel Partners obtained implied values based on 2004 and 2005 projections from both the November ’03 Plan and the June ’04 Plan. Projections for the selected companies were based on Thomas Weisel Partners’ research, other publicly available Wall Street research analysts’ reports and forecasts and other publicly available third-party sources. Thomas Weisel Partners believes that the companies listed below have operations similar to some of the operations of Chalone, but noted that none of these companies has the same management, composition, size or combination of brands or assets as Chalone:

International
Wine	Beer	Liquor	International Wine	Conglomerates

• Constellation Brands • The Robert Mondavi Corporation*	• Anheuser-Busch • The Boston Beer Company • Adolph Coors	• Brown-Forman • Todhunter	• Foster’s • Southcorp • Vincor International	• Allied-Domecq • Diageo • Lion Nathan • Pernod Ricard

*	Thomas Weisel Partners determined that the market price of The Robert Mondavi Corporation stock had reflected an acquisition premium since the announcement of the Constellation Brands acquisition proposal on October 19, 2004. Accordingly, Thomas Weisel Partners calculated multiples used for The Robert Mondavi Corporation based on public trading prices of its stock before October 19, 2004.

      The following table sets forth the multiples and resulting implied values indicated by this analysis:

	Enterprise	Enterprise	Enterprise	Enterprise
	Value/ 2004E	Value/ 2005E	Value/ 2004E	Value/ 2005E	Enterprise
	EBITDA Nov.	EBITDA Nov.	EBITDA June	EBITDA June	Value/ LTM
	’03 Plan	’03 Plan	’04 Plan	’04 Plan	EBITDA Actual

Third Quartile	12.6x	11.6x	12.6x	11.6x	12.4x
Third Quartile (adjusted)	12.8x	12.4x	12.8x	12.4x	12.4x
Mean	11.3x	10.4x	11.3x	10.4x	11.4x
Median	11.6x	10.9x	11.6x	10.9x	12.1x
First Quartile	10.5x	10.0x	10.5x	10.0x	11.0x
Implied Chalone Enterprise Value (millions)	$136.9-$166.8	$128.7-$159.6	$145.7-$177.6	$149.0-$184.7	$157.3-$177.3
Implied Chalone Equity Value (millions)	$74.1-$104.1	$66.0-$96.9	$82.9-$114.8	$86.2-$122.0	$94.5-$114.5
Implied Chalone Per Share Value	$5.50-$7.72	$4.89-$7.19	$6.15-$8.51	$6.40-$9.03	$7.01-$8.49

      Because of the inherent differences between the business, operations and prospects of Chalone and the business, operations and prospects of the selected companies, Thomas Weisel Partners believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the comparable company analysis and accordingly also made qualitative judgments concerning the differences between the financial and operating characteristics and prospects of Chalone and the selected companies that would affect the public trading values of each. Accordingly, in comparing the multiples associated with The Robert Mondavi Corporation, which Thomas Weisel Partners determined was the most comparable company to Chalone, against those associated with the other selected companies, Thomas Weisel Partners deemed it appropriate to adjust the implied third quartile data by substituting the multiples associated with The Robert Mondavi Corporation where they exceeded the multiples otherwise obtained. The results are stated in the table above in the row captioned “Third Quartile (adjusted).”

      Selected Transactions Analysis. Based on public and other available information, Thomas Weisel Partners calculated the implied enterprise value of Chalone as a multiple of EBITDA for the last twelve months in thirteen selected acquisitions of wine companies that have been announced since April 22, 1999. In each case, Thomas Weisel Partners used estimates based on public filings, news articles, published Wall Street research analysts’ reports and forecasts and other publicly available third party sources. The acquisitions reviewed in this analysis were the following:

Announcement Date	Acquiror	Target

October 19, 2004*	Constellation Brands	Robert Mondavi Corporation
March 17, 2004	The Wine Group	Golden State Vintners
August 29, 2003	Hess Group	Peter Lehmann Wines
January 14, 2003	Constellation Brands	BRL Hardy Ltd.
September 30, 2001	Pacific Wine Partners	Blackstone Winery
August 8, 2001	Vincor International	Hogue Cellars
June 29, 2001	Allied Domecq	Buena Vista Winery
April 10, 2001	Constellation Brands	Ravenswood Winery
March 26, 2001	Constellation Brands	Corus Brands
February 7, 2001	Allied Domecq	Montana Group Ltd.
February 1, 2001	Constellation Brands	Turner Road Vintners
August 28, 2000	Fosters Brewing Group Ltd.	Beringer Wine Estates Holdings
April 22, 1999	Constellation Brands	Franciscan Vineyards

*	This transaction refers to the unsolicited proposal made by Constellation Brands on October 19, 2004.

      The following table sets forth the multiples and resulting implied values indicated by this analysis:

Enterprise
Value/EBITDA
LTM

Third Quartile	14.6x
Mean	13.0x
Median	13.4x
First Quartile	11.2x
Implied Chalone Enterprise Value (millions)	$160.1-$208.7
Implied Chalone Equity Value (millions)	$97.4-$146.0
Implied Chalone Per Share Value	$7.22-$10.74

      No transaction used in the selected transactions analysis is identical to the merger, and no company used in the selected public company analysis is identical to Chalone. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which Chalone and the merger are being compared.

      The multiples derived from the implied estimated enterprise values and EBITDA of the companies listed above were calculated using data that excluded all extraordinary items and non-recurring charges and assumed a tax rate consistent with that implied in each company’s most recent financial release or, in the case of the selected transactions analysis, the latest financial release prior to announcement.

      Discounted Cash Flow Analysis. Thomas Weisel Partners used cash flow forecasts of Chalone for calendar years 2005 through 2008 (using the November ’03 Plan) and 2005 through 2010 (using the June ’04 Plan), as projected by our management, to perform a discounted cash flow analysis. In conducting this analysis, Thomas Weisel Partners assumed that Chalone would perform in accordance with these forecasts. Thomas Weisel Partners first discounted the cash flows projected through 2008 (for the November ’03 Plan)

and through 2010 (for the June ’04 Plan) using discount rates ranging from 9.0% to 11.0%. The discount rates were selected using a weighted average cost of capital analysis. Thomas Weisel Partners then estimated the terminal value of the projected cash flows by applying multiples ranging from 9.0x to 11.0x to Chalone’s estimated 2008 EBITDA (for the November ’03 Plan) and estimated 2010 EBITDA (for the June ’04 plan). This terminal value was also discounted using discount rates from 9.0% to 11.0%. In each case, cash flows and terminal values were discounted back to December 31, 2004. Based on projections in each of the November ’03 Plan and the June ’04 Plan, respectively, this analysis implied ranges of enterprise values, equity values and per share values for Chalone as set forth in the table below:

	Based on	Based on
	November ’03 Plan	June ’04 Plan
	Projections	Projections

Implied Chalone Enterprise Value (millions)	$139.7-$180.7	$184.5-$244.3
Implied Chalone Equity Value (millions)	$77.0-$118.0	$121.7-$181.6
Implied Chalone Per Share Value	$5.66-$8.68	$8.96-$13.36

Valuation of Other Assets

      As noted above, in performing its analyses using the traditional methodologies described above, Thomas Weisel Partners determined that three assets were not currently contributing, and were not expected to contribute in 2004 or 2005, significantly to our operating income or EBITDA, and that therefore the traditional valuation analyses may not ascribe full value to the assets. Thomas Weisel Partners performed separate analyses to estimate the value of each asset, and determined a potential valuation range of $21.5 million to $37.5 million ($1.60 to $2.75 per share), as follows:

      Investment in Château Duhart-Milon. As of the date of the opinion of Thomas Weisel Partners, we held a 23.5% interest in Château Duhart-Milon, a fourth-growth Bordeaux estate, with the remaining interest held by DBR. Because the equity returns to us of this investment are not included in operating income, Thomas Weisel Partners concluded that none of the traditional valuation methodologies described above captured the value of this investment. As of September 30, 2004, we carried the 23.5% ownership interest in Château Duhart-Milon as a long-term asset valued at $11.2 million. In addition to taking into account the book value, Thomas Weisel Partners used two separate methodologies to value the 23.5% interest in Château Duhart-Milon:

A. Discounted Cash Flow Analysis. Thomas Weisel Partners performed a discounted cash flow analysis using cash flow forecasts of Château Duhart-Milon for calendar years 2005 through 2008 based on internal projections of Château Duhart-Milon as of September 2003. In conducting this analysis, Thomas Weisel Partners assumed that Château Duhart-Milon would perform in accordance with these forecasts and further assumed a Euro to U.S. Dollar exchange rate of 1.2366. Thomas Weisel Partners first discounted the cash flows projected through 2008 using discount rates ranging from 9.0% to 11.0%. Thomas Weisel Partners then estimated the terminal value of the projected cash flows by applying exit multiples to Château Duhart-Milon estimated 2008 EBITDA, which multiples ranged from 9.0x to 11.0x. This terminal value was also discounted using discount rates of 9.0% to 11.0%. Thomas Weisel Partners assumed, based on information provided by Chalone management, that Château Duhart-Milon held no net debt and therefore determined the resulting enterprise values to be equivalent to their associated equity values. Based on projections from the November ’03 Plan, this analysis implied a range of equity values of Chalone’s 23.5% interest in Château Duhart-Milon of $3.1 million to $3.9 million.

B. Discounted Dividend. In a separate analysis, Thomas Weisel Partners calculated an imputed range of annual returns to us from Château Duhart-Milon of $500,000 to $800,000, based on projections from the June ’04 Plan that our ownership stake in Château Duhart-Milon would produce annual equity returns to us of $655,000. Thomas Weisel Partners then discounted this range of returns, assuming perpetuity, using discount rates ranging from 9.0% to 11.0%. This analysis implied a range of equity values of our 23.5% interest in Château Duhart-Milon of $4.5 million to $8.9 million.

      Using the stated book value and the results of these analyses as general guidelines, and making qualitative judgments, Thomas Weisel Partners determined that the most relevant range of values for our 23.5% interest in Château Duhart-Milon was $5.0 million to $11.0 million.

      Hewitt Vineyard. Based on information and projections concerning the Hewitt Vineyard provided by management, including the estimated time to full production in the vineyard, Thomas Weisel Partners determined that sales reflecting full capacity Hewitt production would not materialize and be reflected in our revenues and EBITDA until the outer years of either the November ’03 Plan or June ’04 Plan projections. Because the value of the prospective equity returns to Chalone of this investment are not reflected in the contribution of the vineyard to our revenues or earnings over the last twelve months, nor in projections for 2004 and 2005, Thomas Weisel Partners determined that neither the selected public companies analysis nor the selected precedent transactions analysis captured the value of this investment (the value of the cash flows were, however, taken into account in the discounted cash flows analysis).

      Thomas Weisel Partners valued the Hewitt Vineyard by separately determining the value of the land and the residence included in the property. Thomas Weisel Partners determined the value of the land based on the implied per acre valuations of land in eight real estate transactions for comparable vineyards in Napa Valley, as well as one non-disclosed transaction. According to a third party analysis, the value of the land in these transactions ranged from $99,000 to $350,000 per acre. Applying this range of values to the 64.89 acre Hewitt Vineyard, Thomas Weisel Partners obtained a range of values of $6.4 million to $22.7 million. The residence was valued at an additional $1.0 million to $2.0 million, yielding a combined range of values for the property of $7.4 million to $24.7 million. Using these results as a general guideline, and applying certain qualitative judgments, Thomas Weisel Partners determined that the most relevant range for the after-tax value of Chalone’s ownership of the Hewitt Vineyard was $9.0 million to $18.0 million. This valuation assumes an asset sale tax rate of 40% on any value realized over book value.

      Moon Mountain Vineyard. Thomas Weisel Partners estimated the value of the Moon Mountain Vineyard property based on the value of a recent bona fide proposal from a private party to purchase the real estate of the vineyard for $10.0 million. Based on discussions with management, Thomas Weisel Partners assumed that this asset was not contributing significantly to the operating earnings or EBITDA of Chalone and that its value was therefore not fully captured using the traditional methodologies described above. Thomas Weisel Partners assessed the extent of the deficiency and determined that the relevant after-tax value of the Moon Mountain Vineyard, to the extent not reflected in the traditional valuation methodologies, ranged from $7.5 million to $8.5 million, with a mid-point of $8.0 million.

      Combined Value of Other Assets. Thomas Weisel Partners combined the ranges of values determined for each asset to obtain a range of total value for these assets of $21.5 million to $37.5 million, or approximately $1.60 to $2.75 per share.

Adjusted Valuation

      Thomas Weisel Partners next adjusted the enterprise values imputed by the traditional valuation methodologies, as set forth under the caption “Valuation of Operating Business,” by adding to these enterprise values the values of the other assets, to the extent determined appropriate. From these adjusted imputed enterprise values, Thomas Weisel Partners then calculated the corresponding adjusted imputed equity values and adjusted per share values of Chalone, and compared the adjusted per share values against the consideration to be received by Chalone shareholders in the merger. Each valuation methodology was adjusted as follows:

      Selected Public Companies Analysis. Thomas Weisel Partners determined that the values of the other assets were not adequately reflected in the valuations implied by the LTM, 2004 estimated EBITDA nor 2005 estimated EBITDA multiples in the selected public companies analysis. Thomas Weisel Partners therefore added to the ranges of implied enterprise values determined under this methodology: $5.0 million to $11.0 million for Château Duhart-Milon, $9.0 million to $18.0 million for the Hewitt Vineyard and $8.0 million for the Moon Mountain Vineyard. The adjustments are summarized as follows:

	Enterprise Value/	Enterprise Value/	Enterprise Value/	Enterprise Value/	Enterprise Value/
	2004E EBITDA	2005E EBITDA	2004E EBITDA	2005E EBITDA	LTM EBITDA
	Nov. ’03 Plan	Nov. ’03 Plan	June ’04 Plan	June ’04 Plan	Actual

Operating Business Enterprise Value (millions)	$136.9-$166.8	$128.7-$159.6	$145.7-$177.6	$149.0-$184.7	$157.3-$177.3
Adjustments (millions):
Château Duhart-Milon	$5.0-$11.0	$5.0-$11.0	$5.0-$11.0	$5.0-$11.0	$5.0-$11.0
Hewitt Vineyard	$9.0-$18.0	$9.0-$18.0	$9.0-$18.0	$9.0-$18.0	$9.0-$18.0
Moon Mountain Vineyard	$8.0	$8.0	$8.0	$8.0	$8.0
Implied Chalone Adjusted Enterprise Value (millions)	$158.9-$203.8	$150.7-$196.6	$167.7-$214.6	$171.0-$221.7	$179.3-$214.3
Implied Chalone Adjusted Equity Value (millions)	$96.1-$141.1	$88.0-$133.9	$104.9-$151.8	$108.2-$159.0	$116.5-$151.5
Implied Chalone Adjusted Per Share Value	$7.13-$10.39	$6.53-$9.88	$7.78-$11.16	$8.03-$11.66	$8.63-$11.13

      Thomas Weisel Partners compared the ranges of implied adjusted per share values obtained with respect to each of the five metrics, as indicated in the last row of the table above, against the $11.75 per share merger consideration to be received by our shareholders in the merger and noted that the price of the merger consideration exceeded, in each case, the range of prices implied by this analysis.

      Selected Transactions Analysis. Thomas Weisel Partners determined that the value of none of the other assets were adequately reflected in the valuations implied by the LTM EBITDA multiples in the selected transactions analysis. Thomas Weisel therefore added to the range of implied enterprise values determined under this methodology: $5.0 million to $11.0 million for Château Duhart-Milon, $9.0 million to $18.0 million for the Hewitt Vineyard and $8.0 million for the Moon Mountain Vineyard. The adjustments are summarized as follows:

Enterprise Value/
EBITDA LTM

Operating Business Enterprise Value (millions)	$160.1-$208.7
Adjustments (millions):
Château Duhart-Milon	$5.0-$11.0
Hewitt Vineyard	$9.0-$18.0
Moon Mountain Vineyard	$8.0
Implied Chalone Enterprise Value (millions)	$182.1-$245.7
Implied Chalone Equity Value (millions)	$119.4-$183.0
Implied Chalone Per Share Value	$8.84-$13.37

      Thomas Weisel Partners compared the range of implied adjusted per share values against the $11.75 per share merger consideration to be received by the shareholders of Chalone in the merger and noted that the price of the merger consideration was within the range of prices implied by this analysis.

      Discounted Cash Flow Analysis. Because the projected cash flows from Chateâu Duhart-Milon and Moon Mountain were not included in the November ’03 Plan or the June ’04 Plan, Thomas Weisel Partners determined the value of these assets to Chalone were not adequately reflected in the discounted cash flow analysis. Because the projected cash flows from the Hewitt Vineyard were included in management’s projections, Thomas Weisel Partners determined the value of these assets to Chalone was adequately reflected in the discounted cash flow analysis. Thomas Weisel Partners therefore added to the range of enterprise values implied by the discounted cash flow methodology: $5.0 million to $11.0 million for Chateâu Duhart-Milon and $8.0 million for the Moon Mountain Vineyard. Based on projections in each of the November ’03 Plan and the June ’04 Plan, respectively, this analysis implied ranges of enterprise values, equity values and per share values for Chalone as set forth in the table below:

	Based on	Based on June
	November ’03 Plan	’04 Plan
	Projections	Projections

Implied Chalone Enterprise Value (millions)	$152.7-$199.7	$197.5-$263.3
Implied Chalone Equity Value (millions)	$90.0-$137.0	$134.7-$200.6
Implied Chalone Per Share Value	$6.67-$10.10	$9.94-$14.62

      Thomas Weisel Partners compared these ranges of implied adjusted per share values against the $11.75 per share merger consideration to be received by the shareholders of Chalone in the merger and noted that the price of the merger consideration exceeded the range of prices implied by this analysis based on the November ’03 Plan and was within the range of prices implied by this analysis based on the June ’04 Plan.

Premiums Paid Analysis

      Unadjusted Analysis. Based on publicly available information, Thomas Weisel Partners reviewed the consideration paid in thirteen acquisition transactions since January 1, 2001 involving acquisitions by acquirors that held between 20% and 50% of the shares outstanding in the respective target prior to the transaction and where the transaction value was greater than $25 million. Thomas Weisel Partners calculated the premiums paid in these transactions over the applicable stock price of the acquired company (i.e., the extent to which the price that the acquiror paid for the target shares exceeded the market price at closing of such shares) one day, one week and one month prior to the announcement of the acquisition offer. Thomas Weisel Partners then multiplied the first and third quartiles of these ranges by the market price at closing of Chalone common stock one day, one week and one month prior to the announcement of DBR’s initial proposal on May 17, 2004.

	Premium Over Target Stock Price as of
	the Following Dates Prior to Announcement

	One Day	One Week	One Month

Third Quartile	52.9%	52.3%	50.7%
Median	40.1%	40.7%	35.5%
Mean	39.9%	39.5%	39.0%
First Quartile	24.2%	22.7%	25.3%
Implied Chalone Initial Per Share Value	$10.66-$13.12	$10.72-$13.31	$11.18-$13.44

      Adjusted Analysis. Noting that the reported trading price for each share of Chalone common stock includes the aggregate value of two separate constituents — that of the underlying entity (as for the publicly traded stock of all other companies considered in the premiums analysis) and that of the specific wine benefits received by shareholders — Thomas Weisel Partners next adjusted the implied initial per share values to take into account the value of the current wine benefits. As discussed under the caption “Valuation of Wine Benefits” below, Thomas Weisel Partners calculated a range of estimated values for existing wine benefits of $1.66 to $3.12, with a mid point of $2.32. In adjusting the implied premiums of the DBR offer for the value of the wine benefits, Thomas Weisel Partners:

•	adjusted the low end of the implied share price, in order to take into account the mid-point of the estimated value of the wine benefits held by the Chalone shareholders; and

•	made no adjustment to the high end of the implied share price, in order to take into account shareholders who ascribe no value to the wine benefits.

      The following table summarizes the adjustments made to the premiums paid analysis:

Premium Over Target Stock Price as of
the Following Dates Prior to Announcement

	One Day	One Week	One Month

Implied Chalone Initial Per Share Value	$10.66-$13.12	$10.72-$13.31	$11.18-$13.44
Wine Benefit Adjustment	$2.32-$0.00	$2.32-$0.00	$2.32-$0.00
Adjusted Implied Share Price	$8.34-$13.12	$8.40-$13.31	$8.86-$13.44

      Thomas Weisel Partners compared the ranges of adjusted implied per share values associated with each date against the $11.75 per share merger consideration to be received by the shareholders of Chalone in the merger and noted that the price of the merger consideration was, in each case, within the range of prices implied by this analysis.

Valuation of Wine Benefits

      Thomas Weisel Partners considered the terms of each of the wine benefits programs. Thomas Weisel Partners estimated the value of the current and proposed wine benefits to the shareholders of Chalone by determining the respective values of the two components of the wine benefits which Thomas Weisel Partners determined to have economic value — the shareholder discount on purchases and the shareholder credit — and then combining those values.

      Thomas Weisel Partners valued the current wine benefits as follows:

A. Value of Shareholder Discount on Purchases. Chalone offers a 20-30% discount on Chalone wines purchased by shareholders holding more than 100 shares. Assuming that shareholders other than DBR or its affiliates use an average 25% discount, which is the midpoint of the discount range, and using a range of $3.0 million to $4.0 million in annual shareholder wine purchases (which range was selected based upon historical information provided by management), Thomas Weisel Partners determined a range of values for the shareholder discount of $0.15 to $0.19 per share per annum. Using discount rates of 9.0% to 11.0%, the benefit to each share (other than those held by DBR or its affiliates) was determined to be $1.32 to $2.15, with a mid-point of $1.69.

B. Value of Shareholder Credit. In addition to the shareholder discount, Chalone offers shareholders an annual credit of $0.25 per share, which may be used for up to 50% of a wine order and in conjunction with the shareholder discount. Based on historical credit redemption information provided by management, Thomas Weisel Partners assumed a 15% to 35% redemption rate and determined a range of values of $0.04 to $0.09 per share per annum. Using discount rates of 9.0% to 11.0%, the benefit per share (other than those held by DBR or its affiliates) was determined to be $0.34 to $0.97, with a mid point of $0.63.

      Thomas Weisel Partners combined the ranges of values of the shareholder discount and the shareholder credit to obtain a per share range of values for the current wine benefits of $1.66 to $3.12, with a mid-point of $2.32. Thomas Weisel Partners performed a similar analysis on the proposed wine benefits using the same methodology and assumptions, except for the assumption of a 50% redemption rate on the one-time $1.00 shareholder credit, and obtained a range of values for the proposed wine benefits of $1.62 to $2.95 per share, with a mid-point of $2.19. Thomas Weisel Partners then compared the estimated values of the current and proposed wine benefits and took into consideration various other factors regarding the current and proposed wine benefits.

      The foregoing description is only a summary of the analyses and examinations that Thomas Weisel Partners deems material to its opinion. It is not a comprehensive description of all analyses and examinations actually conducted by Thomas Weisel Partners. The preparation of a fairness opinion necessarily is not susceptible to partial analysis or summary description. Thomas Weisel Partners believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and of the factors considered, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses set forth in its presentation to the special committee. In addition, Thomas Weisel Partners may have given various analyses more or less weight than other analyses and may have deemed various assumptions more or less probable than other assumptions. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that this analysis was given greater weight than any other analysis. Accordingly, the ranges of valuations resulting from any particular analysis described above should not be taken to be the view of Thomas Weisel Partners with respect to the actual value of Chalone.

      In performing its analyses, Thomas Weisel Partners made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond our control. The analyses performed by Thomas Weisel Partners are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by these analyses. These analyses were prepared solely as part of the analysis performed by Thomas Weisel Partners with respect to the fairness, from a financial point of view, of the consideration to be received by our shareholders (other than DBR or its affiliates) pursuant to the merger, and were provided to the special committee of the board of directors of Chalone in connection with the delivery of the Thomas Weisel Partners opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at any time in the future.

      As described above, the opinion of Thomas Weisel Partners was among many factors that our board of directors took into consideration in making its determination to approve, and to recommend that our shareholders approve and adopt, the merger agreement and the merger.

      Under its engagement letter dated June 2, 2004, we agreed to pay Thomas Weisel Partners $1,500,000 for its services, $1,000,000 of which is contingent upon consummation of the transaction. Our special committee and our board of directors were aware of this fee structure and took it into account in considering the Thomas Weisel Partners opinion and in approving the merger. Further, we agreed to reimburse Thomas Weisel Partners for its reasonable out-of-pocket expenses and to indemnify Thomas Weisel Partners, its affiliates and their respective partners, directors, officers, agents, consultants, employees and controlling persons against specific liabilities, including liabilities under the federal securities laws.

      We selected Thomas Weisel Partners to act as our financial advisor in connection with the merger based on Thomas Weisel Partners’ experience, expertise and reputation. In addition, in the ordinary course of its business, Thomas Weisel Partners actively trades the equity securities of Chalone and Constellation for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in these securities. In addition, Thomas Weisel Partners and/or its affiliates may be providing and may in the future provide financial or other services to other parties with conflicting interests to Chalone including financial or other services to DBR or to business competitors of Chalone.

Interests of Our Directors, Executive Officers and Affiliates in the Merger

      In considering the recommendation of our board of directors to vote for the proposal to approve and adopt the merger agreement and to approve the merger, you should be aware that our directors and executive officers may have agreements or arrangements that provide them with interests in the merger that differ from, or are in addition to, those of other Chalone shareholders. A special committee of independent directors was formed to review and evaluate the transaction with DBR and to access other strategic alternatives for Chalone. Our board of directors was aware of these agreements and arrangements as they relate to our directors and executive officers during its deliberations of the merits of the merger agreement and in determining to recommend to our shareholders that they vote to approve and adopt the merger agreement and to approve the merger. Due to the conflict of interest, the three directors affiliated with DBR withdrew from the board meeting on October 30, 2004 and did not vote on the proposal to approve and adopt the merger agreement and to approve the merger. Due to his interest or perceived interest in the merger, Mr. Selfridge also abstained from voting on the proposal to approve and adopt the merger agreement and to approve the merger.

Certain Relationships and Related Transactions

      DBR. Baron Eric de Rothschild and Mr. Christophe Salin are, respectively, Managing Partner and President of DBR, and Mr. Yves-Andre Istel is a senior advisor to Rothschild Inc. Baron de Rothschild and Mr. Salin are directors of Chalone and Mr. Istel is a former director of Chalone. See “Summary Term Sheet — Actions to Prevent Nasdaq Delisting,” page 8. Baron de Rothschild and Mr. Salin as members of the board of directors of Chalone, are entitled to compensation of $500 per year, plus $100 for each board meeting attended and reimbursement of extraordinary travel costs to attend meetings. In addition, each is entitled to receive options from the pool of Automatic Quarterly Options and Additional Options, as such terms are defined in Chalone’s definitive proxy statement for the year 2003, which the board sets aside for the directors each year, to be awarded based on board and committee meeting attendance by the directors. Baron de Rothschild has declined to take monetary compensation or employee stock options for the past two years.

      In connection with a convertible note held by DBR purchased on August 21, 2002 and converted into shares of Chalone common stock on August 21, 2004, interest payments of an aggregate of approximately $1,485,000 accrued to DBR between August 21, 2002 and August 21, 2004.

      Château Duhart-Milon. Dividends paid from Château Duhart-Milon, a DBR subsidiary in which Chalone holds a 23.5% ownership interest, totaled approximately $1,149,000 over the past two years.

      Pursuant to DBR’s investment in Chalone, Chalone receives an allocation of DBR wines each year. During 2002, Chalone paid approximately $712,320 to DBR, and during 2003, Chalone paid approximately $1,693,000 to DBR for such wines. To date, in 2004, Chalone has paid approximately $1,791,000 to DBR for such wines.

      Special Committee Bonus Agreements. On                     , members of our board of directors’ special committee, including Messrs. Gani, Kramlich and Plant, became entitled to cash bonuses prior to the consummation of the merger, in the amount of $          each.

      The Edna Valley Vineyard Joint Venture. Mr. James H. Niven, a director of Chalone, is the President and a substantial shareholder of Paragon Vineyard Co., Inc., Chalone’s partner in the Edna Valley Vineyard Joint Venture, or the EVV Joint Venture, a joint venture managed by Chalone which purchases grapes from Paragon and makes them into wine which it sells under the name of Edna Valley Vineyards. Pursuant to the agreements governing the EVV Joint Venture, the proposed merger transaction may constitute a change of control and trigger a change of control payment. In December 1996, Chalone and Paragon entered into a perpetual agreement that amended and restated the terms of the EVV Joint Venture. Under the terms of that agreement, Chalone was obligated to make substantial payments in order to maintain its 50% ownership interest in the EVV Joint Venture and to extend its term indefinitely. Specifically, Chalone previously paid Paragon $1,070,000 as a deposit toward future payments due for the foregoing purposes and the sum of $5,390,000 in four installments; the final installment was paid in January 2002. Chalone fulfilled its option to purchase 50% of the “EDNA VALLEY” brand-name for $200,000 in January 2002. Additionally, Chalone makes payments in respect of the amended and restated joint venture agreement and the joint venture ground lease.

      Under the terms of a grape purchase agreement, Paragon sells fixed quantities of Chardonnay and Pinot Noir grapes to the EVV Joint Venture at negotiated prices based on reference to the average prices paid for Chardonnay grapes in Santa Barbara and Napa Counties during the preceding year, with certain adjustments depending on the grapes’ sugar content. This agreement remains in place until the dissolution of the EVV Joint Venture or the sale by Paragon of all its Chardonnay-producing properties. During 2003, the value of the grapes sold by Paragon to the EVV Joint Venture pursuant to the foregoing contracts was approximately $5,947,000. During 2004, the value of the grapes sold by Paragon to the EVV Joint Venture pursuant to the foregoing contract is approximately $6,908,000.

      Myers Family. Chalone has a grape purchase agreement dated February 16, 2001, which ends in 2010 unless renewed, with Snows Lake Vineyard, with prices negotiated yearly with reference to existing market conditions. George Myers, a former director of Chalone who resigned from the Chalone board of directors on November 22, 2004 (see the section entitled “Summary Term Sheet — Actions to Prevent Nasdaq

Delisting,” beginning on page 8), is president of Ojai Ranch & Investments, which controls Snows Lake Vineyard. During 2003 Chalone paid or will pay $1,495,000 under grape purchase contracts, and in 2004 Chalone expects to pay $2,317,000 under the grape purchase contracts.

Treatment of Stock Options

      Upon consummation of the merger, all outstanding options to purchase shares of Chalone common stock (whether vested or unvested) will be cancelled and converted into the right to receive $11.75 in cash, less the exercise price for each share underlying the options. Options with an exercise price per share greater than or equal to $11.75 will be cancelled upon the closing without payment of any consideration.

      The following table summarizes the vested and unvested in-the-money options held by each of our executive officers and directors as of November 23, 2004 and the consideration that each of them would receive pursuant to the merger agreement in connection with the cancellation of these options, before tax withholding. Of the aggregate cash payment of approximately $2,467,409 that would be received by the executive officers and directors as a group for their options, approximately $233,560 represents options that are unvested currently.

	Number of Shares
	Underlying Vested and	Weighted Average
Name	Unvested Options	Exercise Price	Cash Payment

Thomas Selfridge	282,500	$9.59	$610,388
Christophe Salin	189,097	$9.01	$518,631
John Diefenbach	7,300	$9.14	$19,060
Marcel Gani	13,800	$9.00	$37,910
Mark A. Hojel	50,447	$9.03	$137,055
Yves-Andre Istel*	23,697	$8.97	$65,759
C. Richard Kramlich	45,457	$8.99	$125,414
George E. Myers*	13,300	$8.94	$37,432
James H. Niven	36,707	$8.87	$105,672
Phillip M. Plant	37,237	$9.05	$100,708
Eric de Rothschild	0	0	0
Robert B. Farver	183,468	$9.87	$345,080
Shawn M. Conroy Blom	115,000	$9.78	$226,500
Alan Scott Drage	60,000	$9.45	$137,800

*	Messrs. Istel and Myers resigned from the Chalone board of directors on November 22, 2004 (see “Summary Term Sheet — Actions to Prevent Nasdaq Delisting,” beginning on page 8).

Change in Control Severance Agreements with Executive Officers

      On August 22, 2004, our board of directors entered into Change in Control Severance Agreements with each of our executive officers, specifically Mr. Thomas Selfridge, president and chief executive officer, Mr. Alan Drage, vice president, human resources, Mr. Robert Farver, vice president, sales and distribution, and Ms. Shawn Blom, vice president, finance, and chief financial officer. Pursuant to their individual agreements, Messrs. Selfridge, Drage and Farver and Ms. Blom are entitled to enhanced severance benefits relating to cash compensation and medical and dental benefits in the event their employment is terminated under certain circumstances within 12 months following a change in control.

      Specifically, pursuant to these Change of Control Severance Agreements, if Mr. Selfridge’s employment is terminated without cause within 12 months following the consummation of the merger, or by Mr. Selfridge pursuant to a voluntary termination for good reason, Mr. Selfridge would be entitled to accrued base salary compensation and paid time off to the date of termination, 1.75 years of additional base compensation and the costs of medical and dental insurance premiums for Mr. Selfridge and his dependents for up to a period of

2 years; if Mr. Farver’s employment is terminated without cause within 12 months following the consummation of the merger, or by Mr. Farver pursuant to a voluntary termination for good reason, Mr. Farver would be entitled to accrued base salary compensation and paid time off to the date of termination, 1.5 years of additional base compensation and the costs of medical and dental insurance premiums for Mr. Farver and his dependents for a period of up to 1 year; and if the employment of either of Mr. Drage or Ms. Blom is terminated without cause within 12 months following the consummation of the merger, or by Mr. Drage or Ms. Blom, respectively, pursuant to a voluntary termination for good reason, each such individual would be entitled to accrued compensation and paid time off to the date of termination, 1 year of additional base salary compensation and the costs of medical and dental insurance premiums for such individual and such individual’s dependents for a period of up to 1 year.

Retention Bonus Agreements

      On August 22, 2004, our board of directors entered into Retention Bonus Agreements with certain of our executive officers, specifically Messrs. Drage and Farver and Ms. Blom. Under the terms of each of their Retention Bonus Agreements, Messrs. Drage and Farver and Ms. Blom are entitled to a cash bonus equal to 25% of their existing base salary upon the earlier of December 31, 2004 or the consummation of the merger. Additionally, under the terms of each of their Retention Bonus Agreements, Messrs. Drage and Farver and Ms. Blom are each entitled to a second cash bonus equal to 25% of their existing base compensation upon the consummation of the merger. Each of the individual’s respective retention bonus amounts will be paid out within 10 days following December 31, 2004, or the consummation of the merger, as applicable.

Annual Bonuses and Benefits Pursuant to Chalone’s 401(k) Plan

      An amount of up to $650,000 is available for payment of annual bonuses to all of Chalone’s employees at year end, including the executive officers. The amount will be divided among the employees at the discretion of the Compensation Committee of Chalone’s board of directors, based on each employee’s performance during 2004.

      Additionally, pursuant to the terms of the merger agreement, Chalone employees who participate in The Chalone Wine Group, Ltd. Profit Sharing 401(k) Plan or the Edna Valley Vineyard Profit Sharing 401(k) Plan (collectively, the 401(k) Plans), including the executive officers, will be eligible to receive a matching contribution and a profit sharing contribution, in cash, for the 2004 Plan Year. The matching contribution amount will be determined using the formula applied by Chalone for the matching contribution made under the 401(k) Plans in 2003. The profit sharing contribution for 2004 will be $65,000, the same amount contributed by Chalone for the profit sharing contribution with respect to the 2003 Plan Year, which will be allocated pro rata to all eligible employees according to the method used by Chalone for the allocation of the profit sharing contributions made under the 401(k) Plans in 2003.

Indemnification and Insurance

      The merger agreement provides that for a period of six years from and after the effective time of the completion of the merger, DBR will cause to be maintained in effect the current provisions regarding indemnification of current or former officers and directors contained in the organizational documents of Chalone or any of its subsidiaries and in any agreements between a current or former officer or director and Chalone or one of its subsidiaries. To the extent such organizational documents or agreements entitle a current or former officer or director to indemnification, DBR will indemnify such individuals.

      The merger agreement also provides that for a period of six years from and after the effective time of the completion of the merger, DBR will cause to be maintained the current officers’ and directors’ liability insurance and fiduciary liability insurance maintained by Chalone with respect to claims arising from facts or events that occurred on or before the effective time of the merger.

Effects of the Merger

      Upon consummation of the merger, the shares of Chalone common stock will cease to be traded on Nasdaq, and price quotations of sales of shares of Chalone common stock in the public market will no longer be available. In addition, registration of the common stock under the Securities Act will be terminated. This termination will make most provisions of the Securities Act, such as the short-swing profit recovery provisions of Section 16(b) and the requirement of furnishing a proxy or information statement in connection with shareholders’ meetings, no longer applicable to Chalone. After the effective time of the merger, Chalone will no longer be required to file periodic reports with the SEC.

      The benefits to unaffiliated holders of Chalone common stock of the merger are the right to receive $11.75 per share for their shares of Chalone common stock and the ability to continue to receive comparable wine club benefits (see the discussion under the heading “The Merger Agreement — Wine Club Benefits,” beginning on page 62). The detriments of the merger are that such shareholders will cease to participate in future earnings and growth, if any, of Chalone and that the receipt of the consideration for their shares will be a taxable transaction for federal income tax purposes. See “— Material United States Federal Income Tax Consequences,” beginning on page 53.

      As a result of the merger, certain of the officers and directors of DBR who hold shares of common stock or options to purchase shares of Chalone common stock will receive for those shares and options the same consideration as the unaffiliated holders of Chalone common stock. See “Interest in the Securities of Chalone,” beginning on page 79.

      Based on Chalone’s stockholders’ equity as of September 30, 2004 and based on Chalone’s net income for the quarter ended September 30, 2004, as a result of the merger, DBR’s interest in the net book value of Chalone will go from $54.3 million or approximately 49% to $111.0 million or 100%, and DBR’s interest in the net loss of Chalone will go from $0.133 million or approximately 49% to $0.272 million or 100%. As a further result of the contribution by DBR of substantially all of the assets and liabilities of Chalone to Triple Wines Joint Venture, DBR’s interest in the net book value of Chalone will go from $111.0 million or 100% to $32.2 million or approximately 29%, and DBR’s interest in the net loss of Chalone will go from $0.272 million or 100% to $0.79 million or approximately 29%.

      DBR will retain ownership of Château Duhart-Milon, currently owned 23.5% by Chalone, which will become a 100%-owned subsidiary of DBR.

Dividends

      To date, Chalone has not paid any cash dividends. Pursuant to the merger agreement, we and our subsidiaries are prohibited from declaring or paying any dividends prior to the completion of the merger without the prior written consent of DBR. Upon consummation of the merger, all outstanding shares of Chalone common stock (other than unconverted shares) will be converted into the right to receive the $11.75 cash merger consideration and the right to participate in dividends declared thereon will be terminated upon such conversion.

Merger Financing

      The merger consideration will consist of $18 million in cash contributed to Triple Wines by DBR and additional funds to be contributed to Triple Wines by Triple Wines Joint Venture. The funds to be contributed to Triple Wines by Triple Wines Joint Venture will consist of (A) a loan in an aggregate principal amount of $52 million, which amount will be contributed to Triple Wines Joint Venture by Constellation immediately prior to the consummation of the merger (as provided in the Agreement to Establish Joint Venture) and (B) the financed consideration, as discussed below. The promissory note evidencing the $52 million loan to Triple Wines, attached as Annex H, is an unsecured demand note which bears interest at a rate of 1.5% plus the rate from time to time publicly announced by Citibank N.A. at its principal office in New York City as its prime lending rate for domestic commercial loans. The note is prepayable at any time by Triple Wines without penalty. The note will be repaid by DBR’s contribution of substantially all of the assets and liabilities of

Chalone to the Triple Wines Joint Venture (pursuant to the terms of the Agreement to Establish Joint Venture).

      The “financed consideration” means a sufficient amount to finance the difference between (A) the total merger consideration paid by Triple Wines under the merger and (B) $70 million (the sum of the $18 million contributed by DBR and the $52 million note), for which amount Triple Wines Joint Venture will seek financing.

      In the event that Triple Wines Joint Venture is unable to obtain sufficient financing to contribute to Triple Wines the financed consideration, each of DBR, Constellation and Huneeus Vintners has agreed to lend to Triple Wines its pro rata share (based on the parties’ membership interests in Triple Wines Joint Venture) of this amount, for purposes of the merger.

      Notwithstanding the foregoing, the merger agreement does not contain a financing condition to the closing of the merger. Under the merger agreement, DBR and Triple Wines are liable for the full amount of the merger consideration.

      In addition, as a condition to Chalone’s entry into the merger agreement, DBR’s joint venture partners, Constellation and Huneeus Vintners, have agreed to guaranty the obligation of DBR and Triple Wines to pay the merger consideration and the option merger consideration under the merger agreement, up to approximately $65 million. If DBR and Triple Wines default in the payment in full of the merger consideration and the option merger consideration, Constellation and Huneeus Vintners will pay the merger consideration, up to approximately $65 million, on behalf of DBR and Triple Wines (which amount represents the aggregate of the merger consideration plus the option merger consideration less $18 million).

Regulatory Matters

      The merger is subject to review by the DOJ and FTC under the HSR Act. Chalone and DBR filed notification and report forms under the HSR Act with the FTC and the DOJ on November 10, 2004. Early termination of the waiting period under the HSR Act was granted on November 22, 2004.

      Under the merger agreement, each of Chalone and DBR has agreed to use commercially reasonable efforts to cause the satisfaction of all conditions to closing the merger. However, neither party is required to consummate the merger if there exists any restraining order, preliminary or permanent injunction or other order having the effect of making the merger illegal or otherwise prohibited, issued by any court, governmental authority or agency. Although we do not expect regulatory authorities to raise any significant objections in connection with their review of the merger, we cannot assure you that we will obtain all regulatory approvals necessary to complete the merger.

      In addition, during or after the statutory waiting periods and clearance of the merger, and even after completion of the merger, either the DOJ or the FTC could challenge, seek to block or block the merger under applicable antitrust laws, as it deems necessary or desirable in the public interest. Other competition agencies with jurisdiction over the merger could also initiate action to challenge or block the merger. In addition, in some jurisdictions, a competitor, customer or other third party could initiate a private action under applicable antitrust laws challenging or seeking to enjoin the merger, before or after it is completed. We cannot be sure that a challenge to the merger will not be made or that, if a challenge is made, we will prevail.

Dissenters’ Rights

      Chalone’s shareholders may be entitled to exercise dissenters’ rights under Chapter 13 of the California General Corporation Law, or Chapter 13, in connection with the merger. Any shares of Chalone common stock as to which dissenters’ rights are properly exercised may, in circumstances specified in Chapter 13, be converted into the right to receive the fair market value of the dissenting shares pursuant to the laws of the State of California.

      The following discussion is not a complete statement of the law pertaining to dissenters’ rights under Chapter 13 and is qualified in its entirety by the full text of Chapter 13 which is attached to this proxy statement as Annex E and incorporated by reference into this proxy statement. The following summary does not constitute any legal or other advice nor does it constitute a recommendation that shareholders exercise their dissenters’ rights under Chapter 13. All references in Chapter 13 and in this summary to a “shareholder” are to the record holder of the shares of Chalone common stock as to which dissenters’ rights are asserted. A person having a beneficial interest in shares of Chalone common stock held of record in the name of another person, such as a broker, fiduciary, depositary or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect dissenters’ rights.

      Chapter 13 states that, generally, there are no dissenters’ rights in connection with securities that are listed on the Nasdaq National Market System. Chalone’s shares of common stock are listed on the Nasdaq National Market System and therefore Chalone’s common stock is not, generally, subject to dissenters’ rights. However, the California General Corporation Law also provides that dissenters’ rights will exist even for securities listed on the Nasdaq National Market in the event that demands for payment, as described below, are filed with respect to five percent or more of the outstanding shares of that class or if the shares for which appraisal rights are sought are subject to restrictions on transfer (for example, the shares must be “restricted securities” not registered pursuant to the Securities Act of 1933, as amended, and are eligible for unrestricted resale pursuant to Rule 144(k) thereunder).

      If the principal terms of the merger agreement are approved by the required vote of the shareholders and the merger is not abandoned or terminated, any holder of Chalone common stock outstanding as of the record date may, by complying with the provisions of Chapter 13, demand that Chalone purchase for cash at fair market value the shares owned by such holder which were voted against the merger. The fair market value will be determined as of the day before the first announcement of the terms of the proposed merger, excluding any appreciation or depreciation in consequence of the proposed merger. However, Chalone will be under no obligation to purchase such shares unless it receives valid dissenting demands with respect to five percent or more of the shares of outstanding common stock or if the shares of common stock for which appraisal rights are sought are restricted securities (as described above).

      The dissenting shareholder wishing to be eligible to have Chalone purchase his, her or its shares of Chalone common stock must:

•	prior to the date of the special meeting, make a written demand upon Chalone or our transfer agent to require Chalone to purchase such dissenting shareholder’s shares, setting forth in such dissenting shareholder’s demand his, her or its name and address, and the number and class of shares which such dissenting shareholder demands that Chalone purchase and a statement as to what such dissenting shareholder believes the fair market value of such shares to have been, based upon the standard set forth above;

•	vote against the merger with respect to any of the shares such dissenting shareholder wishes to be dissenting shares; and

•	submit for endorsement, within 30 days after the date on which notice of the approval of merger was mailed to the shareholder, at the principal office of Chalone or at the office of the transfer agent for Chalone common stock, the certificates representing any shares in regard to which demand for purchase is being made, with a statement regarding which of the shares are dissenting shares.

      Failure to execute a proxy with respect to approval of the merger will not be sufficient to constitute the demand described above. In addition, the dissenting shareholder may not withdraw his or her demand for purchase of dissenting shares without Chalone’s consent.

      If Chalone has received demands with respect to five percent or more of the shares of outstanding common stock, within 10 days after the date of the approval of the merger Chalone will mail to each shareholder who has made such a demand and voted against the merger a notice of approval of the merger together with a statement of the price determined by Chalone to represent the fair market value of dissenting shares and a brief description of the procedure to be followed if the shareholder desires to exercise dissenters’ rights under the California General Corporation Law. The statement of the price of the shares will constitute an offer by Chalone to purchase at the price stated therein any dissenting shares.

      Irrespective of the percentage of Chalone’s shares with respect to which demands for appraisal have been properly filed, Chalone must mail the notice referred to above to any shareholder who has filed a demand with respect to Chalone’s shares that are subject to transfer restrictions imposed by Chalone. Chalone is not aware of any transfer restrictions on its shares. Any shareholders who believe there are restrictions on their shares should consult with their advisor as to the nature of the restriction and its relationship to the availability of dissenters’ rights in connection with the merger.

      If Chalone and the dissenting shareholder agree that the shares are “dissenting shares” and agree upon the price of the shares, the dissenting shareholder will be entitled to the agreed price plus interest at the legal rate on judgments from the date of the agreement. Subject to the provisions of the California General Corporation Law, payment of the fair market value of the dissenting shares will be made within 30 days after the agreement or after satisfaction of any statutory or contractual condition to the merger, whichever is later, and upon surrender of the certificates therefor.

      If Chalone denies that the shares are dissenting shares or if Chalone and the dissenting shareholder fail to agree upon the fair market value of the shares, then the dissenting shareholder, within six months after the date on which notice of approval of the merger is mailed to such shareholder, and not thereafter, may file a complaint in superior court, requesting the court to determine whether the shares are dissenting shares, or the fair market value of the dissenting shares, or both, or may intervene in any pending action for the appraisal of any shares of Chalone common stock. If a complaint is not filed within six months, the shares will lose their status as dissenting shares. If the eligibility of the shares is at issue, the court will first decide this issue. If the fair market value of the shares is in dispute, the court will determine, or will appoint one or more impartial appraisers to assist in the determination of, the fair market value. The costs of the action will be assessed or apportioned as the court considers equitable, but if the appraisal exceeds the price offered to the shareholder, Chalone will be required to pay such costs (including, in the discretion of the court, attorneys’ fees, expert witnesses’ fees and interest if the value awarded by the court for the shares is more than 125% of the price offered by Chalone to the shareholder).

      Any demands, notices, certificates or other documents required to be delivered to Chalone described herein may be sent by mail to:

The Chalone Wine Group, Ltd.
621 Airpark Road
Napa, California 94558
Attention: Shareholder Services Department

      Failure to comply fully with these procedures will cause the shareholder to lose his or her dissenters’ rights.

      In view of the complexity of these provisions of California law, shareholders who are considering dissenting from the merger should consult their legal advisors.

Financial Projections

      We do not as a matter of course make public forecasts as to future revenues, earnings or other financial information. We did, however, prepare projections in November 2003 in connection with the negotiation of appropriate covenants to our loan facilities and in June 2004 for use by the special committee, DBR and other interested parties for use in assessing the value of Chalone. These projections were provided to Thomas Weisel Partners in connection with its analysis of the fairness, from a financial point of view, of the merger consideration to be received by Chalone’s stockholders and to DBR. The projections set forth below are included in this proxy statement solely because this information was provided to Thomas Weisel Partners, DBR and, as to the June 2004 projections only, other interested parties. We refer you to the information under the heading “Special Factors — Background to the Merger,” beginning on page 19, and “Special Factors —

Fairness Opinion of the Special Committee’s Financial Advisor,” beginning on page 32, for more information about Thomas Weisel Partners’ role in the merger.

      The projections set forth below were prepared as of November 2003 and June 2004. They were not prepared by Chalone with a view to public disclosure or compliance with published guidelines of the SEC or the American Institute of Certified Public Accountants regarding prospective financial information. In addition, the projections were not prepared with the assistance of or reviewed, compiled or examined by, Chalone’s independent auditors, or any other independent accountants.

      The projections reflect numerous assumptions, all made by Chalone’s management, with respect to industry performance, general business, economic, market and financial conditions and other matters, all of which are difficult to predict and many of which are beyond Chalone’s control. In the view of Chalone’s management, however, this information was prepared on a reasonable basis and reflects the best available estimates and judgments and presents, to the best knowledge and belief of Chalone’s management, as of the date they were prepared, the expected course of action and the expected future financial performance of Chalone and do not take into account the effects of the proposed merger or the transactions contemplated as a result thereof. The following projections and information are not facts. Accordingly, there can be no assurance that the assumptions made in preparing the projections set forth below will prove accurate, and actual results could be materially greater or less than those contained in the projections set forth below. In addition, we refer you to the information under the heading “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS.”

      The inclusion of the projections in this proxy statement should not be regarded as an indication that Chalone or any of its respective representatives, or respective officers and directors, consider such information to be an accurate prediction of future events or necessarily achievable. In light of the uncertainties inherent in forward-looking information of any kind, we caution against undue reliance on such information. We do not intend to update or revise such projections to reflect circumstances existing after the date when prepared or to reflect the occurrence of future events, unless required by law.

      The tables below summarize the material aspects of the projections that were provided to Thomas Weisel Partners, DBR and, as to the June 2004 projections only, other interested parties.

November 2003 Projections

THE CHALONE WINE GROUP, LTD.

CONSOLIDATED INCOME STATEMENT

(In thousands)

	Year Ended

	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	2002 Actual(1)	2003 Actual	2004 Forecast	2005 Forecast	2006 Forecast	2007 Forecast	2008 Forecast

Revenue	$72,848	$79,981	$88,553	$94,012	$100,738	$107,729	$113,953
Less: Sales Discounts	(6,583)	(10,558)	(14,665)	(13,135)	(13,438)	(12,221)	(11,542)
Less: excise taxes	(1,879)	(2,039)	(2,260)	(2,449)	(2,595)	(2,740)	(2,828)

Net Revenues	64,386	67,384	71,628	78,428	84,706	92,768	99,582
Cost of Sales	(42,106)	(45,760)	(50,362)	(55,761)	(58,282)	(60,938)	(63,170)

Gross Profit	22,280	21,624	21,266	22,667	26,424	31,830	36,412

Gross Margin as a % of Net Revenues	34.6%	32.1%	29.7%	28.9%	31.2%	34.3%	36.6%
Revenues from other operations, net	(447)	146	150	150	150	150	150
SG&A Expenses	(13,700)	(14,289)	(15,236)	(16,624)	(18,047)	(19,539)	(21,430)

Operating Income	8,133	7,481	6,180	6,193	8,527	12,441	15,132

Operating Income as % of Net Revenues	12.6%	11.1%	8.6%	7.9%	10.1%	13.4%	15.2%
Net Interest Expense	(4,549)	(5,213)	(4,811)	(4,380)	(4,197)	(3,601)	(3,028)
Other, Net	(43)	73	0	0	0	0	0
Equity in earnings of Château Duhart-Milon	842	229	550	655	655	655	655
Minority Interests	(748)	(243)	(270)	(493)	(471)	(511)	(546)

Income before Income Taxes:	3,636	2,327	1,648	1,975	4,514	8,984	12,213

Income tax expense	(1,251)	(954)	(692)	(829)	(1,896)	(3,773)	(5,130)

Net Income	$2,385	$1,373	$956	$1,145	$2,618	$5,211	$7,084

(1)	Adjusted to exclude the Carmenet sale to Beringer and the excess Staton Hills inventory.

June 2004 Projections

THE CHALONE WINE GROUP, LTD.

CONSOLIDATED INCOME STATEMENT

(In thousands)

	Year Ended

	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	2002 Actual(1)	2003 Actual	2004 Forecast	2005 Forecast	2006 Forecast	2007 Forecast	2008 Forecast	2009 Forecast	2010 Forecast

Revenue	$72,848	$79,981	$88,553	$91,099	$98,811	$108,256	$115,688	$124,162	$131,861
Less: Sales Discounts	(6,583)	(10,558)	(14,665)	(12,862)	(13,176)	(12,714)	(11,852)	(11,155)	(10,674)
Less: excise taxes	(1,879)	(2,039)	(2,260)	(2,315)	(2,476)	(2,665)	(2,819)	(2,995)	(3,159)

Net Revenues	64,386	67,384	71,628	75,922	83,159	92,876	101,016	110,012	118,027
Cost of Sales	(42,106)	(45,760)	(50,362)	(51,671)	(53,430)	(56,437)	(59,148)	(63,031)	(66,710)

Gross Profit	22,280	21,624	21,266	24,250	29,729	36,439	41,868	46,981	51,318

Gross Margin as a % of Net Revenues	34.6%	32.1%	29.7%	31.9%	35.7%	39.2%	41.4%	42.7%	43.5%
Revenues from other operations, net	(447)	146	150	150	150	150	150	150	150
SG&A Expenses	(13,700)	(14,289)	(15,236)	(16,449)	(17,812)	(19,421)	(21,235)	(23,207)	(25,396)

Operating Income	8,133	7,481	6,180	7,951	12,067	17,168	20,783	23,925	26,072

Operating Income as % of Net Revenues	12.6%	11.1%	8.6%	10.5%	14.5%	18.5%	20.6%	21.7%	22.1%
Net Interest Expense	(4,549)	(5,213)	(4,811)	(4,095)	(3,855)	(3,539)	(3,040)	(2,627)	(2,093)
Other, Net	(43)	73	0	0	0	0	0	0	0
Equity in earnings of Château Duhart-Milon	842	229	550	655	655	655	655	655	655
Minority Interests	(748)	(243)	(270)	(491)	(516)	(565)	(594)	(694)	(761)

Income before Income Taxes:	3,636	2,327	1,648	4,020	8,351	13,719	17,803	21,259	23,873

Income tax expense	(1,251)	(954)	(692)	(1,688)	(3,508)	(5,762)	(7,477)	(8,929)	(10,027)

Net Income	$2,385	$1,373	$956	$2,332	$4,844	$7,957	$10,326	$12,330	$13,846

(1)	Adjusted to exclude the Carmenet sale to Beringer and the excess Staton Hills inventory.

Material United States Federal Income Tax Consequences

      The following is a summary of the material United States federal income tax consequences of the merger to United States Holders (as defined below) of Chalone common stock whose shares are converted into the right to receive consideration pursuant to the merger. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations, and administrative and judicial interpretations thereof, each as in effect as of the date hereof, all of which may change, possibly with retroactive effect. This summary assumes that shares of Chalone common stock are held as capital assets. It does not address all of the tax consequences that may be relevant to particular holders in light of their personal circumstances, or to other types of holders, including, without limitation:

•	banks, insurance companies or other financial institutions;

•	broker-dealers;

•	traders;

•	expatriates;

•	tax-exempt organizations;

•	Non-United States Holders (as defined below);

•	persons who are subject to alternative minimum tax;

•	persons who hold their shares of common stock as a position in a “straddle” or as part of a “hedging”, “conversion” or other risk reduction transaction;

•	persons deemed to sell their shares of common stock under the constructive sale provisions of the Code;

•	persons that have a functional currency other than the United States dollar;

•	persons who acquired their shares of Chalone common stock upon the exercise of stock options or otherwise as compensation; or

•	persons who have a direct or indirect ownership interest in DBR.

      In addition, this discussion does not address any state, local or foreign tax consequences of the merger, and this summary does not address the tax consequences to holders of Chalone common stock who exercise appraisal or dissenters’ rights under California law.

      As discussed above, if you elect to enroll in the new wine club, you will receive wine benefits comparable to those you receive currently. This discussion does not address any tax consequences related to any such benefits you may receive if you elect to enroll in the new wine club following the closing. However, although the issue is not free from doubt, Chalone believes that the wine club benefits will not result in taxable income to holders of Chalone common stock.

      We urge each holder of Chalone common stock to consult its tax advisor regarding the United States federal income or other tax consequences of the merger to such holder.

      For purposes of this discussion, a “United States Holder” means a holder of Chalone common stock that is:

•	a citizen or resident of the United States;

•	a corporation, a partnership or an entity treated as a corporation or a partnership for United States federal income tax purposes created or organized in or under the laws of the United States or any State or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust (a) the administration over which a United States court can exercise primary supervision and (b) all of the substantial decisions of which one or more United States persons have the authority to control, and certain other trusts considered United States Holders for federal income tax purposes.

      A “Non-United States Holder” is a holder other than a United States Holder.

      If a partnership or other pass-through entity holds Chalone common stock, the tax treatment of a partner in the partnership or member in the other entity will generally depend upon the status of the partner or member and the activities of the partnership or other entity. Partnerships or other pass-through entities holding Chalone common stock, and partners in such partnerships or members in such other entities, should consult their tax advisors regarding the tax consequences of the merger to them.

Consequences of the Merger

      The receipt of the cash consideration in exchange for shares of Chalone common stock pursuant to the merger will be a taxable transaction for United States federal income tax purposes. In general, a United States

Holder who receives the cash consideration in exchange for shares of Chalone common stock pursuant to the merger will recognize capital gain or loss for United States federal income tax purposes equal to the difference, if any, between the amount of cash consideration received and the holder’s adjusted tax basis in the shares of Chalone common stock exchanged pursuant to the merger. A United States Holder’s adjusted tax basis is generally equal to the amount the holder paid for its shares. Any such gain or loss will be long-term capital gain or loss if the United States Holder’s holding period for the shares of Chalone common stock exceeds one year at the time of the merger. Long-term capital gains of noncorporate taxpayers generally are taxable at a maximum rate of 15%. Capital gains of corporate stockholders generally are taxable at the regular tax rates applicable to corporations. The deductibility of capital losses may be subject to limitations.

Backup Withholding

      Backup withholding may apply to payments made in connection with the merger. Backup withholding will not apply, however, to a holder who (1) furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on the substitute Form W-9 or successor form included in the letter of transmittal to be delivered to holders of Chalone common stock prior to completion of the merger, or (2) is otherwise exempt from backup withholding. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s United States federal income tax liability provided the required information is furnished to the IRS.

      THE FOREGOING DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF THE POTENTIAL TAX CONSIDERATIONS RELATING TO THE MERGER AND IS NOT TAX ADVICE. THEREFORE, HOLDERS OF CHALONE COMMON STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

Litigation Related To The Merger

      On May 18, 2004, a purported shareholder class action lawsuit was filed in the Superior Court of the State of California, County of Napa, against Chalone, each of our directors, DBR and Constellation. The initial complaint in the lawsuit, entitled Wiedamann v. The Chalone Wine Group, Ltd., et al. (Case No. 26-25479), alleged that DBR and each of our directors breached, and that Chalone, DBR and Constellation aided the other defendants’ breaches of, their fiduciary duties of care, loyalty, candor and independence owed to the public stockholders of Chalone in connection with the proposed merger and challenging the adequacy of the proposed merger consideration. Specifically, the initial complaint alleged that the defendants failed to take steps to maximize the value of Chalone to its public shareholders, took steps to avoid competitive bidding, capped the price of Chalone stock, gave DBR an unfair advantage by failing to solicit other potential acquirors or alternative transactions and failed to properly value Chalone.

      From May 18 to May 21, 2004, four other purported class action lawsuits were filed in the Superior Court of the State of California, County of Napa, alleging substantially identical allegations as those in the Wiedamann action. On May 25, 2004, the Court ordered these four lawsuits consolidated with the Wiedamann lawsuit.

      On June 2, 2004, the Court ordered that the defendants did not have to respond to the initial complaints and that the lead plaintiff should file a consolidated complaint to which the defendants would respond. On June 17, 2004, the Court appointed a lead plaintiff and lead counsel. While the lead plaintiff has not filed a consolidated complaint, his initial complaint sought to enjoin Chalone from proceeding with the proposed merger with DBR. Additionally, the initial complaint sought certification of a class; a declaration that the proposed merger is in breach of defendants’ fiduciary duties; an injunction barring the proposed merger unless and until Chalone adopts and implements a procedure or process to obtain the highest possible price for its stockholders and directing Chalone to pursue a transaction in the best interests of its stockholders; imposition of a constructive trust upon any benefits improperly received by the defendants as a result of the proposed merger; and costs, attorneys’ fees and experts’ fees.

      To date, no motions have been filed by any of the parties to the lawsuit. We believe that this consolidated action is meritless and we intend to vigorously defend against any allegations that may be asserted in any consolidated complaint.

      On May 20, 2004, a purported shareholder class action lawsuit was filed in the Superior Court of the State of California, County of San Francisco, alleging that Chalone and each of our directors breached, or aided the other defendants’ breaches of, their fiduciary duties of care, loyalty, candor and fair dealing owed to the public stockholders of Chalone in connection with the proposed merger. On July 9, 2004, the plaintiff voluntarily dismissed this lawsuit without prejudice.

Actions to Prevent Nasdaq Delisting

      On November 16, 2004, we received a letter from The Nasdaq Stock Market, Inc. (Nasdaq) stating that we did not meet independent director requirements for continued listing on The Nasdaq National Market, which require that a majority of our directors meet the definition of “independent” under the Nasdaq marketplace rules. As of the date of the letter, only five of our eleven directors were deemed independent by Nasdaq. The letter indicated that our common stock would be delisted from The Nasdaq National Market. On November 22, 2004, two of our directors, Messrs. Istel and Myers resigned from our board of directors in an effort to address Nasdaq’s concerns and to maintain the listing of our common shares on The Nasdaq National Market. As a result of the resignations, the number of members of our board of directors has been reduced to nine, of which the majority (five) meet the definition of independent under Nasdaq rules. As additional measures to comply with Nasdaq independence requirements, Mr. Salin was replaced on the compensation committee of our board of directors by Mr. Diefenbach and our board of directors formed a nominating committee consisting of Messrs. Gani, Kramlich and Plant. Although we believe that these resignations and related changes will result in our being in compliance with the independent director requirements, we have requested a hearing with a Nasdaq Listing Qualifications Panel to review Nasdaq’s position. We cannot assure that the panel will grant our request for continued listing.

THE MERGER AGREEMENT

      The following summary of the merger agreement is qualified by reference to the complete text of the merger agreement, which is attached as Annex A to this proxy statement and is incorporated in this proxy statement by reference.

The Merger

      Pursuant to the merger agreement, Triple Wines will be merged with and into Chalone, with Chalone surviving as a wholly-owned subsidiary of DBR. At the effective time of the merger, all of our property, rights, privileges, immunities, powers and franchises before the merger will vest in the surviving corporation and all of our debts, liabilities and duties before the merger will become the debts, liabilities and duties of the surviving corporation. Following the merger, the directors and officers of Triple Wines at the effective time of the merger will be the directors and officers of the surviving corporation.

Merger Consideration

      The merger agreement provides that each share of Chalone common stock outstanding immediately prior to the effective time of the merger (other than unconverted shares) will be converted into the right to receive $11.75 in cash.

      All outstanding options to purchase shares of Chalone common stock (whether vested or unvested) will be cancelled in exchange for the right to receive $11.75 in cash, less the exercise price for each share underlying the options. Options with an exercise price per share greater than or equal to $11.75 will be cancelled upon the closing without payment of any consideration.

Procedures for Payment of Merger Consideration

      Equiserve L.P. will act as the exchange agent for the payment of the merger consideration. As soon as reasonably practicable after the effective time of the merger (but in any event within three business days after the effective time), Chalone, as the surviving corporation, will cause Equiserve L.P. to mail the following materials to each holder of record of Chalone common stock at the time the merger is consummated:

•	a letter of transmittal for the shareholder’s use in submitting its shares to the exchange agent for payment of the merger consideration (which will specify that delivery will be effected, and risk of loss and title to the certificates will pass, only upon delivery of the certificates to the exchange agent, and will be in such form and have such other provisions as the surviving company may reasonably specify); and

•	instructions explaining what a shareholder must do to effect the surrender of its share certificates in exchange for the merger consideration.

      Shareholders should not return share certificates with the enclosed proxy card. Upon receipt of a letter of transmittal, each shareholder should complete and sign the letter of transmittal and return it to the exchange agent together with the shareholder’s share certificates in accordance with the instructions.

      Upon completion of the merger, each Chalone share certificate, other than those representing unconverted shares, will represent only the right to receive $11.75 in cash.

      Prior to the effective time of the merger, DBR will deposit, or will cause to be deposited, in trust with the exchange agent for the benefit of our former shareholders, cash sufficient to deliver the merger consideration and the option merger consideration.

      DBR and the surviving corporation are entitled to deduct and withhold from the merger consideration otherwise payable upon exchange of the share certificates such amounts as are required to be deducted and withheld for the payment of taxes.

Transfers of Ownership and Lost Stock Certificates

      If any portion of the merger consideration is to be paid to a person other than the registered holder of shares represented by the certificate or certificates surrendered, the exchange agent will only issue such merger consideration if the certificate is properly endorsed or is otherwise in proper form for transfer and the person surrendering the share certificate for payment pays to the exchange agent any applicable stock transfer taxes or otherwise produces evidence satisfactory to the exchange agent that such taxes have been paid or are not payable.

      In the event any share certificate will have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such share certificate to be lost, stolen or destroyed and, if required by DBR, the posting by such person of a bond in such amount as DBR may direct as indemnity against any claim that may be made against it with respect to such share certificate, the exchange agent will issue for such lost, stolen or destroyed share certificate the merger consideration with respect to such certificate to which such person is entitled pursuant to the merger agreement.

Unclaimed Amounts

      Any portion of the merger consideration that remains unclaimed by holders of the certificates for one year after the effective time of the merger will be delivered by the exchange agent to DBR, upon demand, and any holders of certificates who have not previously exchanged shares for the merger consideration will only be entitled to look to DBR for payment of their claim for merger consideration.

Employee Stock Purchase Plan

      Chalone will terminate its 2003 employee stock purchase plan, or ESPP, immediately prior to the effective time of the merger. Immediately prior to the termination date, the final purchase date will occur under the ESPP. At the time of such purchase date, each participating employee’s accumulated payroll deductions collected pursuant to the terms of the ESPP will be used to purchase Chalone common stock. Each share of Chalone common stock purchased by ESPP participants on such date will be converted into the right to receive $11.75 in cash, as discussed under the heading “— Merger Consideration,” beginning on page 56.

Representations and Warranties

Chalone

      We have made a number of representations and warranties to DBR regarding aspects of our business and other matters pertinent to the merger. The topics covered by these representations and warranties include the following:

•	our and our subsidiaries’ organization, standing and power;

•	our and our subsidiaries’ capital structure;

•	our corporate power and authority to enter into the merger agreement and to consummate the merger and the related transactions, the determination of the special committee and the approval of our board of directors;

•	no conflict with, or violation of, our organizational documents, applicable law or certain contracts;

•	government consents, approvals or filings required in connection with the merger;

•	the filing of required company reports with the SEC, the compliance of such reports with applicable requirements of applicable federal securities laws, rules and regulations, the accuracy and completeness of the information contained in such reports and the content of our financial statements included in such reports;

•	the accuracy and completeness of information in this proxy statement and its compliance with applicable federal securities laws;

•	our compliance with applicable laws and our holding of, and compliance with, material permits and licenses;

•	litigation;

•	tax matters;

•	absence of certain changes or events since December 31, 2003;

•	inventory;

•	real property;

•	material contracts;

•	employee benefits and labor matters;

•	environmental matters;

•	intellectual property;

•	agreements with brokers or finders; and

•	the opinion of our financial advisor with respect to the merger consideration.

DBR

      DBR and Triple Wines have made a number of representations and warranties to us regarding various matters pertinent to the merger. The topics covered by these representations and warranties include the following:

•	DBR’s and Triple Wines’ organization, standing and power;

•	DBR’s and Triple Wines’ corporate power and authority to enter into the merger agreement and consummate the merger and the related transactions;

•	no conflict with DBR’s or Triple Wines’ organizational documents, applicable law or certain contracts;

•	governmental consents, approvals or filings required in connection with the merger;

•	the accuracy and completeness of information provided by DBR or Triple Wines for inclusion in this proxy statement;

•	agreements with brokers or finders;

•	availability of sufficient funds to consummate the merger transactions; and

•	the lack of any material agreements or business activities by Triple Wines.

      Many of the representations and warranties of Chalone and DBR are qualified by a material adverse effect standard. A “material adverse effect” means, with respect to either Chalone or DBR, any adverse change, circumstance or effect that, individually or in the aggregate with all other effects, is or is reasonably likely to be materially adverse to the business, operations, assets, liabilities, financial condition or results of operations of such entity and its subsidiaries, taken as a whole; provided, however, that in no event will any of the following be deemed to constitute a material adverse effect:

•	any effect affecting any of the industries in which such entity operates generally or affecting the economy generally (to the extent that such effects do not disproportionately affect such entity as compared to other companies in such industry);

•	any change in such entity’s stock price or trading volume; provided, however, that this exception will not exclude any underlying effect which may have caused such change in stock price or trading volume; or

•	any effect resulting from the announcement or pendency of the merger or the announcement or pendency of DBR’s proposal made in May 2004.

Interim Operations of Chalone

      We have agreed that, during the period between signing and closing, unless otherwise approved in writing by DBR, Chalone and our subsidiaries will be required to conduct our business in the ordinary course and in a manner consistent with past practice and will use reasonable efforts to:

•	preserve intact our present business organizations;

•	maintain our properties in good operating condition;

•	keep available the services of our present officers, employees and independent contractors; and

•	preserve our relationships with customers, suppliers and others with whom we have business dealings.

      In addition, during that period (except as expressly permitted by the merger agreement or to the extent that DBR otherwise consents in writing), Chalone and our subsidiaries will not:

•	declare, set aside or pay any dividend or other distribution with respect to any shares of our capital stock or split, combine, redeem or reclassify, or repurchase any such securities;

•	issue or sell securities, other than (i) the issuance of Chalone common stock upon the exercise of outstanding options in accordance with the terms of a Chalone stock option plan and (ii) the issuance of Chalone common stock pursuant to the ESPP;

•	except as required by law or Nasdaq rules, amend or propose to amend our organizational documents;

•	incur any indebtedness for borrowed money, fail to pay creditors when due, make any loans, advances, or capital contributions to, or investments in, other companies, or pay or discharge any claims or liabilities other than those incurred in the ordinary course;

•	(i) increase any compensation payable to executive officers or employees, (ii) take any action to grant any severance, termination pay, bonus or other incentive arrangement (other than pursuant to plans already in effect), other than, with respect to (i) and (ii), any increases or grants made to non-executives in the ordinary course, or (iii) except as required by law, modify or amend any company benefit plan;

•	merge or consolidate with any other person or acquire a material amount of stock or assets of any other person or sell, lease, license or otherwise dispose of any material subsidiary or any material amount of assets, securities or property except (i) pursuant to existing contracts or commitments and (ii) in the ordinary course consistent with past practice;

•	(i) amend, modify or consent to the termination of any material contract or Chalone’s rights thereunder; (ii) enter into any material lease, contract or agreement with regard to real property; (iii) enter into any non-compete agreement or other material restriction of any of its businesses following the closing; (iv) hire or enter into any agreement with any new employees or independent contractors who have an annual salary of more than $125,000; (v) cancel or terminate any insurance policy naming Chalone as a beneficiary or a loss payee; or (vi) enter into any agreement, commitment, arrangement or plan with any Chalone officer or director or their associates or family members, or make any material payment or reimbursement to any such person, other than the payment of salaries to officers and employees made in the ordinary course consistent with past practice, pursuant to agreements in effect as of the date of the merger agreement, or to directors for service on the special committee;

•	make any tax election, file any amended tax return, change any annual tax accounting period or method, surrender any right to any tax refund or give or request any waiver of a limitation with respect to any claim or assessment; or

•	agree or commit to do any of the foregoing.

Shareholder Meeting

      We have agreed to call a meeting of our shareholders promptly after this proxy statement is cleared by the SEC and to use our commercially reasonable efforts to cause such meeting to be held as soon as reasonably practicable thereafter. Our board of directors has agreed to recommend the approval and adoption of the merger agreement and the merger by our shareholders, and Chalone has agreed to use commercially reasonable efforts to obtain the necessary approval by our shareholders of the merger agreement and the merger; provided, however, that (except in connection with an acquisition proposal, in which case the full solicitation provision described below controls) our board of directors may change its recommendation, and the obligation to use commercially reasonable efforts to obtain approval of our shareholders will be released, if our board of directors (i) determines in good faith, based upon the advice of outside counsel that making such recommendation, or the failure to change its recommendation, could reasonably be deemed to cause the members of our board of directors to breach their fiduciary duties under applicable law, (ii) otherwise complies with the merger agreement and (iii) subject to compliance with applicable securities laws, gives DBR (a) notice of its decision to invoke this provision, including the reasons for its decision, and (b) a reasonable opportunity to discuss this decision with our board of directors.

Full Solicitation Covenant

      At any time prior to obtaining shareholder approval, the board of directors or a special committee of the board of directors may, to the extent necessary to inform itself with respect to a potential acquisition proposal that it determines in good faith may lead to a superior proposal, (i) engage in negotiations or discussions with any third party that has made an acquisition proposal and (ii) furnish to any third party in connection with an acquisition proposal nonpublic company information pursuant to a confidentiality agreement with terms no more favorable to such party than those contained in the confidentiality agreements with DBR, Constellation and Huneeus Vintners. Chalone may disclose the substance of our rights under this provision and solicit and encourage acquisition proposals.

      Except as provided below, neither the board of directors nor the special committee of the board of directors will approve of, recommend or cause Chalone to enter into any acquisition agreement or any acquisition proposal. If, at any time prior to obtaining shareholder approval, Chalone receives a written superior proposal, the board of directors or a special committee of the board of directors may (i) approve of or cause Chalone to enter into an acquisition agreement with respect to such superior proposal, (ii) recommend such superior proposal to our shareholders, (iii) withdraw, modify or refrain from supporting the transaction contemplated by the merger agreement and (iv) terminate the merger agreement; provided that (x) Chalone provides DBR written notice of our receipt of a superior proposal (specifying financial and material terms and conditions thereof) together with our intention to enter into an acquisition agreement with respect to such superior proposal at least five business days prior to taking such action and DBR has not proposed adjustments in the terms and conditions of the merger agreement which would cause the relevant acquisition proposal no longer to be a superior proposal and (y) Chalone pays to DBR prior to, or within two business days following, any such termination of the merger agreement, the termination fee of $2,475,000. Any amendment to the price or material terms of a superior proposal will require an additional notice of superior proposal and an additional three business day period.

      Chalone is also required, within 24 hours, to notify DBR in writing of receipt of any acquisition proposal or request for nonpublic information or access relating to Chalone and to provide DBR with access to any nonpublic information that is given. Chalone must provide to DBR as promptly as practicable any written agreement that describes any of the terms or conditions of any acquisition proposal.

      An “acquisition proposal” means, other than the transactions contemplated by the merger agreement, any third party indication of interest in:

•	any acquisition, direct or indirect, of 20% or more of the consolidated assets of Chalone and our subsidiaries or over 20% of any class of equity or voting securities of Chalone or any of our subsidiaries whose assets constitute more than 20% of Chalone’s consolidated assets;

•	any tender offer or exchange offer that would result in such third party beneficially owning 20% or more of any class of equity or voting securities of Chalone or any of our subsidiaries whose assets constitute more than 20% of Chalone’s consolidated assets; or

•	a merger, business combination, sale of substantially all the assets, recapitalization, or other similar transaction involving Chalone or any of our subsidiaries whose assets constitute more than 20% of Chalone’s consolidated assets.

      A “superior proposal” means any bona fide written acquisition proposal for at least a majority of the outstanding shares of Chalone common stock on terms that the board of directors or a special committee of the board of directors determines in good faith, after considering the advice of a financial advisor and its legal counsel, and taking into account all the terms and conditions of the acquisition proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation, are more favorable and provide greater value to all of Chalone’s shareholders than the merger agreement and for which the board has reasonably determined that adequate funding is available.

      We will be required to pay a termination fee to DBR if the merger agreement is terminated as a result of certain events. See the section entitled “— Termination Fee,” beginning on page 64.

Employee Benefit Matters

      For a period of two years following the closing, DBR will cause Chalone, as the surviving corporation, to maintain in effect employee benefit plans and arrangements which provide substantially equivalent employee benefits, in the aggregate, as provided by the existing Chalone company benefit plans (not taking into account any such plans which are equity based). DBR is required to credit current employees of Chalone and its subsidiaries (to the extent such employees are so credited by Chalone) for service performed for purposes of eligibility and vesting, and determining severance, vacation and other paid time off entitlements, under the benefit plans of DBR. DBR will cause Chalone, as the surviving company, to assume and honor all written employment, severance and termination plans and agreements of Chalone employees provided to DBR on or prior to the date of the merger agreement and all bonuses awarded for service in 2004.

Wine Club Benefits

      Holders of shares of Chalone common stock immediately prior to the consummation of the merger will be entitled for three months following the closing to enroll at no additional cost as members of a new wine club designed to be comparable to the existing wine club, and the shareholders will receive a one-time nontransferable wine credit of $1.00 per share.

      The wine credit can be used through the wine club to purchase wines at a 50% discount on all wine purchases up to an amount equal to $1.00 per share. The wine credit will remain valid for one year from the closing date. The wine credit is not transferable, and it is neither in cash nor is it redeemable for cash.

      In addition to the wine credit, the wine club membership will give members 15 years access to the following benefits:

•	The Annual Founders Celebration. An annual party for which Chalone will invite all wine club members to one of its wineries for an exclusive celebration.

•	VIP Tours. Wine club members will be able to participate in special VIP tours and tastings with special access at each of Chalone’s wineries.

•	Wine Club Discount. Chalone will give the wine club members special access to selections of its most exclusive wines and allocated bottlings. Wine club members will also receive discounted pricing on all these offerings. The special one-time wine credit can be used in connection with these discounted prices.

•	Special Allocations. Wine club members who purchase at least $500.00 per year (net of the wine credit) from the wine club selections will qualify for special allocations of Chalone’s most limited wines and unique sizes.

      The wine club will be subject to commercially reasonable rules, restrictions and modifications adopted by Chalone for all wine club members.

Indemnification and Insurance

      For six years after the completion of the merger, our current and former directors and officers will have the benefit of directors’ and officers’ liability insurance and will continue to be indemnified and held harmless with respect to acts and omissions occurring at or prior to the closing to the fullest extent permitted by applicable law.

Timing of Closing

      The closing of the merger will take place as soon as possible after satisfaction or waiver (to the extent permitted under the merger agreement and applicable law) of all of the conditions set forth in the merger agreement, unless another time or date is agreed to in writing by Chalone and DBR.

Conditions to the Consummation of the Merger

      The obligations of Chalone, DBR and Triple Wines to consummate the merger are subject to the satisfaction of the following conditions:

•	Chalone will have obtained approval of the merger agreement and the merger by the affirmative vote of a majority of the outstanding shares of Chalone common stock, which must include the affirmative vote of a majority of the votes cast thereon by shareholders other than DBR and its affiliates;

•	any applicable waiting period under the HSR Act will have expired or been terminated;

•	no temporary restraining order, preliminary or permanent injunction or other order issued by a court or governmental authority will be in effect making the merger illegal or otherwise prohibiting consummation of the merger; and

•	all required consents and approvals by government entities will have been obtained, which, if not obtained, could reasonably be expected to have a material adverse effect on Chalone.

      The obligations of DBR and Triple Wines to consummate the merger are subject to the satisfaction of the following conditions:

•	the representations and warranties of Chalone will be true and correct when made and on and as of the closing date (other than representations made as of a certain date which will be true and correct as of such date), except where the failures of such representations and warranties to be true and correct could not, in the aggregate, reasonably be expected to have a material adverse effect on Chalone; and

•	Chalone will have performed in all material respects all of its obligations under the merger agreement required to be performed by it at or prior to the closing.

      The obligations of Chalone to consummate the merger are subject to the satisfaction of the following conditions:

•	the representations and warranties of DBR and Triple Wines will be true and correct when made and on and as of the closing date (other than representations made as of a certain date which will be true and correct as of such date), except where the failures of such representations and warranties to be true and correct could not, in the aggregate, reasonably be expected to have a material adverse effect on Chalone; and

•	each of DBR and Triple Wines will have performed in all material respects all of its obligations under the merger agreement required to be performed by it at or prior to the closing.

Termination of the Merger Agreement

      The merger agreement may be terminated by mutual consent of DBR and Chalone. The merger agreement may also be terminated by either DBR or Chalone if:

•	the merger has not been consummated on or before March 31, 2005; provided that neither Chalone nor DBR may terminate the merger agreement for this reason if the failure to consummate the merger by such date is due to a breach by such party of a provision of the merger agreement;

•	any order, decree or ruling of any court or governmental body having competent jurisdiction enjoining or prohibiting Chalone or DBR from consummating the merger is entered and such order, decree or ruling has become final and nonappealable; or

•	our shareholders fail to approve and adopt the merger agreement and the merger at the shareholder meeting; provided that DBR may not terminate for this reason if DBR has failed to vote in favor of the consummation of the merger or has revoked or withdrawn in any respects its vote.

      The merger agreement may be unilaterally terminated by DBR if:

•	at any time prior to our shareholders’ approval of the merger agreement, our board of directors: (i) withdraws or materially and adversely modifies its approval or recommendation of the merger agreement or the merger or fails to reconfirm such recommendation if requested by DBR within 10 days following such request; (ii) recommends any acquisition proposal other than the merger agreement; or (iii) recommends that Chalone’s shareholders tender their shares in a tender offer that would result in any person (other than DBR) becoming a beneficial owner of 50% or more of the outstanding shares of Chalone common stock or fails to recommend against or takes a neutral position to such a tender offer; or

•	Chalone breaches any representation or warranty, the result of which is a material adverse effect on Chalone or fails to perform any covenant or agreement in any material respect which cannot be cured prior to March 31, 2005.

      We may unilaterally terminate the merger agreement if:

•	permitted by, and in compliance with, the full solicitation provision of the merger agreement; or

•	DBR breaches any representation or warranty the result of which is a material adverse effect on Chalone or fails to perform any covenant or agreement in any material respect which cannot be cured by March 31, 2005.

Termination Fee

      We have agreed to pay to DBR a termination fee of $2,475,000 if the merger agreement is terminated as a result of any of the following events:

•	if we terminate the merger agreement as permitted by, and in compliance with, the full solicitation provision of the merger agreement; or

•	if DBR terminates the merger agreement because, at any time prior to our shareholders’ approval of the merger agreement: (i) our board of directors has withdrawn or materially and adversely modified its recommendation of the merger agreement or the merger or has failed to re-confirm such recommendation if requested by DBR within 10 days following such request; (ii) our board has recommended to our shareholders any acquisition proposal other than the merger agreement; or (iii) our board has recommended that Chalone’s shareholders tender their shares in a tender offer or exchange offer that would result in any person (other than DBR) becoming a beneficial owner of 50% or more of the outstanding shares of Chalone common stock or has failed to recommend against or has taken a neutral position with respect to such a tender offer.

Fees and Expenses

      Each party has agreed to pay its own expenses except (i) if the merger is consummated, the surviving corporation will pay all property or transfer taxes imposed on Chalone or its subsidiaries and all real property transfer taxes imposed on any Chalone shareholder and (ii) Chalone and DBR will split expenses incurred in connection with the printing, filing and mailing of this proxy statement (provided that for certain terminations Chalone or DBR would be required to pay all of these expenses).

DBR Vote in Favor of a Superior Proposal

      If our board approves a sale of all of the outstanding shares of Chalone common stock pursuant to a superior proposal from a third party, and we properly terminate the merger agreement, DBR has agreed to vote all of its shares in favor of that superior proposal and against any alternative merger, acquisition proposal or amendment of our articles or bylaws that would impede, frustrate, prevent or delay the consummation of the transaction contemplated by the superior proposal. DBR has also agreed not to sell its shares of Chalone common stock subject to certain exceptions.

Additional Covenants

      The merger agreement provides a number of additional covenants of the parties, including, but not limited to, those described below:

      Each of Chalone and DBR will confer on a regular and frequent basis with the other, report to the other on operational matters and promptly advise the other orally and in writing of any changes that might affect the representations and warranties, covenants, conditions or agreements in the merger agreement or the ability of a party to consummate the merger in a timely manner.

      Chalone and DBR have agreed to file all reports required to be filed by each of them with the SEC (and all other governmental entities) between October 30, 2004 and the effective time of the merger and will (to the extent permitted by law or regulation or any applicable confidentiality agreement) deliver to the other party copies of all such reports promptly as they are filed.

      Subject to applicable laws relating to the exchange of information, each of Chalone and DBR will have the right to review upon request, and to the extent practicable each will consult with the other with respect to, all the information relating to the other party and each of their respective subsidiaries, which appears in any filings, announcements or publications made with, or written materials submitted to, any third party or any governmental entity in connection with the transactions contemplated by the merger agreement.

      Chalone and DBR have agreed, to the extent practicable, to consult with the other party with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and governmental entities necessary or advisable to consummate the transactions contemplated by the merger agreement, and each party has agreed to keep the other apprised of the status of matters relating to completion of the such transactions.

      Chalone and DBR have agreed to cooperate with each other and use commercially reasonable efforts to make necessary filings and to take reasonable steps to obtain consents and other approvals necessary for the merger from any third parties or governmental authorities.

Amendment and Waiver

      Any provisions of the merger agreement may be amended by us, DBR and Triple Wines, by action taken or authorized by their respective boards of directors, at any time before or after our shareholders approve of the matters presented in connection with the merger, but, after any such approval, no amendment may be made which by law or in accordance with the rules of Nasdaq requires further approval by our shareholders without first obtaining such further approval. The merger agreement may not be amended except by an instrument in writing signed on behalf of each of us, DBR and Triple Wines.

      At any time prior to the effective time, we, DBR and Triple Wines, by action taken or authorized by our respective boards of directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts, (ii) waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant thereto and (iii) waive compliance with any of the agreements or conditions contained in the merger agreement. Any agreement by us, DBR and Triple Wines to any such extension or waiver will be valid only if set forth in a signed written instrument.

Certain Additional Agreements

      Guaranty Agreement. As a condition to Chalone’s entry into the merger agreement, DBR’s joint venture partners, Constellation and Huneeus Vintners, have agreed to guaranty the obligation of DBR and Triple Wines to pay the merger consideration and the option merger consideration under the merger agreement, up to approximately $65 million. If DBR and Triple Wines default in the payment in full of the consideration payable to Chalone shareholders thereunder, including for options, Constellation and Huneeus Vintners will pay the consideration payable to Chalone shareholders thereunder, including for options, up to approximately $65 million, on behalf of DBR and Triple Wines (which amount represents the aggregate of the merger consideration plus the option consideration payable to Chalone shareholders thereunder, including for options less $18 million). The Guaranty Agreement is attached to this proxy statement as Annex C.

      Shareholder Letter Agreement. As a condition of, and an inducement to, DBR’s and Triple Wines’ entry into the merger agreement and in consideration thereof, the SFI Shareholders, entered into a letter agreement with DBR, the Shareholder Letter Agreement, dated as of October 30, 2004, whereby the SFI Shareholders agreed not to transfer any of the shares of Chalone common stock beneficially owned by the SFI Shareholders or an interest in SFI that is sufficient to control or direct the management of the business of SFI, including its investment in Chalone, except to a permitted transferee who agrees in writing to comply with the same obligations to which the SFI Shareholders are subject thereunder. The term “permitted transferee” as used in the Shareholder Letter Agreement means (i) a person who has a direct or indirect economic interest in either of the SFI Shareholders as of the date hereof, (ii) a member of the immediate family of any person identified in clause (i) above, (iii) an entity that is wholly owned, directly or indirectly, by persons or family members identified in clause (i) or (ii) above or (iv) a trust of which the sole beneficiaries are, directly or indirectly, persons or family members identified in clause (i) or (ii) above. The SFI Shareholders owned an aggregate of 2,562,608 shares representing approximately 19.0% of the shares of Chalone common stock on November 23, 2004 (based on the 13,479,771 shares of Chalone common stock set forth in the merger agreement as being issued and outstanding on November 23, 2004).

      The SFI Shareholders may terminate the Shareholder Letter Agreement upon the earliest of (i) the termination of the merger agreement for any reason, (ii) an amendment to the merger agreement which provides for a reduction in the price per share of Chalone common stock payable to Chalone’s shareholders (other than DBR or its affiliates) or a change in any other material financial term of the merger agreement which is adverse to the SFI Shareholders and (iii) March 31, 2005.

      The Shareholder Letter Agreement is attached to this proxy statement as Annex D.

CONSOLIDATED FINANCIAL DATA AND RELATED NOTES

FOR THE QUARTER ENDED SEPTEMBER 30, 2004

      The tables below set forth selected consolidated financial information for Chalone for the dates and time periods indicated. We derived the consolidated balance sheet data as of and for the year ended December 31, 2003 from our consolidated financial statements, which have been audited by Moss Adams LLP, independent public accountants, as of and for the year ended December 31, 2003. We derived the consolidated balance sheet data, consolidated statements of income and consolidated statements of cash flows as of and for the three- and nine-month periods (as indicated) ended September 30, 2004 and 2003 from our unaudited consolidated financial statements, which include all adjustments, consisting only of normal recurring adjustments, which management considers necessary for a fair presentation of results for these unaudited periods. The results of operations for the nine months ended September 30, 2004 are not necessarily indicative of the results of operations that may be expected for the full fiscal year 2004.

      You should read the selected consolidated financial data presented below in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information contained or incorporated by reference in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our consolidated financial statements with related notes and other financial information contained or incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2003, which is attached hereto as Annex F, and to the information under the heading “Where You Can Find More Information” on page 82 of this proxy statement.

THE CHALONE WINE GROUP, LTD.

CONSOLIDATED BALANCE SHEETS

(All amounts in thousands, except share data)

	September 30,	December 31,
	2004	2003

	(Unaudited)
ASSETS
Current assets:
Accounts receivable, net	$14,158	$19,753
Note receivable	208	210
Income tax receivable	—	232
Inventory	91,098	84,840
Prepaid expenses and other current assets	404	405

Total current assets	105,868	105,440

Investment in Château Duhart-Milon	11,316	11,278
Non-current note receivable	58	218
Property, plant and equipment, net	70,353	72,494
Goodwill and trademarks	11,437	11,446
Other assets	2,114	1,719

Total assets	$201,146	$202,595

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term obligations	$4,356	$7,154
Current portion of obligation under capital lease	838	791
Revolving bank loan	16,600	13,800
Accounts payable and accrued liabilities	25,906	25,805

Total current liabilities	47,700	47,550

Long-term obligations, less current maturities	36,820	39,759
Long-term obligations, convertible subordinated debt	—	11,000
Obligation under capital lease, less current maturities	225	859
Liability on interest rate swap contract	500	1,084
Deferred income taxes	1,419	1,180

Total liabilities	86,664	101,432

Minority interest	3,434	3,165
Shareholders’ equity:
Common stock — authorized 25,000,000 shares no par value; issued and outstanding: 13,478,272 and 12,077,572 shares	89,604	76,472
Retained earnings	22,950	23,164
Accumulated other comprehensive loss	(1,506)	(1,638)

Total shareholders’ equity	111,048	97,998

Total liabilities and shareholders’ equity	$201,146	$202,595

See accompanying notes to consolidated financial statements

THE CHALONE WINE GROUP, LTD.

CONSOLIDATED STATEMENTS OF INCOME

(All amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended

	Sep 30,	Sep 30,	Sep 30,	Sep 30,
	2004	2003	2004	2003

	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Gross revenues	$16,481	$16,878	$47,951	$46,792
Excise Taxes	(463)	(492)	(1,360)	(1,394)

Net revenues	16,018	16,386	46,591	45,398
Cost of wines sold	(10,741)	(10,912)	(31,553)	(30,303)

Gross profit	5,277	5,474	15,038	15,095
Other operating income (expense), net	(111)	3	(111)	24
Costs associated with proposed acquisition	(627)	—	(939)	—
Depreciation and Amortization	(200)	(235)	(621)	(683)
Selling, general and administrative expenses	(3,480)	(3,190)	(10,192)	(9,490)

Operating income	859	2,052	3,175	4,946
Interest expense, net	(1,278)	(1,371)	(4,113)	(3,875)
Other income	87	62	289	160
Equity in net income of Château Duhart-Milon	(64)	(35)	530	418
Minority interest	(65)	(65)	(244)	(152)

Income (loss) before income taxes	(461)	643	(363)	1,497
Income taxes	189	(264)	149	(614)

Net income (loss)	$(272)	$379	$(214)	$883

Earnings per share — basic	$(0.02)	$0.03	$(0.02)	$0.07
Earnings per share — diluted	$(0.02)	$0.03	$(0.02)	$0.07
Weighted average number of shares outstanding:
Basic	12,284	12,076	12,284	12,075
Diluted	12,345	12,078	12,345	12,079

See accompanying notes to consolidated financial statements

THE CHALONE WINE GROUP, LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(All amounts in thousands)

	Nine Months Ended

	September 30,	September 30,
	2004	2003

	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$(214)	$883
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,557	4,432
Gain on disposal of property	(76)	(14)
Equity in net income of Château Duhart-Milon	(530)	(418)
Increase in minority interests	244	152
Changes in:
Accounts and other receivables	5,852	1,752
Inventories	(6,258)	4,409
Prepaid expenses and other assets	(394)	254
Deferred income taxes	—	—
Accounts payable and accrued liabilities	2,081	(1,858)

Net cash provided by operating activities	5,262	9,592

Cash flows from investing activities:
Capital expenditures	(2,417)	(7,920)
Proceeds from disposal of property, plant and equipment	86	22
Net change of note receivable	162	155
Distribution from Château Duhart-Milon	279	870

Net cash used in investing activities:	(1,890)	(6,873)

Cash flows from financing activities
Borrowings (payments) on revolving bank loan, net	2,800	(425)
Distributions to minority partner	—	(650)
Net change in capital lease obligation	(587)	(207)
Repayment of long-term debt	(5,737)	(1,445)
Proceeds from issuance of common stock	152	8
Net cash (used in) financing activities	(3,372)	(2,719)

Net increase (decrease) in cash and equivalents	—	—
Cash and equivalents at beginning of year	—	—

Cash and equivalents at end of year	$—	$—

Other cash flow information:
Interest paid	$3,762	$3,884
Income taxes paid	65	326
Non-cash investing and financing activities:
Unrealized foreign currency gain	$(213)	$1,003
Interest swap fluctuation, net	345	239
Subordinated debt converted to common stock	12,980	—

See accompanying notes to consolidated financial statements

THE CHALONE WINE GROUP, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 —	Significant Accounting Policies

Basis of Presentation

      The unaudited consolidated financial statements of The Chalone Wine Group, Ltd. (“the Company”) are prepared in conformity with accounting principles generally accepted in the United States of America for reporting interim financial information and the rules and regulations of the Securities and Exchange Commission. In the opinion of management, all adjustments necessary for a fair presentation of the financial position and results of operations for the periods presented have been included. All such adjustments are of a normal recurring nature. These unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements included in the Company’s Form 10-K for the year ended December 31, 2003. Results of operations for the three and nine months ended September 30, 2004 are not necessarily indicative of the operating results for the full accounting year or any future period.

      The consolidated balance sheet at December 31, 2003, presented herein, has been derived from the audited consolidated financial statements of the Company for the year then ended, included in the Company’s annual report on Form 10-K.

Use of Estimates in Preparation of Financial Statements

      The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported financial statement amounts and related disclosures at the date of the financial statements. Actual results could differ from these estimates.

Earnings Per Share

      Basic earnings per share (“EPS”) is computed by dividing net income or loss available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock, such as stock options, were exercised and converted into stock. For all periods presented, the difference between basic and diluted EPS for the Company reflects the inclusion of dilutive stock options, the effect of which is calculated using the treasury stock method.

Derivative Financial Instruments

      The Company uses derivative financial instruments to manage exposures to interest rate risks in accordance with its risk management policy. The Company’s objective for holding derivative financial instruments is to reduce or eliminate the Company’s exposure to interest rate fluctuations. The Company formally documents the relationship between hedging instruments and hedged items as well as its risk management objective and strategy for undertaking its hedging activities. The Company formally designates derivative financial instruments as hedging instruments on the date the Company enters into the derivative contract. The Company assesses, both at inception of the hedge and on an ongoing basis, whether derivatives used as hedging instruments are highly effective in offsetting the changes in the fair value or cash flows of hedged items. If it is determined that a derivative is not highly effective as a hedge or ceases to be highly effective, the Company discontinues hedge accounting prospectively.

      Changes in the fair value of derivative instruments designated as cash flow hedges, to the extent the hedges are highly effective, are recorded in other comprehensive income, net of related tax effects. The ineffective portion of the cash flow hedge, if any, is recognized in current-period earnings. Other comprehensive income is relieved when current earnings are affected by the variability of cash flows relating to the derivative instrument hedged. During the period ended September 30, 2004, the Company’s derivative

THE CHALONE WINE GROUP, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

contracts consisted only of an interest rate swap used by the Company to convert a portion of its variable rate long-term debt to fixed rate.

      The Company does not enter into derivative financial instruments for trading or speculative purposes. The Company records payments or receipts on interest rate swap agreements in interest expense. Forward exchange contracts are used to manage exchange rate risks on certain purchase commitments, generally French oak barrels, denominated in foreign currencies. Gains and losses relating to firm purchase commitments are deferred and are recognized as adjustments of carrying amounts of assets acquired or in income when the hedged transaction occurs. The nominal amounts and related foreign currency transaction gains and losses, net of the impact of hedging, were not significant for the nine months ended September 30, 2004 and 2003.

Stock Based Compensation

      The Company accounts for stock-based awards to employees using the intrinsic value based method in accordance with APB No. 25, Accounting for Stock Issued to Employees, and provides the pro forma disclosures required by SFAS No. 123, Accounting for Stock-based Compensation. No compensation expense has been recognized in the financial statements for employee stock arrangements.

      SFAS 123 requires the disclosure of pro forma net income and earnings per share had the Company adopted the fair value method as of the beginning of fiscal year 1995. Under SFAS 123, the fair value of stock-based awards to employees is calculated through the use of option pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company’s stock option awards. These models also require subjective assumptions, including future stock volatility and expected time to exercise, which greatly affect the calculated values. The Company’s calculations were made using the Black-Scholes option pricing model with the following weighted average assumptions: expected life, 116 months following vesting; stock volatility of 34.7% to 35.9% for the nine months ended September 30, 2004 and 32.7% to 33.9% for the nine months end September 30, 2003, risk-free interest rates of 4.27% to 4.62% for the nine months ended September 30, 2004 and 3.43% to 4.04% for the nine months ended September 30, 2003, and no dividends during the expected term. The Company’s calculations are based on a multiple option valuation approach and forfeitures are recognized as they occur.

      As of January 1, 2003, the Company adopted the disclosure requirements of SFAS 148, Accounting for Stock Based Compensation, which amends Accounting Principals Board (“APB”) No. 28 by adding to the list of disclosures to be made for interim reporting periods.

      For purposes of pro forma disclosures, the estimated fair value of the options is amortized over the options’ vesting period. Had the Company’s stock option and stock purchase plan been accounted for under

THE CHALONE WINE GROUP, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

SFAS No. 123, net income (loss) and earnings (loss) per share would have been reduced to the following pro forma amounts (In thousands, except per share data).

	Three Months		Nine Months
	Ended		Ended
	September 30,		September 30,

	2004	2003	2004	2003

Net income (loss):
As reported	$(272)	$379	$(214)	$883
Compensation Expense, net of tax	$(38)	$(26)	$(491)	$(216)

Pro forma	$(310)	$353	$(705)	$667
Earnings (loss) per share:
Basic	$(0.02)	$0.03	$(0.02)	$0.07
Diluted	$(0.02)	$0.03	$(0.02)	$0.07
Pro forma basic	$(0.02)	$0.03	$(0.06)	$0.06
Pro forma diluted	$(0.02)	$0.03	$(0.06)	$0.06

Note 2 —	Comprehensive Income

      Comprehensive income includes unrealized foreign currency gains and losses related to the Company’s investment in Château Duhart-Milon and gains or losses relating to derivative financial instruments. The following is a reconciliation of net income and comprehensive income (In thousands):

	Three Months		Nine Months
	Ended		Ended
	September 30,		September 30,

	2004	2003	2004	2003

Net income (loss)	$(272)	$379	$(214)	$883
Changes in fair value of derivatives, net of tax effect	(45)	20	84	(158)
Reclassification adjustment, net of tax effect	78	102	261	301
Foreign currency translation gain (loss)	215	137	(213)	1003

Comprehensive income (loss)	$(24)	$638	$(82)	$2,029

Note 3 —	Inventories

      Inventories are stated at lower of cost (first-in, first-out) or market and consist of the following (In thousands):

	September 30,	December 31,
	2004	2003

	(Unaudited)
Bulk wine	$42,158	$50,502
Bottled wine	48,536	33,955
Wine packaging supplies	166	165
Other	238	218

Total	$91,098	$84,840

THE CHALONE WINE GROUP, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 4 —	Commitments and Contingencies

      Future minimum lease payments (excluding the effect of future increases in payments based on indices which cannot be estimated at the present time) required under non-cancelable operating leases with terms in excess of one year are as follows (In thousands):

Calendar year:
2004 (three months remaining)	$255
2005	999
2006	1,026
2007	958
2008	731
Thereafter	3,150

Total	$7,119

      The Company contracts with various growers and certain wineries to supply a large portion of its future grape requirements and a smaller portion of its future bulk wine requirements. The Company estimates that it has contracted to purchase approximately 9,000 to 13,000 tons of grapes per year over the next ten years. While most of these contracts stipulate that prices will be determined by current market conditions at the time of purchase, several long-term contracts provide for minimum grape or bulk wine prices. Purchases under these contracts were $18,994,000 for the year ended December 31, 2003.

Note 5 —	Costs Associated with the Proposed Acquisition

      The Chalone Wine Group’s board of directors has formed a special committee, consisting solely of independent directors, to review and evaluate a proposed acquisition of all of Chalone’s outstanding publicly held shares of common stock at $9.25 per share in cash by an affiliate of Domaines Barons de Rothschild (Lafite) SCA (“DBR”). DBR currently owns approximately 48.9% of Chalone’s outstanding common stock. The costs associated with the proposed acquisition represent the legal and financial advisory fees incurred by the committee to review and evaluate the DBR proposal. In the event a successful acquisition occurs, the Company would be liable for an additional financial advisory fee of 1.0 million dollars to be paid at the time of closing.

Note 6 —	Subordinated Debt Converted to Common Stock

      The Company issued two convertible subordinated promissory notes in exchange for $11 million in cash on August 23, 2002 (the 2002 Notes). The 2002 Notes were issued to DBR, in the amount of $8.25 million, and to the SFI Shareholders, in the amount of $2.75 million. The 2002 Notes accrued interest on the principal sum at a rate of 9% per annum. The principal sum and all accrued interest were due and payable in full, two years from the date of the 2002 Notes. At the maturity date, the Company could elect to pay all of the outstanding principal and accrued interest in cash or to repay all or part of these amounts through conversion into shares of Company common stock at the conversion price of $9.4207 per share.

THE CHALONE WINE GROUP, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      On August 23, 2004, the Company elected to repay the 2002 Notes in full through conversion into shares of its common stock at the conversion price. Consequently, the following additional shares were issued as of August 23, 2004:

Shares

DBR	1,033,363
SFI	344,454
TOTAL	1,377,817

Note 7 —	Subsequent Events

      On October 30, 2004, the Company entered into a merger agreement with DBR and Triple Wines, a wholly owned subsidiary of DBR. Under the terms of the merger agreement, at the effective time of the merger, each outstanding share of the Company’s common stock (other than those shares held by DBR) will be converted into the right to receive $11.75 in cash. Following consummation of the merger, the Company will be a wholly owned subsidiary of DBR. DBR currently owns approximately 48.9% of the Company’s outstanding stock.

      The merger agreement provides, among other things, that the Company may continue to solicit acquisition proposals from third parties at a higher price than $11.75 per share. In the event an offer is received at a higher price for a purchase of all of the outstanding shares of our common stock, DBR has agreed to either match the higher priced offer or to vote its shares in favor of the higher priced transaction.

      A special committee of the Company’s board of directors, comprised entirely of directors not affiliated with DBR, was established to evaluate and negotiate the merger on behalf of the Company’s board of directors and subsequently recommended that the board of directors approve and adopt the merger agreement. At a special meeting held on October 30, 2004, the Company’s board of directors approved and adopted the merger agreement and approved the merger.

      Completion of the merger is subject to the satisfaction of closing conditions set forth in the merger agreement, including approval by the affirmative vote of a majority of the outstanding shares of the Company’s common stock (which approval must include the affirmative vote of a majority of the votes cast by the shareholders other than DBR and its affiliates) and the receipt of certain regulatory and other approvals. The Company currently anticipates that the merger will close in the first quarter of 2005.

TRADING MARKET AND PRICE AND DIVIDEND POLICY

      Chalone’s common stock has been traded in the over-the-counter market since our initial public offering on May 18, 1984, and is listed in the Nasdaq National Market System, under the symbol “CHLN.” The following table sets forth the high and low quotations for the stock for each quarter during the past two years, as reported by Nasdaq. The prices reflect inter-dealer quotations without retail markups, markdowns or commissions, and do not necessarily represent actual transactions.

Quarter Ended	High		Low

March 31, 2002	$11.52		$9.16
June 30, 2002	11.15		8.25
September 30, 2002	9.80		7.50
December 31, 2002	9.55		7.61
March 31, 2003	8.45		7.50
June 30, 2003	8.60		7.50
September 30, 2003	8.22		7.40
December 31, 2003	9.15		7.85
March 31, 2004	9.87		8.35
June 30, 2004	11.19		8.58
September 30, 2004	11.80		9.50
December 31, 2004 (through [November 23], 2004)	[12.99	]	[9.20]

      On [November 23], 2004 the closing price for our common stock was $11.85 per share.

      To date, Chalone has not paid any cash dividends. Pursuant to the merger agreement, we and our subsidiaries are prohibited from declaring or paying any dividends prior to the completion of the merger without the prior written consent of DBR.

COMMON STOCK PURCHASE INFORMATION

Purchases by Chalone

      Chalone has not purchased any of its common stock during the past two years.

Purchases by Directors and Executive Officers of Chalone

      The table below sets forth information about the options to purchase Chalone common stock exercised by Chalone’s directors and executive officers since [September 24], 2004 (or the date that the individual became an affiliate of Chalone, if this date is later). No Chalone directors or executive officers have made any other purchases of Chalone common stock since [September 24], 2004.

Director	Date of Exercise	Shares	Price/Share

Yves-Andre Istel*	9/28/2004	930	$9.063
Mark Hojel	9/28/2004	930	$9.063
Phillip Plant	9/28/2004	930	$9.063
Christophe Salin	9/28/2004	450	$5.750
Christophe Salin	9/28/2004	450	$5.750
Christophe Salin	9/28/2004	450	$6.500
Christophe Salin	9/28/2004	450	$6.500
Christophe Salin	9/28/2004	930	$9.063

*	Mr. Istel resigned from the Chalone board of directors on November 22, 2004. See the section entitled “Summary Term Sheet — Actions to Prevent Nasdaq Delisting,” beginning on page 8.

Purchases by DBR, Constellation and Huneeus Vintners

      As of November 24, 2002, DBR held 5,511,103 shares of Chalone common stock and a convertible note in the principal amount of $8,250,000 issued to DBR by Chalone on August 21, 2002. The note had a term of two years, accrued interest at a rate of 9% per annum and was convertible at a conversion price of $9.4207 per share.

      On March 14, 2003, DBR purchased an additional 45,000 shares of Chalone common stock for $8.27 per share.

      On August 21, 2004, DBR converted all of the principal and accrued interest on the convertible note for 1,033,363 shares of Chalone common stock. As a result, as of such date DBR held an aggregate of 6,589,466 shares of Chalone common stock representing approximately 48.9% of the shares outstanding.

      Neither Constellation nor Huneeus Vintners has purchased any of Chalone’s common stock in the last two years.

Purchases by Directors and Executive Officers of DBR, Constellation and Huneeus Vintners

      None of the directors or executive officers of DBR, Constellation or Huneeus Vintners have purchased Chalone common stock during the past 60 days.

CHALONE’S DIRECTORS AND EXECUTIVE OFFICERS

      The name and position and the principal occupation or employment, business address and material occupations, positions, offices or employment for the past five years, of each director and executive officer of Chalone are set forth below. The business address of each director and executive officer of Chalone is 621 Airport Road, Napa, California 94558. The business telephone number of each director and executive officer is (707) 254-4200.

Directors

      THOMAS B. SELFRIDGE. Mr. Selfridge joined Chalone as President on January 1, 1998 and was appointed Chief Executive Officer as of July 1, 1998. He has been a Chalone director since May 1998 and is a member of the Board’s Operating Committee. Mr. Selfridge is a citizen of the United States of America.

      CHRISTOPHE SALIN. Mr. Salin has served as a Managing Director of DBR since 1990, whose principal executive offices are located at 33, rue de la Baume, 75008 Paris, France and whose principal business is the production and marketing of wine. Mr. Salin has been a director of Chalone since 1989 and served as Chairman of the Board’s Operating Committee from 1999-2001. See the section entitled “Summary Term Sheet — Actions to Prevent Nasdaq Delisting,” beginning on page 8. Since August, 2001, Mr. Salin has been the Chairman of the Board of The Chalone Wine Group. Mr. Salin is the president and sole director of Triple Wines, Inc. Mr. Salin is a citizen of France.

      JOHN DIEFENBACH. Mr. Diefenbach has been a director of Chalone since May 2003. Since 2002, he has been a Partner with TrueBrand LLC, a limited liability company, whose principal executive offices are located at 89 De Boom Street, San Francisco, CA 94107 and whose principal business is brand consultancy. From 1999 to 2001, Mr. Diefenbach was a partner of Wolff Olins, a UK based global branding agency, whose principal executive offices are located at 555 Market Street, 19th Floor, San Francisco, CA 94105 and whose principal business is brand consultancy. Mr. Diefenbach is a citizen of the United States of America.

      MARCEL GANI. Mr. Gani has been a director of Chalone since May 2003 and is Chairman of the board’s Audit Committee. Since 1997, he has been Chief Financial Officer and Executive Vice President for Juniper Networks, a company whose principal executive offices are located at 1184 N. Mathilde Ave., Sunnyvale, CA 94089 and whose principal business is providing networking and security solutions. Mr. Gani is a citizen of the United States of America.

      MARK A. HOJEL. Mr. Hojel has been a director of Chalone since 1995 and is a member of the board’s Operating and Compensation Committees. Since 1996, Mr. Hojel has been President of Monte Xanic, an entity whose principal executive offices are located at Lago Tanganica #18, Colonia Granada, Mexico D.F. 11520. Mr. Hojel is a citizen of Mexico.

      YVES-ANDRE ISTEL. Mr. Istel is a former director of Chalone. He resigned from Chalone’s board of directors on November 22, 2004. See the section entitled “Summary Term Sheet — Actions to Prevent Nasdaq Delisting,” beginning on page 8. Mr. Istel is currently Senior Advisor to Rothschild, Inc., a company whose principal executive offices are located at 1251 Avenue of the Americas, 51st Floor, New York, New York 10020. From 1993 to 2002, Mr. Istel was Vice Chairman of Rothschild, Inc. Mr. Istel is a citizen of the United States of America.

      C. RICHARD KRAMLICH. Mr. Kramlich has been a director of Chalone since 1990 and is a member of the Board’s Compensation Committee. Since 1978, Mr. Kramlich has been General Partner of New Enterprise Associates, a venture capital firm whose principal executive offices are located at 2490 Sand Hill Road, Menlo Park, CA 94025. Mr. Kramlich is a citizen of the United States of America.

      GEORGE E. MYERS. Mr. Myers is a former director of Chalone. He resigned from Chalone’s board of directors on November 22, 2004. See the section entitled “Summary Term Sheet — Actions to Prevent Nasdaq Delisting,” beginning on page 8. He currently is a director of the Ladera Management Co, Inc., a company whose executive offices are located at 1114 State St., Suite 232, Santa Barbara, CA 93101. Mr. Myers is a citizen of the United States of America.

      JAMES H. NIVEN. Mr. Niven has been a director of Chalone since 1993 and is a member of the board’s Audit Committee. Since 1995, Mr. Niven has been President of Paragon Vineyard Co., Inc., a company whose executive offices are located at 4915 Orcutt Road, San Luis Obispo, CA 93401. He also is a partner of Niven & Smith, a law firm whose offices are located at 425 California Street, 15th Floor, San Francisco, CA 94104. Mr. Niven is a citizen of the United States of America.

      PHILLIP M. PLANT. Mr. Plant has been a director of Chalone since 1996 and is a member of the board’s Audit Committee. Since 1998, Mr. Plant has been a partner in the firm of Herndon Plant Oakley, Ltd., a company whose executive offices are located at 800 N. Shoreline Blvd. #2200S, Corpus Christi, TX 78401. Mr. Plant is a citizen of the United States of America.

      ERIC DE ROTHSCHILD. Baron Eric de Rothschild has served as a Director of Chalone since 1989. Baron de Rothschild is also general partner of Bero, a holding company whose principal executive offices are located at 17, avenue Matignon, 75008 Paris, France. He is also a Managing Partner of Château Lafite, whose principal executive offices are located at 33, rue de la Baume, 75008 Paris, France and whose principal business is the production and marketing of wine. Additionally, Baron de Rothschild is the current Chairman of Paris-Orleans, a holding company, whose executive offices are located at 50, Avenue des Champs Elysees, 78008 Paris, France. Baron de Rothschild is a citizen of France.

Other Executive Officers

      ROBERT B. FARVER, Vice President, Sales and Distribution. Mr. Farver has been Chalone’s Vice President, Sales and Distribution, since 1992. Mr. Farver is a citizen of the United States of America.

      SHAWN M. CONROY BLOM, Vice President, Finance and Chief Financial Officer. Ms. Blom joined Chalone in December 2000 as Vice President of Finance and Chief Financial Officer. Before joining Chalone, Ms. Blom served as Chief Financial Officer of Jackson Family Farms, a company whose principal executive offices are located at 421 Aviation Boulevard, Santa Rosa, CA 95403, starting in July 1996. Ms. Blom is a citizen of the United States of America.

      ALAN SCOTT DRAGE, Vice President, Human Resources. Mr. Drage has been Chalone’s Vice President, Human Resources, since August 2002. Previously, he served as Director of Human Resources, starting in March 2000 and as Corporate Controller, starting in October 1999. Mr. Drage is a citizen of the United States of America.

      During the last five years, none of the directors or executive officers listed above has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or has been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining further violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

INTEREST IN THE SECURITIES OF CHALONE

      The table below gives certain information as of November 23, 2004 regarding the beneficial ownership of our common stock by the following persons, identified as “filing persons” in the Schedule 13E-3 filed with the Securities and Exchange Commission concurrently with this proxy statement:

•	our affiliates and majority-owned subsidiaries;

•	our directors and executive officers(1);

•	all of our executive officers and directors as a group;

•	DBR; and

•	the current directors of DBR.

      Except as otherwise noted, the address for the persons named below is: c/o The Chalone Wine Group, Ltd., 621 Airpark Road, Napa, California 94558, and their telephone number there is (707) 254-4200.

	Number of
Beneficial Owner	Shares Owned(2)	Percent

Les Domaines Barons de Rothschild (Lafite)(3)(4)	6,589,466	48.9%
33, rue de la Baume
75008 Paris, France
Telephone +33 (1) 53-89-78-00
The Hojel Family(5)	2,562,608	19.0%
c/o Phillip Plant
Herndon Plant Oakley, Ltd.
One Shoreline Plaza
Suite 2200, North Tower
Corpus Christi, TX 78401-3700
George E. Myers(1)(6)	411,203	3.0%
Thomas B. Selfridge(7)	346,906	2.5%
Christophe Salin(8)	195,204	1.4%
Robert B. Farver(9)	140,579	1.0%
C. Richard Kramlich(10)	93,284	*
Shawn Conroy Blom(11)	61,006	*
Mark A. Hojel(12)	56,557	*
Phillip M. Plant(13)	42,397	*
James H. Niven(14)	38,447	*
Yves-Andre Istel(1)(15)	26,367	*
Alan Scott Drage(16)	16,418	*
Marcel Gani(17)	13,800	*
John Diefenbach(18)	7,300	*
Eric de Rothschild	0	*
All executive officers and directors as a group (14 persons)(1)	1,449,467	10.0%

*	Less than 1.0%.

(1)	Messrs. Myers and Istel resigned from the Chalone board of directors on November 22, 2004. See the section entitled “Summary Term Sheet — Actions to Prevent Nasdaq Delisting,” beginning on page 8.

(2)	Except as otherwise noted, all shareholding information is reported as of November 23, 2004. Shares of common stock subject to stock options exercisable within 60 days from November 23, 2004 are deemed outstanding for computing the percentage of the class of securities owned by the person or group holding such securities.

(3)	DBR may be deemed to have formed a “group” within the meaning of Rule 13d-5(b)(1) under the Exchange Act with Constellation and Huneeus Vintners as a result of the execution of several agreements relating to the transactions contemplated by the merger agreement and the merger. As a result, Constellation and Huneeus Vintners may be deemed to jointly be the beneficial owners of the shares of common stock owned by DBR. Neither Constellation nor Huneeus Vintners is entitled to any rights as a shareholder of Chalone with respect to common stock of Chalone owned by, and expressly disclaims that they have any beneficial ownership interest in any shares of common stock of Chalone beneficially owned by, DBR. Excludes the personal holdings of Mr. Salin set forth below.

(4)	For the purpose of Rule 13d-3 promulgated under the Exchange Act, DBR, by reason of the execution and delivery of the Shareholder Letter Agreement, may be deemed to have shared voting power and/or shared dispositive power with the Hojel Family or other members of the Hojel Group, with respect to (and therefore beneficially own within the meaning of Rule 13d-3 under the Exchange Act) 2,562,608 shares, representing 19.0% of the shares. However, such beneficial ownership is expressly disclaimed. Constellation and Huneeus Vintners expressly disclaim any beneficial ownership with respect to the shares owned by the Hojel Family or other members of the Hojel Group.

(5)	Includes the following: 2,496,113 shares owned by SFI Intermediate Ltd. and 66,495 shares owned by HC Holding Company, Ltd. SFI Intermediate Ltd. is a Texas limited partnership of which GHA 1 Holdings, Inc. is the general partner. Mrs. Phyllis S. Hojel, mother of Mr. Hojel, is the sole stockholder and director of GHA 1 Holdings, Inc. Mrs. Hojel, GHA 1 Holdings, Inc., and SFI Intermediate Ltd. share voting power and the power to dispose or direct the disposition of such shares. Excludes the personal holdings of Mr. Hojel set forth elsewhere herein.

(6)	Includes 267,086 shares held by various family-controlled entities as to which Mr. Myers may have shared voting power. Includes 25,517 shares issuable to Mr. Myers on exercise of options which are vested or will vest within the next 60 days.

(7)	Includes 344,000 shares issuable to Mr. Selfridge on exercise of options that are vested or will vest within the next 60 days.

(8)	Includes of 191,547 shares issuable on exercise of options that are vested or will vest within the next 60 days. Excludes shares held and acquirable by DBR, of which Mr. Salin is President, which holdings are set forth separately above and as to which Mr. Salin disclaims beneficial ownership.

(9)	Includes 40 shares held by various family members as to which Mr. Farver may have shared voting power. Includes 128,468 shares issuable to Mr. Farver on exercise of options which are vested or will vest within the next 60 days.

(10)	Includes 47,197 shares issuable to Mr. Kramlich on exercise of options that are vested or will vest within the next 60 days.

(11)	Consists of 60,000 shares issuable to Ms. Blom on exercise of options that are vested or will vest within the next 60 days.

(12)	Includes 52,187 shares issuable to Mr. Hojel on exercise of options that are vested or will vest within the next 60 days. Excludes shares held and acquirable by the Hojel family as set forth above, as to which Mr. Hojel disclaims beneficial ownership.

(13)	Includes 300 shares owned by Mr. Plant’s family members as to which Mr. Plant disclaims beneficial ownership. Includes 38,977 shares issuable to Mr. Plant on the exercise of options that are vested or will vest within the next 60 days.

(14)	Consists of 38,447 shares issuable on exercise of options that are vested or will vest within the next 60 days. Excludes 10,000 shares held by Paragon Vineyard Co., Inc., of which Mr. Niven is President, as to which Mr. Niven disclaims beneficial ownership.

(15)	Includes 25,437 shares issuable to Mr. Istel on exercise of options that are vested or will vest within the next 60 days.

(16)	Includes 16,000 shares issuable to Mr. Drage on exercise of options that are vested or will vest within the next 60 days.

(17)	Includes 13,800 shares issuable to Mr. Gani on exercise of options that are vested or will vest within the next 60 days.

(18)	Includes 7,300 shares issuable to Mr. Diefenbach on exercise of options that are vested or will vest within the next 60 days.

DIRECTORS AND EXECUTIVE OFFICERS OF DBR, CONSTELLATION

AND HUNEEUS VINTNERS

      See Annex G, entitled “Information Relating to the Directors, Executive Officers and other Control Persons of The Chalone Wine Group, Ltd., Domaines Barons de Rothschild (Lafite) SCA, Triple Wines, Inc., Constellation Brands, Inc. and Huneeus Vintners LLC,” for information regarding the directors and executive officers of DBR, Constellation and Huneeus Vintners.

SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

      If the merger agreement described in the above proposal is approved and adopted and the merger completed, we will no longer have any public shareholders, and we will not hold an annual meeting of shareholders in 2005. However, if the merger is not completed for any reason, we expect to hold a 2005 annual meeting of shareholders in May, 2005, in which case we will make a public announcement to set the date of such meeting. In the event our 2005 annual meeting of shareholders is held later than April 28, 2005 and earlier than June 28, 2005, the deadline for submitting proposals of shareholders is January 27, 2005. In the event our 2005 annual meeting of shareholders is held earlier than April 28, 2005 or later than June 28, 2005, all proposals of shareholders intended to be presented at the 2005 annual meeting and considered for possible inclusion in the proxy statement and form of proxy used in connection with such meeting must be directed to the attention of and received by our secretary within a reasonable time before we begin to print and mail our proxy materials. Any proposal of shareholders submitted to us must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act as such rule is then in effect.

      Chalone’s bylaws provide that in order for a shareholder to bring business before or propose director nominations at an annual meeting of shareholders, the shareholder must provide advance notice of such proposal or nomination. Specifically, the shareholder must give written notice to the corporate secretary not less than sixty (60) days nor more than ninety (90) days prior to the date of the annual meeting. The notice must contain specified information about the proposed business or each nominee and about the shareholder making the proposal or nomination. In the event that less than seventy (70) days’ prior notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder in order to be timely must be received no later than the close of business on the tenth day following the date on which such notice of the annual meeting date was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first.

      More specific details with regard to the guidelines a shareholder must follow in order to present a proposal at the 2005 annual meeting of shareholders, if it is held, will be provided in the public announcement to set the date of such meeting. Such guidelines will address the deadline for providing notice of such a proposal to our secretary, as well as what information such notice must contain.

      For more information you may contact our secretary. The address of our corporate secretary is 621 Airpark Road, Napa, California 94558 — Attention: Corporate Secretary.

OTHER MATTERS

      As of the date of this proxy statement, our board of directors knows of no other matters to be presented for consideration at the special meeting. However, if any other matter is presented properly for consideration and action at the special meeting, or any adjournment or postponement of the special meeting, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

      DBR is not a participant in the solicitation made by this proxy statement. DBR does not have any interest in the solicitation other than as a result of its agreement to acquire all of the outstanding shares of Chalone common stock pursuant to the terms of the merger agreement.

WHERE YOU CAN FIND MORE INFORMATION

      Chalone files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that Chalone files with the SEC at the SEC’s public reference rooms at Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

      Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public from commercial document retrieval services and at the Internet worldwide web site maintained by the SEC at http://www.sec.gov.

      You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the matters presented in this proxy statement do not extend to you. This proxy statement is dated                    , 200 . You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, unless the information specifically indicates that another date applies. The mailing of this proxy statement to our shareholders does not create any implication to the contrary.

By Order of the Board of Directors

/s/ CHRISTOPHE SALIN

CHRISTOPHE SALIN
Chairman of the Board

Napa, California

                    , 200

ANNEX A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

DOMAINES BARONS DE ROTHSCHILD (LAFITE),

TRIPLE WINES, INC.

AND

THE CHALONE WINE GROUP, LTD.

DATED AS OF OCTOBER 30, 2004

A-i

A-ii

GLOSSARY OF DEFINED TERMS

Location of
Definition	Defined Term

Acquisition Agreement	4.4(b)
Acquisition Proposal	7.10(a)
Agreement	Preamble
Agreement of Merger	1.3
Board of Directors	7.10(b)
Business Day	7.10(c)
Certificates	1.9(b)
CGCL	Recitals
Closing	1.2
Closing Date	1.2
Code	2.1(h)
Company	Preamble
Company Benefit Plans	2.1(m)(i)
Company Common Stock	Recitals
Company Disclosure Schedule	2.1
Company Intellectual Property Rights	2.1(o)
Company Material Contracts	2.1(l)
Company Permits	2.1(f)
Company Representatives	7.10(e)
Company SEC Reports	2.1(d)(i)
Company Shareholders Meeting	4.1(b)
Company Stock Option Plan	7.10(d)
Company Subsidiaries	2.1(a)
Company Voting Debt	2.1(b)(iii)
Confidentiality Agreements	4.2
Constellation	4.2
Effects	7.10(i)
Effective Time	1.3
Environmental Laws	7.10(f)
ERISA	2.1(m)(i)
ESPP	1.12
ESPP Termination Date	1.12
Exchange Act	2.1(c)(v)
Exchange Agent	1.9(a)
Expenses	4.6
Frustrating Transactions	6.2(c)
GAAP	2.1(d)(i)
Governmental Entity	2.1(c)(v)
HSR Act	2.1(c)(v)
Huneeus	4.2
Indemnified Party	4.7
Intellectual Property	7.10(g)

A-iii

Location of
Definition	Defined Term

Knowledge	7.10(h)
Liens	2.1(b)(ii)
Material Adverse Effect	7.10(i)
Merger	Recitals
Merger Consideration	1.8(d)
Merger Sub	Preamble
Nasdaq	2.1(c)(v)
Notice of Superior Proposal	4.4(b)
Options	1.10
Option Merger Consideration	1.10(b)
Organizational Documents	7.10(j)
Outside Date	6.1(b)
Parent	Preamble
Permitted Liens	7.10(k)
Person	7.10(l)
Proxy Statement	2.1(e)(i)
Related Party	2.1(i)
Required Regulatory Approvals	5.1(d)
Schedule 13E-3	7.10(m)
SEC	2.1(d)(i)
Securities Act	2.1(c)(v)
Special Committee	Recitals
Shareholder Approval	4.4(a)
Shareholder Letter Agreement	Recitals
Subsidiary	7.10(n)
Superior Proposal	7.10(o)
Surviving Corporation	1.1
Tax	7.10(p)
Taxable	7.10(p)
Taxes	7.10(p)
Tax Return	7.10(p)
Terminating Company Breach	6.1(g)
Terminating Parent Breach	6.1(h)
Termination Fee	6.2(b)
the other party	7.10(q)
Third Party	7.10(r)
Transfer	6.2(c)
Violation	2.1(c)(iv)

A-iv

      This AGREEMENT AND PLAN OF MERGER, dated as of October 30, 2004 (this “Agreement”), by and among Domaines Barons de Rothschild (Lafite), a société en commandite par actions organized under the laws of France (“Parent”), Triple Wines, Inc., a California corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and The Chalone Wine Group, Ltd., a California corporation (the “Company”).

WITNESSETH:

      WHEREAS, upon the terms of and subject to the conditions of this Agreement, the Company, Parent and Merger Sub will enter into a transaction whereby each issued and outstanding share of Common Stock, no par value per share, of the Company (“Company Common Stock”), other than shares owned directly or indirectly by Parent or by the Company, will be converted into the right to receive $11.75 in cash;

      WHEREAS, at a meeting duly called and held, a special committee of the Board of Directors composed entirely of independent directors (the “Special Committee”) has (i) determined in good faith that this Agreement, and the transactions contemplated hereby, including the Merger (defined below), are in the best interests of the Company’s shareholders, other than Parent and its affiliates, and just and reasonable to the Company under Section 310(a)(2) of the California General Corporation Law (“CGCL”) and (ii) resolved to recommend and has recommended approval of this Agreement to the Board of Directors;

      WHEREAS, at a meeting duly called and held, and acting on the recommendation of the Special Committee and with full disclosure of the material facts as to the Merger and after duly inquiring as to the interest of certain of the Company’s directors in the Merger and the transactions contemplated by this Agreement, the Board of Directors (with certain members abstaining) has (i) determined in good faith that this Agreement and the transactions contemplated hereby, including the Merger, are in the best interests of the Company’s shareholders, other than Parent and its affiliates, and just and reasonable as to the Company under Section 310(a)(2) of the CGCL, (ii) approved and adopted this Agreement and the transactions contemplated hereby, including the Merger, in accordance with the requirements of the CGCL, and (iii) subject to the provisions of Sections 4.1 and 4.4(b), resolved to recommend approval and adoption of this Agreement and the Merger by the shareholders of the Company;

      WHEREAS, simultaneously with the execution and delivery of this Agreement, and as a condition and inducement to the willingness of Parent and Merger Sub to enter into this Agreement, Parent, Merger Sub and a certain shareholder of the Company are entering into a letter agreement in the form of Exhibit A (the “Shareholder Letter Agreement”) pursuant to which such shareholder has agreed not to transfer the shares of Company Common Stock currently owned by it, other than to certain Permitted Transferees, as such term is defined therein, until the earlier of (i) the termination of this Agreement for any reason, (ii) an amendment to this Agreement which provides for a reduction in the price per share of Company Common Stock payable to the shareholders of the Company other than Parent or a change in any of the material financial terms of this Agreement which is adverse to such shareholder and (iii) March 31, 2005, upon the terms and subject to the conditions set forth therein;

      WHEREAS; Thomas Weisel Partners LLC has delivered to the Special Committee in accordance with Section 1203 of the CGCL its affirmative opinion in writing as to the fairness of the Merger Consideration (as defined below), from a financial point of view, to the holders of Company Common Stock (other than Parent and its affiliates);

      WHEREAS, in order to effectuate the foregoing, Merger Sub, upon the terms and subject to the conditions of this Agreement and in accordance with the CGCL, will merge with and into the Company (the “Merger”); and

      WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

      NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I.

THE MERGER

      1.1     The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the CGCL, Merger Sub shall be merged with and into the Company at the Effective Time (as defined below). Following the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the “Surviving Corporation”) in accordance with the CGCL.

      1.2     Closing. The closing of the Merger (the “Closing”) will take place as soon as practicable after satisfaction or waiver (as permitted by this Agreement and applicable law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in Article V (the “Closing Date”), unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of Latham & Watkins, 505 Montgomery Street, Suite 1900, San Francisco, CA 94111, unless another place is agreed to in writing by the parties hereto.

      1.3     Effective Time. Upon the Closing, the parties shall file with the Secretary of State of the State of California an agreement of merger or other appropriate documents (in any such case, the “Agreement of Merger”) executed in accordance with the relevant provisions of the CGCL and shall make all other filings, recordings or publications required under the CGCL in connection with the Merger. The Merger shall become effective at such time as the Agreement of Merger is duly filed with the Secretary of State of the State of California, or at such other time as the parties may agree and specify in the Agreement of Merger (the time the Merger becomes effective being the “Effective Time”).

      1.4     Effects of the Merger. At and after the Effective Time, the Merger will have the effects set forth in Section 1107 of the CGCL.

      1.5     Articles of Incorporation. The articles of incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the articles of incorporation of the Company until thereafter changed or amended as provided therein or by applicable law.

      1.6     Bylaws. The bylaws of Merger Sub as in effect at the Effective Time shall be the bylaws of the Company until thereafter changed or amended as provided therein or by applicable law.

      1.7     Officers and Directors of Surviving Corporation. The officers and directors of Merger Sub shall be the officers and directors of the Surviving Corporation, until the earlier of their resignation or removal or otherwise ceasing to be an officer or director or until their respective successors are duly elected and qualified, as the case may be.

      1.8     Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Merger Sub:

(a) Capital Stock of Merger Sub. Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one fully paid and nonassessable share of common stock, no par value per share, of the Surviving Corporation.

(b) Cancellation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock that is owned by the Company and each share of Company Common Stock that is owned by Parent, Merger Sub or any other wholly owned subsidiary of Parent shall automatically be canceled and retired and shall cease to exist, and no Merger Consideration shall be delivered in exchange therefor.

(c) Conversion of Stock Held by Company Subsidiaries. Each share of Company Common Stock that is owned by a wholly-owned Subsidiary of the Company shall be converted into Surviving Corporation stock of equivalent value.

(d) Conversion of Company Common Stock. Subject to Section 1.9(i), each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 1.8(b) and those converted in accordance with Section 1.8(c)) shall be converted into the right to receive $11.75 in cash, without interest (the “Merger Consideration”). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of such certificates, the Merger Consideration.

      1.9     Surrender and Payment.

(a) Exchange Agent. Prior to the Effective Time, Parent shall appoint an agent (the “Exchange Agent”) for the purpose of exchanging certificates representing shares of Company Common Stock for the Merger Consideration. Immediately prior to the Effective Time, Parent shall deposit with the Exchange Agent (i) the Merger Consideration to be paid in respect of the shares of Company Common Stock and (ii) Option Merger Consideration to be paid with respect to the Company’s outstanding Options as provided for in Section 1.10. For purposes of determining the Merger Consideration to be made available, Parent shall assume that no holder of shares of Company Common Stock will perfect its right to appraisal of such shares.

(b) Exchange Procedures. As soon as reasonably practicable after the Effective Time of the Merger (but in any event within three Business Days after the Effective Time), the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates (the “Certificates”) which immediately prior to the Effective Time represented outstanding shares of Company Common Stock, other than shares to be canceled and retired in accordance with Section 1.8(b), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration (which Parent shall cause the Exchange Agent to pay promptly), and the Certificate so surrendered shall forthwith be canceled. If any portion of the Merger Consideration is to paid to a Person other than the registered holder of the shares represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such payment that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Shares or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. Until surrendered as contemplated by this Section 1.9, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration.

(c) No Further Ownership Rights in Company Common Stock. All Merger Consideration paid upon the surrender for exchange of Certificates in accordance with the terms of this Article I shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates, subject, however, to the Surviving Corporation’s obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article I, except as otherwise provided by law.

(d) Unclaimed Funds. Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 1.9(a) that remains unclaimed by holders of the Certificates for one year after the Effective Time of the Merger shall be delivered to Parent, upon demand, and any holders of Certificates who have not theretofore complied with this Article I shall thereafter look only to Parent for payment of their claim for Merger Consideration.

(e) No Liability. None of Parent, Merger Sub, the Company or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

(f) Investment of Funds. The Exchange Agent shall invest any Merger Consideration made available to the Exchange Agent pursuant to Section 1.9(a), as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

(g) Lost Certificates. In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration with respect to such Certificate to which such person is entitled pursuant hereto.

(h) Merger Consideration. Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 1.9(a) to pay for shares of Company Common Stock for which appraisal rights have been perfected shall be returned to Parent upon demand.

(i) Dissenting Shares. Notwithstanding Section 1.8, shares of Company Common Stock, outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such shares in accordance with the CGCL, shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses its right to appraisal. If after the Effective Time such holder fails to perfect or withdraws or loses its right to appraisal, and subject to Section 1308 of the CGCL, such shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of shares of Company Common Stock, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent or as may be required by applicable law, make any payment with respect to, or settle or offer to settle, any such demands.

      1.10     Options; Stock Option Plans. At the Effective Time, by virtue of the Merger and without any action on the part of the holders of any option to purchase shares of Company Common Stock under the Company Stock Option Plan, whether vested or not vested (each, an “Option” and collectively, the “Options”), or any other Person, except as expressly provided herein:

(a) each Option outstanding immediately prior to the Effective Time with an exercise price per share equal to or greater than the Merger Consideration shall be canceled and the holder thereof shall have no right to receive any consideration therefor; and

(b) each Option outstanding three (3) business days prior to the Effective Time with an exercise price per share less than the Merger Consideration shall become fully vested and exercisable as of the third business day prior to the Effective Time and, if remaining outstanding as of the Effective Time, shall be canceled as of the Effective Time in exchange for the right to receive a payment in cash, without interest, equal to the product (such product, the “Option Merger Consideration”) of (i) the excess of (x) the Merger Consideration over (y) the exercise price per share under such Option multiplied by (ii) the number of shares of Company Common Stock underlying each such Option, which cash payment shall be reduced by any applicable withholding taxes. As soon as reasonably practicable after the Effective Time of the Merger (but in any event within three Business Days after the Effective Time), the Surviving Corporation shall cause the Exchange Agent to mail to each holder of an Option entitled to receive Option Merger Consideration (i) a letter of transmittal in form and with such provisions which Parent may reasonably request and (ii) instructions for use in effecting the surrender of the Options in exchange for the Option Merger Consideration. As soon as reasonably practicable following the Effective Time, but in no event more than ten (10) Business Days thereafter, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of an Option entitled to receive Option Merger Consideration, who properly completed and returned to the Exchange Agent a letter of transmittal previously sent to such holder by the Exchange Agent, the applicable Option Merger Consideration. As of the Effective Time, the Company Stock Option Plan shall be terminated and no further Options shall be granted thereunder.

      1.11     Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article I such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign Tax law. If the Surviving Corporation or Parent, as the case may be, so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock or the holder of an Option, as the case may be, in respect of which the Surviving Corporation or Parent, as the case may be, made such deduction and withholding.

      1.12     Employee Stock Purchase Plan. The Company shall take all actions necessary to provide that the Company’s 2003 Employee Stock Purchase Plan (the “ESPP”) shall terminate on the close of business on the last Business Day immediately prior to the Effective Time (the “ESPP Termination Date”), all participants’ rights under the ongoing offering shall terminate upon such ESPP Termination Date, and all accumulated payroll deductions allocated to each participant’s account under the ESPP shall thereupon be used to purchase from the Company whole shares of Company Common Stock at a price determined under the terms of the ESPP immediately prior to the ESPP Termination Date, subject to the terms and conditions of the ESPP. The Company shall give participants in the ESPP at least 10 days notice of such ESPP Termination Date in accordance with the ESPP. At the Effective Time, any Company Common Stock so purchased will be treated as provided in Section 1.8 of this Agreement.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES

      2.1     Representations and Warranties of the Company. Except as set forth in the Company Disclosure Schedule delivered by the Company to Parent at or prior to the execution of this Agreement (the “Company Disclosure Schedule”) or the Company SEC Reports (as defined below), the Company represents and warrants to Parent and Merger Sub as follows:

(a) Organization, Standing and Power. Each of the Company and each of its Subsidiaries (the “Company Subsidiaries”) has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Company and each Company Subsidiary is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to so qualify could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on the Company. The copies of the Organizational Documents of the Company and the Company Subsidiaries which were previously furnished or made available to Parent are true, complete and correct copies of such documents as in effect on the date of this Agreement.

(b) Capital Structure.

(i) As of the date of this Agreement, the authorized capital stock of the Company consists of 25,000,000 shares of Company Common Stock, of which 13,478,272 shares are issued and outstanding. All issued and outstanding shares of the capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable. No class of Company capital stock is entitled to preemptive rights. None of the issued and outstanding shares of Company Common Stock have been issued in violation of any preemptive rights of current or past holders of any class of Company capital stock or are subject to any preemptive rights of current or past Company shareholders granted by the Company. As of the date of this Agreement, there are no outstanding options, warrants, indebtedness convertible into capital stock or other rights to acquire capital stock from the Company other than (i) Options representing in the aggregate the right to purchase 1,353,442 shares of Company Common Stock under the Company Stock Option Plan and (ii) up to 50,000 shares of Company Common Stock available under the ESPP. The Company Disclosure Schedule sets forth the name of each person holding outstanding Options, the number of shares which may be purchased upon exercise of such Options, the expiration date of such Options as of the date of this Agreement and the exercise price per Share of such Options.

(ii) All of the issued and outstanding shares of capital stock of the Company Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and are owned by the Company, free and clear of any liens, claims, encumbrances, restrictions, preemptive rights or any other claims of any third party (“Liens”). Except for the capital stock of the Company Subsidiaries, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any Person.

(iii) As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of the Company having the right to vote on any matters on which shareholders may vote (“Company Voting Debt”) are issued or outstanding.

(iv) Other than the Options and the ESPP, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which any of them is bound obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are no outstanding obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary.

(c) Authority; No Conflicts.

(i) The Company has all requisite corporate power and corporate authority to enter into this Agreement and, subject to the adoption of this Agreement by the requisite vote of the holders of Company Common Stock, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject in the case of the consummation of the Merger to the approval of this Agreement and the principal terms of the Merger by the shareholders of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally and by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(ii) At a meeting duly called and held, the Special Committee has (i) determined, in what the Special Committee believes to be good faith, that this Agreement, and the transactions contemplated hereby, including the Merger, are in the best interests of the Company’s shareholders other than Parent and its affiliates and just and reasonable to the Company under Section 310(a)(2) of the CGCL and (ii) resolved to recommend and recommended approval of this Agreement to the Board of Directors.

(iii) At a meeting duly called and held, and acting on the recommendation of the Special Committee and with full disclosure of the material facts as to the Merger and after having inquired as to the interest of certain of the Company’s directors in the Merger and the transactions contemplated by this Agreement, the Board of Directors (with certain members abstaining) has (1) determined, in what the Board of Directors believes to be good faith, that this Agreement and the transactions contemplated hereby, including the Merger, are in the best interests of the Company’s shareholders, other than Parent and its affiliates, and just and reasonable as to the Company under Section 310(a)(2) of the CGCL, (2) approved and adopted this Agreement and the transactions contemplated hereby, including the Merger, in accordance with the requirements of the CGCL, and (3) subject to the provisions of Section 4.1 and 4.4(b), resolved to recommend approval and adoption of this Agreement and the Merger by the shareholders of the Company.

(iv) The execution and delivery of this Agreement does not or will not, as the case may be, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on any assets (any such conflict, violation, default, right of termination, amendment, cancellation or acceleration, loss or creation, a “Violation”) pursuant to: (A) any provision of the Organizational Documents of the Company or the Company Subsidiaries, (B) except as could not reasonably be expected to have a Material Adverse Effect on the Company, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, the Company Subsidiaries or their respective properties or assets or (C) except as could not reasonably be expected to have a Material Adverse Effect on the Company and, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (v) below, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise or license applicable to the Company, the Company Subsidiaries or their respective properties or assets.

(v) No consent, approval, order or authorization of, or registration, declaration or filing with, any supranational, national, state, municipal or local government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof (a “Governmental Entity”) is required by or with respect to the Company or the Company Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (x) those required under or in relation to (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (B) the Securities Act of 1933, as amended (the “Securities Act”), (C) the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (D) the CGCL with respect to the filing and recordation of appropriate merger or other documents, (E) rules and regulations of the Nasdaq National Market (“Nasdaq”), and (F) antitrust or other competition laws of other jurisdictions, and (y) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain could not reasonably be expected to have a Material Adverse Effect on the Company.

(d) Reports and Financial Statements.

(i) The Company has filed all required reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the “SEC”) since January 1, 2004 (collectively, including all exhibits thereto, the “Company SEC Reports”). None of the Company SEC Reports, as of their respective dates (or, if amended or superseded by a filing prior to the date of this Agreement or of the Closing Date, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the Company SEC Reports presents fairly in all material respects the consolidated financial position and consolidated results of operations and cash flows of the Company and the Company Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with U.S. generally accepted accounting principles (“GAAP”) consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments that have not been and are not expected to be material in amount. All of such Company SEC Reports, as of their respective dates (or as of the date of any amendment to the respective Company SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

(ii) Except as set forth in the Company SEC Reports filed prior to the date of this Agreement, and except for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since December 31, 2003, neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature required by GAAP to be set forth on a consolidated balance sheet of the Company or any Company Subsidiary or in the notes thereto which, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on the Company. The Company has delivered to Parent complete and correct copies of all documents governing all material “off balance sheet arrangements” (as defined by item 303(a)(4) of Regulation S-K promulgated by the SEC) in respect of the Company or any of its Subsidiaries.

(e) Information Supplied.

(i) None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the proxy statement related to the meeting of the Company’s shareholders to be held in connection with the Merger and the transactions contemplated by this Agreement (the “Proxy Statement”), the Schedule 13E-3, and any amendments or supplements thereto will, on the date the Proxy Statement is first mailed to the Company’s shareholders or at the time of the Company Shareholders Meeting (as defined below), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

(ii) Notwithstanding the foregoing provisions of this Section 3.1(e), no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Proxy Statement or the Schedule 13E-3 based on information supplied by Parent or Merger Sub for inclusion or incorporation by reference therein.

(f) Compliance with Applicable Laws; Regulatory Matters. The Company and the Company Subsidiaries hold all permits, licenses, certificates, franchises, registrations, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of their businesses, taken as a whole (the “Company Permits”). The Company and the Company Subsidiaries are in compliance with the terms of the Company Permits, except where the failure so to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company. The businesses of the Company and the Company Subsidiaries are not being and have not been conducted in violation of any law, ordinance, regulation, judgment, decree, injunction, rule or order of any Governmental Entity, except for violations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company. To the Knowledge of the Company, as of the date of this Agreement, no investigation by any Governmental Entity with respect to the Company or any Company Subsidiary is pending or threatened, other than investigations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company.

(g) Litigation. To the Knowledge of the Company, there is no litigation, arbitration, claim, suit, action, audit, investigation or proceeding pending or threatened against or affecting (i) the Company or any Company Subsidiary or (ii) any present or former officer, director or employee of the Company or any Company Subsidiary, in their capacity as a present or former officer, director or employee of the Company or any Company Subsidiary or otherwise such that the Company of any Company Subsidiary may be liable (whether by virtue of indemnification or otherwise), which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company, nor is there any judgment, award, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any Company Subsidiary or by which any property, asset or operation of the Company or any Company Subsidiary is bound or affected, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company.

(h) Taxes. (i) The Company and the Company Subsidiaries have duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects; (ii) the Company and the Company Subsidiaries have paid all Taxes that are shown as due on such filed Tax Returns or that the Company or any Company Subsidiary is obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith and for which adequate reserves have been established under GAAP or for such amounts that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company; (iii) there are no pending or, to the Knowledge of the Company, threatened in writing audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters relating to the Company or the Company Subsidiaries which, if determined adversely to the Company or the Company Subsidiaries, could reasonably be expected to have a Material Adverse Effect on the Company; (iv) there are no deficiencies or claims for any Taxes that have been proposed, asserted or assessed against the Company or the Company Subsidiaries which, if such deficiencies or claims were finally resolved against the Company or the Company Subsidiaries, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company; (v) there are no material Liens for Taxes upon the assets of the Company or the Company Subsidiaries, other than Liens for current Taxes not yet due and payable and Liens for Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established under GAAP; and (vi) neither of the Company nor any Company Subsidiary has made an election under former Section 341(f) of the Internal Revenue Code of 1986, as amended (the “Code”).

(i) Absence of Certain Changes or Events. Since December 31, 2003 through the date of this Agreement, (A) each of the Company and the Company Subsidiaries has conducted its business in the ordinary course and has not incurred any material liability, except in the ordinary course of their respective businesses; and (B) there has not been (i) any change in the business, financial condition or results of operations of the Company or the Company Subsidiaries that has had, or could reasonably be expected to have, a Material Adverse Effect on the Company, (ii) any change in any method of accounting or accounting principles or practice by the Company or any of its Subsidiaries, except for any such change required by reason of a concurrent change in GAAP or Regulation S-X under the Exchange Act, (iii) any Tax election made or changed, any annual tax accounting period changed, any method of tax accounting adopted or changed, any material amended Tax Returns or claims for Tax refunds filed, any material closing agreement entered into, any material Tax claim, audit or assessment settled, or any right to claim a material Tax refund, offset or other reduction in Tax liability surrendered, (iv) any material change in practices relating to pricing or royalties set or charged by the Company to its customers or licensees except changes in the ordinary course of business to pricing or royalties charged to an individual customer or licensee, or any notification made to the Company of a material change in pricing or royalties set or charged by licensors to the Company, (v) any agreement, commitment, arrangement or plan entered into by the Company with (A) any director or officer of the Company or (B) any “associates” or members of the “immediate family” (as such terms are respectively defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act) of any director or officer of the Company (each such Person described in clauses (A) or (B) above, a “Related Party”), or (vi) any material payment, reimbursement, refund or other fund transfer by the Company to any Related Party, other than the payment of salaries to officers made in the ordinary course of business consistent with past practice pursuant to agreements in place on the date hereof which have been provided to Parent or payment to directors for service on the Special Committee.

(j) Inventory. All of the Inventory has been produced and packaged in all material respects in accordance with all applicable laws, regulations and orders. All of the Company’s and the Company Subsidiaries’ vehicles, machinery and equipment necessary for the operation of their businesses have been maintained in the ordinary course of business and are in operable condition (normal wear and tear excepted), except as could not be reasonably expected to have a Material Adverse Effect on the Company.

(k) Real Property. Each of the Company and the Company Subsidiaries has good and valid title to the real property owned by it, and valid and subsisting leasehold estates in the real property leased by it, in each case subject to no lien or encumbrance, except Permitted Liens.

(l) Certain Agreements. All contracts listed as an exhibit to the Company’s Annual Report on Form 10-K under the rules and regulations of the SEC relating to the business of the Company and the Company Subsidiaries (the “Company Material Contracts”) are valid and in full force and effect except to the extent they have previously expired in accordance with their terms or as could not otherwise reasonably be expected to have a Material Adverse Effect on the Company, and neither the Company nor any Company Subsidiary has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, could reasonably be expected to constitute a default under the provisions of, any such Company Material Contract, except for defaults which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company. To the Knowledge of the Company, no counterparty to any such Company Material Contract has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, could reasonably be expected to constitute a default or other breach under the provisions of, any such Company Material Contract, except for defaults or breaches which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company.

(m) Employee Benefit Plans; Labor Matters.

(i) With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and any bonus, deferred compensation, stock bonus, stock purchase, restricted stock, stock option, employment, termination, change in control and severance plan, program, arrangement and contract) to which the Company or any Company Subsidiary is a party, which is maintained or contributed to by the Company or any Company Subsidiary, or with respect to which the Company or any Company Subsidiary could incur material liability under Section 4069, 4201 or 4212(c) of ERISA (the “Company Benefit Plans”), the Company has made available to Parent a true and complete copy of each such Company Benefit Plan.

(ii) Each of the Company Benefit Plans that is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (except as set forth in Schedule 2.1(m)(ii) hereto), and the Company is not aware of any circumstances likely to result in the revocation of any such favorable determination letter that could reasonably be expected to have a Material Adverse Effect on the Company.

(iii) With respect to the Company Benefit Plans, no event has occurred and, to the Knowledge of the Company, there exists no condition or set of circumstances, in connection with which the Company or any Company Subsidiary could be subject to any liability under the terms of such Company Benefit Plans, ERISA, the Code or any other applicable law which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company.

(iv) Neither of the Company nor any Company Subsidiary is a party to any collective bargaining or other labor union contracts and no collective bargaining agreement is being negotiated by the Company or the Company Subsidiaries. There is no pending labor dispute, strike or work stoppage against the

Company or any Company Subsidiary which may interfere with the respective business activities of the Company or the Company Subsidiaries, except where such dispute, strike or work stoppage could not reasonably be expected to have a Material Adverse Effect on the Company. There is no pending charge or complaint against the Company or any of the Company Subsidiaries by the National Labor Relations Board or any comparable state agency, except where such unfair labor practice, charge or complaint could not reasonably be expected to have a Material Adverse Effect on the Company.

(n) Environmental Compliance and Conditions. The Company and the Company Subsidiaries have all permits, licenses and other authorizations required under Environmental Laws, except where the failure to hold such licenses, permits and authorizations could not reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Company, the Company and each of the Company Subsidiaries are in compliance with all terms and conditions of any and all such required permits, licenses, and authorizations and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements and obligations contained in any applicable Environmental Law, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect on the Company. Except as would not have a Material Adverse Effect:

(i) No written notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review is pending or, to the Knowledge of the Company, is threatened by any governmental entity or other Person relating to or arising out of any Environmental Law; and

(ii) there are no liabilities of or relating to the Company or any of the Company Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, arising under or relating to any Environmental Law, and to the Knowledge of the Company, there are no facts, conditions, situations or set of circumstances that could reasonably be expected to result in or be the basis for any such liability.

For purposes of this Section, the terms “Company” and “Company Subsidiaries” shall include any entity that is, in whole or in part, a predecessor of the Company or any of its Subsidiaries.

(o) Intellectual Property. The Company and the Company Subsidiaries own or license under valid and subsisting licenses all Intellectual Property which is necessary or required for the operation of their businesses as currently conducted (the “Company Intellectual Property Rights”). None of the Company Intellectual Property Rights owned by the Company have been adjudged invalid or unenforceable in whole or part, and, to the Knowledge of the Company, all Intellectual Property owned by the Company, excluding any pending applications for Intellectual Property, is valid and enforceable. The consummation of the transactions contemplated by this Agreement will not alter, impair or extinguish in any material respect any of the Company’s or the Company’s Subsidiaries’ rights in and to the Company Intellectual Property Rights.

Neither the Company nor any Company Subsidiary has received any notice or claim that it is, and to the Knowledge of the Company, neither the Company nor any Company Subsidiary is, infringing or misappropriating the Intellectual Property of any Person and the Company has no Knowledge of any infringement by any Person of any Intellectual Property owned by the Company or the Company Subsidiaries, except in each case such infringement or misappropriations that could not reasonably be expected to have a Material Adverse Effect on the Company.

(p) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker’s or finder’s fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company, except Thomas Weisel Partners LLC. The Company has provided to Parent a true and correct copy of all engagement letters relating to arrangements with Thomas Weisel Partners LLC.

(q) Opinion of Financial Advisor. The Special Committee has received, in accordance with Section 1203 of the CGCL, the affirmative opinion in writing of Thomas Weisel Partners LLC dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock (other than Parent and its affiliates).

      2.2     Representations and Warranties of Parent. Parent represents and warrants to the Company as follows:

(a) Organization, Standing and Power. Parent has been duly organized and is validly existing under the laws of its jurisdiction of organization. Parent is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure so to qualify could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Parent.

(b) Authority; No Conflicts.

(i) Parent has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and delivered by Parent and constitutes a valid and binding agreement of Parent, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally, or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(ii) The execution and delivery of this Agreement does not or will not, as the case may be, and the consummation of the transactions contemplated hereby will not, result in any Violation of: (A) any provision of the Organizational Documents of Parent or (B) except as could not reasonably be expected to have a Material Adverse Effect on Parent and subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or its respective properties or assets.

(iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent in connection with the execution and delivery of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby, except for (A) the consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to clause (x) of Section 2.1(c)(v) and (B) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain could not reasonably be expected to have a Material Adverse Effect on Parent or impair or delay the ability of Parent to consummate the transactions contemplated hereby.

(c) Information Supplied.

(i) None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement or Schedule 13E-3 will, on the date the Proxy Statement is first mailed to the Company’s shareholders or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Schedule 13E-3 will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

(ii) Notwithstanding the foregoing provisions of this Section 2.2(c), no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference in the

Proxy Statement or Schedule 13E-3 based on information supplied by the Company for inclusion or incorporation by reference therein.

(d) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker’s or finder’s fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub, except Citigroup Global Markets Inc.

(e) Financing. Merger Sub will have, prior to the Effective Time, sufficient funds to pay all Merger Consideration and to consummate the transactions contemplated by this Agreement.

      2.3     Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub represent and warrant to the Company as follows:

(a) Organization and Corporate Power. Merger Sub is a wholly owned Subsidiary of Parent and a corporation duly incorporated, validly existing and in good standing under the laws of California. The copies of the Organizational Documents of Merger Sub which were previously furnished or made available to the Company are true, complete and correct copies of such documents as in affect on the date of this Agreement.

(b) Corporate Authorization. Merger Sub has all requisite corporate power and corporate authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Merger Sub of this Agreement and the consummation by Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Merger Sub. This Agreement has been duly executed and delivered by Merger Sub and constitutes a valid and binding agreement of Merger Sub, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally, or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) Non-Contravention. The execution, delivery and performance by Merger Sub of this Agreement and the consummation by Merger Sub of the transactions contemplated hereby do not and will not contravene or conflict with the Organizational Documents of Merger Sub.

(d) No Business Activities. Merger Sub is not a party to any material agreements and has not conducted any activities other than in connection with the organization of Merger Sub, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Merger Sub has no Subsidiaries.

ARTICLE III.

COVENANTS RELATING TO CONDUCT OF BUSINESS

      3.1     Covenants of the Company. During the period from the date of this Agreement and continuing until the Effective Time (except as expressly contemplated or permitted by this Agreement, including Section 3.1 of the Company Disclosure Schedule, or to the extent that Parent shall otherwise consent in writing, which consent shall not be unreasonably withheld with respect to matters set forth in Sections 3.1(h)(i), (ii), (iii) and (v)):

(a) Ordinary Course. The Company and the Company Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects and in compliance in all material respects with all applicable laws and regulations, pay their debts and Taxes when due subject to good faith disputes over such debts or Taxes, pay or perform other material obligations when due, and shall use reasonable efforts to (i) preserve intact their present business organizations, (ii) maintain their properties in good operating condition, (iii) keep available the services of their present officers, employees and independent contractors and (iv) preserve their relationships with customers, suppliers and others having business dealings with them. In addition, during such period, the Company shall manage its working capital in the ordinary course of business, consistent with past business practices or as otherwise mutually determined by Parent and the Company. However, no action by the Company or any Company Subsidiary with respect to matters specifically addressed by any other provision of this Section 3.1 shall be deemed a breach of this Section 3.1(a) unless such action would constitute a breach of one or more of such other provisions.

(b) Dividends; Changes in Share Capital. The Company shall not, and shall not permit the Company Subsidiaries to, and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, other than as provided for by this Agreement, and other than the “wine dividend” paid consistent with the Company’s wine dividend program in place as of the date of this Agreement, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.

(c) Issuance of Securities. The Company shall not and shall cause the Company Subsidiaries not to issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any Company Voting Debt or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares or Company Voting Debt, or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of Company Common Stock upon the exercise of Options outstanding on the date hereof in accordance with the terms of the Company Stock Option Plan as in effect on the date of this Agreement and (ii) the issuance of Company Common Stock pursuant to the ESPP.

(d) Organizational Documents. Except to the extent required to comply with their respective obligations hereunder, required by law or required by the rules and regulations of Nasdaq, the Company and the Company Subsidiaries shall not amend or propose to amend their respective Organizational Documents.

(e) Indebtedness; Payment of Creditors. The Company shall not, and shall not permit the Company Subsidiaries to, (i) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any Company Subsidiary or guarantee any debt securities of other Persons other than indebtedness of the Company or any Company Subsidiary to the Company or any Company Subsidiary and other than in the ordinary course of business, (ii) fail to pay any creditor any material amount owed to such creditor when due unless disputed in good faith by appropriate proceedings consistent with past practice, (iii) make any loans, advances or capital contributions to, or investments in, any other Person, other than by the Company or any Company Subsidiary to or in the Company or any Company Subsidiary or (iv) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than in the case of clauses (iii) and (iv), loans, advances, capital contributions, investments, payments, discharges or satisfactions incurred or committed to in the ordinary course of business consistent with past practice.

(f) Benefit Plans. The Company shall not, and shall not permit the Company Subsidiaries to (i) increase the compensation payable or to become payable to any of its executive officers or employees, (ii) take any action with respect to the grant of any severance or termination pay or bonus or other incentive arrangement (other than pursuant to benefit plans, agreements and policies in effect on the date of this Agreement), other than, with respect to (i) and (ii) above, any such increases or grants made to persons other than executive officers in the ordinary course of business and in accordance with past practice, or (iii) except as required by law, modify or amend any Company Benefit Plan.

(g) Fundamental Transactions. Except as otherwise permitted by this Agreement, the Company shall not, and shall not permit the Company Subsidiaries to, merge or consolidate with any other Person or acquire a material amount of stock or assets of any other Person or sell, lease, license or otherwise dispose of any material Subsidiary or any material amount of assets, securities or property except

(i) pursuant to existing contracts or commitments or (ii) in the ordinary course of business consistent with past practice.

(h) Agreements and Commitments; Related Party Transactions. The Company shall not, and shall not permit the Company Subsidiaries to (i) amend or modify in any material respect or consent to the termination of any material contract or the Company’s or the Company Subsidiaries’ rights thereunder; (ii) enter into any material lease, contract or agreement with regard to real property; (iii) enter into any non-compete agreement or other material restriction on any of its businesses following the Closing Date; (iv) hire, employ, contract or enter into any agreement with new employees or independent contractors, which employees or independent contractors have an aggregate annual salary of more than $125,000; (v) cancel, terminate, or willfully take any action causing the cancellation or termination of, any insurance policy naming it as a beneficiary or a loss payee, including by the non-payment of premiums which are due and payable; or (vi) enter into any agreement, commitment, arrangement or plan with any Related Party; or (vii) make any material payment, reimbursement, refund or other fund transfer to any Related Party, other than the payment of salaries to officers or employees made in the ordinary course of business consistent with past practice, pursuant to agreements in place on the date hereof, or to directors for service on the Special Committee.

(i) Tax Matters. The Company shall not, and shall not permit the Company Subsidiaries to, (i) unless required by law, to the extent it may affect or relate to the Company or any Company Subsidiary, make or change any Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund, offset or other reduction in Tax liability, consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment; or (ii) without the consent of Parent, which consent will not be unreasonably withheld, make any material payment of, or in respect of, any Tax to any person or any Taxing Authority, except to the extent such payment is in respect of a Tax that is due or payable or has been properly estimated in accordance with applicable law as applied in a manner consistent with past practice of the Company.

(j) Other Actions. The Company shall not, and shall not permit the Company Subsidiaries to, enter into any agreement or otherwise commit to do any of the foregoing.

      3.2     Advice of Changes; Government Filings. Each party shall (a) confer on a regular and frequent basis with the other and upon the reasonable request of the other shall promptly meet in Northern California, (b) report (to the extent permitted by law, regulation and any applicable confidentiality agreement) to the other on operational matters and (c) promptly advise the other orally and in writing of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it (A) to comply with or satisfy in any respect any covenant, condition or agreement required to be complied with or satisfied by it under this Agreement that is qualified as to materiality or (B) to comply with or satisfy in any material respect any covenant, condition or agreement required to be complied with or satisfied by it under this Agreement that is not so qualified as to materiality or (iii) any change, event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect on such party or materially adversely affect its ability to consummate the Merger in a timely manner; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement. The Company and Parent shall file all reports required to be filed by each of them with the SEC (and all other Governmental Entities) between the date of this Agreement and the Effective Time and shall (to the extent permitted by law or regulation or any applicable confidentiality agreement) deliver to the other party copies of all such reports promptly after the same are filed. Subject to applicable laws relating to the exchange of information, each of the Company and Parent shall have the right to review in advance, and to the extent practicable each will consult with the other, with respect to all the information relating to the other party and each of their respective Subsidiaries, which appears in any filings, announcements or publications made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party agrees that, to the extent practicable, it will consult with the other party with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of matters relating to completion of the transactions contemplated hereby.

ARTICLE IV.

ADDITIONAL AGREEMENTS

      4.1     Preparation of Proxy Statement and Schedule 13E-3; the Company Shareholders Meeting.

      (a) As soon as practicable following the date of this Agreement, the Company and Parent shall prepare and file with the SEC the Proxy Statement and the Schedule 13E-3. Each of the Company and Parent shall use commercially reasonable efforts to cause the Proxy Statement to be mailed to the Company’s shareholders as promptly as practicable.

      (b) Subject to Section 4.4, the Company shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders (the “Company Shareholders Meeting”) for the purpose of obtaining shareholder approval. In connection with such meeting, the Company shall (i) promptly prepare and file with the SEC, use its commercially reasonable efforts to have cleared by the SEC and thereafter mail to its shareholders as promptly as practicable the Proxy Statement and all other proxy materials for such meeting, which Proxy Statement shall include the opinion of Thomas Weisel Partners LLC, as to the fairness of the Merger Consideration to the shareholders of the Company (other than Parent and its Affiliates), as required by Section 1203 of the CGCL, (ii) use its commercially reasonable efforts to obtain the necessary approvals by its shareholders of this Agreement and the transactions contemplated hereby and (iii) otherwise comply with all legal requirements applicable to such meeting. Subject to Section 4.4(b), the Company shall, through its Board of Directors, recommend to its shareholders that they approve the transactions contemplated by this Agreement; provided, however, that except in connection with an Acquisition Proposal, in which case the provisions of Section 4.4(b) shall apply, the Board of Directors of the Company may withdraw, modify or change such recommendation and shall be released of its obligations set forth above in Section 4.1(b)(ii) if it (A) determines in good faith, based upon the advice of outside counsel, that making such recommendation, or the failure to so withdraw, modify or change its recommendation, could reasonably be deemed to cause the members of the Board of Directors to breach their fiduciary duties under applicable law, (B) otherwise complies with this Agreement and (C) subject to compliance with applicable securities laws, gives Parent (x) notice of its decision to invoke this Section 4.1(b), including the reasons for its decision, and (y) a reasonable opportunity to discuss this decision with the Board of Directors.

      (c) Except as required by Section 6.2(c), Parent shall vote or cause to be voted all the shares of Company Common Stock owned of record by Parent or any of its Subsidiaries in favor of the transactions contemplated by this Agreement.

      4.2     Access to Information. Upon reasonable notice, the Company shall (and shall cause its Subsidiaries, to the extent permitted by the Organizational Documents or other pertinent agreements of such entity, to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of Parent, Constellation Brands, Inc. (“Constellation”) and Huneeus Vintners LLC (“Huneeus”) reasonable access during normal business hours, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and its officers, employees and representatives, and, during such period, the Company shall (and shall cause its Subsidiaries, to the extent permitted by the Organizational Documents or other pertinent agreements of such entity, to) furnish promptly to Parent, Constellation and Huneeus (a) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of Federal or state securities laws, as applicable (other than reports or documents which such party is not permitted to disclose under applicable law) and (b) consistent with its legal obligations, all other information concerning its business, properties and personnel as the other party may reasonably request; provided, however, the Company may restrict the foregoing access to the extent that (i) a Governmental Entity requires such party or any of its Subsidiaries to restrict access to any properties or information reasonably related to any such contract on the basis of applicable laws and regulations or (ii) any law, treaty, rule or regulation of any Governmental Entity applicable to such party or any of its Subsidiaries requires such party or any of its Subsidiaries to restrict access to any properties or information. Such information shall be held in confidence to the extent required by, and in accordance with, the provisions of the letter (the “Confidentiality Agreements”) dated July 8, 2004, between the Company and each of Parent, Constellation and Huneeus, which Confidentiality Agreements shall remain in full force and effect.

      4.3     Approvals and Consents; Cooperation. Each of the Company and Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) its commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including (i) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings, tax ruling requests and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits, tax rulings and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement and (ii) taking reasonable steps as may be necessary to obtain all such consents, waivers, licenses, registrations, permits, authorizations, tax rulings, orders and approvals. Without limiting the generality of the foregoing, each of the Company and Parent agrees to make all necessary filings in connection with the Required Regulatory Approvals as promptly as practicable after the date of this Agreement, and to use its reasonable efforts to furnish or cause to be furnished, as promptly as practicable, all information and documents requested with respect to such Required Regulatory Approvals and shall otherwise cooperate with the applicable Governmental Entity in order to obtain any Required Regulatory Approvals in as expeditious a manner as possible. Each of the Company and Parent shall use its reasonable efforts to resolve such objections, if any, as any Governmental Entity may assert with respect to this Agreement and the transactions contemplated hereby in connection with the Required Regulatory Approvals. In the event that a suit is instituted by a Person or Governmental Entity challenging this Agreement and the transactions contemplated hereby as violative of applicable antitrust or competition laws, each of the Company and Parent shall use its reasonable efforts to resist or resolve such suit. The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may reasonably be necessary or advisable in connection with the Proxy Statement, the Schedule 13E-3 and any other statement, filing, tax ruling request, notice or application made by or on behalf of the Company, Parent or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger or the other transactions contemplated by this Agreement.

      4.4     Acquisition Proposals. (a) At any time prior to obtaining the approval of Company shareholders as provided in Section 4.1 (“Shareholder Approval”), either the Company’s Board of Directors or a special committee thereof may, to the extent necessary to inform itself with respect to a potential Acquisition Proposal that such Board of Directors or special committee determines in good faith may lead to a Superior Proposal, directly or indirectly through advisors, agents or other intermediaries, (i) engage in negotiations or discussions with any Third Party that has made an Acquisition Proposal and (ii) furnish to any Third Party in connection with a potential Acquisition Proposal nonpublic information relating to the Company or any of its Subsidiaries pursuant to a confidentiality agreement with terms no less favorable to the Company than those contained in the Confidentiality Agreements, except that such confidentiality agreement need not have standstill provisions comparable to the Confidentiality Agreements. The Company shall be entitled to disclose the substance of its rights under this Section 4.4 and to solicit and encourage Acquisition Proposals.

      (b) Except as expressly permitted by Section 4.4(b), neither the Company’s Board of Directors nor a special committee thereof shall (i) approve or cause or permit the Company or any Subsidiary to enter into any letter of intent, agreement in principle, definitive agreement or similar agreement (other than a confidentiality agreement) constituting or relating to, or which is intended to or is reasonably likely to lead to, an Acquisition Proposal (an “Acquisition Agreement”), (ii) approve or recommend, or propose to approve or recommend, any Acquisition Agreement or Acquisition Proposal or (iii) agree or resolve to take actions set forth in clauses (i) or (ii) of this sentence. Notwithstanding the foregoing, if, at any time prior to obtaining Shareholder Approval, the Company receives a written Superior Proposal, the Board of Directors or a special committee thereof (or the Company at the direction of the Board of Directors or a special committee thereof) may, during such period, in response to such Superior Proposal, (i) approve or cause the Company to enter into an Acquisition Agreement with respect to such Superior Proposal, (ii) recommend such Superior Proposal to the Company’s shareholders, (iii) withdraw, modify or refrain from making its recommendation of the transactions contemplated by this Agreement, and, to the extent it does so, refrain from calling, providing notice of and holding the Company Shareholders Meeting and from soliciting proxies or consents or taking any other action to secure the vote or written consent of its shareholders to approve the transactions contemplated by this Agreement, and (iv) terminate this Agreement in accordance with Section 6.1(d); provided that the Company shall (x) provide Parent written notice of the Company’s receipt of a Superior Proposal (specifying the financial and other material terms and conditions of such Superior Proposal) together with the Company’s intention to execute or enter into an Acquisition Agreement with respect to such Superior Proposal (a “Notice of Superior Proposal”) at least five (5) Business Days prior to the taking of any such actions in subsections (i) through (iv) above (it being understood that any amendment to the price or material terms of a Superior Proposal shall require an additional Notice of Superior Proposal and an additional three (3) Business Day period thereafter to the extent permitted under applicable law) and Parent has not proposed adjustments in the terms and conditions of this Agreement which would cause the relevant Acquisition Proposal to no longer be a Superior Proposal, and (y) pay to Parent prior to, or within two (2) Business Days following, any such termination of this Agreement, the Termination Fee.

      (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 4.4, the Company promptly, and in any event within twenty-four (24) hours, shall (i) advise Parent in writing of receipt by it (or any Company Representatives) of any Acquisition Proposal and (ii) notify Parent after receipt of any request for nonpublic information relating to the Company or any of the Subsidiaries or for access to the Company’s or any of the Subsidiaries’ properties, books or records by any Person that may be considering making, or has made, an Acquisition Proposal, identifying such Person and the information requested by such Person, and provide Parent access to any nonpublic information that is given to such Person pursuant to Section 4.4(a). The Company shall provide to Parent as promptly as practicable any applicable written agreement that describes any of the terms or conditions of any Acquisition Proposal.

      (d) Nothing contained within this Section 4.4 shall prevent the Board of Directors or the Special Committee from complying with Rule 14e-2(a) under the Exchange Act with regard to any Acquisition Proposal; provided, however, that in complying with such rule, the Company shall honor the provisions of Section 4.4(b).

      4.5     Employee Benefits.

      (a) Subject to subparagraph 4.5(c) below, for a period of two years immediately following the Closing Date, Parent shall or shall cause the Surviving Corporation to maintain in effect employee benefit plans and arrangements which provide substantially equivalent employee benefits, in the aggregate, as provided by the Company Benefit Plans (not taking into account any such plans which are equity based), and the employees of the Company who remain employees of the Surviving Corporation shall receive such benefits. Notwithstanding the foregoing, Parent may or may cause the Surviving Corporation to increase the required percentage of any employee contribution to payment for such Company Benefit Plans to percentages that are standard in the industry.

      (b) For purposes of determining eligibility to participate, vesting and accrual or entitlement to benefits (but not for benefit accrual) where length of service is relevant under any employee benefit plan or arrangement of Parent, the Surviving Corporation or any of their respective affiliates, employees of the Company and the Company Subsidiaries as of the Effective Time shall receive service credit for service with the Company and the Company Subsidiaries to the same extent such service credit was granted under the Company Benefit Plans, subject to offsets for previously accrued benefits and no duplication of benefits.

      (c) Parent shall cause the Surviving Corporation to assume and honor in accordance with their terms all written employment, severance and termination plans and agreements (including change in control provisions and retention bonus agreements) of employees of the Company and the Company Subsidiaries provided to Parent on or prior to the date of this Agreement, and to pay the employee bonuses granted by the Compensation Committee of the Board of Directors in accordance with Section 3.1 of the Company Disclosure Schedule.

      4.6     Fees and Expenses. Whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except (a) if the Merger is consummated, the Surviving Corporation shall pay, or cause to be paid, any and all property or transfer taxes imposed on the Company or the Company Subsidiaries and any real property transfer tax imposed on any holder of shares of capital stock of the Company resulting from the Merger, (b) the Expenses incurred in connection with the printing, filing and mailing to shareholders of the Proxy Statement and the Schedule 13E-3 shall be shared equally by the Company and Parent unless the Agreement is terminated pursuant to Section 6.1(d), (e) or (g) in which case the Company shall pay all such fees or unless this Agreement is terminated pursuant to Section 6.1(h) in which case Parent shall pay all such fees and (c) as provided in Section 6.2. As used in this Agreement, “Expenses” includes all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Proxy Statement and the Schedule 13E-3 and the solicitation of shareholder approvals and all other matters related to the transaction contemplated hereby.

      4.7     Indemnification; Directors’ and Officers’ Insurance. Parent and the Surviving Corporation shall cause to be maintained in effect (i) for a period of six years after the Effective Time, the current provisions regarding indemnification of current or former officers and directors (each an “Indemnified Party”) contained in the Organizational Documents of the Company or the Company Subsidiaries and in any agreements between an Indemnified Party and the Company or the Company Subsidiaries and (ii) for a period of six years, the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company (provided that Parent or the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time. This covenant is intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives. For a period of six years after the Effective Time, Parent and the Surviving Corporation shall indemnify the Indemnified Parties to the same extent as such Indemnified Parties are entitled to indemnification pursuant to clause (i) of the first sentence of this Section 4.7.

      4.8     Wine Club. Following the Effective Time, Parent shall cause the Company to provide a one-time wine dividend as well as wine club benefits, to the beneficial owners of the shares of Company Common Stock immediately prior to the Effective Time as described on Schedule 4.8 hereto.

      4.9     Public Announcements. The Company and Parent shall use reasonable efforts to develop a joint communications plan and each party shall use reasonable efforts (i) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and (ii) unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

      4.10     Distributor Notice. Prior to the Effective Time, the Company will give notice to its distributors with respect to the distribution of its products. Such notice shall be in a form mutually and reasonably acceptable to the Company and Parent.

      4.11     Further Assurances. In case at any time after the Effective Time any further action is reasonably necessary to carry out the purposes of this Agreement, the proper officers of the Company, Parent and Merger Sub shall take any such reasonably necessary action.

ARTICLE V.

CONDITIONS PRECEDENT

      5.1     Conditions to Each Party’s Obligation to Effect the Merger. The obligations of the Company, Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) Shareholder Approval. The Company shall have received the approval of this Agreement and all the transactions contemplated hereby (including the Merger) by the affirmative vote of a majority of the outstanding shares of Company Common Stock, which shall include the affirmative vote of a majority of the votes cast with respect to the approval of this Agreement and all the transactions contemplated hereby (including the Merger) by Company shareholders other than Parent and its affiliates.

(b) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

(c) No Injunctions or Restraints, Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect and have the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger; provided, however, that the provisions of this Section 5.1(c) shall not be available to any party whose failure to fulfill its obligations pursuant to Section 4.3 shall have been the cause of, or shall have resulted in, such order or injunction.

(d) Required Regulatory Approvals. All authorizations, consents, orders and approvals of, and declarations and filings with, and all expirations of waiting periods imposed by, any Governmental Entity which, if not obtained in connection with the consummation of the transactions contemplated hereby, could reasonably be expected to have a Material Adverse Effect on the Company (collectively, “Required Regulatory Approvals”) shall have been obtained, have been declared or filed or have occurred, as the case may be, and all such Required Regulatory Approvals shall be in full force and effect.

      5.2     Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction of, or waiver by Parent on or prior to the Closing Date of, the following additional conditions:

(a) Representations and Warranties. Each of the representations and warranties of the Company set forth in this Agreement shall have been true and correct when made and shall be true and correct on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date), except where the failures of such representations and warranties to be so true and correct could not, in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

(b) Performance of Obligations of the Company. The Company shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality and shall have performed or complied in all material respects with all other agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified as to materiality.

      5.3     Additional Conditions to Obligations of the Company. The obligations of the Company to effect the Merger are subject to the satisfaction of, or waiver by the Company on or prior to the Closing Date of, the following additional conditions:

(a) Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub set forth in this Agreement shall have been true and correct when made and shall be true and correct on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date), except in each case where the failures of such representations and warranties to be so true and correct could not reasonably be expected to have a Material Adverse Effect on the Company.

(b) Performance of Obligations of Parent. Parent shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality and shall have performed or complied in all material respects with all other agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified as to materiality.

ARTICLE VI.

TERMINATION AND AMENDMENT

      6.1     Termination. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, whether before or after approval of the matters presented in connection with the Merger by the shareholders of the Company or the Parent, as the case may be:

(a) By mutual written consent of Parent and the Company, by action of their respective Boards of Directors;

(b) By either the Company or Parent if the Merger shall not have been consummated by March 31, 2005 (the “Outside Date”); provided that the right to terminate this Agreement under this Section 6.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to occur on or before such date;

(c) By either the Company or Parent if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties shall have used their reasonable efforts to resist, resolve or lift, as applicable, subject to the provisions of Section 4.3) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

(d) By the Company, if permitted by, and in compliance with, Section 4.4(b);

(e) By Parent if (i) the Board of Directors of the Company shall have withdrawn or materially and adversely modified its recommendation of the Merger or this Agreement or fails to re-confirm such recommendation if requested by Parent within the ten (10) Business Days following such request or if the Board of Directors resolves to take any of the foregoing actions; (ii) the Board of Directors of the Company shall have recommended to the shareholders of the Company that they approve an Acquisition Proposal other than contemplated by this Agreement; or (iii) a tender offer or exchange offer that, if successful, would result in any Person or “group” becoming a “beneficial owner” (such terms having the meaning in this Agreement as is ascribed under Regulation 13D under the Exchange Act) of 50% or more of the outstanding shares of Company Common Stock is commenced (other than by Parent or an affiliate of Parent) and the Board of Directors of the Company recommends that the shareholders of the Company tender their shares in such tender or exchange offer or fails to recommend against or takes a neutral position with respect to a tender or exchange offer related to an Acquisition Proposal, or resolves to take any such actions;

(f) By either Parent or the Company if the approval by the shareholders of the Company required by the Company’s Organizational Documents, law or this Agreement for the consummation of the Merger or the other transactions contemplated hereby shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment thereof, provided that Parent shall not be entitled to terminate this Agreement pursuant to this Section 6.1(f) if Parent has failed to vote in favor of the Merger or has revoked or withdrawn in any respect its vote;

(g) By Parent, upon a material breach of any covenant or agreement on the part of the Company set forth in this Agreement or if (i) any representation or warranty of the Company that is qualified as to materiality shall have become untrue or (ii) any representation or warranty of the Company that is not so qualified shall have become untrue in any material respect, in each case such that the conditions set forth in Section 5.2(a) or Section 5.2(b) would not be satisfied (a “Terminating Company Breach”); provided, however, that, if such Terminating Company Breach is capable of being cured by the Company prior to the Outside Date through the exercise of its best efforts and for so long as the Company continues to exercise such best efforts, Parent may not terminate this Agreement under this Section 6.1(g); or

(h) By the Company, upon a material breach of any covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement, or if (i) any representation or warranty of Parent or Merger Sub that is qualified as to materiality shall have become untrue or (ii) any representation or warranty of Parent or Merger Sub that is not so qualified shall have become untrue in any material respect, in each case such that the conditions set forth in Section 5.3(a) or Section 5.3(b) would not be satisfied (“Terminating Parent Breach”); provided, however, that, if such Terminating Parent Breach is capable of being cured by Parent prior to the Outside Date through the exercise of best efforts, and so long as Parent continues to exercise such best efforts, the Company may not terminate this Agreement under this Section 6.1(h).

      6.2     Effect of Termination.

      (a) In the event of termination of this Agreement by either the Company or Parent as provided in Section 6.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent or the Company or their respective officers or directors except (i) with respect to Section 4.6, this Section 6.2 and Article VII and (ii) with respect to any liabilities or damages incurred or suffered by a party as a result of the willful breach by the other party of any of its covenants, representations and warranties, or other agreements set forth in this Agreement.

      (b) In the event that this Agreement is terminated pursuant to Section 6.1(d) or Section 6.1(e) the Company shall pay the Parent a cash fee of $2,475,000 (the “Termination Fee”), which amount shall be payable by wire transfer of immediately available funds no later than two Business Days after such termination. The Company acknowledges that the agreements contained in this Section 6.2(b) are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, the Parent and Merger Sub would not enter into this Agreement.

      (c) If the Board of Directors approves a sale of all of the outstanding shares of Company Common Stock pursuant to a Superior Proposal, and this Agreement is terminated by the Company pursuant to Section 6.1(d) and subject to compliance by the Company with Section 6.2(b), Parent will vote or cause to be voted all of its shares of Company Common Stock (i) in favor of the approval and adoption of such Superior Proposal and the terms thereof and (ii) against (A) any merger agreement or merger (other than the merger agreement and the merger contemplated by the Superior Proposal), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company, (B) any Acquisition Proposal (other than the Superior Proposal), or (C) any amendment of the Company’s articles of incorporation or by-laws or other proposal, action or transaction involving the Company or any of the Company Subsidiaries or any of its shareholders, which amendment or other proposal, action or transaction would in any manner impede, frustrate, prevent or delay the consummation of the transaction contemplated by the Superior Proposal or change in any manner the voting rights of the holders of Company Common Stock (collectively “Frustrating Transactions”), at any meeting of the shareholders of the Company called to vote upon such Superior Proposal, or at any adjournment thereof or in any other circumstances upon which a vote or other approval is sought, unless the Board of Directors has prior to such vote withdrawn its approval of, or withdrawn or materially and adversely modified its recommendation of, such transaction or until the merger agreement contemplating such Superior Proposal has been terminated. Parent will not commit to or agree to take any action inconsistent with the foregoing or that would otherwise facilitate a Frustrating Transaction. If the Superior Proposal is in the form of a tender offer, Parent will tender all of its shares of Company Common Stock into such tender offer so long as Parent is able to sell all of its shares of Company Common Stock pursuant to such tender offer.

      Parent represents and warrants that, as of the date hereof, it beneficially owns 6,589,466 shares of Company Common Stock. From the date hereof until the earlier of the Effective Time or the date upon which the Company has terminated the merger agreement contemplated by such Superior Proposal or such tender offer shall have expired, Parent shall not (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively “Transfer”), or consent to or permit any Transfer of, any of its shares of Company Common Stock or any interest therein, or enter into any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease or other contract, commitment, agreement, option, instrument, arrangement, understanding, obligation or undertaking with respect to the Transfer (including any profit sharing or other derivative arrangement) of any of its shares of Company Common Stock or any interest therein, to any Person other than pursuant to such merger agreement or tender offer, (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any of its shares of Company Common Stock and shall not commit or agree to take any of the foregoing actions, other than pursuant to this Agreement, (iii) take any other action that would in any way restrict, limit or interfere with the performance of Parent’s obligations under this Section 6.2(c) or (iv) deposit any of its shares of Company Common Stock into a voting trust.

      6.3     Amendment. Notwithstanding Section 7.5(b), any provisions of this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of the Company, but, after any such approval, no amendment shall be made which by law or in accordance with the rules of Nasdaq requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      6.4     Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Unless otherwise provided, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties hereto may otherwise have at law or in equity. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

ARTICLE VII.

GENERAL PROVISIONS

      7.1     Non-Survival of Representations, Warranties and Agreements; No Other Representations and Warranties. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article VII. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, none of the Company, Parent or Merger Sub makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement, the documents and the instruments referred to herein, or the transactions contemplated hereby or thereby, notwithstanding the delivery or disclosure to the other party or the other party’s representatives of any documentation or other information with respect to any one or more of the foregoing.

      7.2     Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the first Business Day following the date of dispatch if delivered by a nationally recognized next-day courier service or (c) if sent by facsimile transmission, with a copy mailed on the same day in the manner provided in (a) or (b) above, when transmitted and receipt is confirmed by telephone. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(a) if to Parent or Merger Sub, to Domaines Barons de Rothschild (Lafite), 33, rue de la Baume, 75008 Paris, France, Attention: M. Emmanuel Roth, Facsimile No.: +33-1-53-89-78-00, E-mail: eroth@lafite.com with a copy to Davis Polk & Wardwell, 1600 El Camino Real, Menlo Park, CA 94025, Attention: Francis S. Currie, Facsimile No.: (650) 752-2114, E-mail: fcurrie@dpw.com; and

(b) if to the Company, The Chalone Wine Group Ltd., Attention: Mr. Thomas Selfridge, President and Chief Executive Officer, Facsimile No.: (707) 254-4204, with a copy to Latham & Watkins, 135 Commonwealth Drive, Menlo Park, CA 94025, Attention: Christopher L. Kaufman, Facsimile No.: (650) 463-2600, E-mail: christopher.kaufman@lw.com, and a copy to Morrison & Foerster, 425 Market Street San Francisco, CA 94105, Attention: Robert S. Townsend, Facsimile No.: (415) 268-7522, E-mail: rtownsend@mofo.com.

      7.3     Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the content requires otherwise. It is understood and agreed that neither the specifications of any dollar amount in this Agreement nor the inclusion of any specific item in the Schedules or Exhibits is intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and neither party shall use the fact of setting of such amounts or the fact of the inclusion of such item in the Schedules or Exhibits in any dispute or controversy between the parties as to whether any obligation, item or matter is or is not material for purposes hereof.

      7.4     Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

      7.5     Entire Agreement; No Third Party Beneficiaries.

      (a) This Agreement (including the Schedules and Exhibits) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreements, which shall survive the execution and delivery of this Agreement.

      (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Sections 4.7 and 4.8 (which are intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).

      7.6     Governing Law; Jurisdiction. This Agreement shall be governed and construed in accordance with the laws of the State of California, without regard to the laws that might be applicable under conflicts of laws principles. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the Northern District of the State of California or any California state court located in San Francisco, California, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 7.2 shall be deemed effective service of process on such party.

      7.7     Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. Any provision of this Agreement held invalid or unenforceable only in part, degree or certain jurisdictions will remain in full force and effect to the extent not held invalid or unenforceable. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

      7.8     Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

      7.9     Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

      7.10     Definitions. As used in this Agreement:

(a) “Acquisition Proposal” means, other than the transactions contemplated by this Agreement, any offer, proposal or inquiry relating to, or any Third Party indication of interest in, (A) any acquisition or purchase, direct or indirect, of 20% or more of the consolidated assets of the Company and its Subsidiaries or over 20% of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of the Company, (B) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such Third Party’s beneficially owning 20% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of the Company or (C) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its

Subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of the Company.

(b) “Board of Directors” means the Board of Directors of any specified Person and any properly serving and acting committees thereof.

(c) “Business Day” means any day on which banks are not required or authorized to close in the City of New York or Paris, France.

(d) “Company Stock Option Plan” means The Chalone Wine Group, Ltd. 1997 Stock Option Plan, The Chalone Wine Group, Ltd. 1988 Non-Discretionary Stock Option Plan and The Chalone Wine Group, Ltd. 1987 Stock Option Plan.

(e) “Company Representatives” any of the Company’s or the Company’s Subsidiaries’ officers, directors, investment bankers, attorneys, accountants, consultants or other agents or advisors.

(f) “Environmental Laws” means any federal, state, provincial, local, municipal or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

(g) “Intellectual Property” means United States and foreign trademarks, service marks, trade names, trade dress, domain names, logos, business and product names, and slogans, including registrations and applications to register or renew the registration of any of the foregoing; copyrights and registrations or renewals thereof; and United States and foreign letters patent and patent applications, including all reissues, continuations, divisions, continuations-in-part or renewals or extensions thereof.

(h) “Knowledge” with respect to a Person means the actual knowledge, after due inquiry, of the officers of such Person.

(i) “Material Adverse Effect” means, with respect to any entity, any adverse change, circumstance or effect (an “Effect”) that, individually or in the aggregate with all other Effects, is or is reasonably likely to be materially adverse to the business, operations, assets, liabilities, financial condition or results of operations of such entity and its Subsidiaries taken as a whole; provided, however, that in no event shall any of the following be deemed to constitute a Material Adverse Effect: (A) any Effect affecting any of the industries in which such entity operates generally or affecting the economy generally (to the extent that such Effects do not disproportionately affect such entity, taken as a whole with its Subsidiaries, as compared to other companies in such industries); (B) any change in such entity’s stock price or trading volume; provided, however, that clause (B) shall not exclude any underlying Effect which may have caused such change in stock price or trading volume; or (C) any Effect resulting from the announcement or pendency of the Merger or the announcement or pendency of Parent’s proposal made in May 2004.

(j) “Organizational Documents” means, with respect to any entity, the articles of incorporation, bylaws or other governing documents of such entity.

(k) “Permitted Liens” means (a) liens and encumbrances contained in the Company SEC Reports (including the notes thereto), (b) liens and encumbrances consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto that do not materially detract from the value of, or materially impair the use of, such property by the Company or any of the Company Subsidiaries in the operation of their respective business, (c) liens and encumbrances of carriers, warehousemen, mechanics, suppliers, materialmen or repairmen arising in the ordinary course of business, (d) interests of the lessor to any leased property or (e) liens and encumbrances that do not have a Material Adverse Effect on the Company.

(l) “Person” means an individual, corporation, partnership, limited liability company association, trust, unincorporated organization, entity or group (as defined in the Exchange Act).

(m) “Schedule 13E-3” means the filing on Schedule 13E-3 under the Exchange Act.

(n) “Subsidiary” when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting and economic interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries. For purposes of Article II, Edna Valley Vineyards shall be considered as a Subsidiary of the Company.

(o) “Superior Proposal” means any bona fide written Acquisition Proposal for at least a majority of the outstanding shares of Company Common Stock on terms that the Board of Directors of the Company or a special committee thereof determines in good faith, after considering the advice of a financial advisor of nationally recognized reputation and its legal counsel, and taking into account all the terms and conditions of the Acquisition Proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation, are more favorable and provide greater value to all the Company’s shareholders than as provided hereunder and for which the Board has reasonably determined, based on either a good faith review of the offeror’s balance sheet or a commitment letter from a reputable bank or other financial institution, that adequate funding is available.

(p) (i) “Tax” (including, with correlative meaning, the terms “Taxes” and “Taxable”) means all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties, fines and additions to tax imposed with respect to such amounts and any interest in respect of such penalties and additions to tax, whether disputed or not, and (ii) “Tax Return” means all returns and reports (including elections, claims, declarations, disclosures, schedules, estimates, computations and information returns) required to be supplied to a Tax authority in any jurisdiction relating to Taxes.

(q) “the other party” means, with respect to the Company, Parent and means, with respect to Parent, the Company.

(r) “Third Party” means any person other than Parent or any of its affiliates.

      IN WITNESS WHEREOF, Parent, the Company and Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of October 30, 2004.

DOMAINES BARONS DE ROTHSCHILD (LAFITE),
a société en commandite par actions
organized under the laws of France

By:	/s/ ERIC DE ROTHSCHILD

Name: Eric de Rothschild
Title: Managing Director

TRIPLE WINES, INC.
a California corporation

By:	/s/ EMMANUEL ROTH

Name: Emmanuel Roth

Title:	Secretary and Chief Financial Officer

THE CHALONE WINE GROUP, LTD.,
a California corporation

By:	/s/ THOMAS B. SELFRIDGE

Name: Thomas B. Selfridge

Title:	President/ CEO

EXHIBIT A

FORM OF SHAREHOLDER LETTER AGREEMENT

[See Annex D to this proxy statement.]

Schedule 4.8

WINE CLUB DIVIDEND

      Beneficial owners of shares of Company Common Stock immediately prior to the Effective Date will be entitled for three months following the Closing to enroll at no additional cost as members of a new Founders Club, and the shareholders will receive a one-time wine dividend of $1.00 per share. This Founders Club membership and this one-time wine dividend will not be transferable, and the wines purchased with this dividend cannot be re-sold.

      This wine dividend can be used through the Founders Club to purchase wines at a 50% discount on all wine purchases up to an amount equal to $1.00 per share. So if a shareholder had 500 shares on the Closing Date and enrolled in the Founders Club, the shareholder would receive a $500.00 wine dividend that it could use to purchase $1,000.00 of wine at a 50% discount. This Founders Club wine dividend will remain valid for one year from the Closing Date.

      In addition to this wine dividend, this Founders Club membership will give members 15 years access to the following benefits:

1) The Annual Founders Celebration. This will be an annual party where the Company will invite all Founders Club members to one of the Company’s wineries for a special and exclusive celebration where the Company will introduce new vintages and new wines to the members. This party will operate in a similar manner to Chalone’s annual shareholders party.

2) VIP Tours. Founders Club members will be able to participate in special VIP tours and tastings with special access at each of the Company’s wineries. As part of the Founders Club, the Company will have a Concierge so that members can have one central place to conveniently schedule appointments at all wineries.

3) Founders Club Discount. As has been the tradition, the Company will give the Founders Club members special access to selections of its most exclusive wines and allocated bottlings. This will be done in quarterly communications the Company will send to all Founders Club members. Founders Club members will also receive Founders Club discounted pricing on all these offerings. The special one-time wine dividend can be used in connection with these discounted prices. For example if the price of the wine selected by the Founders Club member was $75 after the standard Founders Club discount, the Founders Club member could use $37.50 of his or her one-time discount to purchase this wine and have to pay only $37.50 in cash for the purchase.

4) Special Allocations. In addition, Founders Club members who purchase at least $500.00 per year (net of the wine dividend) from the Founders Club selections will qualify for special allocations of the Company’s most limited wines and unique sizes.

The Founders Club will be subject to commercially reasonable rules, restrictions and modifications adopted by the Company for all Founders Club members.

Annex B

[THOMAS WEISEL PARTNERS LLC LETTERHEAD]

October 30, 2004

Special Committee of the Board of Directors

The Chalone Wine Group, Ltd.
621 Airpark Road
Napa, CA 94558

Gentlemen:

      We understand that The Chalone Wine Group, Ltd., a California corporation (“Seller”), Domaines Barons de Rothschild (Lafite), a société en commandite par actions organized under the laws of France (“Buyer”), and Triple Wines, Inc., a California corporation and a wholly owned subsidiary of Buyer (“Merger Sub”), intend to enter into an Agreement and Plan of Merger, dated as of October 30, 2004 (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into Seller, with Seller being the surviving entity (the “Merger”). Pursuant to the Merger, as more fully described in the Merger Agreement, we understand that (i) each outstanding common share, no par value per share, of Seller (“Seller Common Shares”), other than dissenting shares or shares owned by Buyer, Merger Sub or any wholly owned subsidiary of Buyer, will be converted into the right to receive $11.75 in cash (the “Consideration”), and (ii) Buyer shall cause the surviving entity to offer certain wine club benefits to the members of Seller’s wine club immediately prior to the closing of the Merger as described in Schedule 4.8 of the Merger Agreement (the “Wine Benefit”). The terms and conditions of the Merger are set forth in more detail in the Merger Agreement.

      You have asked for our opinion as investment bankers as to whether the Consideration to be received by the shareholders of Seller, other than Buyer and its affiliates, pursuant to the Merger is fair to such shareholders from a financial point of view, as of the date hereof.

      In connection with our opinion, we have, among other things: (i) reviewed certain publicly available financial and other data with respect to Seller, including the consolidated financial statements for recent years and certain other relevant financial and operating data relating to Seller made available to us from published sources and from the internal records of Seller; (ii) reviewed the financial terms and conditions of the Merger Agreement; (iii) reviewed certain publicly available information concerning the trading of, and the trading market for, Seller Common Shares; (iv) compared Seller from a financial point of view with certain other companies in the wine, liquor and spirits industry which we deemed to be relevant; (v) considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the wine industry which we deemed to be comparable, in whole or in part, to the Merger; (vi) reviewed and discussed with representatives of the management of Seller certain information of a business and financial nature regarding Seller, furnished to us by them, including financial forecasts and related assumptions of Seller; (vii) made inquiries regarding and discussed the Merger and the Merger Agreement and other matters related thereto with Seller’s counsel; (viii) compared the value of the proposed Wine Benefit to the value of existing wine benefits; and (ix) performed such other analyses and examinations as we have deemed appropriate.

Special Committee of the Board of Directors
The Chalone Wine Group, Ltd.
October 30, 2004

      In connection with our review, we have not assumed any obligation independently to verify the foregoing information and have relied on its being accurate and complete in all material respects. With respect to the financial forecasts for Seller provided to us by Seller’s management, upon their advice and with your consent we have assumed for purposes of our opinion that the forecasts have been reasonably prepared on bases reflecting the best available estimates and judgments of Seller’s management at the time of preparation as to the future financial performance of Seller and that they provide a reasonable basis upon which we can form our opinion. We have also assumed that there have been no material changes in Seller’s assets, financial condition, results of operations, business or prospects since the date of their last financial statements made available to us. We have assumed that Seller has appropriately relied on advice of counsel and independent accountants to Seller as to all legal and financial reporting matters with respect to Seller, the Merger and the Merger Agreement. We have assumed that the Merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934 and all other applicable federal and state statutes, rules and regulations. In addition, we have not assumed responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of Seller, nor have we been furnished with any such appraisals. Finally, our opinion is based on economic, monetary and market and other conditions as in effect on, and the information made available to us as of, the date hereof. Accordingly, although subsequent developments may affect this opinion, we have not assumed any obligation to update, revise or reaffirm this opinion.

      We have further assumed with your consent that, in all respects material to our analysis, the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement, and that the Merger will be consummated in accordance with the terms described in the Merger Agreement, without any further amendments thereto, and without waiver by Seller of any of the conditions to its obligations thereunder. We have further assumed that the merger agreement into which the parties will enter will not be different in any material respect than the draft that you provided to us dated October 30, 2004.

      We have acted as financial advisor to the Special Committee of the Board of Directors of Seller (the “Special Committee”) in connection with the Merger and will receive a fee for our services, including rendering this opinion, a significant portion of which is contingent upon the consummation of the Merger. In the ordinary course of our business, we actively trade the equity securities of Seller and Constellation Brands, Inc. for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. However, we do not believe that these relationships impede our ability to deliver this opinion.

      Based upon the foregoing and in reliance thereon, it is our opinion as investment bankers that the Consideration to be received by the shareholders of Seller, other than Buyer and its affiliates, pursuant to the Merger is fair to such shareholders from a financial point of view, as of the date hereof.

      This opinion is directed to the Special Committee and may be relied upon by the full Board of Directors of Seller in its consideration of the Merger. This opinion is not a recommendation to any shareholder as to how such shareholder should vote with respect to the Merger. Further, this opinion addresses only the financial fairness of the Consideration to the shareholders and does not address the relative merits of the Merger and any alternatives to the Merger, Seller’s underlying decision to proceed with or effect the Merger, or any other

Special Committee of the Board of Directors
The Chalone Wine Group, Ltd.
October 30, 2004

aspect of the Merger. This opinion may not be used or referred to by Seller, or quoted or disclosed to any person in any manner, without our prior written consent, which consent is hereby given to the inclusion of this opinion in any proxy statement filed by Seller with the Securities and Exchange Commission in connection with the Merger. In furnishing this opinion, we do not admit that we are experts within the meaning of the term “experts” as used in the Securities Act and the rules and regulations promulgated thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act.

Very truly yours,

/s/ THOMAS WEISEL PARTNERS

ANNEX C

GUARANTY

      This GUARANTY is given as of October 30, 2004 by Constellation Brands, Inc., a Delaware corporation (“Constellation”), and Huneeus Vintners LLC, a Delaware limited liability company, (“Huneeus”) in favor of The Chalone Wine Group Ltd., a California corporation (the “Company”).

      WHEREAS, on the date hereof, Domaines Barons de Rothschild (Lafite), a société en commandite par actions organized under the laws of France (“Parent”), Holdco, a California corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”) with the Company as the Surviving Corporation; and

      WHEREAS, pursuant to the Merger Agreement, at the “Effective Time”, as such term is defined in the Merger Agreement, (i) Merger Sub will be merged with and into the Company and all of the shares outstanding of “Company Common Stock”, as such term is defined in the Merger Agreement, other than Company Common Stock owned by Parent, will be converted into the right to receive the “Merger Consideration”, as such term is defined in the Merger Agreement and (ii) each option to purchase shares of Common Stock with an exercise price per share less than the Merger Consideration shall be canceled in exchange for the right to receive a payment in cash, without interest, equal to the “Option Merger Consideration”, as such term is defined in the Merger Agreement; and

      WHEREAS, as a condition to the Company’s execution of and entry into the Merger Agreement, Constellation and Huneeus have agreed to guaranty the obligation of the Parent and Merger Sub to pay the Merger Consideration and the Option Merger Consideration under the Merger Agreement;

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE 1

GUARANTY

      SECTION 1.01.     Guaranty. Constellation and Huneeus (the “Guarantors”) hereby irrevocably and unconditionally, jointly and severally, guarantee to the Company the prompt and full payment by Parent and Merger Sub of the Merger Consideration and the Option Merger Consideration, in accordance with the terms hereof, provided that the aggregate obligations of the Guarantors hereunder shall not exceed an amount equal to the Merger Consideration plus the Option Merger Consideration less $18 million (the “Guaranty Limit”). The Guarantors acknowledge and agree that such guaranty shall be a guaranty of payment and performance and not of collection and shall not be conditioned or contingent upon the pursuit of any remedies against Parent or Merger Sub. If Parent or Merger Sub shall default in the due and punctual payment in full of the Merger Consideration, the Guarantors will forthwith make full payment of any amount due with respect thereto, up to the amount of the Guaranty Limit.

      SECTION 1.02.     Guaranty Unconditional. The liabilities and obligations of the Guarantors pursuant to this Guaranty are unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(a) any acceleration, extension, renewal, settlement, compromise, waiver or release in respect of the Merger Consideration or Option Merger Consideration by operation of law or otherwise;

(b) any modification or amendment of or supplement to the Merger Agreement;

(c) any change in the corporate existence, structure or ownership of Parent, Merger Sub or the Guarantors or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any of them or their assets; or

(d) any other act, omission to act, delay of any kind by any party hereto or any other Person, or any other circumstance whatsoever that might, but for the provisions of this Section, constitute a legal or equitable discharge of the obligations of the Guarantors hereunder.

      SECTION 1.03.     Waivers of the Guarantors. The Guarantors hereby waive any right, whether legal or equitable, statutory or non-statutory, to require the Company to proceed against or take any action against or pursue any remedy with respect to Parent, Merger Sub, or any other Person or make presentment or demand for performance or give any notice of nonperformance before the Company may enforce its rights hereunder against such Guarantors. Without limiting the generality of the foregoing, each Guarantor hereby expressly waives any and all benefits or defenses which otherwise might be available to such Guarantor under California Civil Code Sections 2809, 2810, 2819, 2845, 2849, 2850, 2899 and 3433.

      SECTION 1.04.     Discharge only upon Performance in Full. The Guarantors’ obligations hereunder shall remain in full force and effect until the Merger Consideration shall have been paid in full. If at any time any payment by Parent or Merger Sub of all or any portion of the Merger Consideration is rescinded or must be otherwise restored or returned, whether upon the insolvency, bankruptcy or reorganization of Parent or Merger Sub or otherwise, Guarantors’ obligations hereunder with respect to the Merger Consideration shall be reinstated at such time as though the Merger Consideration, or the portion thereof restored or returned, had become due and had not been paid.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE GUARANTORS

      The Guarantors represents and warrants to the Company that:

SECTION 2.01. Existence and Power. Each of Constellation, a corporation, and Huneeus, a limited liability company, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have, individually or in the aggregate, a Material Adverse Effect on the such Guarantor. Each Guarantor has heretofore delivered to the Company true and complete copies of its charter or other organizational documents as currently in effect.

SECTION 2.02. Corporate Authorization. The execution, delivery and performance by each Guarantor of this Guaranty are within the powers of each Guarantor and have been duly authorized by all necessary action of each Guarantor. This Guaranty constitutes a valid and binding agreement of each Guarantor.

SECTION 2.03. Governmental Authorization. The execution, delivery and performance by the Guarantors of this Guaranty require no action by or in respect of, or filing with, any governmental body, agency, official or authority, domestic, foreign or supranational.

SECTION 2.04. Non-contravention. The execution, delivery and performance by the Guarantors of this Guaranty do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the organizational documents of either Guarantor, (ii) contravene, conflict with or result in a violation or breach of any provision of any law, rule, regulation, judgment, injunction, order or decree, or (iii) conflict with or result in the breach of, or constitute a default under, or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which either Guarantor is a party or by which such Guarantor or any of its property is bound, except for such contraventions, conflicts, breaches, defaults or violations referred to in clauses (ii) and (iii) that would not be reasonably expected materially to impair the ability such Guarantor to perform its obligations hereunder.

SECTION 2.05. Governing Law; Jurisdiction. This Guaranty shall be governed and construed in accordance with the laws of the State of California, without regard to the laws that might be applicable under conflicts of laws principles. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Guaranty shall be brought in any federal court located in the Northern District of the State of California or any California state court located in San Francisco, California, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

SECTION 2.06. Severability. If any term or other provision of this Guaranty is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Guaranty shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Guaranty so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. Any provision of this Guaranty held invalid or unenforceable only in part, degree or certain jurisdictions will remain in full force and effect to the extent not held invalid or unenforceable. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Guaranty invalid, illegal or unenforceable in any respect.

SECTION 2.07. Amendment. This Guaranty may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors or other governing body, at any time before the Effective Time of the Merger, but, thereafter, no amendment shall be made. This Guaranty may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

SECTION 2.08. Assignment. This Guaranty shall not be assigned by any party hereto without the prior written consent of the other parties, provided, however, that each Guarantor may (i) assign any or all of its rights and interests hereunder to one or more of its affiliates and (ii) designate one or more of its affiliates to perform its obligations hereunder; provided, further, that, in any or all such cases, such Guarantor nonetheless shall remain responsible for the performance of all of its obligations hereunder

SECTION 2.09. Counterparts. This Guaranty may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

      IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be duly executed by their respective authorized officers as of the day and year first above written.

CONSTELLATION BRANDS, INC.

/s/ RICHARD SANDS
_______________________________________ Name: Richard Sands

Title:	Chairman of the Board and Chief Executive Officer

HUNEEUS VINTNERS LLC

/s/ AGUSTIN HUNEEUS
_______________________________________ Name: Agustin Huneeus
Title: Manager

Accepted and Acknowledged:

THE CHALONE WINE GROUP LTD.

/s/ THOMAS B. SELFRIDGE
_______________________________________ Name: Thomas B. Selfridge
Title: President and Chief Executive Officer

ANNEX D

SFI Intermediate Ltd.

c/o HM International, LLC
5810 East Skelly Drive
Suite 1000
Tulsa, Oklahoma 74135-1914

October 30, 2004

Domaines Barons de Rothschild (Lafite) SCA

c/o Francis S. Currie
Davis Polk & Wardwell
1600 El Camino Real
Menlo Park, California 94025

Gentlemen:

      The Chalone Wine Group Ltd. (“Chalone”) and Domaines Barons de Rothschild (Lafite) SCA (“DBR”) have advised us that, on the date hereof, DBR, Triple Wines, Inc. (“Merger Sub”) and Chalone have entered into an Agreement and Plan of Merger (the “Merger Agreement”) that provides for the merger of Merger Sub with and into Chalone. Chalone and DBR have provided us with a copy of the Merger Agreement as executed by the parties on the date hereof.

      At your request, this letter will confirm that each of SFI Intermediate Ltd. (“SFI”) and GHA 1 Holdings, Inc. (“GHA”) agrees that it shall not effect any Transfer (as defined below) of any Subject Shares or an interest in SFI that is sufficient to control or direct the management of the business of SFI, including its investment in Chalone (a “Controlling Interest in SFI”), or enter into any agreement that requires or provides for any Transfer of any Subject Shares or a Controlling Interest in SFI, in each case other than a Transfer of the Subject Shares or a Controlling Interest in SFI (i) as a result of the consummation of the transactions contemplated by the Merger Agreement or (ii) to a Permitted Transferee (as defined below) who agrees in writing to comply with the same obligations to which the transferor is subject hereunder. As used herein, (a) the term “Transfer” means, with respect to the Subject Shares or a Controlling Interest in SFI, any sale, transfer, pledge, assignment or other disposition (including by gift) thereof or any interest therein, (b) the term “Subject Shares” means, with respect to SFI or GHA, the shares of common stock, no par value, of Chalone that are reported as beneficially owned by such entity in the Schedule 13D with respect to such common stock filed with the Securities and Exchange Commission by SFI, GHA and Phyllis S. Hojel, as amended to date (the “Schedule 13D”) and (c) the term “Permitted Transferee” means (i) a person who has a direct or indirect economic interest in SFI or GHA, as applicable, as of the date hereof, (ii) a member of the immediate family of any person identified in clause (i) above, (iii) an entity that is wholly owned, directly or indirectly, by persons or family members identified in clause (i) or (ii) above or (iv) a trust of which the sole beneficiaries are, directly or indirectly, persons or family members identified in clause (i) or (ii) above.

      Each of SFI and GHA hereby severally represents and warrants (solely as to itself) to DBR as follows:

(a) Each of SFI and GHA is duly formed or incorporated (as applicable), validly existing and in good standing under the laws of the jurisdiction of its formation or incorporation and has all requisite partnership or corporate power and authority (as applicable) to execute and deliver this letter and to carry out its obligations hereunder. The execution, delivery and performance of this letter agreement by SFI and GHA have been duly authorized by all necessary partnership or corporate action (as applicable) on the part of SFI and GHA. This letter has been duly executed and delivered by SFI and GHA and constitutes (assuming due authorization, execution and delivery by DBR) a valid and binding obligation of SFI and GHA, enforceable against SFI and GHA in accordance with its terms.

Domaines Barons de Rothschild (Lafite)	October 30, 2004

(b) The execution and delivery of this letter agreement do not, and compliance with the provisions of this letter will not, conflict with, or result in any violation of the organizational documents of SFI or GHA, any United States or foreign Law applicable to SFI or GHA, or by which any property or asset of SFI or GHA is bound or affected or any contract or agreement of SFI or GHA, in each case, with such exceptions as would not materially affect the ability of SFI or GHA to satisfy its obligations hereunder. For purposes of this letter agreement, the term “Law” means any statute, law (including common law), ordinance, rule or regulation.

(c) No consent, approval, order or authorization of, or registration, declaration or filing with, or notification to, any governmental entity or body is required by or with respect to either SFI or GHA in connection with the execution, delivery and performance of this letter agreement by SFI and GHA, except for the filing with the SEC of such reports under the Securities Exchange Act of 1934, as amended, as may be required in connection with this letter agreement or any of the transactions referred to herein.

(d) Each of SFI and GHA beneficially owns the Subject Shares in the manner described in the Schedule 13D. Neither of SFI or GHA has granted, or agreed to grant, any proxy or entered into, or agreed to enter into, any voting agreement with respect to the Subject Shares, except for agreements that have heretofore been terminated as disclosed in the Schedule 13D.

      Each of SFI and GHA agrees that this letter agreement and its obligations hereunder shall attach to the Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of the Subject Shares shall pass, whether by operation of law or otherwise, including its successors and assigns. In the event of any stock split, stock dividend, reclassification, merger, reorganization, recapitalization or other change in the capital structure of Chalone affecting the capital stock of Chalone, the number of Subject Shares shall be adjusted appropriately.

      This letter agreement shall terminate and SFI and GHA shall cease to have any further obligations hereunder upon the earliest of (i) the termination of the Merger Agreement for any reason, (ii) an amendment to the Merger Agreement which provides for a reduction in the price per share of Common Stock payable to the shareholders of Chalone other than DBR or a change in any other material financial term of the Merger Agreement which is adverse to SFI or GHA and (iii) March 31, 2005.

      This letter agreement shall be governed by the laws of the State of California applicable to agreements made wholly within such state, without regard to the conflict of law provisions thereof.

      This letter agreement constitutes the entire agreement among the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

      Neither SFI nor GHA makes any agreement or understanding herein for or on behalf of any person that it has designated to serve as a director or officer of Chalone. Each of SFI and GHA signs solely in its capacity as the beneficial owner of the Subject Shares, and nothing herein shall limit or affect any actions taken by any officer or director of Chalone designated by SFI or GHA.

      This letter agreement is made solely and specifically among and for the benefit of the parties hereto, and their respective successors and permitted assigns, and no other person or entity shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this letter agreement as a third party beneficiary or otherwise. No party may assign this letter agreement, or any rights, benefits or entitlements hereunder, to any other person or entity without the prior written consent of the other parties.

      This letter agreement may be modified or amended only by a written instrument executed by each of SFI, GHA and DBR.

      This letter agreement may be executed in multiple counterparts which, taken together, shall constitute one and the same agreement.

Very truly yours,

SFI INTERMEDIATE LTD.

By: GHA I HOLDINGS, INC.
General Partner

By:	/s/ PHYLLIS S. HOJEL

Name: Phyllis S. Hojel
Title: President and Secretary

GHA 1 HOLDINGS, INC.

By:	/s/ PHYLLIS S. HOJEL

Name: Phyllis S. Hojel
Title: President and Secretary

Agreed to and Accepted
as of the date first above
written.

DOMAINES BARONS DE ROTHSCHILD
(LAFITE) SCA

By:	/s/ ERIC DE ROTHSCHILD

Name: Eric de Rothschild
Title: Managing Director

Signature page to SFI/DBR Letter Agreement in respect of Chalone Wine Group, Ltd.

ANNEX E

CHAPTER 13 OF THE CALIFORNIA GENERAL CORPORATION LAW

DISSENTERS’ RIGHTS

1300.	Right to Require Purchase — “Dissenting Shares” and “Dissenting Shareholder” Defined.

      (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

      (b) As used in this chapter, “dissenting shares” means shares which come within all of the following descriptions:

(1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the National Market System of The Nasdaq Stock Market, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to five percent or more of the outstanding shares of that class.

(2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

(3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

(4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

      (c) As used in this chapter, “dissenting shareholder” means the record holder of dissenting shares and includes a transferee of record.

1301.	Demand for Purchase.

      (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder’s right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

      (b) Any shareholder who has a right to require the corporation to purchase the shareholder’s shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders’ meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

      (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

1302.	Endorsement of Shares.

      Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder’s certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

1303.	Agreed Price — Time for Payment.

      (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

      (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

1304.	Dissenter’s Action to Enforce Payment.

      (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

      (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

      (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

1305.	Appraisers’ Report — Payment — Costs.

      (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

      (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

      (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

      (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

      (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys’ fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section 1301).

1306.	Dissenting Shareholder’s Status as Creditor.

      To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

1307.	Dividends Paid as Credit Against Payment.

      Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

1308.	Continuing Rights and Privileges of Dissenting Shareholders.

      Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

1309.	Termination of Dissenting Shareholder Status.

      Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

(a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys’ fees.

(b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

(c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

(d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder’s demand for purchase of the dissenting shares.

1310.	Suspension of Proceedings for Payment Pending Litigation.

      If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

1311.	Exempt Shares.

      This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

1312.	Attaching Validity of Reorganization or Merger.

      (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

      (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder’s shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder’s shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days’ prior notice to the corporation and upon a determination by the court that clearly no other remedy shall adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

      (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

1313.	Conversions Deemed to Constitute a Reorganization for Purposes of Chapter.

      A conversion pursuant to Chapter 11.5 (commencing with Section 1150) shall be deemed to constitute a reorganization for purposes of applying the provisions of this chapter, in accordance with and to the extent provided in Section 1159.

ANNEX F

SECURITIES & EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10-K

FOR ANNUAL AND TRANSITION REPORTS

PURSUANT TO SECTIONS 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

☑	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2003

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission file number 0-13406

The Chalone Wine Group, Ltd.

(Exact name of registrant as specified in its charter)

California	94-1696731
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
621 Airpark Road, Napa, California (Address of principal executive offices)	94558 (Zip Code)

Registrant’s telephone number, including area code:

(707) 254-4200

Securities registered pursuant to Section 12(b) of the Act:

None

Securities registered to Section 12(g) of the Act:

Common Stock
(Title of Class)
          Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.     Yes ☑          No ☐
          Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.     ☑
          Indicate by check mark whether the registrant is an accelerated filer (as defined in Rule 12b-2 of the Act).     Yes ☐          No ☑
          As of March 23, 2004 there were 3,576,278 shares of the Company’s voting no par value common stock, with an aggregate market value of $32.2 million held by non-affiliates. For purposes of this disclosure, shares of common stock held by persons who hold more than 5% of the outstanding shares of the Registrant’s common stock and shares held by officers and directors of the Registrant have been excluded because such persons may be deemed to be affiliates. This determination is not intended to be conclusive. As of March 23, 2004, there were 12,076,306 shares outstanding of the Company’s voting no par value common stock.

DOCUMENTS INCORPORATED BY REFERENCE

          Portions of the definitive proxy statement for the 2004 Annual Meeting of Shareholders of the Chalone Wine Group, Ltd. (the “Proxy Statement”) to be filed with the Securities and Exchange Commission within 120 days after December 31, 2003, are incorporated by reference into Part III of this report.

PART I

Item 1.     Business.

a.	General.

      The Company produces, markets and sells super premium, ultra premium, and luxury-priced white and red varietal table wines, primarily Pinot Noir, Cabernet Sauvignon, Merlot, Syrah, Chardonnay and Sauvignon Blanc. The Company owns and operates wineries in various counties of California and Washington State. The Company’s wines are made primarily from grapes grown at Moon Mountain Vineyard, Edna Valley Vineyard, Chalone Vineyard, Acacia Vineyard, and Hewitt Vineyard in California and the Canoe Ridge Vineyard in Washington State, as well as from purchased grapes.

      The wines are primarily sold under the labels “Provenance Vineyards®,” “Chalone Vineyard®,” “Edna Valley Vineyard®,” “Dynamite® Vineyards, “Acacia®,” “Canoe Ridge® Vineyard,” “Jade Mountain®,” “Sagelands Vineyard®,” and “Echelon Vineyards.”

      In France, the Company owns a minority interest in fourth-growth Bordeaux estate Château Duhart-Milon (“Duhart-Milon”) in partnership with Les Domaines Barons de Rothschild (Lafite) (“DBR”). The vineyards of Duhart-Milon are located adjacent to the world-renowned Château Lafite-Rothschild in the town of Pauillac.

      The Chalone Wine Group, Ltd. was incorporated under the laws of the State of California on June 27, 1969. Unless otherwise indicated, the terms “we” and “Company” used in this report refer to The Chalone Wine Group, Ltd. and its consolidated subsidiaries. The Company became a publicly held reporting company as the result of an initial public offering of common stock in 1984.

Significant Events

Provenance Vineyards Opened Tasting Room in Rutherford

      On October 13, 2003 Provenance Vineyards’ opened its tasting room, which features a one-of-a-kind floor constructed of Provenance own used barrels. Previously, this type of flooring treatment has been used only in wine cellars of private homes.

      Set in Rutherford in the heart of Napa Valley, the tasting room is located in the winery that Chalone Wine Group purchased in August 2002 from Château Beaucanon as the home for Provenance Vineyards. This innovative tasting room is designed to display Provenance’s wines in a warm, inviting room that is reminiscent of an art gallery

Company Sold Surplus Vineyard

      The Company announced on December 16, 2003, the sale of the 160-acre Suscol Creek Vineyard in southeastern Napa Valley to Premier Pacific Vineyards, LP for $7.5 million. CWG had acquired the property in 2000 for $5.95 million to build a home for Provenance Vineyards, but with the purchase in 2002 of a winery in Napa Valley’s Rutherford subappellation, the Suscol Creek Vineyard was no longer needed. These funds were used to pay down debt.

b.	Financial Information about Industry Segments.

      The Company produces and sells super premium to luxury quality table wines and believes that its various products and brands all share similar long-term financial performance, production processes, customer types, distribution methods and other economic characteristics. Accordingly, these operating segments have been aggregated as a single operating segment in the consolidated financial statements.

c.	Narrative Description of Business.

Overview

      The Company owns the following properties in the United States and France, either wholly or in partnership with others, all of which have related company-owned vineyards with the exception of Edna Valley Vineyard. The specific ownership structure is as follows:

Property	Ownership	Form of Ownership	Location

Chalone Vineyard	100.0%	Corporation	Soledad, California
Moon Mountain Vineyard(1)	100.0%	Corporation	Sonoma, California
Acacia
Acacia Winery	100.0%	Corporation	Napa, California
Acacia Vineyard	50.0%	Partnership	Napa, California
Edna Valley Vineyard	50.0%	Partnership	San Luis Obispo, California
Canoe Ridge Vineyard	100.0%	Corporation	Walla Walla, Washington
Château Duhart-Milon	23.5%	Partnership	Pauillac, France
Sagelands Vineyard(2)	100.0%	Corporation	Yakima Valley, Washington
Hewitt Vineyard	100.0%	Corporation	Rutherford, California
Provenance Vineyards	100.0%	Corporation	Rutherford, California

(1)	Formerly known as Carmenet Vineyard.

(2)	Formerly known as Staton Hills Winery.

      With the exception of Château Duhart-Milon, the Company manages and operates all of the above properties and consolidates the results of their operations. The Company accounts for its investment in Château Duhart-Milon using the equity method of accounting.

      Each of the Company’s domestic wineries or estate vineyards is in a different “American Viticultural Area” (“AVA”). AVA is a designation granted by the Federal Bureau of Alcohol, Tobacco and Firearms to identify grape-growing areas distinguishable by their specific and definable geographic and climatic characteristics. Wines may display an AVA on a bottle label only if 85% or more of the grapes used to produce the wine were grown in that viticultural area.

      For a more detailed description of the Company’s properties and its operations, see “Item 2. Properties.”

Vineyard Practices

      The Company believes that the soils and microclimates of each vineyard from which it obtains its grapes are particularly suitable for the varieties of grapes with which they have been or, are being, planted.

      The Company generally manages its vineyards to produce yields that are lower than average for similarly situated vineyards in California and Washington State and below the maximum yield that could be obtained. It believes that relatively low yields enhance the varietal character of the grapes and improve the quality of the resulting wines.

Agricultural Risks

      For a description of the Company’s agricultural risks, see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Winemaking Practices

      The Company’s philosophy is that winemaking is a natural process best managed with minimum intervention, but requiring the attention and dedication of a winemaker. While the Company uses a relatively high level of hand labor during the winemaking processes, the Company also makes extensive use of modern laboratory equipment and techniques to monitor the progress of each wine through all stages of the winemaking process. All of the Company’s wineries are operated under the overall supervision of the

Company’s Chief Executive Officer. However, each winery has a General Manager who, in most instances, is also a winemaker.

      The principal raw materials used by the Company are grapes, oak barrels, glass, and cork. About 75% of the oak barrels are purchased from the Burgundy and Bordeaux regions of France and the remainder from the United States. The Company favors French oak barrels due to Company tradition and consumer preferences. Cork is produced and manufactured in Portugal, which is the primary cork-producing country in the world. In the past several years we have shifted the majority of production to synthetic corks for the positive effect it has on wine quality. Glass is purchased from a variety of different sources according to each winery’s specific needs. The Company’s own vineyards provide a significant portion of the Company’s grape requirements. As needed, the Company also purchases grapes from other independent California and Washington State growers.

Wine Production and Wines

      This table sets forth the wine production of the Company for the 2003, 2002 and 2001 vintages. The wines’ vintage is the year during which the grapes are harvested. The following information is presented in terms of “equivalent” number of cases. The precise number of cases is not known at this time because many of these vintages are still being aged in barrels and tanks. For the purpose of this schedule and the discussion that follows, wines purchased by the Company for resale purposes are excluded.

	2003		2002		2001

	Equivalent		Equivalent		Equivalent
	Number		Number		Number
	of Cases	% of Total	of Cases	% of Total	of Cases	% of Total

Chardonnay	271,423	36%	268,190	40%	243,750	37%
Sauvignon Blanc	12,385	2%	4,940	1%	12,350	2%
Pinot Blanc	1,931	0%	1,170	0%	4,290	1%
Pinot Gri/ Grigio	8,152	1%	1,430	0%	5,135	1%

Other white wines	1,926	0%	2,405	0%	5,980	1%

Total white wines	295,817	39%	278,135	42%	271,505	41%

Pinot Noir	110,463	15%	96,720	15%	92,365	14%
Cabernet Sauvignon	161,610	21%	149,175	22%	127,725	19%
Merlot	110,040	15%	93,730	14%	126,685	19%
Syrah	56,330	7%	42,250	6%	36,855	6%
Other red wines	18,551	2%	3,705	1%	7,670	1%

Total red wines	456,994	61%	385,580	58%	391,300	59%

Total production	752,811	100%	663,715	100%	662,805	100%

      The Company’s wines are aged primarily in new and used oak barrels before they are bottled. Generally, white wines are aged between six and nine months, and red wines between nine and eighteen months, after harvest. The wine is then bottled and stored for further aging.

      Chalone Vineyard: Chalone Vineyard sales represented 8.51% of the Company’s consolidated revenues and 5.06% of its consolidated case sales for the year ended December 31, 2003.

      Chalone Vineyard has been producing Chardonnay, Pinot Blanc, Pinot Noir, and small quantities of Chenin Blanc since 1969. It has also begun growing Syrah and released its first vintage in 2002. All wines sold under this label are produced from grapes grown at the Chalone Vineyard and are estate bottled and bear the “Chalone” appellation.

      Moon Mountain Vineyard: Moon Mountain sales represented 1.2% of the Company’s consolidated revenues and ..5% of consolidated case sales for the year ended December 31, 2003.

      On September 26, 2002, the Company sold the Carmenet brand name and inventory to Beringer Blass Wine Estates. The Company retained ownership of the estate winery and vineyard in Sonoma County where Carmenet began and is now called Moon Mountain Vineyard. This winery will continue to produce what had been called Carmenet Moon Mountain Reserve Cabernet Sauvignon and starting with the 2000 vintage will be called Moon Mountain Vineyard Cabernet Sauvignon.

      Dynamite Vineyards: Dynamite Vineyards sales represented 12.81% of the Company’s consolidated revenues and 12.47% of consolidated case sales for the year ended December 31, 2003.

      On September 26, 2002, the Company sold the Carmenet brand name and inventory to Beringer Blass Wine Estates. The Company retained ownership of what had been known as Carmenet Dynamite and is now called Dynamite Vineyards. It will continue to produce Cabernet Sauvignon, Merlot and Sauvignon Blanc from vineyards in the North Coast AVA of California.

      Edna Valley Vineyard: Edna Valley Vineyard sales represented 27.9% of the Company’s consolidated revenues and 29.42% of consolidated case sales for the year ended December 31, 2003.

      Edna Valley Vineyard has been producing mostly Chardonnay and Pinot Noir wines since 1980. The majority of wines sold under the Edna Valley Vineyard® label are produced from grapes grown by Paragon Vineyard Company, our partner in the Edna Valley Vineyard Joint Venture, and are estate bottled.

      Acacia Vineyard: Acacia Vineyard sales represented 15.5% of the Company’s consolidated revenues and 12.13% of its consolidated case sales for the year ended December 31, 2003.

      The winery produces Chardonnay and Pinot Noir wines under the “Acacia” label. The grapes for the production of Pinot Noir and Chardonnay come from the Carneros region. Approximately 50% of this production comes from Company-owned vineyards and Company-leased vineyards.

      Canoe Ridge Vineyard: Canoe Ridge Vineyard sales represented 4.49% of the Company’s consolidated revenues and 3.6% of its consolidated case sales for the year ended December 31, 2003.

      The Canoe Ridge Vineyard commenced operation in 1994 and produces primarily Merlot and Cabernet Sauvignon under the “Canoe Ridge Vineyard” label. Most of the grapes for these wines are grown at the Company’s estate vineyard and wines bear the “Columbia Valley” AVA designation.

      Echelon Vineyards: Echelon Vineyards sales represented 14.76% of the Company’s consolidated revenues and 24.78% of its consolidated case sales for the year ended December 31, 2003.

      The 1997 vintage was the first to be released under the Echelon label, which features Chardonnay, Cabernet Sauvignon, Merlot, Viognier, Pinot Noir, Syrah and Pinot Grigio (Pinot Gris). Most varieties have a Central Coast appellation. The 2001 Viognier and 2000 Syrah feature the designation of Esperanza Vineyard, from the Clarksburg AVA.

      Sagelands Vineyard: Sagelands Vineyard represented 3.47% of the Company’s consolidated revenues and 4.48% of the consolidated case sales for the year ended December 31, 2003.

      On June 15, 1999, the Company purchased Staton Hills® Winery and its adjacent vineyards in Yakima County, Washington. The Staton Hills facility was renamed Sagelands Vineyard and the new brand was launched in January 2000, focusing primarily on Cabernet Sauvignon and Merlot and bearing the Columbia Valley AVA designation. The Company retained the Staton Hills Winery brand and continues to produce wines under this mark. Sagelands primarily produces Cabernet Sauvignon and Merlot from the “Four Corners” area of Columbia Valley, Washington.

      Jade Mountain: Jade Mountain represented 1.25% of the Company’s consolidated revenues and .9% of its consolidated case sales for the year ended December 31, 2003.

      The Company purchased the Jade Mountain name and inventory in 2000, after serving as the brand’s sole domestic distributor since 1992. Since 1988 Jade Mountain has specialized in ultra-premium Syrah.

      Provenance Vineyards: Provenance sales represented 4.21% of the Company’s consolidated revenues and 2.21% of its consolidated case sales for the year ended December 31, 2003.

      The winery’s inaugural release was its 1999 Rutherford Cabernet Sauvignon, which became available to consumers in December 2001. In 2002 the winery released its 2000 Rutherford Cabernet Sauvignon and its first-ever Carneros Merlot from the 2000 vintage.

      Custom Brands: Custom brands consist primarily of Chardonnay, Cabernet Sauvignon and Merlot. Quantities of custom brand bottling are highly dependent upon grape supply and availability. As grapes are primarily directed toward our core product line, the focus of the Company’s production shifts away from custom brands, as they are relatively lower margin products. The Company uses custom brands primarily as a means of marketing and selling its label wines and does not intend to focus its efforts in this line of business.

      Imports & Other: 5.9% of the Company’s consolidated revenues and 4.44% of its consolidated case sales in the year ended December 31, 2003 was primarily comprised of import wines and, to a lesser degree, domestic wines purchased by the Company for resale purposes.

      Under the terms of various agreements and investments among the Company, Duhart-Milon, and DBR, the Company receives an allocation of the wines of DBR and Duhart-Milon including the wines of Château Lafite-Rothschild and Château L’Evangile in the Pauillac and Pomerol regions of Bordeaux, respectively, and of Château Rieussec in the Sauternes region of Bordeaux. DBR also produces a Pauillac wine exclusively for the Company.

Marketing and Distribution

      The Company’s wines are positioned in the higher end of the premium category. All the Company’s wines are in the super premium to luxury segments of the market, priced at $7 per bottle and above.

      The Company sells its wines through direct sales, independent distributors, its own shareholder list, and in limited quantities, directly from the wineries through their tasting rooms and winery specific clubs. Distributors generally remarket the wines through specialty wine shops and grocery stores, selected restaurants, hotels and private clubs across the country, and in certain overseas markets. The Company relies primarily on word-of-mouth recommendation, wine tastings, positive reviews in various publications, select wine competitions and Company-sponsored promotional activities in order to increase public awareness of its wines.

      Sales: The Company’s wines are marketed by independent distributors in all 50 states and the District of Columbia and Puerto Rico and, internationally, in Bermuda, the British West Indies, the U.S. Virgin Islands, Canada, England, continental Europe, Hong Kong, China, and Japan. The Company’s wines are marketed and distributed in Mexico by Monte Xanic. In 1993, the Company established a sales division, operating as Chalone Wine Estates, to help supervise and coordinate sales functions of the Company’s business and its custom brands operations. The Company employs a number of regional sales managers who work directly with distributors in a particular region and their customers.

      Case Sales by Method of Distribution: The following table sets forth case sales by the Company by distribution method for the years ended December 31, 2003 and 2002; the nine-month transition period ended December 31, 2001; and fiscal year ended March 31, 2001:

	Year Ended December 31,
					Nine Months Ended		Year Ended
					December 31,		March 31,
	2003		2002		2001		2001

	Number	% of	Number	% of	Number	% of	Number	% of
	of Cases	Total	of Cases	Total	of Cases	Total	of Cases	Total

Independent distributors
United States	609,346	90%	478,172	72%	218,256	57%	315,486	60%
International	14,575	2%	31,206	5%	12,586	3%	24,317	3%

Total distributors	623,921	92%	509,378	77%	230,842	60%	339,803	63%

Company direct
California wholesale	—	—	97,169	15%	111,196	29%	149,208	27%
Custom brands	17,019	3%	18,226	3%	13,905	4%	23,786	4%
Catalog and winery retail	34,389	5%	36,041	5%	28,843	7%	33,811	6%

Total Company direct	51,408	8%	151,436	23%	153,944	40%	206,805	37%

Total	675,329	100%	660,814	100%	384,786	100%	546,608	100%

Centralized Administration and Warehousing

      A leased 22,000-square-foot central office located in Napa County, California, at the Napa Airport Business Park supports all the Company’s wineries. Attached to the Company’s central executive office is a 64,000-square-foot central distribution center in which all of the Company’s wines are stored prior to shipping. The Company also rents separate warehouse facilities, as needed in local markets and occasionally permits storage of third party wines for a fee. The central facility lease is for a 15-year initial term, expiring in November 2008, with a five-year extension option.

Employees

      On December 31, 2003, the Company had 170 full-time employees, of which 89 were in grape growing and winemaking, 44 in sales and 37 in administration. During the spring and summer, the Company adds approximately 25 to 30 part-time employees for vineyard care and maintenance and 70 to 80 part-time employees for the spring bottling. In the autumn, up to 80 part-time employees are hired for the grape harvest and related winery work. The Company’s hiring and employment policies for both full-time and part-time employees are believed to comply with all relevant laws, including immigration laws. The Company believes that its wage rates and benefits are competitive and that its employee relations are excellent.

Regulation: Permits and Licenses

      The production and sale of wine are subject to extensive regulation by various federal and state regulatory agencies, which require the Company to maintain various permits, bonds and licenses. The Company believes it is in compliance with all currently applicable federal and state regulations.

Trademarks

      CANOE RIDGE, STATON HILLS, CHALONE VINEYARD, SAGELANDS, JADE MOUNTAIN, ACACIA and the Acacia “A” logo, MOON MOUNTAIN, DYNAMITE, and ARCHSTONE are federally registered trademarks owned by the Company. EDNA VALLEY VINEYARD is a federally registered trademark owned 50% by Chalone Wine Group, Ltd. and 50% by Paragon and licensed exclusively to the Edna Valley Vineyard Joint Venture. The foregoing marks are also registered in Japan with the Japanese Patent Office. GAVILAN is registered with the State of California. These marks, and other common-law marks, are of significant importance to the Company’s business as label and brand recognition are an important means of competition within the wine industry.

Shareholder Benefits

      Shareholders of the Company are entitled to benefits that are not provided to other consumers. The Company offers its reserve wines, older wines and other special wines to qualified shareholders, who are those with 100 or more shares of the Company’s common stock, directly from its centralized distribution center by telephone or mail order. Qualified shareholders are entitled to a 20-30% discount from suggested retail prices on most mail order or other direct purchases from the Company. The Company has also provided annual discounts to shareholders based on their shareholdings in the form of an “Owners Wine Credit,” which allows shareholders to receive a credit towards the purchase of wines for the duration of the program. The Owners Wine Credit may be used for up to 50% of the wine value of an order and is generally offered in the fall of each year. The credit amount was $.25 per share for the last year. Due to restrictions on direct retail sales of wines under state laws, the Company must confine direct wine shipments by mail to purchasers with addresses in California and 11 other states that have reciprocal agreements with California.

      Each May, qualified shareholders are invited to attend our annual Shareholder Celebration. For a nominal fee, attendees attend an all-day wine tasting, auction and luncheon, which is traditionally held on the grounds of the Chalone Vineyard in Monterey County, California. In 2003, approximately 1,200 shareholders and guests from 40 states and 5 foreign countries attended the Celebration, which featured tastings of all of the Company’s wines.

      The Company also offers to shareholders, at the shareholders’ expense, travel programs to various wine-growing regions of the world. In the past, the Company has provided travel programs to France, Chile,

Australia, Portugal, South Africa, Italy, and New Zealand. Proceeds from these trips help fund the Woodward/ Graff Foundation (the “Foundation”), formerly known as The Chalone Wine Foundation. In addition, shareholders’ interests are given a priority in the Foundation’s donation program.

Seasonality

      See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the seasonal nature of the Company’s business.

Item 2.	Properties.

      The Company’s principal winemaking activities presently are conducted at ten locations; seven in California, two in eastern Washington and one in France.

Chalone Vineyard

      Chalone Vineyard is located on approximately 950 acres in Monterey, California (of which 307 acres are planted to grapes), approximately 1,500 feet above the floor of the Salinas Valley, in the Chalone AVA. The winery produces primarily Chardonnay and Pinot Noir and markets these wines exclusively under the “Chalone Vineyard” label.

      The soil is volcanic rock over a bed of limestone, similar to the soil found in the Burgundy region of France. The elevation of the vineyard provides natural protection against frost and creates radical swings between daytime and nighttime temperatures. The region is arid and has average annual rainfall of only 14 inches. The water needs for Chalone’s vineyard are supplemented by two reservoirs and several wells, which the Company believes will supply sufficient water for the vineyard’s current and future needs.

      Chalone Vineyard was first established in 1919 and today is the oldest producing vineyard in Monterey County. The Company has produced premium wines from the vineyard since 1969, when it acquired the vineyard from a former director of the Company, the late Richard H. Graff.

      The property includes a tasting room, dining facilities for private parties and approximately 8,500 square feet of caves for barrel storage. All operations, from the grape growing to the final bottling, are carried out on site by the Chalone staff. The winery’s current production capacity is 48,000 cases.

Moon Mountain Vineyard

      On September 26, 2002, the Company sold the Carmenet brand name and inventory to Beringer Blass Wine Estates. The Company retained ownership of the estate winery and vineyard in Sonoma County where Carmenet began and is now called Moon Mountain Vineyard. The vineyard is located on approximately 300 acres in Sonoma County, California (of which 130 acres are plantable), located in the Sonoma Valley AVA. This winery produces what had been called Carmenet Moon Mountain Reserve Cabernet Sauvignon and since the 2000 vintage has been called Moon Mountain Vineyard Cabernet Sauvignon.

      The vineyard is situated in the Mayacamas Mountains just north of the town of Sonoma, at an elevation of 1,200 feet. The vines are on steep hillsides in rocky, well-drained soil. The average rainfall is 30 inches. The Company’s water needs are supplemented by two wells using a drip irrigation system, which the Company believes will supply sufficient water for the vineyard’s current and future needs. The elevation of Moon Mountain Vineyard provides natural protection against frost. The vineyard was certified organic by the California Certified Organic Farmers in 2002.

      In addition to the production area, the property includes a reception area and 15,000 square feet of barrel caves. The barrel caves are bored into a solid rock hillside adjacent to the fermentation building and provide an ideal environment for aging wine in barrels without artificial temperature control.

Edna Valley Vineyard

      Edna Valley Vineyard leases its winery site and purchases substantially all of its grapes from Paragon Vineyard. Paragon Vineyard is located on approximately 1,100 acres in San Luis Obispo County, California, in the Edna Valley AVA. The Edna Valley Vineyard principally produces Chardonnay and Pinot Noir. It also produces limited quantities of Viognier, Muscat, Pinot Gris, Syrah, Edna Red and sparkling wines, all of which are marketed under the “Edna Valley Vineyard” label.

      The property is operated by Paragon Vineyard Company, which leases the land on which the winery is located to Edna Valley Vineyard (a “Joint Venture”). The Joint Venture is 50% owned by the Company and 50% owned by Paragon. The Company is the managing joint venture partner and it manages and supervises the winery operations and sells and distributes its wine.

      The winery features a tasting room, dining facilities for private parties and underground cellars for wine fermentation and barrel aging. Annual production capacity is 165,000 cases.

Acacia Vineyard

      Acacia Vineyard produces primarily ultra-premium Chardonnay and Pinot Noir wine with a small amount of sparkling wine and brandy marketed under the “Acacia” brand.

      The winery is located on one of four contiguous parcels that together total approximately 156 acres in the Carneros district of Napa County, California. The Company owns the winery building and the winemaking equipment associated with the winery. The parcel on which the winery is located consists of two portions; the winery complex (“Winery Parcel”) and a 41-acre producing vineyard surrounding the winery complex called the “Marina Vineyard”. The parcel is owned pursuant to a tenancy-in-common agreement between the Company and Mr. and Mrs. Henry Wright (the “Wrights”), each holding a 50% interest. The Company leases the Wright’s portion of both the Winery Parcel and the Marina Vineyard pursuant to two long-term leases, which commenced retroactively as of January 1, 1988, and expire on December 31, 2017, subject to certain exceptions. The annual rent for the Marina Vineyard was $116,361 in the year ended December 31, 2003, subject to an annual increase determined according to a formula based on premium quality Carneros district Chardonnay prices. The annual rent on the Winery Parcel is $74,250.

      Pursuant to the terms of the tenancy-in-common agreement, the Wrights have the ability at any time to offer their interest in the Winery Parcel and the Marina Vineyard to the Company, and, if the Company declines the offer, to list the entire property for sale to a third party. The Marina Vineyard, currently planted to Chardonnay, is in the process of being replanted to Pinot Noir.

      The Company’s two vineyards adjacent to the Marina Vineyard to the east are comprised of approximately 60 acres planted to Pinot Noir, of which 15 producing acres are approximately 20 years old, and 45 newly developed acres that are in their third year of production.

      In January 1999, the Company entered into a lease-purchase agreement for approximately 50 acres of additional vineyard property bordering the Marina Vineyards to the west. The new lease expires on December 31, 2023 and provides for annual rent payments of $74,000 in its first year and increases in various increments to $121,000 per year by 2023. The terms of the lease also provide for the Company to purchase this property for $1.1 million in consideration of certain biannual option payments. The Company has planted approximately 41 acres of this property to Pinot Noir.

      These vineyards are on low rolling clay-loam hills with good water-holding capacity. Average rainfall is 22 inches. Two small reservoirs currently exist on these properties and a third reservoir will be created in the summer of 2003 to meet the vineyard’s current and future irrigation needs.

      None of this property is frost protected but, due to elevation and location, no significant losses have occurred to date from frost. There are currently no plans to install frost protection.

      Grapes from the equivalent of approximately 175 additional acres, all in the Carneros district and owned by independent growers under long-standing contracts to Acacia, have accounted for the majority of the 60,000 case annual production.

      With the increased Company-owned planting, the Company anticipates Acacia’s annual production to increase to approximately 95,000 cases over the next four years.

Hewitt Vineyard

      In January 2000, the Company purchased two adjacent parcels of land in Rutherford, California comprising 69 acres containing two private homes and an historic Cabernet Sauvignon vineyard. The Company announced in July 2000 that it had sold the 10,000-square foot Hewitt House and four surrounding landscaped acres for $7.3 million. The vineyard consists of 68 acres, 58 that are planted, and is believed to be among the finest vineyard land in Napa Valley’s notable Rutherford Bench. The Company is using the property to produce a luxury-priced single vineyard Cabernet Sauvignon wine that will be released under a new label, Hewitt Vineyard. This wine is expected to debut in “late 2004” with a limited annual release. Ultimately, the Company anticipates the vineyard to produce up to 15,000 cases of this luxury quality wine.

Canoe Ridge Vineyard

      The Canoe Ridge Vineyard is located in eastern Washington State, at an altitude of approximately 800 feet on the eastern slope of the Canoe Ridge, overlooking the Columbia River. The vineyard is in the Columbia Valley AVA. The Canoe Ridge winery has an annual production capacity of approximately 32,000 cases, and produces primarily Merlot, Cabernet Sauvignon and small amounts of Chardonnay.

      Of the vineyard’s approximately 275 acres, of which 169 acres are plantable, 161 acres are now planted to Merlot, Cabernet Sauvignon and Chardonnay grapes. Although temperatures during the winter months can fall below freezing, the vineyard’s altitude, easterly exposure, and closeness to the Columbia River, along with the Company’s viticultural practices, are believed to reduce the potential for freeze damage. The grapevines are grown in well-drained, sandy-loam soil. The vineyard has an average annual rainfall of six inches and is irrigated with water from the Columbia River under an agreement with an adjoining farm.

Sagelands Vineyard

      On June 15, 1999, the Company purchased Staton Hills® Winery, and its adjacent vineyards in Yakima County, Washington. The purchase price included contracts covering approximately 90 acres in Washington State’s Yakima Valley and Horse Heaven Hills. The vineyard is located in the Columbia Valley AVA. The winery is located on a 121-acre parcel, none of which are currently planted to grapes. In addition to the vineyard area, the property includes a 20,000-square foot production and tasting facility with an annual production capacity of 40,000 cases.

      At the time of purchase, the Company also entered into long-term grape contracts for a total of 350 acres. The Staton Hills facility was renamed Sagelands Vineyard and the new brand was launched in January 2000.

      Sagelands Vineyard focuses on Cabernet Sauvignon and Merlot from the “Four Corners” of Columbia Valley AVA. These four areas are Rattlesnake Hills, Wahluke Slope, Horse Heaven Hills, and Walla Walla Valley. The winery is believed to eventually be able to produce approximately 140,000 cases. The Company retained the Staton Hills Winery brand and continues to produce wine under this mark.

Provenance Vineyards

      In August 2002 the Company announced it had purchased a winery in the heart of the Rutherford District for the home of Provenance Vineyards, its new Napa Valley Cabernet Sauvignon winery. Formerly known as Château Beaucanon Winery, the winery and 45 acres of estate vineyard are located on Highway 29 in Rutherford. Provenance purchases most of its grapes through long term agreements with growers in Rutherford and Oakville districts for Cabernet Sauvignon and buys a small amount of Merlot from a grower in the Carneros District. The winery is permitted to produce 36,000 cases a year.

Duhart-Milon

      Duhart-Milon is located in the Médoc region of Bordeaux, France, in the town of Pauillac. The Company holds a 23.5% interest in Société Civile Château Duhart-Milon (“Duhart-Milon”). The remaining 76.5% interest is owned by DBR. The property consists of approximately 170 acres of producing vineyards adjacent to the vineyards of the world renowned Château Lafite-Rothschild and its related winemaking facilities. In 1855, the French Government classified the top 62 wine-producing estates in the Médoc region, choosing from over 400 such estates. These top 62 estates were further classified into five “growths,” based on their perceived quality. “First growth” was considered the best. Under this classification system, Duhart-Milon is rated a “fourth growth” estate. The average annual production in recent years has been approximately 35,000 cases. Duhart-Milon wines are sold under the “Château Duhart-Milon” and “Moulin de Duhart” labels.

Item 3.	Legal Proceedings.

      The Company had previously disclosed an alleged violation of Section 25502(a)(2) of the California Business and Professions Code based on a notice received in 1998 from the California Department of Alcoholic Beverage Control. The ultimate disposition of this alleged violation remains pending. The Company believes that the ultimate outcome will not have a material adverse effect on the Company’s consolidated financial condition or the results of its operations or its cash flows.

      The Company is subject to litigation in the ordinary course of its business. In the opinion of management, the ultimate outcome of existing litigation will not have a material adverse effect on the Company’s consolidated financial condition or the results of its operations or its cash flows.

Item 4.	Submission of Matters to a Vote of Security Holders.

      No matter was submitted to a vote of security holders of the Company during the fourth quarter of the fiscal year covered by this Report.

PART II

Item 5.	Market for Registrant’s Common Equity and Related Shareholder Matters.

      The Company’s common stock has been traded in the over-the-counter market since the Company’s initial public offering on May 18, 1984, and is listed in the Nasdaq National Market System, under the symbol “CHLN.” The following table sets forth the high and low quotations for the stock for each quarter during the past two years, as reported by Nasdaq. The prices reflect inter-dealer quotations without retail markups, markdowns or commissions, and do not necessarily represent actual transactions.

Quarter Ended	High	Low

December 31, 2003	$9.10	$7.95
September 30, 2003	8.19	7.45
June 30, 2003	8.46	7.52
March 31, 2003	8.38	7.54
December 31, 2002	9.55	7.61
September 30, 2002	9.80	7.50
June 30, 2002	11.15	8.25
March 31, 2002	11.52	9.16
December 31, 2001	9.15	8.85
September 30, 2001	9.65	8.88
June 30, 2001	8.60	8.25
March 31, 2001	9.38	7.72

On March 5, 2004 the closing price for the common stock was $9 per share. The average daily trading volume of the stock was approximately 2,209 shares during the year ended December 31, 2003.

Holders of Record

      As of March 5, 2004, there were approximately 12,700 holders of record of the Company’s stock.

Dividends

      To date the Company has not paid any cash dividends.

      Under the terms of certain of the Company’s credit facilities, the Company is restricted from paying dividends in excess of 25% of its aggregate net income.

Item 6.	Selected Financial Data.

      The following selected consolidated financial data for the years ended December 31, 2003 and December 31, 2002; nine-month transition periods ended December 31, 2002 and December 31, 2001; and fiscal years ended March 31, 2001 and 2000 are derived from the Company’s audited consolidated financial statements. Financial data for the nine months ended December 31, 2002 is derived from the Company’s unaudited consolidated financial statements and is furnished with a view to providing the reader with comparative results for the prior nine-month period, which coincides with the Company’s current reporting period. This data should be read in conjunction with the financial statements and notes thereto. See “Item 8. Financial Statements and Supplementary Data.”

Selected Financial Data

(In thousands except per share data)

			Nine Months Ended
	Year Ended December 31,		December 31,		Year Ended March 31,

	2003	2002	2002	2001	2001	2000

Statement of Operations
Net revenues	$67,383	$67,005	$51,504	$41,194	$57,695	$49,227
Gross profit	21,623	22,128	16,777	15,590	18,252	20,692
Other operating revenues, net	146	(448)	(41)	195	213	40
Selling, general and administrative expenses	(14,288)	(13,700)	(10,521)	(9,884)	(12,342)	(11,711)
Operating income	7,481	7,980	6,215	5,901	6,123	9,021
Interest expense	(5,213)	(4,549)	(3,641)	(3,217)	(3,824)	(2,225)
Other income	73	(43)	(63)	6	891	—
Equity in net income of Duhart-Milon	229	842	694	509	761	735
Minority interest	(243)	(748)	(542)	(512)	(377)	(1,290)
Net income	$1,373	$2,296	$1,818	$1,593	$2,050	$3,681
Net income per common share	$0.11	$0.19	$0.15	$0.15	$0.20	$0.34
Balance Sheet Data:
Working capital	$57,693	$57,986	$57,986	$52,276	$41,381	$29,981
Total assets	202,812	200,194	200,194	183,909	157,891	145,665
Long-term obligations less current maturities	51,618	59,082	59,082	50,061	49,490	31,041
Shareholders’ equity	97,998	94,793	94,793	91,315	75,134	73,672

      In July 2002, the Company shifted a major distribution channel from a broker to a distributor. Commissions and shipping costs incurred for sales to the broker were recorded as selling, general and administrative expenses. Case prices charged to the distributor have been reduced by an amount equal to these commission and shipping costs. This caused a reduction of $1,266,000 in gross revenues for the year ended December 31, 2002, when compared to previous periods. For comparability purposes, the Company reclassified $2,130,000, for the nine months ended December 31, 2001, $2,866,000, and $2,230,000 of commissions and shipping costs from selling, general and administrative expenses to net revenues for the fiscal years ended March 31, 2001, 2000. The reclassification made for the fiscal year ended March 31, 2001 was made only for the purpose of information presented in the MD&A, and is not included in the actual financial statements presented in Item 8.

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Introduction

      In the ordinary course of business, the Company has made a number of estimates and assumptions relating to the reporting of results of operations and financial condition in the preparation of its financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ significantly from those estimates under different assumptions and conditions. The Company believes that the following discussion addresses the Company’s most critical accounting policies, which are those that are most important to the portrayal of the Company’s financial condition and results. The Company constantly re-evaluates these significant factors and makes adjustments where facts and circumstances dictate. Historically, actual results have not significantly deviated from those determined using the necessary estimates inherent in the preparation of financial statements. Estimates and assumptions include, but are not limited to, customer receivables, inventories, assets held for sale, fixed asset lives, goodwill impairment, contingencies and litigation. The Company has also chosen certain accounting policies when options were available, including:

•	The first-in, first-out (FIFO) method to value a majority of our inventories; and

•	The intrinsic value method, or APB Opinion No. 25, to account for our common stock incentive awards; and

•	We record an allowance for credit losses based on estimates of customers’ ability to pay. If the financial condition of our customers were to deteriorate, additional allowances may be required.

      These accounting policies are applied consistently for all years presented. Our operating results would be affected if other alternatives were used. Information about the impact on our operating results is included in the footnotes to our consolidated financial statements.

      The Company changed its fiscal year end from March 31 to December 31 in May 2001. As a result, in Item 7 the Company discusses the results of operations for the year ended December 31, 2003 and December 31, 2002; the nine-month transition period ended December 31, 2001; the nine-month periods ended December 31, 2002 (unaudited).

      The following discussion and analysis should be read in conjunction with the Selected Financial Data presented in Item 6 hereto and the Company’s Consolidated Financial Statements and related notes in Item 8 hereto.

Forward Looking Statements

      From time to time, information provided by the Company, statements made by its employees, or information included in its filings with the Securities and Exchange Commission (including this Form 10-K) may contain statements which are not historical facts, so called “forward looking statements” that involve risk and uncertainties. Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this Form 10-K, the terms “anticipates,” “expects,” “estimates,” “intends,” “believes,” and other similar terms as they relate to the Company or its management are intended to identify such forward looking statements. In particular, statements made in this Item 7, and the President’s Letter to the Shareholders relating to projections or predictions about the Company’s future investments in vineyards and other capital projects are forward looking statements. The Company’s actual future results may differ significantly from those stated in any forward-looking statements. Factors that may cause such differences include, but are not limited to (i) reduced consumer spending or a change in consumer preferences, which could reduce demand for the Company’s wines; (ii) competition from numerous domestic and foreign wine producers which could affect the Company’s ability to sustain or grow its volume and revenue; (iii) interest rates and other business and economic conditions which could increase significantly the cost and risks of borrowings associated with present and projected capital projects; (iv) the effect of weather, agricultural pests and disease and other natural forces on growing conditions and, in turn, the quality and quantity of grapes produced by the Company; (v) the price and availability in the marketplace of grapes meeting the Company’s quality standards and other requirements; and (vi) regulatory changes which might restrict or hinder the sale and/or distribution of alcoholic beverages. Each of these factors, and other risks pertaining to the Company, the premium wine industry and general business and economic conditions, are more fully discussed herein and from time to time in other filings with the Securities and Exchange Commission.

      Recent Accounting Pronouncements — The Financial Accounting Standards Board (FASB) has not issued any accounting pronouncements of material significance to the Company.

Results of Operations

      The following table represents financial data as a percentage of net revenues for the indicated periods:

			Nine Months
	Year Ended		Ended
	December 31,		December 31,

	2003	2002	2002	2001

Net revenues	100%	100%	100%	100%
Gross profit	32%	33%	33%	38%
Other operating revenues, net	0%	(1)%	0%	0%
Selling, general and administrative expenses	(21)%	(20)%	(20)%	(24)%
Operating income	11%	12%	12%	14%
Interest expense, net	(8)%	(7)%	(7)%	(8)%
Other income	0%	0%	0%	0%
Equity in net income of Château Duhart-Milon	0%	1%	1%	1%
Minority interests	0%	(1)%	(1)%	(1)%
Net income	2%	3%	4%	4%

      As previously noted, in July 2002, the Company shifted a major distribution channel from a broker to a distributor. Commissions and shipping costs incurred for sales to the broker were recorded as selling, general and administrative expenses. Case prices charged to the distributor have been reduced by an amount equal to these commission and shipping costs. This caused a reduction of 1% in gross profit and a corresponding decrease of 2% in selling, general and administrative costs for the year ended December 31, 2002, when compared to previous periods. For comparability purposes, the Company reclassified commissions and shipping costs from selling, general and administrative expenses to net revenues for the nine months ended December 31, 2001. This reclassification resulted in a decrease in gross profit of 3%, and a corresponding decrease in selling, general and administration costs of 4% for the nine months ended December 31, 2001.

Revenues

      Net revenues for the year ended December 31, 2003 increased $0.4 million or less than 1% as compared to the year ended December 31, 2002. Included in the 2002 net revenue is the sale of the Carmenet brand and inventory. Excluding the Carmenet brand transaction, net revenues and cases sales increased 7%. Net revenues for the nine months ended December 31, 2002, increased $10.3 million or 25% over the comparable period in the preceding year. These increases can be attributed to successful sales promotions which impacted revenues and the shift in distribution channels from a broker to a distributor in July of 2002. Additionally, the increase in 2002 relative to comparable periods in 2001 is primarily due to the tragic events surrounding September 11, 2001 and the consequential economic downturn experienced by the hospitality industry which was most acutely felt by the Company in the last three months of 2001.

Gross Profit

      Gross profit for the year ended December 31, 2003 decreased $0.5 million or 2.25% of net revenues as compared to the year ended December 31, 2002. The decrease was attributable to promotional case sale discounts provided to be competitive in this marketplace. Gross profit for the nine months ended December 31, 2002 increased $1.2 million over the comparable period in the preceding year. Excluding the Carmenet brand transaction, gross profit decreased by $1.1 million. Additionally, the gross profit percentage decreased from 38% for the nine months ended December 31, 2001 to 33% for the nine months ended December 31,

2002. This decrease on gross profits was due to an oversupply of premium wine and increased competition within the wine industry.

Other Operating Revenues, net

      Revenue from other operations primarily consists of net profit (loss) from sales of bulk wine and revenue obtained from third-party wineries, net of related expenses, for grape crushing or wine bottling. This aspect of the Company’s operation is normally not significant. The Company cannot predict the significance of such operations in the future, as this source of revenue is highly unpredictable and largely contingent on other wineries’ demand for extra production capacity, which can and does vary significantly from year to year.

Selling, General and Administrative Expenses

      Selling, general and administrative expenses for the year ended December 31, 2003, increased $0.6 million. Selling, general and administrative expenses for the nine-months ended December 31, 2002, decreased from 24% to 20% of net revenues as compared to the nine-month period ended December 31, 2001. These percentage decreases are due to an increase in sales volume and the resulting net revenues growth and are attributable to the Company’s strategic focus to grow selling and marketing expenditures to remain competitive in the marketplace offset by strict operating expense control.

Operating Income

      Operating income for the year ended December 31, 2003 decreased $0.5 million or 1% of net revenues as compared to the year ended December 31, 2002. Operating income for the nine-months ended December 31, 2002 increased $0.3 million but decreased 5% versus net revenue as compared to the nine-month period ended December 31, 2001. Decreases of 1% and 5% against net revenues are due to the continued competitive promotional allowances within the marketplace.

Interest Expense

      For the year ended December 31, 2003, interest expense increased by $0.7 million or 14.6% as compared to the year ended December 31, 2002. Interest expense for the nine months ended December 31, 2002 increased $0.4 million or 13% over the comparable period in the preceding year. The increase is primarily related to the Company’s $11,000,000 convertible subordinated promissory notes issued in August 2002. To a lesser extent, amortization of debt renewal and restructuring costs incurred at various times in the prior year were also a contributing factor.

Other Income

      For the year ended December 31, 2003, other income increased $0.1 million as compared to the year ended December 31, 2002. The increase is a direct result of a joint venture agreement fee established in 2003. Other income for the nine months ended December 31, 2002 decreased $0.07 million over the comparable period in the preceding year. Although not significant to the Company’s operations, the other income is due to net gains (losses) from the sale of non-strategic assets during 2002.

Equity in Net Income of Duhart-Milon

      The Company’s 23.5% equity interest in the net income of Duhart-Milon for the year ended December 31, 2003 and 2002, for the nine months ended December 31, 2001 were $229,000, $842,000, and $761,000, respectively.

      The Company monitors its investment in Duhart-Milon primarily through its on-going communication with DBR. Such communication is facilitated by the presence of DBR’s representation on the Company’s Board of Directors. Additionally, various key employees of the Company make periodic visits to Duhart-Milon’s offices and production facilities.

      Since the investment in Duhart-Milon is a long-term investment denominated in a foreign currency, the Company records the gain or loss for currency translation in other comprehensive income or loss, which is a separate component of shareholders’ equity. The amount recorded was decreased to $1.0 million from

$2.9 million for the year ended December 31, 2003 as compared to the prior year, due to the increase in the relative worth of the “EURO” when compared to the U.S. dollar.

Minority Interest

      The financial statements of Edna Valley Vineyard (“EVV”) are consolidated with the Company’s financial statements. The interest in EVV attributable to parties other than the Company is accounted for as a “minority interest”. The decrease in minority interest was $0.5 million, or 200% for the year ended December 31, 2003 as compared to the year ended December 31, 2002. Decreased EVV net income was attributable to competitive case sale discounts. The minority interest for the nine months ended December 31, 2002 increased $.03 million compared to the preceding period in the prior year.

Net Income

      Net income for the year ended December 31, 2003 was $1.4 million, a decrease of $0.9 million, or 67% as compared to the year ended December 31, 2002. The decrease in net income is a result of a decrease in gross profits due to promotional allowances on cases sales, a decrease in earnings from Duhart-Milon, an increase in selling, general and administrative expenses and an increase in interest expense. Net income for the nine-months ended December 31, 2002 increased $0.2 million over the comparable period in the preceding year. This increase was primarily due to the sale of the Carmenet brand and inventory.

Seasonality

      The Company’s wine sales from quarter to quarter are highly variable due to, among other things, the timing of the release of wines for sale and changes in consumer demand. Sales are typically strongest during the fourth quarter because of heavy holiday sales and because most wines generally are released during the end of the third and beginning of the fourth quarters.

Liquidity and Capital Resources

Working Capital

      Working capital as of December 31, 2003 was $57.9 million, compared to $58.0 million at December 31, 2002. Proceeds of $7.2 million from the sale of one of the Company’s vineyards in Napa, California went to pay down the Company’s revolving bank loan. This was offset by increases in inventory ($3.6 million) and in net receivables and other assets ($3.5 million).

      The Company has historically funded its growth through increases in borrowings and cash flow from operations. During 2003, the Company’s primary use of its capital was to finance capital expenditures of $9.7 million and a $3.6 million increase in inventory.

      Management expects that the Company’s working capital needs will grow significantly to support expected future growth in sales volume. Due to the lengthy aging and processing cycles involved in premium wine production, expenditures for inventory and fixed assets need to be made one to three years or more in advance of anticipated sales. The Company currently expects its operating and capital spending requirements will total approximately $85 million for the year ending December 31, 2004.

      The Company expects to finance these future capital needs through operations, security offerings, and additional borrowings. There can be no assurance that the Company will be able to obtain this financing on terms acceptable to the Company.

Borrowing Arrangements

      On September 15, 2000 the Company refinanced certain borrowings through the issuance of $30 million of Senior Unsecured Notes (the “2000 Notes”). Interest on the Notes is payable quarterly at rates ranging from 8.90% to 9.23%, as amended on February 9, 2001, and principal repayments are scheduled beginning September 15, 2004 through maturity on September 15, 2010.

      The Notes were issued pursuant to a Note Purchase Agreement, which contains restrictive covenants including requirements to maintain certain financial ratios and restrictions on additional indebtedness, asset sales, investments, and payment of dividends. At December 31, 2003 and 2002, the Company was in compliance with all bank covenants. Management is in constant communication with our lenders regarding compliance with the financial covenants through December 31, 2004. In the event that economic conditions weaken from 2003, one or more of the financial covenants could be impacted. Our lenders are aware of this possibility and management believes that a waiver or amendment could be obtained.

      The revolving bank loan with the Company’s bank involves both (1) a $55 million revolving credit facility secured first by inventory and accounts receivable and second by substantially all of the Company’s fixed assets (other than certain specified assets), and (2) a $17.5 million term loan secured first by certain of the Company’s fixed assets (other than certain specified assets) and second by the Company’s inventory and accounts receivable, each on a pari passu basis with the holders of the 2000 Notes. In connection with the finalization, the Company amended certain of the provisions applicable to the Notes. The possible impact to gross profit in 2004 due to the competitive marketplace and due to changes in the original covenant agreements, Management has requested covenant changes from its lenders to be effective March 31, 2004.

      On August 23, 2002, the Company acquired the winery and vineyard site formerly known as Château Beaucanon Winery in Rutherford, California. The site is the home for the Provenance Vineyard brand. The purchase price was $8.9 million.

      The acquisition was funded by the issuance of two convertible subordinated promissory notes in exchange for $11 million in cash (the “2002 Notes”). The 2002 Notes were issued to Les Domaines Baron de Rothschild (Lafite) (“DBR”), in the amount of $8.25 million, and SFI Intermediate Limited or its affiliates (“SFI”), in the amount of $2.75 million. The 2002 Notes accrue interest on the principal sum at a rate of 9% per annum. The principal sum and all accrued interest are due and payable in full, two years from the date of the 2002 Notes (the “Maturity Date”). At the Maturity Date, the Company may elect to pay all of the outstanding principal and accrued interest in cash or may elect to repay all or part of these amounts through conversion into shares of Company common shares at the Conversion Price of $9.4207 per share (the “Conversion Price”). DBR or SFI may elect to convert all outstanding principal only in the event of a change of control transaction, as defined in the terms of the 2002 Notes.

      In conjunction with the above activities, the Company, its lenders under the Company’s Credit Agreement and its noteholders under the Company’s Amended and Restated Note Purchase Agreement amended the Company’s Credit Agreement and its Amended and Restated Note Purchase Agreement (1) to reflect the lenders’ and noteholders’ consent to the Beaucanon acquisition and the issuance of the Notes and (2) to make certain amendments in the Credit Agreement and the Amended and restated Note Purchase Agreement, including the exclusion of the Notes from the financial covenants contained in those agreements.

      We are exposed to market risk from changes in interest rates. To manage this exposure, we have entered into interest rate exchange agreements. We do not use financial instruments for trading purposes and we are not a party to any leveraged derivatives.

      The Financial Accounting Standards Board (“FASB”) has issued SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, as amended establishes accounting and reporting standards for derivative instruments and hedging activities. It requires that derivatives be recognized in the balance sheet at fair value. (See Note 7 to the Company’s Consolidated Financial Statements).

      The following table summarizes the Company’s contractual obligations and borrowings as of December 31, 2003, and the timing and effect that such commitments are expected to have on the Company’s liquidity and capital requirements in future periods (in thousands):

	Payments due by Period

		Less than			More than
Contractual Obligations	Total	1 Year	1-3 Years	3-5 Years	5 Years

Long-term debt obligations	60,713	20,954	14,315	14,324	11,120
Operating lease obligations	7,876	1,012	2,025	1,689	3,150
Purchase obligations	1,786	891	895	—	—

Total	70,375	22,857	17,235	16,013	14,270

Disclosures About Market Risk

      The following disclosures should be read in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations. These disclosures are intended to discuss certain material risks of the Company’s business as they appear to management at this time. However, this list is not exhaustive. Other risks may, and likely will, arise from time to time.

Our Revenues and Operating Results Fluctuate Significantly from Quarter to Quarter

      We believe period-to-period comparisons of our operating results are not necessarily meaningful, and cannot be relied upon as indicators of future performance. In addition, there can be no assurance that our revenues will grow or be sustained in future periods or that we will maintain our current profitability in the future. Significant factors in these quarterly fluctuations, none of which are within our control, are changes in consumer demand for our wines, the affect of weather and other natural forces on growing conditions and, in turn, the quality and quantity of grapes produced by us, interest rates and inventory levels and the timing of releases for certain wines, among other factors. Consequently, we have experienced, and expect to continue to experience, seasonal fluctuations in revenues and operating results.

      A large portion of our expenses is fixed and difficult to reduce in a short period of time. In quarters when revenues do not meet our expectations, our level of fixed expenses tends to exacerbate the adverse effect on net income. In quarters when our operating results are below the expectations of public market analysts or investors, the price of our common stock may be adversely affected.

Our Business Is Seasonal, Which Could Cause Our Market Price to Fluctuate

      Our business is subject to seasonal as well as quarterly fluctuations in revenues and operating results. Sales volume tends to increase during summer months and the holiday season and decrease after the holiday season. As a result, our sales and earnings are typically highest during the fourth calendar quarter and lowest in the first calendar quarter. Seasonal factors also affect our level of borrowing. For example, our borrowing levels typically are highest during winter when we have to pay growers for grapes harvested and make payments related to the harvest. These and other factors may cause fluctuations in the market price of our common stock.

Our Profits Depend Largely on Sales in Certain States and on Sales of Certain Varietals

      In the year ended December 31, 2003, approximately 85% of our wine sales were concentrated in 20 states. Changes in consumer spending in these states and other regions of the country could affect both the quantity and price level of wines that customers are willing to purchase.

      Approximately 87% of our net revenues in the year ended December 31, 2003 were concentrated in our top four selling varietal wines. Specifically, sales of Chardonnay, Pinot Noir, Cabernet Sauvignon and Merlot accounted for 43%, 16%, 14% and 14% of our net revenues, respectively.

Competition May Harm Our Business

      The premium table wine industry is intensely competitive and highly fragmented. Our wines compete in all of the premium wine market segments with many other premium domestic and foreign wines, with imported wines coming primarily from the Burgundy and Bordeaux regions of France and, to a lesser extent, Italy, Chile, Argentina, South Africa and Australia. Our wines also compete with popular priced generic wines and with other alcoholic and, to a lesser degree, non-alcoholic beverages, for shelf space in retail stores and for marketing focus by our independent distributors, many of which carry extensive brand portfolios.

      The wine industry has experienced significant consolidation. Many of our competitors have greater financial, technical, marketing and public relations resources than we do. Our sales may be harmed to the extent we are not able to compete successfully against such wine or alternative beverage producers.

Agricultural Risks Could Adversely Affect Our Business

      Winemaking and grape growing are subject to a variety of agricultural risks. Various diseases, pests, fungi, viruses, drought, frosts and certain other weather conditions can affect the quality and quantity of grapes available to the Company, decreasing the supply of the Company’s products and negatively impacting profitability.

      Many California vineyards have been infested in recent years with phylloxera. The Company’s vineyard properties are primarily planted to rootstocks believed to be resistant to phylloxera. However, there can be no assurance that the Company’s existing vineyards, or the rootstocks the Company is now using in its planting programs, will not become susceptible to current or new strains of phylloxera.

      Pierce’s Disease is a vine bacterial disease that has been in California for more than 100 years. It kills grapevines and there is no known cure. Small insects called sharpshooters spread this disease. A new strain of the Sharpshooter, the glassy winged, was discovered in Southern California and is believed to be migrating north. The Company is actively supporting the efforts of the agricultural industry to control this pest and is making every reasonable effort to prevent an infestation in our own vineyards. We cannot, however, guarantee that we will succeed in preventing contamination in our vineyards.

      Future government restrictions regarding the use of certain materials used in grape growing may increase vineyard costs and/or reduce production.

      Grape growing requires adequate water supplies. We generally supply our vineyards’ water needs through wells and reservoirs located on our properties. We believe that we either have, or are currently planning to insure adequate water supplies to meet the needs of all of our vineyards. However a substantial reduction in water supplies could result in material losses of grape crops and vines.

We May Not Be Able to Grow or Acquire Enough Quality Grapes for Our Wines

      The adequacy of our grape supply is influenced by consumer demand for wine in relation to industry-wide production levels. While we believe that we can secure sufficient supplies of grapes from a combination of our own production and from grape supply contracts with independent growers, we cannot be certain that grape supply shortages will not occur. A shortage in the supply of wine grapes could result in an increase in the price of some or all grape varieties and a corresponding increase in our wine production costs.

An Oversupply of Grapes May Harm Our Business

      Current trends in the domestic and foreign wine industry point to rapid plantings of new vineyards and replanting of old vineyards to greater densities, with the expected result of significantly increasing the worldwide supply of premium wine grapes and the amount of wine which will be produced in the future. This increase in grape production has resulted in an excess of supply over demand and forces wineries to reduce, or not increase prices.

We Depend on Third Parties to Sell Our Wine

      We sell our products primarily through independent distributors and brokers for resale to retail outlets, restaurants, hotels and private clubs across the United States and in some overseas markets. To a lesser degree, we rely on direct sales from our wineries, our wine library and direct mail. Sales to our largest distributor and to our ten largest distributors combined represented approximately 37% and 65%, respectively, of our net revenues for the year ended December 31, 2003. Sales to our ten largest distributors are expected to continue to represent a substantial portion of our net revenues in the future. Effective July 1, 2002, the Company switched from a single broker to a distributor in California. The laws and regulations of several states prohibit changes of distributors, except under certain limited circumstances, making it difficult to terminate a distributor for poor performance without reasonable cause, as defined by applicable statutes. Any difficulty or inability to replace distributors, poor performance of our major distributors or our inability to collect accounts receivable from our major distributors could harm our business.

New Regulations or Increased Regulatory Costs Could Harm Our Business

      The wine industry is subject to extensive regulation by the Federal Bureau of Alcohol, Tobacco and Firearms and various foreign agencies, state liquor authorities and local authorities. These regulations and laws dictate such matters as licensing requirements, trade and pricing practices, permitted distribution channels, permitted and required labeling, advertising and relations with wholesalers and retailers. Any expansion of our existing facilities or development of new vineyards or wineries may be limited by present and future zoning ordinances, environmental restrictions and other legal requirements. In addition, new regulations or requirements or increases in excise taxes, income taxes, property and sales taxes or international tariffs, could reduce our profits. Future legal or regulatory challenges to the industry, either individually or in the aggregate, could harm our business.

We Will Need More Working Capital to Grow

      The premium wine industry is a capital-intensive business, which requires substantial capital expenditures to develop and acquire vineyards to improve or expand wine production. Further, the farming of vineyards and acquisition of grapes and bulk wine require substantial amounts of working capital. We project the need for significant capital spending and increased working capital requirements over the next several years, which must be financed by cash from operations and by additional borrowings or additional equity.

Adverse Public Opinion About Alcohol May Harm Our Business

      A number of research studies suggest that various health benefits may result from the moderate consumption of alcohol, but other studies suggest that alcohol consumption does not have any health benefits and may in fact increase the risk of stroke, cancer and other illnesses. If an unfavorable report on alcohol consumption gains general support, it could harm the wine industry and our business.

We Use Pesticides and Other Hazardous Substances in the Operation of Our Business

      We use pesticides and other hazardous substances in the operation of our business. If hazardous substances are discovered on, or emanate from, any of our properties, and their release presents a threat of harm to public health or the environment, we may be held strictly liable for the cost of remediation. Payment of such costs could have a material adverse effect on our business, financial condition and results of operations. We maintain insurance against these kinds of risks, and others, under various insurance policies. However, our insurance may not be adequate or may not continue to be available at a price or on terms that are satisfactory to us.

Contamination of Our Wines Would Harm Our Business

      We are subject to certain hazards and product liability risks, such as potential contamination, through tampering or otherwise, of ingredients or products. Contamination of any of our wines could result in the need for a product recall, which could significantly damage our reputation for product quality, which we believe is one of our principle competitive advantages. We maintain insurance against certain of these kinds of risks, and others, under various general liability and product liability insurance policies. However, our insurance may not be adequate or may not continue to be available at a price or on terms that are satisfactory to us.

The Loss of Key Employees Would Damage Our Reputation and Business

      Our success depends to some degree upon the continued services of a number of key employees. Although some key employees are under employment contracts with us for specific terms, the loss of the services of one or more of our key employees could harm our business and our reputation, particularly if one or more of our key employees resigns to join a competitor or to form a competing company. In such an event, despite provisions in our employment contracts, which are designed to prevent the unauthorized disclosure or use of our trade secrets, practices or procedures by such personnel under these circumstances, we cannot be certain that we would be able to enforce these provisions or prevent such disclosures

Shifts in Foreign Exchange Rates or the Imposition of Adverse Trade Regulations Could Harm Our Business

      We conduct some of our import and export activity for wine and packaging supplies in foreign currencies. We purchase foreign currency on the spot market on an as-needed basis and engage in limited financial hedging activities to offset the risk of exchange rate fluctuations. There is a risk that a shift in certain foreign exchange rates or the imposition of unforeseen and adverse trade regulations could adversely impact the costs of these items and have an adverse impact on our operating results.

      In addition, the imposition of unforeseen and adverse trade regulations could have an adverse effect on our imported wine operations. Export sales accounted for approximately 5% of total consolidated revenue for the nine months ended December 31, 2003 and the volume of international transactions is increasing, which may increase this risk in the future.

Infringement of Our Trademarks May Damage Our Brand Names or Our Business

      Our wines are branded consumer products, and we distinguish our wines from our competitors’ by enforcement of our trademarks. There can be no assurance that competitors will refrain from infringing our marks or using trademarks, tradenames or trade dress which dilute our intellectual property rights, and any such actions may require us to become involved in litigation to protect these rights. Litigation of this nature can be very expensive and tends to divert management’s time and attention.

Our Acquisitions and Potential Future Acquisitions Involve a Number of Risks

      Our acquisition of vineyards and wineries involves risks associated with assimilating these operations into our Company; integrating, retaining and motivating key personnel; integrating and managing geographically-dispersed operations integrating the technology and infrastructures of disparate entities; risks inherent in the production and marketing wine and replanting of existing vineyards from white wine grapes to red wine grapes.

      We relied on debt financing to purchase Provenance Vineyards, Hewitt Vineyard, Staton Hills Winery, the Jade Mountain brand, enlarging Canoe Ridge Vineyard and buying out our partners and other vineyard land and related assets during the fiscal years ended December 31, 2001 and 2002. Consequently our debt-to-equity ratio is high in relation to our historical standards, even after the successful completion of our rights offering in November 2001. The interest costs associated with this debt will increase our operating expenses and the risk of negative cash flow.

The Market Price of Our Common Stock Fluctuates

      All of the foregoing risks, among others not known or mentioned in this report, may have a significant effect on the market price of our shares. Stock markets have experienced extreme price and volume trading volatility in recent months and years. This volatility has had a substantial effect on the market prices of securities of many companies for reasons frequently unrelated or disproportionate to the specific company’s operating performance. These broad market fluctuations may reduce the market price of our shares.

Item 8.	Financial Statements and Supplementary Data.

THE CHALONE WINE GROUP, LTD.

THE CHALONE WINE GROUP, LTD.

CONSOLIDATED BALANCE SHEETS

(All amounts in thousands, except share data)

	December 31,	December 31,
	2003	2002

ASSETS
Current assets:
Cash	$—	$—
Accounts receivable, net	19,753	15,770
Notes receivable	210	190
Income tax receivable	232	223
Inventory	84,840	81,272
Prepaid expenses and other current assets	405	1,000

Total current assets	105,440	98,455

Investment in Château Duhart-Milon	11,278	10,067
Non-current notes receivable	218	447
Property, plant and equipment, net	72,494	77,953
Goodwill	8,582	8,582
Trademarks	2,864	2,875
Other assets	1,719	1,815

Total assets	$202,595	$200,194

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities:
Current maturities of long-term obligations	$7,154	$2,295
Current portion of obligations under capital lease	791	716
Revolving bank loan	13,800	18,523
Accounts payable and accrued liabilities	25,805	18,935

Total current liabilities	47,550	40,469

Long-term obligations, less current maturities	39,759	46,753
Long-term obligations, convertible subordinated debt	11,000	11,000
Obligations under capital lease, less current portion	859	1,329
Liability on interest rate swap contract	1,084	1,355
Deferred income taxes	1,180	923

Total liabilities	101,432	101,829

Minority interest	3,165	3,572
Shareholders’ equity:
Common stock — authorized 15,000,000 shares no par value; issued and outstanding: 12,075,757 and 12,075,101 shares, respectively	76,472	76,474
Retained earnings	23,164	21,790
Accumulated other comprehensive loss	(1,638)	(3,471)

Total shareholders’ equity	97,998	94,793

Total liabilities and shareholders’ equity	$202,595	$200,194

The accompanying notes are an integral part of the consolidated financial statements.

THE CHALONE WINE GROUP, LTD.

CONSOLIDATED STATEMENTS OF INCOME

(All amounts in thousands, except per share data)

	Year Ended
	December 31,		Nine Months Ended
			December 31,
	2003	2002	2001

Gross revenues	$69,422	$69,001	$42,353
Excise taxes	(2,039)	(1,996)	(1,159)

Net revenues	67,383	67,005	41,194
Cost of wines sold	(45,760)	(44,877)	(25,604)

Gross profit	21,623	22,128	15,590
Other operating revenues (expenses), net	146	(448)	195
Selling, general and administrative expenses	(14,288)	(13,700)	(9,884)

Operating income	7,481	7,980	5,901
Interest expense, net	(5,213)	(4,549)	(3,217)
Other income (expenses)	73	(43)	6
Equity in net income of Château Duhart-Milon	229	842	509
Minority interests	(243)	(748)	(512)

Income before income taxes	2,327	3,482	2,687
Income taxes	(954)	(1,186)	(1,094)

Net income	$1,373	$2,296	$1,593

Net income available to common shareholders	$1,373	$2,296	$1,593
Earnings per share — basic	$0.11	$0.19	$0.15
Earnings per share — diluted	$0.11	$0.19	$0.15

The accompanying notes are an integral part of the consolidated financial statement.

THE CHALONE WINE GROUP, LTD.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(All amounts in thousands)

	Common Stock			Accumulated
				Other
	Number of		Retained	Comprehensive		Comprehensive
	Shares	Amount	Earnings	Loss	Total	Income

Balance, March 31, 2001	10,248	$61,578	$17,901	$(4,345)	$75,134	$1,261
Employee stock purchase plan	3	23	—	—	23	—
Options exercised	53	188	—	—	188	—
Profit sharing, net of repurchases	(1)	(15)	—	—	(15)	—
Foreign currency translation adjustment	—	—	—	80	80	80
Cumulative effect of adopting SFAS No. 133 (net of tax of $129)	—	—	—	(189)	(189)	(189)
Changes in fair value of derivatives (net of tax of $141)	—	—	—	(203)	(203)	(203)
Transition Adjustment reclassified in earnings (net of tax of $32)				45	45	45
Rights Offering	1,765	14,659	—	—	14,659	—
Net income	—	—	1,593	—	1,593	1,593
Balance, December 31, 2001	12,068	$76,433	$19,494	$(4,612)	$91,315	$1,326
Employee stock purchase plan	4	29	—	—	29	—
Options exercised	1	13	—	—	13	—
Profit sharing, net of repurchases	2	(1)	—	—	(1)	—
Foreign currency translation
Foreign currency translation adjustment	—	—	—	1,436	1,436	1,436
Changes in fair value of derivatives (net of tax of $284)	—	—	—	(408)	(408)	(408)
Transition Adjustment reclassified in earnings (net of tax of $78)				113	113	113
Net income	—	—	2,296	—	2,296	2,296
Balance, December 31, 2002	12,075	$76,474	$21,790	$(3,471)	$94,793	$3,437
Employee stock purchase plan	3	18			18
Options exercised	1	5			5
Profit sharing, net of repurchases	(3)	(25)			(25)
Foreign currency translation	—			1,852	1,852	1,852
Changes in fair value of derivatives (net of tax of $109)	—			(236)	(236)	(236)
Transition Adjustment reclassified in earnings (net of tax of $277)				217	217	217
Net income	—	—	1,373	—	1,373	1,373

Balance, December 31, 2003	12,076	$76,472	$23,164	$(1,638)	$97,998	$6,643

The accompanying notes are an integral part of the consolidated financial statements

THE CHALONE WINE GROUP, LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(All amounts in thousands)

	Year Ended
	December 31,		Nine Months Ended
			December 31,
	2003	2002	2001

Cash flows from operating activities:
Net income	$1,373	$2,296	$1,593
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,523	9,019	5,644
Equity in net income of Château Duhart-Milon	(229)	(842)	(509)
Increase in minority interests	243	748	512
Other	7	(208)	44
Changes in:
Accounts and other receivables	(3,983)	(4,295)	(1,347)
Income taxes receivable	(9)	—	(223)
Inventories	(3,568)	(4,614)	(17,325)
Prepaid expenses and other assets	691	(750)	(368)
Deferred income taxes	149	167	1,426
Accounts payable and accrued liabilities	6,872	(3,840)	14,952

Net cash provided by (used in) operating activities	9,069	(2,319)	4,399

Cash flows from investing activities:
Capital expenditures	(9,763)	(9,301)	(8,305)
Property and business acquisitions	—	(8,912)	—
Distributions to minority partner	(650)	(377)	—
Proceeds from disposal of property and equipment	7,521	4,862	136
Net changes of notes receivable	208	197	(834)
Investment in Edna Valley Vyd brand name and joint venture	—	—	(1,050)
Distributions from Duhart-Milon	870	108	519

Net cash used in investing activities	(1,814)	(13,423)	(9,534)

Cash flows from financing activities:
Borrowings (repayment) on revolving bank loan — net	(4,723)	6,437	(7,913)
Proceeds from issuance of long-term debt	—	11,000	—
Net change in capital lease obligation	(395)	(781)	(326)
Repayment of long-term debt	(2,135)	(887)	(1,537)
Repayment of short-term debt		(68)	—
Net proceeds from rights offering	—	—	14,659
Proceeds from issuance of common stock	(2)	41	196

Net cash provided by financing activities	(7,255)	15,742	5,079

Net increase (decrease) in cash and equivalents	—	—	(56)
Cash and equivalents at beginning of year	—	—	56

Cash and equivalents at end of year	$—	$—	$—

Other cash flow information:
Interest paid	$5,128	$5,242	$3,373
Income taxes paid	163	1,701	984
Non-cash investing & financing activities:
Unrealized foreign currency gain	$1,852	$1,436	$80
Interest swap fluctuation, net	(19)	(295)	347
Equipment acquired under capital lease	—	—	3,152

The accompanying notes are an integral part of the consolidated financial statements.

THE CHALONE WINE GROUP, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 —	Business

      The Chalone Wine Group, Ltd. (“the Company”) produces and sells super premium to luxury quality table wines. The Company sells the majority of its products to wholesale distributors, restaurants, and retail establishments throughout the United States, Canada and Europe. Export sales accounted for approximately 2%, 5%, and 3%, respectively, of total revenue for the year ended December 31, 2003 and 2002, and for the nine months ended December 31, 2001. The Company supplies some of its grape needs from its estate-owned vineyards but utilizes independent grape growers for a majority of its grape requirements.

Note 2 —	Summary of Significant Accounting Policies

      A summary of the Company’s significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows.

Basis of Presentation

      The consolidated financial statements include the accounts of the Company, its majority owned subsidiaries, and Edna Valley Vineyard (“EVV”), a winery operation in San Luis Obispo County, California, owned 50% by the Company and 50% by Paragon Vineyard Company, Inc. (“Paragon”). The Company is EVV’s managing joint venture partner and supervises EVV’s winery operations, sells and distributes the wine and is deemed to control EVV for accounting purposes. The Company has certain commitments related to its continuing ownership of EVV (See Note 13). Intercompany transactions and balances have been eliminated.

      At December 31, 2003, Domaines Baron de Rothschild (Lafite) (“DBR”), a French company, owned approximately 46% of the Company’s outstanding common stock, and the Company owns a 23.5% partnership interest in DBR’s Société Civile Château Duhart-Milon (“Duhart-Milon”), a Bordeaux wine-producing estate located in Pauillac, France. The Company accounts for this investment using the equity method.

Accounting Estimates

      The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported financial statement amounts and related disclosures at the date of the financial statements. Actual results could differ from these estimates.

Accounts Receivable

      Accounts receivable are reported at net realizable value. The Company has established an allowance for doubtful accounts based upon factors pertaining to the credit risk of specific customers, historical trends, and other information. Delinquent accounts are written-off when it is determined that the amounts are uncollectible.

Inventory

      Inventory is stated at the lower of cost or market. Cost for bulk and bottled wines is determined on an accumulated weighted average basis and includes grape purchases and supplies, farming and harvesting costs, winery and bottling costs. Wine production supplies are stated at FIFO (first-in, first-out) cost. All bulk and bottled wine inventories are classified as current assets in accordance with recognized industry practice, although a portion of such inventories will be aged for periods longer than one year.

THE CHALONE WINE GROUP, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Concentration of Credit Risk

      Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of receivables. The Company performs ongoing credit evaluations of its customers’ financial position and generally does not require collateral. The Company maintains reserves for potential credit losses and such losses have been within management’s expectations.

Property, Plant and Equipment

      Property, plant and equipment are stated at cost, with depreciation provided in amounts sufficient to allocate the depreciable assets to operations over their estimated useful lives. For financial reporting purposes depreciation of property, plant and equipment, which includes assets under capital lease, is provided on the straight-line method, with the exception of barrels, which is depreciated using an accelerated method. For tax reporting purposes accelerated methods are used.

      The ranges of useful lives used in computing depreciation are (i) 15 to 35 years for vineyard development costs, (ii) 80 years for caves, (iii) 15 to 40 years for buildings and (iv) 3 to 20 years for machinery and equipment.

      Capitalized costs of planting new vines and ongoing cultivation costs for vines not yet bearing fruit, including interest, are classified as vineyard development. Depreciation commences in the initial year the vineyard yields a commercial crop, generally in the third or fourth year after planting.

      Interest of $1.1 million, $1.2 million, and $.7 million was capitalized to property, plant and equipment for the years ended December 31, 2003 and 2002, and for the nine months ended December 31, 2001, respectively.

      Caves represent improvement costs to dig into hillsides and structurally reinforce underground tunnels used to age and store the Company’s wines.

Intangible Assets

      The Company’s intangible assets consist of goodwill and trademarks. As of January 1, 2002 the Company adopted SFAS No. 142, Goodwill and Other Intangible Assets. Accordingly, goodwill and trademarks that have been determined to possess indefinite lives are not amortized, but are reviewed for impairment at least annually. Impairment is the condition that exists when the carrying amount of goodwill exceeds its implied fair value. The Company applied impairment tests to its recorded goodwill in accordance with SFAS 142 and determined that no impairment loss had occurred during the year ended December 31, 2003.

THE CHALONE WINE GROUP, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      For purposes of pro forma disclosure, had the Company’s goodwill and trademarks been accounted for under SFAS No. 142, net income and earnings per share would have been increased to the following pro forma amounts (in thousands, except per share data):

	Year Ended
	December 31,		Nine Months Ended
			December 31,
	2003	2002	2001

Reported net income	$1,373	$2,296	$1,593
Goodwill amortization	—	—	280
Trademark amortization	11	—	109

Adjusted net income	$1,384	$2,296	$1,982
Basic earnings per share
Reported net income	$0.11	$0.19	$0.15
Goodwill	—	—	0.03
Trademark	—	—	0.01

Adjusted net income	$0.11	$0.19	$0.19
Diluted earnings per share
Reported net income	$0.11	$0.19	$0.15
Goodwill	—	—	0.03
Trademark	—	—	0.01

Adjusted net income	$0.11	$0.19	$0.19

Impairment of Long-Lived Assets

      The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets or intangibles may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to future undiscounted net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Foreign Currency Translation

      The functional currency of the Company’s investee, Duhart-Milon, is the Euro and as a result the Company records the effect of exchange gains and losses on its equity in Duhart-Milon in other comprehensive income or loss, a separate component of shareholder’s equity.

Revenue Recognition

      Revenue is recognized when the product is shipped and title passes to the customer. Revenue from product sold at the Company’s retail locations is recognized at the time of sale. Revenue is recorded net of sales returns, including a provision for estimated future returns. Sales returns have historically been insignificant. The Company generally allows thirty days from the date of shipment for customers to make payment. No products are sold on consignment.

THE CHALONE WINE GROUP, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Shipping Costs

      Shipping costs are included in selling general and administrative expense and totaled $357,000, $290,000 and $114,000 for the years ended December 31, 2003 and 2002, and for the nine months ended December 31, 2001 (See Note 18).

Accounting for Income Taxes

      Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to amounts, which are more likely than not to be realized.

Stock Based Compensation

      The Company follows Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, (APB 25) and related interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, Accounting for Stock-Based Compensation, requires the use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company’s employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

      SFAS 123, requires the disclosure of pro forma net income and earnings per share had the Company adopted the fair value method as of the beginning of fiscal year 1995. Under SFAS 123, the fair value of stock-based awards to employees is calculated through the use of option pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company’s stock option awards. These models also require subjective assumptions, including future stock volatility and expected time to exercise, which greatly affect the calculated values. The Company’s calculations were made using the Black-Scholes option pricing model with the following weighted average assumptions:

	Twelve Months Ended	Twelve Months Ended	Nine Months Ended
	December 31,	December 31,	December 31,
	2003	2002	2001

Expected life, following vesting (months)	113	117	117
Stock volatility	34.3%	32.5%	31.2%
Risk-free interest rate	3.59%	5.2%	6.5%
Dividends	—	—	—

      The Company’s calculations are based on a multiple option valuation approach and forfeitures are recognized as they occur. For purposes of pro forma disclosures, the estimated fair value of the options is amortized over the options’ vesting period. Had the Company’s stock option and stock purchase plan been

THE CHALONE WINE GROUP, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

accounted for under SFAS No. 123, net income and earnings per share would have been reduced to the following pro forma amounts (in thousands, except per share data):

	Twelve Months Ended	Twelve Months Ended	Nine Months Ended
	December 31,	December 31,	December 31,
	2003	2002	2001

Net income:
As reported	$1,373	$2,296	$1,593
Pro forma	$1,075	$1,739	$1,003
Earnings per share:
Basic	$0.11	$0.19	$0.15
Diluted	$0.11	$0.19	$0.15
Pro forma basic	$0.09	$0.14	$0.10
Pro forma diluted	$0.09	$0.14	$0.09

Derivative Financial Instruments

      The Company uses derivative instruments to manage exposures to interest rate risks in accordance with its risk management policy. The Company’s objectives for holding derivatives are to minimize the risks using the most effective methods to eliminate or reduce the exposure to interest rate fluctuations. The Company formally documents the relationship between hedging instruments and hedged items as well as its risk management objective and strategy for undertaking its hedging activities. The Company formally designates derivatives as hedging instruments on the date the derivative contract is entered into. The Company assesses, both at inception of the hedge and on an ongoing basis, whether derivatives used as hedging instruments are highly effective in offsetting the changes in the fair value or cash flows of hedged items. If it is determined that a derivative is not highly effective as a hedge or ceases to be highly effective, the Company discontinues hedge accounting prospectively.

      Changes in the fair value of derivative instruments designated as cash flow hedges, to the extent the hedges are highly effective, are recorded in other comprehensive income, net of related tax effects. The ineffective portion of the cash flow hedge, if any, is recognized in current-period earnings. Other comprehensive income is relieved when current earnings are affected by the variability of cash flows relating to the derivative hedged. During the periods ended December 31, 2003 and 2002, the Company’s derivative contracts consisted only of an interest rate swap used by the Company to convert a portion of its variable rate long-term debt to fixed rate.

      The Company does not enter into financial instruments for trading or speculative purposes. Payments or receipts on interest rate swap agreements are recorded in interest expense. Forward exchange contracts are used to manage exchange rate risks on certain purchase commitments, generally French oak barrels, denominated in foreign currencies. Gains and losses relating to firm purchase commitments are deferred and are recognized as adjustments of carrying amounts or in income when the hedged transaction occurs. The Company did not transact in forward exchange contracts during the 2003 year. The nominal amounts and related foreign currency transaction gains and losses, net of the impact of hedging, were not significant for the year ended December 31, 2003 and the nine months ended 2002.

Net Income Per Share

      Basic net income per share (“EPS”) excludes dilution and is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock (e.g. stock options) were exercised and converted into stock. For all periods presented, the difference

THE CHALONE WINE GROUP, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

between basic and diluted EPS for the Company reflects the inclusion of dilutive stock options, the effect of which is calculated using the treasury stock method as shown below. The convertible promissory notes were not included in the computation of diluted earnings per share because the effect of conversion would be antidilutive.

      The following reconciles audited amounts reported in the financial statements (in thousands, except per share data):

	Effect of Dilutive Securities

	Basic EPS	Warrants	Stock Options	Diluted EPS

Year ended December 31, 2003:
Income available to common stockholders	$1,373	—	—	$1,373
Weighted average shares outstanding	12,076	—	4	12,080

Earnings per common share	$0.11			$0.11

Year ended December 31, 2002:
Income available to common stockholders	$2,296	—	—	$2,296
Weighted average shares outstanding	12,072	—	19	12,091

Earnings per common share	$0.19			$0.19

Nine months ended December 31, 2001:
Income available to common stockholders	$1,593	—	—	$1,593
Weighted average shares outstanding	10,558	—	58	10,616

Earnings per common share	$0.15			$0.15

Segment Reporting

      The Company produces and sells premium to luxury quality table wines and has determined that its product line operating segments, although consisting of multiple products and brands, all have similar production processes, customer types, distribution methods and other economic characteristics. Accordingly, these operating segments have been aggregated as a single operating segment in the consolidated financial statements.

Fair Value of Financial Instruments

      Accounts receivable, accounts payable and accrued expenses, and certain other assets and liabilities are considered financial instruments. Carrying values are estimated to approximate fair values for these instruments as they are short-term in nature and are receivable or payable on demand.

Accumulated Other Comprehensive Income

      Accumulated other comprehensive income consists of the following at December 31, 2003:

	2003	2002

Unrealized losses on cash flow hedges net of tax	$660	$641
Foreign currency translation adjustments	978	2,830

Accumulated other comprehensive income	$1,638	$3,471

THE CHALONE WINE GROUP, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 3 —	Valuation and Qualifying Accounts and Reserves

      A summary of the changes in the Company’s allowance for doubtful accounts receivable is as follows: (in thousands):

	Balance at	Charges to
	Beginning of	Costs and		Balance at End
	Period	Expenses	Deductions	of Period

Nine months ended December 31, 2001:	$393	$490	$(105)	$778

Year Ended December 31, 2002:	$778	$490	$(931)	$337

Year Ended December 31 2003:	$337	$80	$(82)	$335

Note 4 —	Inventory

      Inventory consists of the following (in thousands):

	December 31,	December 31,
	2003	2002

Bulk Wine	$50,502	$48,312
Bottled Wine	33,955	32,171
Wine packaging supplies	165	415
Other	218	374

Total	$84,840	$81,272

Note 5 —	Property, Plant and Equipment

      Property, plant and equipment consist of the following (in thousands):

	December 31,	December 31,
	2003	2002

Land	$17,691	$20,737
Vineyards	14,103	12,960
Vineyards under development	15,633	17,583
Caves	1,678	1,678
Buildings	28,733	26,592
Machinery and equipment	39,192	36,136

	117,030	115,686
Accumulated depreciation	(44,536)	(37,733)

Total	$72,494	$77,953

Note 6 — Acquisition

      On August 23, 2002, the Company acquired substantially all of the assets of the winery and vineyard site formerly known as Beaucanon Winery in Rutherford, California. The purchase price was $8.9 million and was accounted for using the purchase method of accounting in accordance with SFAS 141, Business Combinations. The purchase price was allocated to each asset acquired based on their relative estimated fair values at the date of acquisition. No goodwill or other intangible assets were recorded. The Company financed the acquisition with subordinated debt to related parties (See Note 8).

THE CHALONE WINE GROUP, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 7 —	Investment in Château Duhart-Milon

      Duhart-Milon’s condensed balance sheet as of December 31, 2003 and 2002 and the results of its operations for the years ended December 31, 2003 and 2002, and for the nine months ended December 31, 2001 are as follows (translated into U.S. dollars at the year-end and average exchange rate for the period, respectively) (in thousands):

	December 31,	December 31,
	2003	2002

Inventory	$4,025	$3,887
Other current assets	5,197	9,475

Current assets	9,222	13,362

Property and equipment, net	5,413	2,825

Total assets	$14,635	$16,187

Current liabilities	$2,842	$2,668
Partner’s equity	11,793	13,519

Total liabilities and equity	$14,635	$16,187

      Duhart-Milon’s results of operations are summarized as follows (in thousands):

	Year Ended	Year Ended	Nine Months Ended
	December 31,	December 31,	December 31,
	2003	2002	2001

Revenues	$4,677	$6,726	$3,504
Cost of Sales	(3,485)	(2,955)	(1,355)

Gross profit	1,192	3,771	2,149

Revenues (expenses) from other operations, net	(218)	(189)	19

Net earnings	$974	$3,582	$2,168

Equity in earnings of Duhart-Milon	$229	$842	$509

      Since the investment in Duhart-Milon is a long-term investment denominated in a foreign currency, the Company recognizes currency translation gains or losses in shareholders’ equity as accumulated comprehensive income or loss, which totaled $978,000 as of December 31, 2003. This amount decreased from $2,830,000 as of December 31, 2002 due to the increase in the relative worth of the Euro when compared to the U.S. dollar during the twelve months ended December 31, 2003.

THE CHALONE WINE GROUP, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 8 —	Borrowing Arrangements

      Borrowing arrangements consist of the following (in thousands):

	December 31,	December 31,
	2003	2002

Revolving bank loan of $50,000,000, interest at the Eurodollar Rate based on LIBOR plus an indexed spread (2.99% combined at December 31, 2003), interest payable on the last day of each interest period ranging from one to six months, secured, due April 2009 (see below)	$13,000	$16,098
Swingline bank loan of $5,000,000, interest at 0.5% per annum above the latest Federal Funds Rate plus an indexed spread (2.78% combined at December 31, 2003), interest payable monthly, secured, due April 2005 (see below)	800	2,425
Senior secured notes (series A, B, C), interest at rates ranging from 8.90% to 9.23% at December 31, 2003 payable monthly, principal payments commencing September 2004, payable annually through September 15, 2010 (see below)	30,000	30,000
Note payable to financial institution, interest at varying rates (7% at December 31, 2003), principal and interest payable monthly through November 2006	26	—
Bank term loan, interest at the Eurodollar Rate based on LIBOR plus an indexed spread (3.49% combined at December 31, 2003), interest payable on the last day of each interest period ranging from one to six months, principal payments commencing June 2003 payable quarterly through April 2009 (see below)	15,400	17,500
Mortgage note payable to financial institution, interest at varying rates (3.25% at December 31, 2003), principal and interest payable monthly through August 2021	1,487	1,548
	60,713	67,571
Less current maturities	(20,954)	(20,818)

Long-term obligations, net of current maturities	$39,759	$46,753

Convertible subordinated note to related party, interest at 9.00% per annum, interest and principal due August 2004 (convertible into common stock at $9.4207 per share)	$2,750	$2,750
Convertible subordinated note to related party, interest at 9.00% per annum, interest and principal due August 2004 (convertible into common stock at $9.4207 per share)	8,250	8,250

Related party note payable, net of current maturities	$11,000	$11,000

      On September 15, 2000 the Company refinanced certain borrowings through the issuance of $30 million of Senior Unsecured Notes (the “2000 Notes”). Proceeds from the 2000 Notes were used to repay $20 million of revolving bank borrowings under a previous credit agreement and $10 million of the $30 million term loan. Currently, interest on the 2000 Notes is payable quarterly at rates ranging from 8.90% to 9.05% and annual principal repayments are scheduled to begin September 15, 2004 through maturity on September 15, 2010.

      In 2002, the Company’s revolving bank loan expired and two extensions were provided extending the maturity date to April 30, 2002. On April 22, 2002, the Company finalized the borrowing arrangement with

THE CHALONE WINE GROUP, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the bank that provided the revolving bank loan. The borrowing arrangement with its bank involves both (1) a $55 million revolving credit facility secured first by inventory and accounts receivable and second by substantially all of the Company’s fixed assets (other than certain specified assets), and (2) a $17.5 million term loan secured first by certain of the Company’s fixed assets (other than certain specified assets) and second by the Company’s inventory and accounts receivable, each on a pari passu basis with the holders of the 2000 Notes. In connection with the finalization, the Company amended certain of the provisions applicable to the 2000 Notes.

      In connection with the $55 million revolving credit facility, the Company is obligated for the payment of fees relative to the unused portion at indexed rates ranging from 0.25% to 0.45%. The fees are computed daily on the outstanding unused balance. At December 31, 2003, the unused portion of the facility commitment was $41.2 million.

      On August 23, 2002, the Company acquired the winery and vineyard site formerly known as Château Beaucanon Winery in Rutherford, California. The site is the home for the Provenance Vineyard brand. The purchase price was $8.9 million. The acquisition was funded by the issuance of two convertible subordinated promissory notes in exchange for $11 million in cash (the “2002 Notes”). The 2002 Notes were issued to Les Domaines Baron de Rothschild (Lafite) (“DBR”), in the amount of $8.25 million, and SFI Intermediate Limited or its affiliates (“SFI”), in the amount of $2.75 million. The 2002 Notes accrue interest on the principal sum at a rate of 9% per annum. The principal sum and all accrued interest are due and payable in full, two years from the date of the 2002 Notes (the “Maturity Date”). At the Maturity Date, the Company may elect to pay all of the outstanding principal and accrued interest in cash or may elect to repay all or part of these amounts through conversion into shares of Company common shares at the Conversion Price of $9.4207 per share (the “Conversion Price”). DBR or SFI may elect to convert all outstanding principal only in the event of a change of control transaction, as defined in the terms of the 2002 Notes.

      In conjunction with the above activities, the Company, its lenders under the Company’s Credit Agreement and its noteholders under the Company’s Amended and Restated Note Purchase Agreement amended the Company’s Credit Agreement and its Amended and Restated Note Purchase Agreement (1) to reflect the lenders’ and noteholders’ consent to the Beaucanon acquisition and the issuance of the 2002 Notes and (2) to make certain amendments in the Credit Agreement and the Amended and restated Note Purchase Agreement, including the exclusion of the 2002 Notes from the financial covenants contained in those agreements.

      Maturities of borrowings for each of the next five years ending at December 31 are as follows (in thousands):

2004	20,954
2005	7,156
2006	7,159
2007	7,161
2008	7,163
Thereafter	11,120

Total	60,713

      In 1999 the Company entered into an interest-rate swap contract for a notional amount of $20.0 million, maturing on April 6, 2006 the balance of which was reduced to $13.5 million at December 31, 2003 and $15.5 million at December 31, 2002. This contract effectively converts the variable LIBOR rate, which would otherwise be paid by the Company on its $20.0 million bank term-loan balance into a fixed-rate obligation over a period which corresponds to that of the underlying loan agreement. During that time, the rate that the

THE CHALONE WINE GROUP, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Company will be obligated to pay, after including the lending institution’s additional mark-up (which is based on financial ratios, and varies accordingly), will be fixed at 6.95%. Effective April 1, 2001, the Company adopted SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (See note 15). The fair value of the contract was approximately $1.08 million on December 31, 2003. This amount (net of tax effect) will be the cumulative transition adjustment recorded in other comprehensive income as required under SFAS No. 133.

Note 9 — Stock Based Compensation

      On February 10, 1997, the Board of Directors adopted the 1997 Stock Option Plan (the “Plan”). The Plan provides for the grant of stock options to officers and other key employees of the Company, as well as non-employee directors and consultants, for an aggregate of up to 1,000,000 shares of common stock, plus any shares under the Company’s 1987 Stock Option Plan, which expired in February 1997, or the 1988 Non-Discretionary Stock Option Plan, which expired in December 1996, that become available for issuance as a result of forfeitures to the Company under the terms of such plans. These options generally expire 10 years from the date of grant and vest after a three-month period.

      Option activity under the plans has been as follows:

	Number of	Weighted Average
	Shares	Exercise Price

Outstanding, March 31, 2001	790,494	$10.00

Granted (weighted average fair value of $5.91)	172,873	11.11
Exercised	(121,105)	8.63
Canceled	(5,059)	9.58

Outstanding, December 31, 2001	837,203	10.43

Granted (weighted average fair value of $5.06)	207,978	9.60
Exercised	(1,532)	8.38
Canceled	(137,500)	11.22

Outstanding, December 31, 2002	906,149	$10.18

Granted (weighted average fair value of $4.05)	219,750	8.25
Exercised	(780)	6.50
Canceled	(77,454)	9.65

Outstanding, December 31, 2003	1,047,665	$9.81

      Additional information regarding options outstanding as of December 31, 2003 is as follows:

	Options Outstanding (all exercisable)

		Weighted Avg.	Weighted
	Number	Remaining	Avg.
Range of Exercise Prices	Outstanding	Contractual Life	Exercise Price

$ 5.00-$ 7.99	48,530	3.0 years	$7.43
$ 8.00-$ 9.99	588,585	5.5 years	8.92
$10.00-$12.99	410,550	4.5 years	11.37

	1,047,665	5.0 years	$9.81

      All options outstanding at December 31, 2003 are exercisable, except for 94,000 options granted May 16 2003 and 10,800 options granted December 31, 2003 with an exercise price of $8.40 and $8.80, respectively.

THE CHALONE WINE GROUP, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Employee Stock Purchase Plan

      Under the Employee Stock Purchase Plan, (the “Purchase Plan”), eligible employees are permitted to use salary withholdings to purchase shares of common stock at a price equal to 85% of the lower of the market value of the stock at the beginning or end of each three-month offer period or beginning of the Purchase Plan start (27 months), subject to an annual limitation. Shares issued under the plan were 2,699 shares for the year ended December 31, 2003, 3,923 shares for the year ended December 31, 2002 and 3,145 shares for the nine months ended December 31, 2001, at weighted average prices of $6.65, $7.43 and $7.37, respectively. The weighted average fair value per share of the awards in the twelve months ended December 31, 2003, for the twelve months end December 31, 2002 and for the nine months ended December 31, 2001 was $7.96, $9.22, and $8.67, respectively. At December 31, 2003, 48,000 shares were reserved for future issuances under the Purchase Plan.

Note 10 — Common Stock

      In connection with the issuance of convertible subordinated promissory notes in August 2002, the Company may elect to pay all of the outstanding principal and accrued interest in cash or may elect to repay all or part of these amounts through conversion into shares of the Company’s common shares at the Conversion Price of $9.4207 per share. The note holders may elect to convert all outstanding principal only in the event of a change of control transaction, as defined in the terms of the Notes (See Note 7).

      To date, the Company has not paid any cash dividends. Under the terms of certain of the Company’s credit facilities, the Company is restricted from paying dividends in excess of 25% of its consolidated net income (See Note 7).

Note 11 — Employee Benefit Plans

      The Company has a qualified profit-sharing plan, which provides for Company contributions, as determined annually by the Board of Directors, based on the Company’s previous year performance. These contributions may be in the form of common stock or cash as determined by the Board of Directors. The Company contributed $57,000 and $173,000 for the year ended December 31, 2002 for the nine months ended December 31, 2001, respectively. At December 31, 2003, the plan held approximately 39,797 shares of the Company’s common stock. At the participant’s option, upon termination of service of any plan participant, the Company will repurchase that participant’s shares held in the plan at market value.

      The Company sponsors a defined-contribution savings plan under Section 401(k) of the Internal Revenue Code covering substantially all full-time U.S. employees. Participating employees may contribute up to 15% of their eligible compensation up to the annual Internal Revenue Service contribution limit. As determined by the Board of Directors, the Company matches employee contributions according to a specified formula and contributed $174,000, $193,000 and $177,000 to this plan for the year ended December 31, 2003, and 2002 and for the nine months ended December 31, 2001, respectively.

THE CHALONE WINE GROUP, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 12 — Income Taxes

      The provision for income taxes for the year ended December 31, 2003, and 2002 and for the nine months ended December 31, 2001 are summarized as follows (in thousands):

	Year Ended
	December 31,
			Nine Months Ended
	2003	2002	December 31, 2001

Federal
Current	$452	$742	$(424)
Deferred	245	(31)	1,047

	697	711	623
State
Current	105	191	51
Deferred	60	59	219

	165	250	270
Foreign
Current	92	225	201

	$954	$1,186	$1,094

      The provisions for income taxes differ from amounts computed at the U.S. federal statutory rate as follows (in thousands):

	Year Ended
	December 31,		Nine Months
			December 31,
	2003	2002	2001

Federal Income tax at statutory rate	$791	$1,282	$712
State income tax, net of federal benefit	143	227	157
Foreign tax	92	225	201
Change in valuation allowance	84	(133)	704
Tax credit utilization	(124)	(450)	(550)
Other	(32)	35	(130)

	$954	$1,186	$1,094

THE CHALONE WINE GROUP, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The Company’s deferred tax assets (liabilities) were as follows (in thousands):

	Year Ended	Year Ended
	December 31	December 31,
	2003	2002

Net operating loss and tax credit carryforward	$3,505	$3,468
Valuation allowance	(2,922)	(2,838)
Basis Difference in property, plant and equipment	(1,885)	(1,896)
Basis Difference in inventory	(1,127)	(1,046)
Derivative financial instrument	423	532
Accrued compensation	351	485
Other	(133)	(79)

Net deferred tax assets (liability)	$(1,788)	$(1,374)

Classified as:
Current deferred tax assets (liabilities)	$(608)	$(451)

Long-term deferred tax liabilities	$(1,180)	$(1,048)

      The Company and its subsidiaries file their federal tax returns on a consolidated basis. As of December 31, 2003, Sagelands Vineyard has a federal net operating loss carryforward of approximately $8.8 million that will expire through 2018. A valuation allowance has been established for a portion of the related deferred tax asset that management believes may not be realized due to annual limitations resulting from the ownership change in Sagelands Vineyard. In addition, the Company has a foreign tax credit carryforward of approximately $502,000 that will expire through 2007. A full valuation allowance has been established against this credit.

Note 13 — Transactions with Related Parties

      The consolidated statements of income include the following transactions with related parties (in thousands):

	Year Ended
	December 31,
			Nine Months Ended
	2003	2002	December 31, 2001

Wine purchases from related parties (“DBR”)	$1,862	$1,048	$2,054
Grape purchases from related parties — Paragon Vineyard Co.	5,837	5,313	5,781
Lease expense for land and facilities to joint venture partner	47	96	96
Interest expense to related parties (“DBR”), (“SFI”)	1,078	376	75

THE CHALONE WINE GROUP, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 14 — Commitments and Contingencies

      As of December 31, 2003 future minimum lease payments (excluding the effect of future increases in payments based on indices which cannot be estimated at the present time) required under noncancelable operating leases with terms in excess of one year are as follows:

(In
thousands)
2004	$1,012
2005	999
2006	1,026
2007	958
2008	731
Thereafter	3,150

Total	$7,876

      Rent expense charged to operations was $1,217,000, $969,000 and $982,000 for the year ended December 31, 2003 and 2002, and for the nine months ended December 31, 2001, respectively.

      In 1991, the Company and Paragon entered into an agreement (“old agreement”) to provide the Company with the option to convert EVV into a “permanent partnership” of unlimited duration. Under the old agreement, the Company had made payments totaling $1,070,000 to Paragon to have the right to extend the life of the joint venture. Under a new agreement, entered into on December 27, 1996 (“new agreement”), the Company agreed to further payments totaling $4,540,000, which provided for the Company’s continued 50% ownership throughout the remaining life of the joint venture. The payments made to extend the life of the joint venture and maintain continuing ownership of the joint venture are included in goodwill and were being amortized over 40 years through December 31, 2001. Per FASB pronouncements No. 141 and 142, goodwill will no longer be amortized. Also, in December 2001, the Company purchased 50% of the brand name, Edna Valley, for $200,000, which is currently licensed to the joint venture by Paragon.

      The Company has contracted with various growers and certain wineries to supply a large portion of its future grape requirements and a smaller portion of its future bulk wine requirements. The Company estimates that it has contracted to purchase approximately 9,000 to 13,000 tons of grapes per year over the next ten years. While most of these contracts stipulate that prices will be determined by current market conditions at the time of purchase, several long-term contracts provide for minimum grape or bulk wine prices. Purchases under these contracts were $18,994,000 and $18,883,000 for the year ended December 31, 2003 and 2002, respectively.

Note 15 — Derivative Instruments

      Effective April 1, 2001, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 133, “Accounting for Derivative Instruments and Hedging Activities.” SFAS 133 as amended by SFAS 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities”, requires that derivative instruments, including certain derivative instruments embedded in other contracts, be recorded as assets or liabilities, measured at fair value. For each period, changes in fair value are reported in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. SFAS No. 133 also requires the Company to formally document, designate, and assess the effectiveness of transactions that receive hedge accounting treatment. Upon adoption of SFAS No. 133, the Company recorded a derivative liability of $318,000 and, as other comprehensive income, $189,000 ($318,000 pre-tax) representing the cumulative effect of this change in accounting principle as the Company has designated the contract as a highly effective cash flow hedge. The

THE CHALONE WINE GROUP, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

fair value of this derivative (an interest rate swap) as of December 31, 2003 was $1,084,000. The net change in the swap’s carrying value from December 31, 2002 to December 31, 2003 of $236,000 (net of tax of $109,000) is reflected as a reduction to other comprehensive loss in shareholders’ equity.

Note 16 — Obligations Under Capital Lease

      The Company leases barrels under long-term leases and has the option to purchase the barrels for a nominal cost at the termination of the lease. Property, plant and equipment include $315,250 of assets held under capital leases, which is net of accumulated amortization of $2,837,250. Future minimum lease payments for assets under capital leases at December 31, 2003 are as follows: (in thousands)

2004	891
2005	895

Total minimum lease payments	$1,786
Less amount representing interest	(136)

Present value of net minimum lease payments	1,650
Less current portion	(791)

Obligations under capital lease, less current portion	$859

Note 17 — Quarterly Data (Unaudited)

      The Company’s quarterly operating results for the year ended December 31, 2003, for the year ended December 31, 2002 and for the nine-month transition period ended December 31, 2001 are summarized below (in thousands, except per share data):

	Gross			EPS
Quarter Ended	Revenues	Gross Profit	Net Income	(diluted)

December 31, 2003	$22,631	$6,528	$490	$0.03
September 30, 2003	16,878	5,474	379	0.03
June 30, 2003	15,989	5,026	440	0.04
March 31, 2003	13,925	4,595	64	0.01

December 31, 2002	$20,801	$5,664	$694	$0.06
September 30, 2002	19,012	6,633	664	0.05
June 30, 2002	13,227	4,480	460	0.04
March 31, 2002	15,961	5,351	478	0.04

December 31, 2001	$16,209	$5,794	$654	$0.06
September 30, 2001	12,817	4,926	525	0.05
June 30, 2001	13,327	4,870	414	0.04

      EPS calculations for each of the quarters are based on the weighted average common and common equivalent shares outstanding for each period, and the sum of the quarters may not be necessarily equal to the full year EPS amount. EPS for the quarter ended December 31, 2001 was calculated using net income available to common stockholders.

Note 18 — Reclassifications

      In July 2002, the Company shifted a major distribution channel from a broker to a distributor. Commissions and shipping costs incurred for sales to the broker were recorded as selling, general and

THE CHALONE WINE GROUP, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

administrative expenses. Case prices charged to the distributor have been reduced by an amount equal to these commission and shipping costs. This caused a reduction of $1,266,000 in gross revenues for the year ended December 31, 2002, when compared to previous periods. For comparability purposes, the Company reclassified $2,130,000 of commissions and shipping costs from selling, general and administrative expenses to net revenues for the nine months ended December 31, 2001.

      In addition, certain other prior period amounts have been reclassified in order to conform to the current period presentation.

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders

The Chalone Wine Group, Ltd.

      We have audited the accompanying consolidated balance sheets of The Chalone Wine Group, Ltd., as of December 31, 2003 and 2002, and the related consolidated statements of income, shareholders’ equity, and cash flows for the years ended December 31, 2003 and 2002, and the nine months ended December 31, 2001. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Chalone Wine Group, Ltd., as of December 31, 2003 and 2002, and the results of its operations and cash flows for the years ended December 31, 2003 and 2002, and the nine months ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

      As discussed in Note 2 to the consolidated financial statements, effective January 1, 2002, the Company changed its method of accounting for goodwill.

/s/ MOSS ADAMS LLP

Santa Rosa, California

February 13, 2004

Item 9.	Changes in and Disagreements With Accountants on Accounting and Financial Disclosure.

      None.

Item 9A.	Controls and Procedures.

      Within the 90-day period prior to the date of the report, the Company carried out an evaluation, under the supervision and with the participation of the Company’s management, including its Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of the Company’s disclosure controls and procedures. Based on that evaluation, the Chief Executive Officer and the Chief Financial Officer concluded that the Company’s disclosure controls and procedures are effective in a timely manner to alert them to material information relating to the Company, which is required to be disclosed by the Company in the reports that it files or submits under the Securities Exchange Act of 1934. There have been no significant changes in our internal or other factors that could adversely affect these controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

PART III

Item 10.	Directors and Executive Officers of the Registrant.

      The information required by this Item is incorporated herein by reference to the Company’s Proxy Statement relating to the 2003 Annual Meeting of Shareholders to be filed with the Securities and Exchange Commission within 120 days after December 31, 2003.

Item 11.	Executive Compensation.

      The information required by this Item is incorporated herein by reference to the Company’s Proxy Statement relating to the 2003 Annual Meeting of Shareholders to be filed with the Securities and Exchange Commission within 120 days after December 31, 2003.

Item 12.	Security Ownership of Certain Beneficial Owners and Management and Related Stockholders Matters.

      The information required by this Item is incorporated herein by reference to the Company’s Proxy Statement relating to the 2003 Annual Meeting of Shareholders to be filed with the Securities and Exchange Commission within 120 days after December 31, 2003.

Item 13.	Certain Relationships and Related Transactions.

      The information required by this Item is incorporated herein by reference to the Company’s Proxy Statement relating to the 2003 Annual Meeting of Shareholders to be filed with the Securities and Exchange Commission within 120 days after December 31, 2003.

Item 14.	Principal Accounting Fees and Services.

      The information required by this Item is incorporated herein by reference to the Company’s Proxy Statement relating to the 2003 Annual Meeting of Shareholders to be filed with the Securities and Exchange Commission within 120 days after December 31, 2003.

PART IV

Item 15.	Exhibits, Financial Statement Schedules, and Reports on Form 8-K.

      a(1). Financial Statements.

The following financial statements of the Company are included in Part II, Item 8:

      a(2). Financial Statement Schedules.

Schedules are omitted because they are not applicable, not required, were filed subsequent to the filing of the Form 10-K, or because the information required to be set forth herein is included in the consolidated financial statements or in notes thereto.

      b. Reports on Form 8-K.

The Company filed no reports on Form 8-K during the last quarter of the period covered by this Report:

      c. Exhibits.

A copy of any exhibits (at a reasonable cost) or the Exhibit Index will be furnished to any shareholder of the Company upon receipt of a written request therefor. Such request should be sent to The Chalone Wine Group, Ltd., 621 Airpark Road, Napa, California 94558, Attention: Investor Relations.

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

3.1	Restated Articles of Incorporation, as amended through June 3, 1985	(i)
3.2	Amendment to Restated Articles, filed June 6, 1988	(ii)
3.3	Amendment to Restated Articles, filed May 17, 1991	(iii)
3.4	Amendment to Restated Articles, filed July 14, 1993	(iv)
3.5	Bylaws, as amended through December 1992	(i)
3.6	1993 Bylaw amendments	(iv)
3.7	Amendment to Restated Articles, filed June 24, 2002
4.1	5% Convertible Subordinated Debenture Due 1999 (SDBR Debenture), issued to Les Domaines Barons de Rothschild (Lafite) (“DBR”), dated April 19, 1989	(v)
4.2	Shareholders’ Agreement between the Company and DBR, dated April 19, 1989	(v)
4.3	Form of 5% Convertible Subordinated Debenture Due 1999 (third-party debentures), issued April 19 and 28, 1989	(v)
4.4	5% Convertible Subordinated Debenture Due 1999 (1991 Debenture), issued to DBR, dated September 30, 1991	(vi)
4.5	Addendum to Shareholders’ Agreement, between the Company and DBR, dated September 30, 1991	(vi)
4.6	Common Stock Purchase Agreement, between the Company and certain designated investors, dated March 29, 1993	(vii)

(i)	Incorporated by reference to Exhibit No. 3.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1991, dated March 25, 1992.

(ii)	Incorporated by reference to Exhibit Nos. 3.4 and 3.6, respectively, to the Company’s Annual Report on Form 10-K for the year ended December 31, 1993, dated March 26, 1994.

(iii)	Incorporated by reference to Exhibit Nos. 1, 4 and 5, respectively, to the Company’s Current Report on Form 8-K dated April 28, 1989.

(iv)	Incorporated by reference to Exhibit Nos. 1 and 3, respectively, to the Company’s Current Report on Form 8-K dated September 30, 1991.

(vii)	Incorporated by reference to Exhibit No. 1 to the Company’s Current Report on Form 8-K dated March 31, 1993.

Exhibit
Number	Exhibit Description

4.7	Form of Warrant for the purchase in the aggregate of up to 828,571 shares of the Company’s common stock, issued to certain designated investors, effective July 14, 1993	(i)
4.8	Voting Agreement, between Richard H. Graff, William L. Hamilton, John A. McQuown, W. Philip Woodward, DBR, Richard C. Hojel, and Summus Financial, Inc., dated March 29, 1993	(i)
4.9	Common Stock Purchase Agreement, between the Company and certain designated investors, dated April 22, 1994	(ii)
4.10	Form of Warrant for the purchase in the aggregate of up to 833,333 shares of the Company’s common stock, issued to certain designated investors, effective October 25, 1995	(iii)
4.11	Voting Agreement, between W. Philip Woodward, DBR, and Summus Financial, Inc., dated October 25, 1995	(iii)
4.12	Voting Agreement, dated August 31, 2001, between DBR and SFI Intermediate, Ltd.	(vi)
10.1	Joint Venture Agreement between the Company and Paragon Vineyard Co., Inc. (“Paragon”), effective January 1, 1991	(iv)
10.2	Revised Grape Purchase Agreement between Edna Valley Vineyard Joint Venture and Paragon, effective January 1, 1991	(iv)
10.3	License Agreement between Edna Valley Vineyard Joint Venture and Paragon, effective January 1, 1991	(iv)
10.4	Ground Lease between Edna Valley Vineyard Joint Venture and Paragon, effective June 1, 1991	(iv)
10.5	Amended and Restated Commercial Winery and Agricultural Lease, dated July 31, 1986, assigned by Assignment and Assumption Agreement among the Company, Lakeside Winery and Vista de Los Vinedos, dated August 5, 1986	(v)

(i)	Incorporated by reference to Exhibit Nos. 1 and 6, respectively, to the Exhibit herein referenced as Exhibit 4.8.

(ii)	Incorporated by reference to Exhibit No. 1 to the Company’s Current Report on Form 8-K dated April 27, 1994.

(iii)	Incorporated by reference to Exhibit D to Appendix 1 to the Company’s Proxy Statement for a Special Meeting of Shareholders, filed October 25, 1995.

(iv)	Incorporated by reference to Exhibit Nos. 1, 3, 4 and 2, respectively, to the Company’s Current Report on Form 8-K dated May 30, 1991.

(v)	Incorporated by reference to Exhibit No. 10.10 to the Company’s Registration Statement on Form S-1 (File No. 33-8666), filed September 11, 1986.

(vi)	Incorporated by reference to Exhibit No. 99.1 to the Company’s Current Report on Form 8-K Dated August 31, 2001.

Exhibit
Number	Exhibit Description

10.6	Novation and Modification Agreement, between the Company and Henry P. and Marina C. Wright, dated July 15, 1988, Amending Agreement incorporated as Exhibit 10.5	(i)
10.7	Tenancy in Common Agreement, between the Company and Henry P. and Marina C. Wright, dated July 15, 1988	(i)
10.8	Vineyard Lease, between the Company and Henry P. and Marina C. Wright, dated July 15, 1988	(i)
10.9	1988 Qualified Profit-Sharing Plan, approved May 21, 1988	(ii)
10.11	Amendment No. 2 to Qualified Profit Sharing Plan, incorporated as Exhibit 10.9, dated February 7, 1990	(iii)
10.12	Profit Sharing Trust Agreement	(i)
10.13	Easement Agreement between the Company and Stonewall Canyon Ranches, dated August 19, 1988	(i)
10.14	1987 Stock Option Plan, as amended effective May 16, 1991	(iv)
10.15	1988 Non-Discretionary Stock Option Plan, as amended effective May 16, 1991	(iv)
10.16	Employee Stock Purchase Plan, as amended effective May 16, 1991	(iv)
10.17	Amendment/ Extension of Employee Stock Purchase Plan, effective July 13, 1993.	(v)
10.18	Agreement of Joint Venture, between the Company and Canoe Ridge Vineyard, Incorporated [CRVI], dated December 31, 1990	(vi)

(i)	Incorporated by reference to Exhibit Nos. 10.22, 10.20 and 10.21, respectively, to the Company’s Annual Report on Form 10-K for the year ended December 31, 1988, dated March 11, 1989.

(ii)	Incorporated by reference to Exhibit Nos. 10.16, 10.17 and 10.24, respectively, to the Company’s Annual Report on Form 10-K for the year ended December 31, 1988, dated March 11, 1989.

(iii)	Incorporated by reference to Exhibit Nos. 10.17 and 10.18, respectively, to the Company’s Annual Report on Form 10-K for the year ended December 31, 1989, dated March 27, 1990.

(iv)	Incorporated by reference to Exhibit Nos. 10.23, 10.24 and 10.25, respectively, to the Company’s Annual Report on Form 10-K for the year ended December 31, 1991, dated March 25, 1992.

(v)	Incorporated by reference to Exhibit Nos. 10.22 and 10.29, respectively, to the Company’s Annual Report on Form 10-K for the year ended December 31, 1993, dated March 26, 1994.

(vi)	Incorporated by reference to Exhibit No. 10.27 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1990, dated March 26, 1991.

Exhibit
Number	Exhibit Description

10.19	Credit Agreement between the Company and Wells Fargo Bank, dated July 20, 1992	(i)
10.20	Industrial Real Estate Lease, dated February 19, 1993	(i)
10.21	First Amendment to Credit Agreement between the Company and Wells Fargo Bank incorporated as Exhibit 10.19, dated March 18, 1993	(i)
10.22	First Amendment to Industrial Real Estate Lease incorporated as Exhibit 10.20, dated December 8, 1993	(ii)
10.23	Credit Agreement between the Company and Wells Fargo Bank, dated August 30, 1993.	(iii)
10.24	First Amendment to Credit Agreement between the Company and Wells Fargo Bank, attached as Exhibit 10.22, dated March 24, 1994	(iii)
10.25	Credit Agreement between the Company and Wells Fargo Bank, dated July 29, 1994.	(iii)
10.26	Canoe Ridge Winery, Inc., Shareholders’ Agreement, among the Company and designated Washington State investors, dated November 30, 1994	(iii)
10.27	Amendment to Employee Stock Purchase Plan, effective January 1, 1995.	(iii)
10.28	Omnibus Agreement between the Company, DBR, and Summus Financial, dated August 22, 1995	(iv)
10.29	Credit Agreement between the Company and Wells Fargo Bank, dated December 29, 1995	(v)

(i)	Incorporated by reference to Exhibit Nos. 10.24 through 10.27, respectively, to the Company’s Annual Report On Form 10-K for the year ended December 31, 1992, dated March 29, 1993.

(ii)	Incorporated by reference to Exhibit Nos. 10.22 and 10.29, respectively, to the Company’s Annual Report On Form 10-K for the year ended December 31, 1993, dated March 26, 1994.

(iii)	Incorporated by reference to Exhibit Nos. 10.23 through 10.27, respectively, to the Company’s Annual Report On Form 10-K for the year ended December 31, 1994, dated March 27, 1995.

(iv)	Incorporated by reference to Appendix I to the Company’s Proxy Statement for a Special Meeting of Shareholders, Filed October 25, 1995.

(v)	Incorporated by reference to Exhibit No. 10.21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1995.

Exhibit
Number	Exhibit Description

10.30	Credit Agreement between Edna Valley Vineyard and Wells Fargo Bank, dated July 31, 1995	(i)
10.31	Purchase Agreement between the Company, Richard H. Graff, Trustee, Graff 1993 Trust dated June 10, 1993, a trust and Richard H. Graff an individual, dated July 1, 1996	(i)
10.32	Promissory Note between the Company and Richard H. Graff, dated July 1, 1996	(i)
10.33	Secured Purchase Money Promissory Note between the Company and Richard H. Graff, Trustee, Graff 1993 Trust, dated July 1, 1996	(i)
10.34	Residential Lease between the Company and Richard H. Graff, dated July 1, 1996	(i)
10.35	Consulting and Non-Competition Agreement between the Company and Richard H. Graff, date July 1, 1996	(i)
10.36	Credit Agreement between the Canoe Ridge Vineyard, LLC, and Wells Fargo Bank, dated August 15, 1996	(i)
10.37	Credit Agreement between the Company and Wells Fargo Bank, dated September 25, 1996	(i)
10.38	Amendment to Joint Venture Agreement of Edna Valley Vineyard between Paragon Vineyard Co., Inc., and the Company, dated December 23, 1996	(i)
10.39	Credit Agreement between the Company and Wells Fargo Bank, dated July 30, 1997	(ii)
10.40	Credit Agreement between Edna Valley Vineyard and Wells Fargo Bank, dated July 30, 1997	(ii)
10.41	Credit Agreement between Canoe Ridge Vineyard, LLC, and Wells Fargo Bank, dated July 30, 1997	(ii)
10.42	First Amendment to Credit Agreement between the Company and Wells Fargo Bank incorporated as Exhibit 10.39, dated January 5, 1998	(ii)
10.43	Second Amendment to Credit Agreement between the Company and Wells Fargo Bank incorporated as Exhibit 10.39, dated June 9, 1998	(ii)

(i)	Incorporated by reference to Exhibit nos. 10.30 through 10.38, respectively, to the Company’s Annual Report on Form 10-K for the year ended December 31, 1996.

(ii)	Incorporated by reference to Exhibit nos. 10.39 through 10.45, respectively, to the Company’s Annual Report on Form 10-K for the year ended March 31, 1998.

Exhibit
Number	Exhibit Description

10.44	First Amendment to Credit Agreement between Edna Valley Vineyard and Wells Fargo Bank incorporated as Exhibit 10.40, dated June 9, 1998	(i)
10.45	First Amendment to Credit Agreement between Canoe Ridge Vineyard, LLC and Wells Fargo Bank incorporated as Exhibit 10.41, dated June 9, 1998	(i)
10.46	Lease-Purchase Agreement between the Company and Frances Goodwin, Trustee of Lois Martinez Trust, dated December 30, 1999	(ii)
10.47	Credit Agreement by and between Cooperative Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland,” New York Branch and the Company, dated March 31, 1999	(ii)
10.48	Term Loan Promissory Note between Cooperative Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland,” New York Branch and the Company, dated March 31, 1999	(ii)
10.49	Revolving Loan Promissory Note between Cooperative Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland,” New York Branch and the Company, dated March 31, 1999	(ii)
10.50	Purchase Agreement among Peter Ansdell, SHW Equity Co., and the Company, and SHW Equity Co., dated June 15, 1999	(ii)
10.51	Senior unsecured notes (series A,B,C) between Agstar Financial Services, Farm Credit Services of America and the Company, dated September 15, 2000	(iii)
10.51	Amendment to agreement between Agstar Financial Services, Farm Credit Services of America and the Company dated February, 2001	(iv)
10.52	Revolving Loan Promissory Note renewal between Cooperative Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland,” New York Branch and the Company, dated March 31, 2001	(v)
10.53	Credit Agreement between Cooperative Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank International,” New York Branch and the Company, dated April 19, 2002

(i)	Incorporated by reference to Exhibit Nos. 10.39 through 10.45, respectively, to the Company’s Annual Report on Form 10-K for the year ended March 31, 1998.

(ii)	Incorporated by reference to Exhibit Nos. 10.46 through 10.50, respectively, to the Company’s Annual Report on Form 10-K for the year ended March 31, 1999.

(iii)	Incorporated by reference to Exhibit Nos. 10.23 through 10.27, respectively, to the Company’s Annual Report on Form 10-K for the year ended December 31, 1994, dated March 27, 1995.

(iv)	Incorporated by reference to Appendix I to the Company’s Proxy Statement for a Special Meeting of Shareholders, Filed October 25, 1995.

(v)	Incorporated by reference to Exhibit No. 10.21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1995.

Exhibit
Number	Exhibit Description

10.55	Amended and Restated Note Purchase Agreement between Agstar Financial Services, Farm Credit Services of America and the Company, dated April 19, 2002
10.56	Second Amendment to Joint Venture Agreement of Edna Valley Vineyard between Paragon Vineyard Co., and the Company, dated June 2002
10.57	Second Amended and Restated Grape Purchase Agreement between Paragon Vineyard Co., and Edna Valley Vineyard, dated June 2002
10.58	First Amendment to Credit Agreement and Consent between Cooperative Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank International,” New York Branch and the Company, dated August 2002
10.59	First Amendment and Consent to Amended and Restated Note Purchase Agreement between the Company and AgStar Financial Services and Farm Credit Services of America, dated August 23, 2002
10.60	Convertible Note Purchase Agreement between the Company and SFI Intermediate Limited and Les Domaines Baron de Rothchild (Lafite), dated August 21, 2002
10.61	Convertible Subordinated Promissory Note between the Company and Les Domaines Baron, de Rothchild (Lafite), dated August 21, 2002
10.62	Subordination Agreement between Les Domaines Baron de Rothchild (Lafite) and each of the Senior Lenders, dated August 21, 2002
10.63	Convertible Subordinated Promissory Note between the Company and SFI Intermediate Limited, dated August 2002
10.64	Subordination Agreement between SFI Intermediate Limited and each of the Senior Lenders, dated August 21, 2002
10.65	Registration Rights Agreement between the Company and SFI Intermediate Limited and Les Domaines Baron de Rothchild (Lafite), dated August 21, 2002
23	Consent of Deloitte & Touche LLP to incorporation by reference, dated March 29, 2002
23.1	Consent of Moss Adams LLP to incorporation by reference, dated March 27, 2002
23.2	Consent of Deloitte & Touche LLP to incorporation by reference, dated March 31, 2003
23.3	Consent of Moss Adams LLP to incorporation by reference, dated March 27, 2003
23.4	Consent of Moss Adams LLP to incorporation by reference, dated March 29, 2004
31.1	Certification of Chief Executive Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2	Certification of Chief Financial Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1	Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
32.2	Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

SIGNATURES

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE CHALONE WINE GROUP, LTD.

By	/s/ THOMAS B. SELFRIDGE

Thomas B. Selfridge
Chief Executive Officer
(Principal Executive Officer)

By	/s/ SHAWN M. CONROY BLOM

Shawn Conroy Blom
Vice President of Finance and
Chief Financial Officer

Dated: March 30, 2004

      Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

/s/ THOMAS B. SELFRIDGE Thomas B. Selfridge	Director	March 30, 2004

/s/ CHRISTOPHE SALIN Christophe Salin	Chairman	March 30, 2004

/s/ JOHN M. DIEFENBACH John M. Diefenbach	Director	March 30, 2004

/s/ MARCEL GANI Marcel Gani	Director	March 30, 2004

/s/ MARK A. HOJEL Mark A. Hojel	Director	March 30, 2004

/s/ YVES-ANDRÉ ISTEL Yves-André Istel	Director	March 30, 2004

/s/ C. RICHARD KRAMLICH C. Richard Kramlich	Director	March 30, 2004

/s/ GEORGE E. MYERS George E. Myers	Director	March 30, 2004

/s/ JAMES H. NIVEN James H. Niven	Director	March 30, 2004

/s/ PHILLIP M. PLANT Phillip M. Plant	Director	March 30, 2004

/s/ ERIC DE ROTHSCHILD Eric de Rothschild	Director	March 30, 2004

THE CHALONE WINE GROUP, LTD.

DIRECTORS, OFFICERS & WINERY LOCATIONS

BOARD OF DIRECTORS

Christophe Salin, Chairman

Thomas B. Selfridge, President & Chief Executive Officer
John M. Diefenbach
Marcel Gani
Mark A. Hojel
Yves-André Istel
C. Richard Kramlich
George E. Myers
James H. Niven
Phillip M. Plant
Eric de Rothschild

OFFICERS

Christophe Salin, Chairman

Thomas B. Selfridge, President & Chief Executive Officer
Shawn M. Conroy Blom, Vice President of Finance and Chief Financial Officer, Corporate Secretary
Robert B. Farver, Vice President of Sales and Distribution
Alan S. Drage, Vice President of Human Resources

ACACIA VINEYARD

2750 Las Amigas Road, Napa, California 94559

707.226.9991
www.acaciavineyard.com

CANOE RIDGE VINEYARD

1102 W. Cherry Street, Walla Walla, Washington 99362

509.527.0885
www.canoeridgevineyard.com

MOON MOUNTAIN VINEYARD

1700 Moon Mountain Drive, Sonoma, California 95476

707.996.5870

CHALONE VINEYARD

Stonewall Canyon Road & Highway 146, Soledad, California 93960

831.678.1717
www.chalonevineyard.com

ECHELON VINEYARDS

2425 Mission Street, San Miguel, California 93401

707.254.4200
www.echelonvineyards.com

EDNA VALLEY VINEYARD

2585 Biddle Ranch Road, San Luis Obispo, California 93401

805.544.5855
www.endavalley.com

JADE MOUNTAIN

621 Airpark Road, California 94558

707.254.4200
www.jademountainvineyard.com

SAGELANDS VINEYARD

71 Gangl Road, Wapato, Washington 98951

509.877.2112
www.sagelandsvineyard.com

PROVENANCE VINEYARDS

1695 St. Helena Highway, Rutherford, California 94573

707.968.3633
www.provenancevineyards.com

HEWITT VINEYARD

1695 St. Helena Highway, Rutherford, California 94573

707.968.3633

CORPORATE OFFICE

621 Airpark Road, Napa, California 94558-6272

707.254.4200
www.chalonewinegroup.com

WOODWARD/ GRAFF WINE FOUNDATION

27 E. Napa St., Suite S, The Red Barn, Sonoma, California 95476

www.woodward-graffwinefoundation.org

COMMON STOCK

Chalone Wine Group, Ltd.

Common stock is currently traded over-the-counter in the NASDAQ
National Market System, under the symbol “CHLN.”

STOCK TRANSFER AGENT

EquiServe Trust Company, N.A.

c/o Equiserve, Inc.
P.O. Box 43023
Providence, RI 02940-3023

Shareholder Inquiries — Tel. No. 781-575-3120

Internet Address: http://www.equiserve.com

INDEPENDENT AUDITORS

Moss Adams LLP

Santa Rosa, California

LEGAL COUNSEL

Farella Braun + Martel, LLP

San Francisco, California

ANNUAL MEETING

The Annual Meeting of Shareholders will be held on May 28, 2004, at 2:00 p.m. at Chalone Wine Group’s Corporate Office, 621 Airpark Road, Napa, California.

ANNUAL REPORT (FORM 10-K)

A copy of the Company’s Annual Report, Form 10-K for the year ended December 31, 2003 is filed with the Securities & Exchange Commission and is available to shareholders by written request to:

Chalone Wine Group
Attn: Investor Relations
621 Airpark Road
Napa, California 94558-6272

Exhibit 31.1

CHALONE WINE GROUP, LTD.

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Shawn M. Conroy Blom, Chief Financial Officer of Chalone Wine Group, certify that:

1. I have reviewed this Form 10-K for the fiscal year ended December 31, 2003 of The Chalone Wine Group;

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(c) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

THE CHALONE WINE GROUP, LTD.
(Registrant)

/s/ SHAWN M. CONROY BLOM

Shawn M. Conroy Blom
Vice President and Chief Financial Officer

Dated: March 30, 2004

Exhibit 31.2

CHALONE WINE GROUP, LTD.

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

      I, Thomas B. Selfridge, President and Chief Executive Officer of Chalone Wine Group, certify that:

5. I have reviewed this Form 10-K for the fiscal year ended December 31, 2003 of The Chalone Wine Group;

6. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

7. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

8. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

(d) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(e) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(f) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

6. The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(c) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(d) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

THE CHALONE WINE GROUP, LTD.
(Registrant)

/s/ THOMAS B. SELFRIDGE

Thomas B. Selfridge
President and Chief Executive Officer

Dated: March 30, 2004

Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906,

OF THE SARBANES-OXLEY ACT OF 2002

      Thomas B. Selfridge, President and Chief Executive Officer of the Chalone Wine Group (the “Company”), hereby certifies to the best of his knowledge:

(1) The Annual Report on Form 10-K for the fiscal year ended December 31, 2003 of the Company (the “Report) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

      The foregoing certification is being furnished pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.

/s/ THOMAS B. SELFRIDGE

Thomas B. Selfridge
President and Chief Executive Officer

March 30, 2004

      A signed copy of the written statement required by section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Exhibit 32.2

CERTIFICATION PURSUANT TO SECTION 906,

OF THE SARBANES-OXLEY ACT OF 2002

      Shawn M. Conroy Blom, Chief Financial Officer of the Chalone Wine Group (the “Company”), hereby certifies to the best of her knowledge:

(3) The Annual Report on Form 10-K for the fiscal year ended December 31, 2003 of the Company (the “Report) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(4) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

      The foregoing certification is being furnished pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.

/s/ SHAWN M. CONROY BLOM

Shawn M. Conroy Blom
Vice President and Chief Financial Officer

March 30, 2004

      A signed copy of the written statement required by section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

ANNEX G

INFORMATION RELATING TO THE DIRECTORS, EXECUTIVE OFFICERS AND OTHER CONTROL PERSONS OF THE CHALONE WINE GROUP, LTD., DOMAINES BARONS DE ROTHSCHILD (LAFITE) SCA, TRIPLE WINES, INC., CONSTELLATION BRANDS, INC. AND HUNEEEUS VINTNERS, LLC.

I.     The Chalone Wine Group, Ltd.

      The name and position and the principal occupation or employment, business address and material occupations, positions, offices or employment for the past five years, of each director and executive officer of The Chalone Wine Group are set forth below. The business address of each director and executive officer of The Chalone Wine Group is 621 Airport Road, Napa, California 94558. The business telephone number of each director and executive officer is (707) 254-4200.

      See page 77 to the proxy statement.

II.     Domaines Barons De Rothschild (Lafite) SCA

      The name and position and the principal occupation or employment, business address and material occupations, positions, offices or employment for the past five years, of each control person of Domaines Barons de Rothschild (Lafite) SCA are set forth below. The business address of each director and executive officer of Domaines Barons de Rothschild (Lafite) SCA is 33 rue de la Baume 75008 Paris, France. The business telephone number of each director and executive officer is +33-1-53-89-78-00.

      Eric de Rothschild serves as a Director of the Company. Mr. de Rothschild is also general partner of Bero, a holding company whose principal executive offices are located at 17, avenue Matignon, 75008 Paris, France. He is also a managing partner of Château Lafite, whose principal executive offices are located at 33, rue de la Baume, 75008 Paris, France and whose principal business is the production and marketing of wine. Additionally, Mr. de Rothschild is the current Chairman of Paris-Orleans, a holding company, whose executive offices are located at 50, Avenue des Champs Elysees, 78008 Paris, France. Mr. de Rothschild is a citizen of France.

      Christophe Salin serves as managing director of DBR whose executive offices are located at 33, rue de la Baume, 75008 Paris, France and whose principal business is the production and marketing of wine. Since August, 2001, Mr. Salin has been the Chairman of the Board of The Chalone Wine Group whose principal executive offices are located at 621 Airpark Road, Napa, California 94558 and whose principal business is the production and marketing of wine. Mr. Salin is a citizen of France.

      La Viticole Participations SCA, or LVP, is the general partner and a managing partner of DBR, owning 0.2% of the equity of DBR. LVP is owned 54.9% by Société Civile Château Lafite Rothschild, or Château Lafite, which is controlled by its general partner Bero S.C.A., or Bero, which is controlled by its managing partner Eric de Rothschild. LVP’s business address is 33, rue de la Baume, 75008 Paris, France, and its telephone number there is +33-1-53-89-78-00. Bero’s business address is 17, avenue Matignon, 75008 Paris, France, and its telephone number there is +33-1-40-74-40-74.

      Château Lafite owns directly and indirectly 49.98% of DBR. Château Lafite is controlled by its general partner Bero which is controlled by its managing partner Eric de Rothschild. Château Lafite’s business address is 33, rue de la Baume, 75008 Paris, France, and its telephone number there is +33-1-53-89-78-00.

      Eric de Rothschild controls, directly and indirectly LVP, Château Lafite and Bero. His business address is 17, avenue Matignon, 75008 Paris, France, and his telephone number there is +33-1-40-74-40-74.

      In addition to LVP, the other managing partner of DBR is Christophe Salin. His business address is 33, rue de la Baume, 75008 Paris, France, and his telephone number there is +33-1-53-89-78-00.

      LVP is a société en commandite par actions, organized and existing under the laws of France. LVP is a holding company for the interest of Château Lafite in DBR. Its principal executive offices are located at 33, rue de la Baume, 75008 Paris, France and its telephone number there is +33-1-53-89-78-00.

      Bero is a société en commandite par actions, organized and existing under the laws of France. Bero is a holding company for Eric de Rothschild’s interest in Château Lafite, LVP and DBR. Its principal executive offices are located at 17, avenue Matignon, 75008 Paris, France, and its telephone number there is +33-1-40-74-40-74.

      Château Lafite is a société civile, organized and existing under the laws of France. Château Lafite is primarily engaged in the business of the making and marketing of wine. Its principal executive offices are located at 33, rue de la Baume, 75008 Paris, France, and its telephone number there is +33-1-53-89-78-00.

III.     Directors and Executive Officers of Triple Wines, Inc.

      The name and position and the principal occupation or employment, business address and material occupations, positions, offices or employment for the past five years, of each director and executive officer of Triple Wines, Inc. are set forth below. The business address of each director and executive officer of Triple Wines, Inc. is 33 rue de la Baume 75008 Paris, France. The business telephone number of each director and executive officer is +33-1-53-89-78-00.

      Emmanuel Roth serves as chief financial officer and secretary of Triple Wines, Inc. Since January 2003, Mr. Roth has been the chief financial officer of DBR, whose executive offices are located at 33, rue de la Baume, 75008 Paris, France and whose principal business is the production and marketing of wine. Prior to January 2003, Mr. Roth was a Managing Director with Rothschild & Cie Banque. Mr. Roth is a citizen of France. Mr. Christophe Salin is the president of Triple Wines, Inc.

IV.     Constellation Brands, Inc.

      The name and position and the principal occupation or employment, business address and material occupations, positions, offices or employment for the past five years, of each director and executive officer of Constellation Brands, Inc. are set forth below. The business address of each director and executive officer of Constellation Brands, Inc. is 370 Woodcliff Drive, Suite 300, Fairport, New York 14450. The business telephone number of each director and executive officer is (585) 218-3600.

      Richard Sands is the Chairman of the Board of Directors and Chief Executive Officer of Constellation. Mr. Sands has been employed by Constellation in various capacities since 1979. He was elected Chief Executive Officer in October 1993 and has served as a Director since 1982. In September 1999, Mr. Sands was elected Chairman of the Board. He served as Executive Vice President from 1982 to May 1986, as President from May 1986 to December 2002 and as Chief Operating Officer from May 1986 to October 1993. Mr. Sands is a citizen of the United States of America.

      Robert Sands is a Director, President and Chief Operating Officer of Constellation. Mr. Sands was appointed to the position of President and Chief Operating Officer in December 2002 and has served as Director since January 1990. He also served as Group President from April 2000 to December 2002, as Chief Executive Officer, International from December 1998 through April 2000, as Executive Vice President from October 1993 through April 2000, as General Counsel from June 1986 to May 2000, and as Vice President from June 1990 through October 1993. Mr. Sands is a citizen of the United States of America.

      George Bresler serves as Director of Constellation. Mr. Bresler has been engaged in the practice of law since 1957. During the past two years, Mr. Bresler became senior counsel of the law firm of Kurzman Eisenberg Corbin Lever & Goodman, LLP whose executive offices are located at 521 Fifth Avenue, 28th Floor, New York, New York. Prior to that time, since 1992, he was a partner of that firm and its predecessor firms, in New York, New York. Mr. Bresler is a citizen of the United States of America.

      Jeananne K. Hauswald serves as Director of Constellation. Ms. Hauswald has been a managing partner of Solo Management Group, LLC, a corporate finance and investment management consulting company whose principal executive offices are located at 188 East 78th Street, New York, New York, since September 1998. Ms. Hauswald is also a Director of Thomas & Betts Corporation whose principal executive offices are located at 8155 T&B Boulevard, Memphis, Tennessee. Ms. Hauswald is a citizen of the United States of America.

      James A. Locke III serves as Director of Constellation. Mr. Locke has been engaged in the practice of business and corporate law since 1971. He has been a partner in the law firm of Nixon Peabody LLP whose office is located at One Clinton Square, Rochester, New York, and its predecessor firm since 1996. Mr. Locke is a citizen of the United States of America.

      Thomas C. McDermott serves as Director of Constellation. Mr. McDermott has been Chairman of GPM Associates, LLP (formerly, Forbes Products, LLC), a custom vinyl business products company whose principal executive offices are located at 45 High Tech Drive, Rush, New York, since January 1998. Mr. McDermott is a citizen of the United States of America.

      Paul L. Smith serves as Director of Constellation. Mr. Smith retired from Eastman Kodak Company in 1993 after working there for thirty-five years. Mr. Smith is also a Director of Home Properties, Inc. whose principal executive offices are located at 850 Clinton Square, Rochester, New York. Mr. Smith is a citizen of the United States of America.

      Alexander L. Berk is the Chief Executive Officer of Constellation Beers and Spirits and the President and Chief Executive Officer of Barton Incorporated whose principal executive offices are located at 55 East Monroe Street, Suite 2600, Chicago, Illinois. Mr. Berk became the Chief Executive Officer of Barton Incorporated in March 1998. Mr. Berk is a citizen of the United States of America.

      F. Paul Hetterich is the Executive Vice President, Business Development and Corporate Strategy of Constellation whose principal executive offices are located at 370 Woodcliff Drive, Suite 300, Fairport, NY. Prior to undertaking his current role in June 2003, from April 2001 to June 2003, Mr. Hetterich served as Constellation’s Senior Vice President, Corporate Development. Prior to that, Mr. Hetterich held several increasingly senior positions in Constellation’s marketing and business development groups. Mr. Hetterich has been with Constellation since 1986. Mr. Hetterich is a citizen of the United States of America.

      Stephen B. Millar is the Chief Executive Officer of Constellation Wines which has business offices located at Reynell Road, Reynella SA, Australia. He has held this position since the closing of Constellation’s acquisition of BRL Hardy Limited (“Hardy”) in April 2003. Prior to Constellation’s acquisition of Hardy, Mr. Millar was Hardy’s Managing Director and had held this position since 1991. Mr. Millar is a citizen of Australia.

      Thomas J. Mullin has been the Executive Vice President and General Counsel of Constellation, since May 2000. Prior to joining Constellation, from March 2000 to May 2000 Mr. Mullin served as President and Chief Executive Officer of TD Waterhouse Bank, NA, a national banking association whose principal executive offices are located at 100 Wall Street, New York, New York. From March 1997 through February 2000, Mr. Mullin held various senior executive positions with CT Financial Services, Inc. and certain of its affiliated companies. CT Financial Services, Inc., a financial holding company, had principal executive offices located at Canada Trust Tower, BCE Place, 161 Bay Street, Toronto, Ontario, Canada. Mr. Mullin is a citizen of the United States of America.

      Thomas S. Summer is the Executive Vice President and Chief Financial Officer of Constellation. Mr. Summer joined Constellation in April 1997 as Senior Vice President and Chief Financial Officer and in April 2000 was elected Executive Vice President. Mr. Summer is a Director of Wilson Greatbatch Technologies Inc. whose principal offices are located at 9645 Wehrle Drive, Clarence, New York and he is also a Director of Home Properties, Inc. whose principal executive offices are located at 850 Clinton Square, Rochester, New York. Mr. Summer is a citizen of the United States of America.

      W. Keith Wilson is the Executive Vice President and Chief Human Resources Officer of Constellation. Mr. Wilson joined Constellation in January 2002 as Senior Vice President, Human Resources, and in September 2002, he was elected Chief Human Resources Officer and in April 2003 he was elected Executive Vice President. From 1999 to 2001, Mr. Wilson served as Senior Vice President, Global Human Resources of

Xerox Engineering Systems, a subsidiary of Xerox Corporation. Xerox Engineering Services has offices located at Rochester, New York that engineers, manufactures and sells hi-tech reprographics equipment and software worldwide. Mr. Wilson is a citizen of the United States of America.

IV.     Directors and Executive Officers of Huneeus Vintners LLC.

      The name and position and the principal occupation or employment, business address and material occupations, positions, offices or employment for the past five years, of each control person of Huneeus Vintners LLC are set forth below. The business address of each director and executive officer of Huneeus Vintners LLC. is 1601 Silverado Trail, Napa, California 94574. The business telephone number of each director and executive officer is (707) 967-1601.

      Agustin Francisco Huneeus is a member of Huneeus Vintners. Additionally, Agustin Francisco Huneeus served as Chief Executive Officer of Franciscan Vineyards, Inc., whose principal business is the management and operation of vineyards, as well as the production and distribution of premium wines from May 2000 until December 2003. Prior to May 2000, Mr. Huneeus served as a Vice President, Sales and Marketing of Franciscan Vineyards, Inc. Franciscan Vineyards, Inc.’s principal executive offices are located at 801 Main Street, St. Helena, California 94574. Mr. Huneeus is a citizen of the United States of America.

      During the last five years, none of the above persons has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or has been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining further violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

ANNEX H

PROMISSORY NOTE

$

                    , California
                    , 2004

      FOR VALUE RECEIVED, TRIPLE WINES, INC., a Delaware corporation (the “Debtor”), hereby promises to pay to the order of TRIPLE WINES, LLC, a Delaware limited liability company (the “Holder”), ON DEMAND, the principal sum of                      Dollars ($          ), together with interest on the unpaid principal amount hereof from the first business day following the date of this Note to the date of repayment in full at a rate equal to 1 1/2% plus the rate from time to time publicly announced by Citibank N.A. at its principal office in New York City as its prime lending rate for domestic commercial loans. All payments shall be made to Holder at                                         , or at such other place as the Holder may from time to time designate. As used herein, a “business day” means any day on which banking institutions are not authorized or obligated by law to close in either New York City or Paris, France.

      This Note may be prepaid at any time, in whole or in part, at the option of the Debtor. Any prepayment shall be made together with all interest accrued but unpaid through the date of prepayment but without penalty.

      If the Debtor shall make an assignment for the benefit of creditors, or a meeting of creditors is convened or a committee of creditors is appointed, or any petition or proceeding for any relief under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, liquidation or dissolution law or statute now or hereinafter in effect (whether at law or in equity) is filed or commenced by or against the Debtor or any property of the Debtor, or any trustee or receiver is appointed for the Debtor or his property, and such petition or proceeding, if filed or commenced against the Debtor or his property, is not terminated within 5 days, the maturity of the unpaid balance of this Note shall be accelerated and the same, together with all accrued interest, shall become immediately due and payable without notice or demand.

      The Debtor waives diligence, demand (other than demand for payment of the principal balance hereof pursuant to the first paragraph of this Note), presentment, protest and notice of any kind, and assents to extensions of the time of payment, release, surrender or substitution of security, or forbearance or other indulgence, without notice.

      This Note may not be modified or terminated orally.

      In the event the Holder institutes any action to enforce collection of this Note, the Debtor agrees to pay, in addition to unpaid principal and interest, all the costs and expenses incurred in attempting or effecting collection hereunder, including reasonable attorney’s fees, whether or not suit is instituted.

      THE DEBTOR HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT AGAINST THE DEBTOR ON ANY MATTER WHATSOEVER ARISING OUT OF OR RELATING TO THIS NOTE.

H-1

      This Note shall be governed by the laws of the State of California applicable to agreements made and to be performed in that State.

TRIPLE WINES, INC.

By:

Name:

Title:

H-2

SPECIAL MEETING OF SHAREHOLDERS

PROXY OF THE CHALONE WINE GROUP, LTD.
                  , 200[    ]

    This proxy is being solicited by the board of directors of The Chalone Wine Group, LTD.

    The undersigned, having read the Notice of Special Meeting of Shareholders and the Proxy Statement dated [                  ], 200[ ], receipt of which are hereby acknowledged, hereby appoint(s) C. Richard Kramlich, Phillip M. Plant and Marcel Gani, and each of them, with full power and authority to act without the other and with full power of substitution and resubstitution, as proxies to represent and vote, as directed herein, all shares the undersigned is entitled to vote at the special meeting of shareholders of The Chalone Wine Group, Ltd. to be held at Chalone’s executive offices, which are located at 621 Airpark Road, Napa, California 94558-6272, on [                  ],[                  ], 200[ ] at [         ] a.m., local time, and all adjournments or postponements thereof.

    You are encouraged to exercise your vote by marking the appropriate box underneath the resolution below. Unless otherwise marked, the proxies are appointed with the power and authority to vote the undersigned’s shares “FOR” each of the proposals. Please complete your voting selection, date, sign and mail your proxy card in the envelope provided as soon as possible.

    The Board of Directors recommends a vote FOR:

1.	Approval and adoption of the Agreement and Plan of Merger, dated as of October 30, 2004, by and among The Chalone Wine Group, Ltd., a California corporation, Domaines Barons de Rothschild (Lafite), a société en commandite par actions organized under the laws of France, and Triple Wines, Inc., a California corporation and a wholly-owned subsidiary of Domaines Barons de Rothschild (Lafite), and approval of the merger contemplated thereby.

FOR ☐    AGAINST ☐    ABSTAIN ☐

(continued, and to be signed and dated, on reverse side)

     IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ALL ADJOURNMENTS OR POSTPONEMENTS THEREOF.

NAME(S):

DATE:

NOTE:	Please sign your name exactly as it appears on your stock certificate(s). Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, partnership or other entity, please have an authorized signatory sign in full.